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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

As Filed with the Securities and Exchange Commission on July 29, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MXENERGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4924 (Primary Standard Industrial Classification Code Number)	20-2930908 (I.R.S. Employer Identification Number)

595 Summer Street, Suite 300
Stamford, CT 06901
(203) 356-1318
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

JEFFREY MAYER
President and Chief Executive Officer
595 Summer Street, Suite 300
Stamford, CT 06901
(203) 356-1318
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)	Copies to: THOMAS KRUGER, ESQ. MICHAEL CHERNICK, ESQ. Paul, Hastings, Janofsky & Walker LLP 75 E. 55th Street New York, NY 10022 (212) 318-6000

          Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number on the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

          This address, including zip code and telephone number, including area code, of the principal offices of the additional registrants listed above is: 595 Summer Street, Suite 300, Stamford, CT 06901 and the telephone number at that address is (203) 356-1318.

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

13.25% Senior Subordinated Secured Notes due 2014	$67,741,000	100%	$67,741,000	$4,830

Guarantees of 13.25% Senior Subordinated Secured Notes due 2014(3)	—	—	—	—

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Calculated pursuant to Rule 457(f) under the Securities Act, as follows: .0000713 multiplied by the proposed maximum aggregate offering price.

(3)
The 13.25% Senior Subordinated Secured Notes due 2014 are guaranteed by the Additional Registrants on a senior basis. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is being repaid in respect of the guarantees. The guarantees are not being tradely separately.

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

MXENERGY HOLDINGS INC.
TABLE OF ADDITIONAL REGISTRANTS

NAME	STATE OF INCORPORATION/ FORMATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER	IRS EMPLOYER IDENTIFICATION NO.
MXenergy Capital Holdings Corp.	DE	4932	20-3288717
MXenergy Capital Corp.	DE	4932	20-3288797
MXenergy Gas Capital Holdings Corp.	DE	4924	20-3288871
MXenergy Electric Capital Holdings Corp.	DE	4911	20-3288943
MXenergy Gas Capital Corp.	DE	4924	20-3288904
MXenergy Electric Capital Corp.	DE	4911	20-3289101
MXenergy Inc.	DE	4924	06-1543530
MXenergy Electric Inc.	DE	4911	05-0572938
Online Choice Inc.	DE	7380	30-0146844
MXenergy Services Inc.	DE	9995	20-2931858
Infometer.com Inc.	DE	7380	06-1559733

        The address, including zip code and telephone number, including area code, of the principal offices of the additional registrants listed above is: 595 Summer Street, Suite 300, Stamford, CT 06901and the telephone number at that address is (203) 356-1318.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 29, 2010

Prospectus

$67,741,000
Offer to Exchange
13.25% Senior Subordinated Secured Notes due 2014,
which have been registered under the Securities Act of 1933, for any and all outstanding
13.25% Senior Subordinated Secured Notes due 2014,
which have not been registered under the Securities Act of 1933,
(CUSIP Numbers 62846X AD7, 62846X AE5 and U62432 AB2)

of
MXENERGY HOLDINGS INC.

        We are offering to exchange new 13.25% Senior Subordinated Secured Notes due 2014, for our currently outstanding 13.25% Senior Subordinated Secured Notes due 2014. The exchange notes are substantially identical to the applicable original notes, except that the exchange notes have been registered under the federal securities laws, are not subject to transfer restrictions and are not entitled to certain registration rights relating to such original notes. The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the same indenture as the original notes.

        The principal features of the exchange offer are as follows:

  •
  The exchange offer expires at 5:00 p.m., New York City time, on            , 2010, unless extended. We do not currently intend to extend the expiration date of the exchange offer.

  •
  The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

  •
  We will exchange all original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tendered original notes at any time prior to the expiration of the exchange offer.

  •
  We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

  •
  We will not receive any proceeds from the exchange offer. We will pay all expenses incurred by us in connection with the exchange offer and the issuance of the exchange notes.

        Broker-dealers who receive exchange notes in exchange for original notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such exchange notes. Broker-dealers who acquired exchange notes as a result of market-making or other trading activities may use this prospectus for the exchange offer, as supplemented or amended, in connection with resales of the exchange notes.

        See "Risk Factors" beginning on page 20 for a discussion of the risks that holders should consider prior to making a decision to exchange original notes for exchange notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2010.

Industry and Market Data

        In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Although we have no reason to believe that these sources are not reliable, we have not independently verified and do not guarantee the accuracy and completeness of this information.

Cautionary Note Regarding Forward-Looking Statements

        Some statements in this prospectus are known as "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in the prospectus that are not historical facts and may relate to, among other things:

  •
  future performance generally;

  •
  our business goals, strategy, plans, objectives and intentions;

  •
  our post-acquisition integration of acquired businesses;

  •
  expectations concerning future operations, margins, profitability, attrition, bad debts, expenses, interest rates, liquidity and capital resources; and

  •
  expectations regarding the effectiveness of our hedging practices and the performance of suppliers, pipelines and transmission companies, storage operators, independent system operators, financial hedge providers, banks providing working capital and other counterparties supplying, transporting, and storing physical commodity.

        When used in this prospectus, the words "may," "should," "expects," "anticipates," "intends," "plans," "believes," "seeks," "predicts," "estimates," "potential," "continue," "projected" and similar expressions are generally intended to identify forward-looking statements, although the absence of such a word does not mean that such statement is not a forward-looking statement.

        Forward-looking statements are subject to risks, uncertainties, and assumptions about us and our operations that are subject to change based on various important factors, some of which are beyond our control. The following factors, as well as the factors identified in "Risk Factors," among others, could cause our financial performance to differ significantly from the goals, plans, objectives, intentions and expectations expressed in our forward-looking statements:

  •
  failures in our risk management policies and hedging procedures;

  •
  shortfalls in marketing or unusual customer attrition that result in our purchases exceeding our supply commitments;

  •
  unavailability or lack of reliability in monthly settlement index prices;

  •
  changes in the forward prices of natural gas and electricity;

  •
  insufficient liquidity to properly implement our hedging strategy or manage commodity supply;

  •
  changes in weather patterns from historical norms that affect customer consumption patterns;

  •
  failure to collect imbalance receivables;

  •
  failure of our customers to pay their bills or our failure to maintain adequate billing and collection procedures;

  •
  failure of LDCs to pay amounts owed to us when due;

  •
  disruptions in local transportation and transmission facilities;

  •
  changes in regulations that affect our ability to use marketing channels;

  •
  changes in statutes or regulations that inhibit growth, increase commodity, operating or financing costs or otherwise impact our profitability;

  •
  investigations by any state utility commissions, state attorneys general or federal agencies that could result in fines, sanctions or damage to our reputation;

  •
  failure to properly manage our growth;

  •
  the loss of key members of management or failure to retain employees;

  •
  changes in general economic conditions;

  •
  competition from utilities and other marketers;

  •
  malfunctions in computer hardware or software or in database management systems or power systems, due to mechanical or human error, that result in billing errors or problems with collections, reconciliation, accounting or risk management;

  •
  natural disasters, including hurricanes; and

  •
  our reliance on energy infrastructure and transportation within the United States and Canada.

        Therefore, we caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus to conform these statements to actual results. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PROSPECTUS SUMMARY

        This summary highlights information appearing in other sections of this prospectus. The summary is not complete and may not contain all of the information you should consider prior to making a decision to exchange Original Notes for Exchange Notes. You should read this entire prospectus carefully, including the "Risk Factors" and the financial statements and related notes included elsewhere in this prospectus.

        References in this prospectus to "Holdings" refer to MXenergy Holdings Inc., a Delaware corporation. References to "Issuer" refer to Holdings and its subsidiary guarantors as the issuer of the Original Notes and the Exchange Notes. References to the "Company," "we," "us," "our," or similar terms refer to Holdings together with its consolidated subsidiaries.

        References in this prospectus to "customers" refer to individual accounts served by us. An individual or business with multiple accounts will be counted multiple times in our tabulation of customers. An individual or business may be counted as a single customer despite having multiple meters in a single location. Prospective customers that have initiated new service from us are not included in our customer portfolio until we have completed all required processing steps, including credit verification and sharing of appropriate information with the respective LDC. Customers that have initiated the process for termination of their service are included in our customer portfolio until the termination has been properly processed and coordinated with the LDC.

        The Company uses certain volumetric measures for purposes of analysis and commentary. References in this prospectus to "MMBtu" refer to a million British thermal units, a standard unit of heating equivalent measure for natural gas. A unit of heat equal to 1,000,000 Btus, or 1 MMBtu, is the thermal equivalent of approximately 1,000 cubic feet of natural gas. One billion cubic feet, or BCF, of gas is approximately 1,000,000 MMBtus.

        References to "MWhr" refer to megawatt hours, each representing 1 million watt hours or a thousand kilowatt hours, which is the amount of electric energy produced or consumed in a period of time.

        References to "RCEs" refer to residential customer equivalents, each of which represents a natural gas customer with a standard consumption of 100 MMBtus per year or an electricity customer with a standard consumption of 10 MWhrs per year. These quantities, which are used for convenience, represent the approximate amount of natural gas or power used by a typical household in some parts of the country.

 The Exchange Offer

        On September 22, 2009, we consummated a debt and equity restructuring (the "Restructuring"), which included various transactions. The Restructuring included a debt exchange transaction pursuant to which we issued $67,741,000 aggregate principal amount of 13.25% Senior Subordinated Secured Notes due 2014 (the "Original Notes"), which were not registered under the Securities Act. In connection with the debt exchange transaction, we entered into a registration rights agreement, dated as of September 22, 2009, with the purchasers of the Original Notes. In the registration rights agreement, we agreed to offer our new 13.25% Senior Subordinated Secured Notes due 2014 (the "Exchange Notes"), which will be registered under the Securities Act, in exchange for the Original Notes. The exchange offer is intended to satisfy our obligations under the registration rights agreement. We also agreed to deliver this prospectus to the holders of the Original Notes. In this prospectus, we refer to the Original Notes and the Exchange Notes collectively as the "Notes." You should read the discussions under the headings "Prospectus Summary—Summary Description of the Exchange Notes" and "Description of the Exchange Notes" for information regarding the Exchange Notes. Refer to Note 3 of the unaudited condensed consolidated financial statements for the three months and nine months ended March 31, 2010 and 2009 included herein for additional information regarding the Restructuring.

 Company Overview

        The Company was founded and incorporated in the state of Delaware in 1999. Headquartered in Stamford, Connecticut, we are an independent energy provider of retail natural gas and electric power to residential, commercial and industrial customers in deregulated markets in the United States (the "U.S.") and Canada. We are one of a number of retail energy marketers in the growing deregulated market. We currently serve natural gas and electricity customers located in 40 market areas across 14 states in the U.S. and in the provinces of Ontario and British Columbia in Canada.

        Our core business is the retail sale of natural gas and electricity to end-use customers in deregulated markets in the U.S. and Canada. Accordingly, our business is classified into two reportable business segments: natural gas and electricity. Through these business units, natural gas and electricity are generally sold at contracted prices based on usage by customers. We buy natural gas and electricity in the wholesale market in time and location specific, bulk or block quantities at fixed and indexed prices. Our customer base consists of residential, commercial and industrial customers.

        We sell natural gas and electricity at variable or market-based prices that, in most cases, change monthly or at fixed prices for a forward term that generally does not exceed two years. The natural gas and electricity sold is metered and delivered to customers by local distribution companies ("LDCs"), which are utilities that provide the distribution infrastructure to supply natural gas and electricity to our customers. Except in our Georgia natural gas and Texas electricity markets and for certain of our commercial and industrial customers, LDCs generally provide billing and collection services on our behalf for residential and small commercial customers. In the case of our Georgia and Texas retail markets, we bill and collect directly from customers the price of delivered commodity plus the charges associated with the local utility's distribution costs, the latter of which is remitted to such utility.

Summary of the Exchange Offer

        The exchange offer constitutes an offer to exchange up to $67,741,000 aggregate principal amount of the Exchange Notes for up to an equal aggregate principal amount of the Original Notes. The Exchange Notes will be obligations of MXenergy Holdings Inc. evidencing the same indebtedness as the Original Notes, and will be entitled to the benefit of the same indenture. The form and terms of the Exchange Notes are substantially the same as the form and terms of the Original Notes except that the Exchange Notes have been registered under the Securities Act and are not entitled to certain registration rights set forth in the registration rights agreement. See "Summary Description of the Exchange Notes" below.

The Exchange Offer	We are offering to exchange up to $67,741,000 aggregate principal amount of our new 13.25% Senior Subordinated Secured Notes due 2014 for up to $67,741,000 aggregate principal amount of our original 13.25% Senior Subordinated Secured Notes due 2014, which are currently outstanding. Original Notes may only be exchanged in $1,000 principal increments. In order to be exchanged, Original Notes must be properly tendered and accepted. All Original Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged.
Resales Without Further Registration

We believe that the Exchange Notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• you are acquiring the Exchange Notes issued in the exchange offer in the ordinary course of your business;

•       you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes issued to you in the exchange offer in violation of the provisions of the Securities Act; and

• you are not our "affiliate," as defined under Rule 405 of the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

The letter of transmittal states that, by so acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our reasonable best efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for a period of 90 days after the date of this prospectus for use in connection with any such resale. See "Plan of Distribution."

Expiration Date	5:00 p.m., New York City time, on , 2010, unless we extend the exchange offer (as may be extended, the "Expiration Date").
Accrued Interest on the Exchange Notes and Original Notes

The Exchange Notes will bear interest from February 1, 2010 or the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefore. Holders of Original Notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such Original Notes accrued to the date of issuance of the Exchange Notes.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions which we may waive. See "The Exchange Offer—Conditions."
Procedures for Tendering Original Notes

Each holder of Original Notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; or if the Original Notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent's message to the exchange agent at the address listed in this prospectus. You must mail or otherwise deliver the required documentation together with the Original Notes to the exchange agent.

Special Procedures for Beneficial Holders

If you beneficially own Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Notes in the exchange offer, you should contact such registered holder promptly and instruct them to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your Original Notes, either arrange to have your Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Withdrawal Rights	You may withdraw your tender of Original Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.
Failure to Exchange Will Affect You Adversely

If you are eligible to participate in the exchange offer and you do not tender your Original Notes, you will not have further exchange or registration rights and your Original Notes will continue to be subject to restrictions on transfer under the Securities Act. Accordingly, the liquidity of the Original Notes will be adversely affected.

Material United States Federal Income Tax Consequences

The exchange of Original Notes for the Exchange Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Consequences."

Exchange Agent and Information Agent

Global Bondholder Services Corporation is serving as exchange agent and the information agent in connection with the exchange offer. Deliveries by hand, registered, certified, first class or overnight mail should be addressed to 65 Broadway—Suite 404, New York, New York 10006. For information with respect to the exchange offer, contact the exchange agent at telephone number (866) 470-3700.

Trustee	Law Debenture Trust Company of New York (the "Trustee").
Use of Proceeds	We will not receive any proceeds from the exchange offer. See "Use of Proceeds."
Regulatory Approvals

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

Summary Description of the Exchange Notes

        The Exchange Notes will be and the Original Notes are governed by the indenture, dated as of September 22, 2009, entered into by Holdings, the guarantors and Law Debenture Trust Company of New York, as trustee. The following is a summary of certain terms of the indenture, the Exchange Notes, the security documents and the Intercreditor Agreement (as defined herein) and is qualified in its entirety by the more detailed information contained under the heading "Description of the Exchange Notes" included elsewhere in this prospectus.

Issuer	MXenergy Holdings Inc.
Exchange Notes Offered	The form and terms of the Exchange Notes will be the same as the form and terms of the Original Notes except that:
• the Exchange Notes will bear a different CUSIP number from the Original Notes;
• the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and
• you will not be entitled to any exchange or registration rights with respect to the Exchange Notes.

The Exchange Notes will evidence the same debt as the Original Notes. They will be entitled to the benefits of indenture and will be treated under the indenture as a single class with the Original Notes. We refer to the Exchange Notes and the Original Notes collectively as the "Notes" in this prospectus.

Maturity Date	August 1, 2014.
Interest Rate

Interest on the Exchange Notes will accrue at the rate of 13.25% per annum. Interest on the Exchange Notes will be paid in cash semiannually on February 1 and August 1 of each year, commencing on February 1, 2011.

Guarantors

All of our domestic subsidiaries or, to the extent provided in the indenture, thereafter acquired or created will fully and unconditionally guarantee the Exchange Notes on a joint and several senior subordinated secured basis.

Ranking	The Original Notes are and the Exchange Notes and the guarantees will be our and the guarantors' senior subordinated secured obligations, and will:

•       be subordinated in right of payment to the obligations under our combined supply and hedging facilities, entered into with Sempra Energy Trading LLC ("RBS Sempra") on September 22, 2009 (as amended, the "Commodity Supply Facility");

•       rank equally in right of payment with all other existing and future senior debt (other than the Commodity Supply Facility), including, but not limited to, any Floating Rate Notes due 2011 (the "Floating Rate Notes"), and any Original Notes that are not exchanged for Exchange Notes;

•       rank senior in right of payment to any existing and future senior unsecured obligations, including the Floating Rate Notes, to the extent of the value of the collateral securing the Exchange Notes and the guarantees, after giving effect to the liens securing the Commodity Supply Facility;

•       be effectively subordinated to our and the guarantors' secured debt that is secured by a lien ranking prior to the lien on the collateral for the Exchange Notes and the guarantees, including the Commodity Supply Facility, and any obligations that are secured by any of our assets that are not part of the collateral for the Exchange Notes and the guarantees, to the extent of the value securing such obligations; and

• be effectively subordinated to any of the obligations of Holdings' subsidiaries that are not guarantors of the Exchange Notes.
Collateral

The Original Notes are and the Exchange Notes and the guarantees will be secured by (i) a first priority lien on the account into which the Company deposited cash in an amount equal to the amount of interest payable by the Company on the Notes for two (2) full-period interest payments (the "Notes Escrow Account") and the funds on deposit therein (the "Notes Escrow Amount") and (ii) a second-priority lien on substantially all of the other assets of Holdings and its domestic subsidiaries, which other assets will also secure our and the guarantors' obligations under the Commodity Supply Facility (the "Notes Collateral").

Intercreditor and Subordination Agreement

On September 22, 2009, the Trustee, entered into an intercreditor and subordination agreement with RBS Sempra, as the lender and counterparty under the Commodity Supply Facility, setting forth the terms of the relationship between RBS Sempra, as the holder of priority liens, and the holders of the Notes (the "Intercreditor Agreement"). Pursuant to the terms of the Intercreditor Agreement, the holders of indebtedness under the Commodity Supply Facility, which is secured on a first-priority basis, control substantially all matters related to the Notes Collateral (other than the Notes Escrow Account). Under the Intercreditor Agreement, at any time that the indebtedness secured on a prior lien basis remains outstanding, any actions that may be taken in respect of the Notes Collateral (including the ability to commence enforcement proceedings against the Notes Collateral (other than the Notes Escrow Account) and to control the conduct of such proceedings, and to approve amendments to, certain releases of Notes Collateral from the lien of, and waivers of past defaults under, the Notes Collateral documents) are at the direction of the holders of such indebtedness. See "Description of the Exchange Notes—Intercreditor Agreement."

Subordination

The Intercreditor Agreement provides that the lenders under the Commodity Supply Facility are entitled to receive payment in full in cash and all commitments to lend under the Commodity Supply Facility will be terminated before any of the holders of the Notes are entitled to receive any payment in the event of any distribution to creditors of Holdings or the guarantors in a bankruptcy or insolvency proceeding. In addition, the Intercreditor Agreement provides that Holdings and the guarantors may only make such regularly scheduled payments of interest on the Notes on a non-accelerated basis and that neither Holdings nor any guarantor may make any regularly scheduled payments of interest on the Notes, except payments of interest and related tax gross-up amounts from the Notes Escrow Account if any default or event of default exists under the Commodity Supply Facility, and such payment default has not been cured or waived or any other default or event of default exists or would be created under the Commodity Supply Facility by the making of such payment and Holdings and the Trustee have received a notice of such nonpayment default from the administrative agent under the Commodity Supply Facility.

Optional Redemption

Except as described below, we cannot redeem the Exchange Notes before August 1, 2011. Thereafter, we may redeem some or all of the Exchange Notes at the redemption prices listed in the "Description of the Exchange Notes" section under the heading "Redemption—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption.

At any time (which may be more than once) before August 1, 2011, we may redeem either (i) 100% of the aggregate principal amount of the Exchange Notes or (ii) up to 35% of the aggregate principal amount of the Exchange Notes issued with the net proceeds that we raise in one or more equity offerings, as long as:

• we pay 113.250% of the face amount of the Exchange Notes, plus accrued and unpaid interest, if any, to the date of redemption;
• we redeem the Exchange Notes within 90 days of completing the equity offering; and
• if less than all the Exchange Notes are redeemed, at least 65% of the aggregate principal amount of the Exchange Notes issued remains outstanding afterwards.
Change of Control

Upon a change of control, we will be required to make an offer to purchase each holder's Exchange Notes at a price of 101% of the then outstanding principal amount thereof, plus accrued and unpaid interest.

Certain Covenants	The indenture contains restrictive covenants, including limitations relating to:
• incurring additional debt and preferred stock;
• paying dividends or making distributions on capital stock or repurchasing capital stock;
• making certain investments;
• creating liens on assets to secure debt;
• engaging in transactions with affiliates;
• creating dividend or other payment restrictions affecting subsidiaries;
• issuing or selling equity interests in subsidiaries;
• engaging in certain business activities;
• merging or consolidating with another company; and
• transferring or selling all or substantially all of the Company's assets.
These covenants will be subject to a number of important limitations and exceptions. For more details, see "Description of the Exchange Notes."
Absence of a Public Market

The Exchange Notes and the related guarantees are new issues of securities for which there is currently no public market. Neither we nor any of the guarantors intend to list the Exchange Notes or the related guarantees on any national securities exchange or automated quotation system.

        For additional information about the Exchange Notes, see the section of this prospectus entitled "Description of the Exchange Notes."

Risk Factors

        In evaluating an investment in the Notes, prospective investors should carefully consider, along with the other information in this prospectus, the specific factors set forth under "Risk Factors" for risks involved with an investment in the Notes.

Corporate Information

        MXenergy Holdings Inc. is a corporation organized under the laws of the State of Delaware. Our executive offices are located at 595 Summer Street, Suite 300, Stamford, CT 06901 and our telephone number is (203) 356-1318. Our worldwide web address is www.mxholdings.com. Information contained on our website is not a part of this prospectus.

 Comparison of Terms of Exchange Notes with the Terms of the Original Notes

Freely Transferable	The Exchange Notes will be freely transferable under the Securities Act by holders who are not restricted holders. Restricted holders are restricted from transferring the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. The Exchange Notes will be identical in all material respects (including interest rate, maturity and restrictive covenants) to the Original Notes, with the exceptions that the Exchange Notes bear a different CUSIP from the Original Notes, will be registered under the Securities Act and will not be entitled to any exchange or registration rights. See "The Exchange Offer—Terms of the Exchange Offer."
Registration Rights

The holders of the Original Notes currently are entitled to certain registration rights pursuant to the registration rights agreement entered into on the issue date of the Original Notes by and among Holdings, the guarantors named therein and the holders of the Original Notes named therein, including the right to cause the Issuer to register the Original Notes for resale under the Securities Act if the exchange offer is not consummated prior to the 45th day following the fifth business day following the one-year anniversary of the issue date of the Original Notes. However, pursuant to the registration rights agreement, such registration rights will expire upon consummation of the exchange offer, except such demand registration rights as are provided to holders of $10 million aggregate outstanding principal amount of Original Notes who are affiliates of the Company as of the fifth business day following the one-year anniversary of the issue date of the Original Notes. See "The Exchange Offer—Purpose of the Exchange Offer—Demand Registration Statement" below. Accordingly, holders of Original Notes who do not exchange their Original Notes for Exchange Notes in the exchange offer will not be able to reoffer, resell or otherwise dispose of their Original Notes unless such Original Notes are subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

SUMMARY CONSOLIDATED FINANCIAL DATA

        The following table presents summary consolidated financial data of Holdings for the periods set forth below. The summary consolidated financial data as of and for the fiscal years ended June 30, 2009, 2008 and 2007 have been derived from our audited consolidated financial statements included elsewhere herein. Historical results are not necessarily indicative of the results to be expected for future periods.

        The summary consolidated financial data for each of the nine month periods ended March 31, 2010 and 2009 was derived from Holdings' unaudited consolidated financial statements, which, in the opinion of our management, have been prepared on the same basis as Holdings' audited consolidated financial statements and reflects all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Holdings' results of operations and financial position for such periods. Results for the nine-month periods ended March 31, 2010 and 2009 are not indicative of results that may be expected for the entire fiscal year. In particular, our operations, revenues and expenses are highly seasonal in nature. See "Risk Factors—Risks Related to Our Business—Despite our efforts to hedge risk and accurately forecast demand, our financial results are susceptible to changing weather conditions and commodity price fluctuations and therefore will fluctuate on a seasonal and quarterly basis."

        The financial data set forth below should be read in conjunction with "Capitalization," "Selected Financial Data and Supplementary Financial Information," "Management's Discussion and Analysis of

Financial Condition and Results of Operations" and our historical audited and unaudited condensed consolidated financial statements included elsewhere in this prospectus.

	Nine Months Ended March 31,		Fiscal Year Ended June 30,
	2010	2009	2009	2008	2007
	($ in thousands)
Selected statement of operations data:
Sales of natural gas and electricity(1)	$462,377	$687,373	$789,780	$752,283	$703,926
Cost of goods sold(1)	343,717	691,978	757,146	569,585	602,146

Gross profit (loss)	118,660	(4,605)	32,634	182,698	101,780
Operating expenses	67,133	83,290	114,779	106,645	91,015

Operating profit (loss)	51,527	(87,895)	(82,145)	76,053	10,765
Interest expense, net of interest income	28,942	34,604	45,305	34,105	33,058

Income (loss) before income tax (expense) benefit	22,585	(122,499)	(127,450)	41,948	(22,293)
Income tax (expense) benefit	(9,336)	47,183	27,249	(17,155)	8,495

Net income (loss)	13,249	(75,316)	(100,201)	24,793	(13,798)
Add (less) items to reconcile net income (loss) to EBITDA:
Interest expense, net of interest income	28,942	34,604	45,305	34,105	33,058
Depreciation and amortization	16,875	28,656	37,575	32,698	27,730
Income tax expense (benefit)	9,336	(47,183)	(27,249)	17,155	(8,495)

EBITDA	68,402	(59,239)	(44,570)	108,751	38,495
Add (less) items to reconcile EBITDA to Adjusted EBITDA:
Stock compensation expense	1,009	185	519	3,358	4,539
Unrealized (gains) losses from risk management activities, net(2)	(2,451)	113,396	87,575	(67,168)	17,079

Adjusted EBITDA(6)	$66,960	$54,342	$43,524	$44,941	$60,113

Selected balance sheet data (period-end balances):
Total current assets	$164,736	$244,569	$203,506	$271,973	$257,708
Customer acquisition costs, net	26,123	31,542	27,950	41,693	38,954
Total assets	221,452	316,464	259,071	355,752	335,644
Total current liabilities	72,129	116,332	99,042	108,276	91,686
Long-term debt, including original issue discount(3)	57,830	175,269	163,476	162,648	185,404
Redeemable convertible preferred stock(4)	—	53,169	54,632	48,779	29,357
Total stockholders' equity	87,301	(45,979)	(72,150)	33,210	25,611

	Nine Months Ended March 31, 2010	Twelve Months Ended June 30, 2009
	($ in thousands)
Summary long-term debt data:
Total long-term debt, before original issue discount, at end of period(5)	$73,706	$165,200
Interest expense, before netting of interest income	$29,058	$45,735
Ratio of Adjusted EBITDA to interest expense	2.30x	0.95x
Ratio of total debt to Adjusted EBITDA	1.10x	3.80x

(1)
Includes pass-through revenue, primarily representing transportation and distribution charges billed to customers on behalf of LDCs, of approximately $44.0 million and $52.2 million for the nine months ended March 31, 2010 and 2009, respectively, and approximately $68.3 million, $63.6 million and $54.5 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively. Also includes fee income charged to customers, such as late payment fees, early termination fees and service shut-off fees of approximately $14.0 million and $16.3 million for the nine months ended March 31, 2010 and 2009, respectively, and approximately $22.4 million, $19.4 million and $17.1 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively.

(2)
Unrealized gains and losses from risk management activities result from changes in forward natural gas and electricity prices during the respective periods in relation to the contracted forward prices. These amounts should be fully or substantially offset in future periods, as physical commodity is delivered to customers during the remaining terms of their fixed rate contracts.

(3)
The Floating Rate Notes (net of original issue discount) were issued during the fiscal year ended June 30, 2007 primarily to provide financing for the SESCo Acquisition, with the balance being used for working capital needs. Pursuant to the Restructuring, $158.8 million aggregate principal amount of Floating Rate Notes were exchanged for cash, common stock and $67.7 million aggregate principal amount of Original Notes.

(4)
On or after the fifth anniversary of the issuance of the Preferred Stock, if the fair market value of Holdings' common stock was not at a level that would have provided the affiliates of the Preferred Investors with an annual rate of return of at least 25%, compounded annually, for the five-year period ending June 30, 2009, the Preferred Investors could have required that the Company make a redemption election. If the holders of the Preferred Stock required the Company to make a redemption election, and if the Company elected to redeem the Preferred Stock, the redemption amount would have been payable in cash equal to the greater of: (1) the fair market value of the shares of common stock into which the Preferred Stock could have been converted on the date of the redemption election notice; or (2) the original issue price of $21.36 per share, plus any accrual of dividends. If the Company elected not to redeem the Preferred Stock, it would have been required to grant the Preferred Investors effective control over Holding's Board of Directors. As of June 30, 2009, if the holders of Preferred Stock had requested that the Company make a redemption election, the Company did not have the intent or the ability to redeem the Preferred Stock due to limitations included in the agreements that governed the revolving credit facility, the hedge facility and the Floating Rate Notes. However, since the Preferred Investors would have effectively controlled the Company's Board of Directors in the event that the Company did not elect to redeem the Preferred Stock, the Company determined that, in accordance with U.S. GAAP, the Preferred Stock became redeemable at June 30, 2009. Therefore the carrying value of the Preferred Stock was recorded outside of stockholders' equity on the consolidated balance sheets at its estimated redemption value as of June 30, 2009. In connection with the Restructuring, the Preferred Stock was converted to Class C Common Stock on September 22, 2009.

(5)
Long-term debt, before original issue discount, includes $67.3 million aggregate principal amount of Original Notes and $6.4 million aggregate principal amount of Floating Rate Notes at March 31, 2010. Long-term debt, before original issue discount, includes $165.2 million aggregate principal amount of Floating Rate Notes at June 30, 2009.

(6)
Management believes that Adjusted EBITDA, which is not a financial measure recognized under U.S. GAAP, is a measure commonly used by financial analysts in evaluating operating performance and liquidity of companies, including energy companies. Management also believes that this measure allows a standardized comparison between companies in the energy industry, while minimizing the differences from depreciation policies, financial leverage, hedging strategies and tax strategies. Accordingly, management believes that Adjusted EBITDA is the most relevant financial measure in assessing our operating performance and liquidity. Adjusted EBITDA, as used herein, is not necessarily comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA is defined by management as net income (loss) before interest expense, income tax expense (benefit), depreciation, amortization, stock compensation expense and unrealized gains (losses) from risk management activities. Management believes the items excluded from EBITDA to calculate Adjusted EBITDA are not indicative of true operating performance or liquidity of the business and generally reflect non-cash charges. Therefore, we believe that EBITDA would not provide an accurate reflection of the economic performance of the business since it includes the unrealized gains (losses) from risk management activities without giving effect to the offsetting changes in market value of the underlying customer contracts that are being economically hedged. In addition, as the underlying customer contracts are not marked-to-market, the unrealized gains (losses) from risk management activities do not offer an accurate indication of the ultimate cash impact to the business, as the ultimate cash impact to the business is not determinable until delivery of natural gas under the customer contracts and the associated realized gain (loss) on risk management activity.

  Management uses Adjusted EBITDA for a variety of purposes, including assessing our performance and liquidity, allocating our resources for operational initiatives (e.g., establishing margins on sales initiatives), allocating our resources for business growth strategies (e.g., considering acquisition opportunities), determining new marketing initiatives, determining new market entry and rationalizing our internal resources. In addition, Adjusted EBITDA is a key variable for estimating our equity value, including various equity instruments (such as common stock, restricted stock units, stock options and warrants), and assessing compensation incentives for our employees. Management also provides financial performance measures to our senior executive team and significant shareholders with an emphasis on Adjusted EBITDA, on a consolidated basis, as the appropriate basis with which to measure the performance and liquidity of our business. Furthermore, certain financial ratios and covenants in the agreements governing our Commodity Supply Facility is based on EBITDA and the items defined above that are excluded to calculate Adjusted EBITDA, as well as other items. Accordingly, management and our significant shareholders utilize Adjusted EBITDA as a primary measure when assessing our operating performance and the liquidity of our business.

  EBITDA and Adjusted EBITDA have limitations as analytical tools in comparison to operating income or other combined income data prepared in accordance with U.S. GAAP, including the following:

    •
    They do not reflect cash outlays for capital expenditures or contractual commitments;

    •
    They do not reflect changes in, or cash requirements for, working capital;

    •
    They do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on indebtedness;

    •
    They do not reflect income tax expense or the cash necessary to pay income taxes;

    •
    Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash requirements for such replacements;

    •
    Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

    •
    Other companies, including other companies in our industry, may calculate these measures differently than as presented in this prospectus, limiting its usefulness as a comparative measure.

    Because of these limitations, EBITDA and Adjusted EBITDA and the related ratios should not be considered as a measure of discretionary cash available to invest in business growth or reduce indebtedness.

    Summary financial data, selected consolidated financial data and reconciliations of net income (loss) calculated in accordance with U.S. GAAP to EBITDA and Adjusted EBITDA are summarized in the table above and herein under "Selected Financial Data." This financial data was derived from our consolidated financial statements, which are included elsewhere in this prospectus. The financial information should be read in conjunction with, and is qualified by reference to, our consolidated financial statements and notes thereto and commentary included under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  A reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities is provided in the following table:

	Nine Months Ended March 31,		Fiscal Year Ended June 30,
	2010	2009	2009	2008	2007
	($ in thousands)
Adjusted EBITDA	$66,960	$54,342	$43,524	$44,941	$60,113
Interest expense, net of interest income	(28,942)	(34,604)	(45,305)	(34,105)	(33,058)
Income tax benefit (expense)	(9,336)	47,183	27,249	(17,155)	8,495
Unrealized losses from risk management activities	—	(15,127)	—	—	—
Stock compensation expense	—	—	—	(1,654)	—
Deferred tax (benefit) expense	9,338	(50,830)	(23,406)	18,187	(14,449)
Non-cash interest expense, primarily unrealized losses on interest rate swaps and amortization of deferred financing fees	7,975	11,878	16,233	10,836	7,906
Amortization of customer contracts acquired	(50)	(620)	(634)	(762)	11,891
Change in assets and liabilities, net of effects of acquisition:
Restricted cash	72,620	197	(74,781)	463	(623)
Accounts receivable	(52,042)	(48,431)	40,075	(30,181)	3,453
Due from RBS Sempra	(14,700)	—
Natural gas inventories	22,790	50,277	36,509	(7,308)	(1,712)
Income taxes receivable	(724)	8,061	1,063	(7,173)	5,184
Fixed Notes Escrow Account	(8,977)	—	—	—	—
Option premiums	(335)	1,740	1,571	1,191	1,835
Other assets	(5,834)	(8,933)	(20,509)	609	(993)
Accounts payable and accrued liabilities	(11,579)	(30,328)	(46,553)	17,882	31,555
Deferred revenue	(2,666)	(2,433)	(3,164)	(4,352)	9,384

Net cash provided by (used in) operating activities	$44,498	$(17,628)	$(48,128)	$(8,581)	$88,981

Net cash used in investing activities	$(13,711)	$(14,252)	$(17,953)	$(33,941)	$(132,920)

Net cash (used in) provided by financing activities	$(51,200)	$15,170	$17,389	$(22,462)	$174,788

Risk Factors

        Prior to deciding whether to participate in the exchange offer, you should consider carefully all of the risks described below as well as the other information included in this prospectus. The risks described below are not intended to represent a complete list of the general or specific risks that may affect holders. If any of the following risks and uncertainties actually occurs, our business, financial condition and results of operations could be harmed substantially.

 Risks Related to Our Business

Our risk management policies and hedging procedures may not mitigate risk as planned, and we may fail to fully or effectively hedge our commodity supply and price risk exposure against changes in consumption volumes or market rates.

        To provide energy to our customers, we purchase the relevant commodity in the wholesale energy markets, which are often highly volatile. It is our policy to match estimated consumption by our customers by purchasing offsetting volumes of natural gas and electricity. To reduce our financial exposure related to commodity price fluctuations and changes in consumption volumes, we routinely enter into contracts to hedge our fixed price sale commitments, delivery requirements and inventory of natural gas, as well as fixed price sale commitments and line loss of electricity.

        We have contractual obligations to many of our customers to provide full requirements service and as a result, our hedging procedures require constant monitoring and adjustment. Failure to continue to use valid assumptions may lead to inappropriate hedging positions. In addition, there are a number of factors that are beyond our control, such as risk of loss from counterparties' nonperformance, volumetric risks related to customer demand and seasonal fluctuations. Although we try to purchase anticipatory hedges that represent volume we expect to sell to residential and small commercial customers for up to one month of projected marketing, we are exposed to the risk of a shortfall in marketing that could result in our purchases exceeding our supply commitments to those customers. We cannot fully protect ourselves against these factors and if our risk management policies are inadequate, this may have a detrimental effect on our business.

Actual customer attrition may exceed or be below expected attrition, which could result in a cost to cover previously purchased fixed price hedges and physical commodity supply or in incremental cost to source additional commodity supply.

        Although our fixed price contracts with residential customers generally have terms of up to two years, those customers may terminate their contracts at any time for a termination fee that, in most cases, is relatively modest and does not bear any relation to our costs or lost profit with respect to the remainder of the contract. Most of our small and mid-market commercial customers cannot terminate their fixed price contracts without triggering a damages provision designed to cover costs related to the termination of those contracts. For larger commercial customers, we utilize various means to ensure that we recover our costs, including legal remedy if appropriate. We depend on our hedging strategies to cover the costs related to terminations by residential and small commercial customers. To hedge effectively against terminations, we must, at the inception of the contracts, attempt to accurately forecast the number of residential and small commercial customers that will terminate their contracts prior to the end of their term. If we experience a number of cancellations greater than originally forecasted or if we are not able to replace terminating customers with new customers, our financial results may be negatively impacted. Conversely, if forecasted attrition is higher than actual realized attrition, we are at risk for having to source additional hedges or supply at potentially higher market prices where no price increase can be passed on to customers through the duration of their contract terms.

Most of our financial swap agreements are settled against published index prices which could cease to be reliable or could become unavailable.

        We hedge our forward natural gas exposures through a combination of physical supply purchases and financial swap agreements. Financial swap agreements may be settled against monthly New York Mercantile Exchange ("NYMEX") settlement prices or against index prices published by various industry publications. NYMEX settlement prices could be affected by supply and demand factors at the Henry Hub delivery point of the contract which are not present elsewhere in the country. Accordingly, the NYMEX settlement prices may cease to accurately reflect the market price of natural gas. Likewise, index prices for market areas in which our customers are located, and which are contained in daily and monthly industry publications, are published based on private polling of industry participants and therefore may be distorted, deliberately or unintentionally, thereby ceasing to be an accurate gauge of market pricing in those areas.

        In the event either NYMEX settlement prices or published index prices were to become unavailable or cease to be reliable, we and our counterparties could seek to find a replacement price that would more accurately or reliably reflect the market prices that we are hedging. However, there is no certainty that such efforts would be successful.

The accounting method utilized for our hedging activities results in volatility in our quarterly and annual financial results.

        We engage in risk management activities related to our natural gas and electricity purchases in order to economically hedge our exposure to commodity price risk. Through the use of financial derivative and physical contracts, we attempt to balance our physical and financial purchases and sales commitments. We have not designated these derivative instruments as hedges for accounting purposes. Therefore, changes in the fair value of these instruments are recognized immediately in earnings. As a result of this accounting treatment, changes in the forward prices of natural gas and electricity cause volatility in our quarterly and annual earnings, which we are unable to fully estimate or predict.

We may not have sufficient liquidity or credit capacity to hedge market risks, to continue to grow our business, or to operate effectively.

        Our contractual agreements with certain LDCs require us to maintain restricted cash balances or letters of credit as collateral for the performance risk associated with the future delivery of natural gas. These collateral requirements may increase as we grow our customer base. Additionally, we must post letters of credit with our natural gas and electricity supply providers, the aggregate value of which could fluctuate based on the volume or cost of the commodity purchased in any given month. Significant movements in market prices also can result in fluctuations in the collateral required. The effectiveness of our operations and future growth depends in part on the amount of cash and letters of credit available to enter into or maintain these contracts. Such liquidity requirements may be greater than we anticipate or are able to meet.

Despite our efforts to hedge risk and accurately forecast demand, our financial results are susceptible to changing weather conditions and commodity price fluctuations and therefore will fluctuate on a seasonal and quarterly basis.

        Our overall operating results fluctuate substantially on a seasonal basis, and the pattern of this fluctuation may change depending on: (1) the geographic mix of our customer base; (2) the terms of any contract to which we become a party; (3) weather conditions, which directly influence the demand for electricity and natural gas and affect the prices of energy commodities; and (4) variability in market prices for natural gas and electricity.

        Generally, demand for electricity peaks in the summer and demand for natural gas peaks in the winter. Recent growth in natural gas-fired electric generation has introduced a secondary peak for natural gas in the summer. Typically, when winters are warmer than expected and summers are cooler than expected, demand for energy is lower, resulting in less natural gas and electricity consumption than forecasted. Likewise, when winters are colder or summers are warmer than expected, consumption may be greater than we have hedged and greater than we are able to meet with storage or swing supply. Depending on prevailing market prices for electricity and gas, these and other unexpected conditions may reduce our sales or increase our costs and negatively impact our results of operations. We may experience lower consumption volumes, and therefore, lower sales. We may experience losses from the purchase of additional volumes at higher prices or the sale of excess volumes at prices below our acquisition cost. Our failure to anticipate changing weather demands or to effectively manage our supply in response to changing demands could negatively impact our financial results.

        The impact of rapidly rising or falling commodity prices also varies greatly depending on the period of time that they occur within our fiscal year. Although operating results for a full fiscal year may not be materially impacted by such trends due to our commodity hedging and contract pricing strategies, they can have material short-term impacts on monthly and quarterly operating results.

        Large fluctuations in the market price of natural gas and electricity within short periods of time also may have a negative impact on the availability of credit necessary to operate our business.

We are subject to direct credit risk for certain customers who may fail to pay their bills as they become due.

        We bear direct credit risk related to our customers located in Georgia, Texas and Florida, and for any customer that we bill directly. This group of customers represented approximately 47% of our sales of natural gas and electricity during the nine-month period ended March 31, 2010. With the exception of customers in Georgia and Texas, we have the ability to terminate our agreement with customers in the event of non-payment, but we cannot terminate their electricity or natural gas service. Even if we terminate service to customers who fail to pay their utility bill, we remain liable to our suppliers of electricity and natural gas for the cost of those commodities. Furthermore, in the Georgia and Texas markets, we are responsible for billing the distribution charges for the local utility and are at risk for these charges, in addition to the cost of the commodity, in the event customers fail to pay their bills. Changing economic factors, such as rising unemployment rates and energy prices also result in a higher risk of customers being unable to pay their bills when due.

        The failure of our customers to pay their bills or our failure to maintain adequate billing and collection procedures could adversely affect our results of operations or financial condition.

We are subject to credit, operational and financial risks related to certain LDCs that provide billing services and guarantee the customer receivables for their markets.

        In certain markets, we rely on the LDC to guarantee customer accounts receivable and to perform timely and accurate billing. Sales within these guaranteed markets represented approximately 53% of our total sales of natural gas and electricity during the nine-month period ended March 31, 2010. As our business grows, the proportion of customers we serve that are billed by utilities could increase. The bankruptcy of an LDC could result in a default in such LDC's payment obligations to us.

        In addition, LDCs that provide billing services and guarantee customer accounts receivable rely on us for accurate and timely communication of contract rates and other information necessary for accurate billing to customers. The number of territories within which we provide natural gas and electricity supply demands considerable management, personnel and information system resources. Each territory requires unique and often varied electronic data interface systems. Rules that govern the exchange of data may be changed by the LDCs. In certain instances, we must rely on manual processes and procedures to communicate data to LDCs for inclusion in customer bills. Failure to provide accurate data to LDCs on a timely basis could adversely impact our results of operations.

Settlements of imbalance receivables from certain LDCs and independent system operators may be subject to such LDCs' or independent system operators' ability to settle their imbalance receivables from other retail marketers.

        Retail energy marketers are responsible for providing adequate natural gas to LDCs and electricity to independent system operators ("ISOs") for ultimate delivery to customers. Commodity amounts provided are generally based on estimates of customer usage over a prescribed period. Imbalances occur when commodity amounts delivered by us to the LDC (for natural gas) or an ISO (for electricity) exceed amounts consumed by our customers (resulting in a receivable from the LDC or ISO) or when commodity amounts consumed by our customers exceed amounts delivered by us to the LDC or an ISO (resulting in a payable to the LDC or ISO). Certain LDCs and ISOs rely on collection of imbalances payable to them in order to settle imbalances payable by them to retail marketers. If retail marketers default on their obligations to settle an imbalance owing to an LDC or an ISO, such LDC or ISO may not have adequate resources to satisfy its obligation to settle imbalances owing to marketers. Therefore, the inability of an LDC or an ISO to collect imbalance amounts from other retail energy marketers may hinder our ability to collect imbalance amounts owed to us by such an LDC or ISO.

We depend on the accuracy of data in our billing systems. Inaccurate data could have a negative impact on our results of operations, financial condition, cash flows and reputation with customers and/or regulators.

        We depend on the accuracy and timeliness of customer billing, collections and consumption information in our information systems. We rely on many internal and external sources for this information, including:

  •
  our internal marketing, pricing and customer operations functions;

  •
  LDCs and ISOs with which we have billing service agreements; and

  •
  various LDCs and ISOs for volume or meter read information, certain billing rates and billing types (e.g., budget billing) and other fees and expenses.

        Inaccurate or untimely information, which may be outside of our direct control, could result in:

  •
  inaccurate and/or untimely bills sent to customers;

  •
  inaccurate accounting and reporting of customer revenues, gross profit and accounts receivable activity;

  •
  customer complaints; and

  •
  increased regulatory scrutiny.

The Commodity Supply Facility is an exclusive arrangement to purchase natural gas from a single supplier. The lack of competitive suppliers could result in higher commodity supply prices for us.

        Prior to the Restructuring, we purchased natural gas and electricity from a portfolio of producers, marketers and energy trading firms in either a producing region or at delivery points. The ability to source supply from multiple suppliers ensured a competitive pricing environment in which we could seek the lowest possible price for our business.

        Effective September 22, 2009, we have been required to purchase a minimum amount of natural gas annually from RBS Sempra under an exclusive supply arrangement. Under the terms of the Commodity Supply Facility, we have the ability to: (1) seek commodity price quotes from third parties for certain physically or financially settled transactions with respect to gas and electricity; and (2) request that RBS Sempra enter into such transactions with such third parties at such prices and to concurrently enter into back-to-back off-setting transactions with us with respect to such third party transactions. RBS Sempra would not be obligated to enter into a transaction with any third party unless it is satisfied with the proposed transaction and counterparty and unless the volume of those transactions does not exceed annual limits. In addition to the actual purchase price paid by RBS Sempra and certain related costs and expenses, we will be charged a fee for such purchases.

        There is no guarantee that RBS Sempra would approve purchases of natural gas and electricity from third-parties when the prices offered by those third parties are beneficial to us. Additionally, if RBS Sempra approves these transactions, RBS Sempra will charge us a fee and other transaction-related costs, which would decrease the benefit to us. As a result, our ability to obtain the lowest possible pricing for commodity transactions may be reduced, which may result in higher commodity costs and lower gross profit per MMBtu sold to our customers.

In connection with the Commodity Supply Facility, RBS Sempra currently manages the scheduling of natural gas deliveries to LDCs, transportation logistics and storage capacity that we formerly managed internally. As a result, we have less direct control over storage and delivery of natural gas to LDCs, which could result in lower reliability for deliveries to customers

        Prior to the Restructuring, we managed gas supply, storage capacity and transportation logistics internally. We have well-trained management and staff who have developed strong expertise and effective working relationships related to these functions. Effective September 22, 2009, RBS Sempra has managed these functions in connection with the Commodity Supply Facility, with the operating support of our management and staff. If RBS Sempra fails to effectively manage these functions, or fails to appropriately utilize our expertise, deliveries of natural gas to LDCs, and ultimately to our customers, could become less reliable, which could have a negative impact on our reputation and results of operations.

We depend on local transportation and transmission facilities of third parties to supply our customers. Our financial results may be harmed if transportation and transmission availability is limited or unreliable.

        We depend on transportation and transmission facilities owned and operated by utilities and other energy companies to deliver the electricity and natural gas we sell to customers. Under the regulatory structures adopted in most jurisdictions, we are required to enter into agreements with local incumbent utilities for use of the local distribution systems and to establish functional data interfaces necessary to serve our customers. Any delay in the negotiation of such agreements or inability to enter into reasonable agreements could delay or negatively impact our ability to serve customers in those jurisdictions, which could have an adverse impact on our business, results of operations, and financial condition.

        We also depend on local utilities for maintenance of the infrastructure through which we deliver electricity and natural gas to our customers. We are unable to control the level of service the utilities provide to our customers. Any infrastructure failure that interrupts or impairs delivery of electricity or natural gas to our customers could cause customer dissatisfaction, which could adversely affect our business. If transportation or transmission is disrupted, or if transportation or transmission capacity is inadequate, our ability to sell and deliver products may be hindered. Such disruptions could also hinder our providing electricity or natural gas to our customers and adversely impact our risk management policies, hedge contracts and financial results and condition.

        Regulations in many markets require that meter reading and the billing and collection processes be retained by the local utility. In those states, we also are required to rely on the local utility to provide us with our customers' information regarding energy usage. Our inability to confirm information received from the utilities could negatively impact our reputation with customers and, therefore, our sales and results of operations.

We are subject to competition in each of the markets that we serve.

        While there are barriers to entry, we operate only in markets that are open to alternate energy suppliers. Competition is based primarily on product offering, price and customer service. We generally face competition in those markets from utility-affiliated retail marketers and small to mid-size independent retail energy companies. Some of these competitors or potential competitors may be larger and better capitalized than we are.

        Increasing our market share depends in part on our ability to convince customers to switch to our service. The local utilities have the advantage of long-standing relationships with their customers, longer operating histories, greater financial strength and greater name recognition than we do. In addition, customers may be less familiar with the fixed price product that we offer, and we may not be successful in educating potential customers about the benefits of fixed price energy supply nor of the other products we offer. Convincing customers to switch to a new company for the supply of a critical commodity such as electricity or natural gas is a challenge. If our marketing strategy is not successful, our business, results of operations and financial condition will be adversely affected.

        In addition, our marketing efforts may be hindered in a market where our offers are less competitive relative to price offerings of the utilities or other marketers. Utilities historically react more slowly to changing commodity prices, whereas our products generally reflect the prevailing market prices. These factors may result in less effective marketing or higher than anticipated attrition.

We depend on continued state and federal regulation to permit us to operate in deregulated segments of the natural gas and electricity industries. If competitive restructuring of the natural gas and electricity utility industries are altered, reversed, discontinued or delayed, our business prospects and financial results could be materially adversely affected.

        The regulatory environment applicable to the electricity and natural gas LDC distribution systems has undergone substantial change over the past several years as a result of restructuring initiatives at both the state and federal levels. We have targeted the deregulated segments of the electricity and natural gas markets created by these initiatives. Regulations may be revised or reinterpreted or new laws and regulations may be adopted or become applicable to us or our operations. Such changes may have a detrimental impact on our business.

        In certain deregulated electricity markets, proposals have been made by governmental agencies and/or other interested parties to re-regulate areas of these markets. Other proposals to re-regulate may be made and legislated or other attention to the electric and gas restructuring process may delay or reverse the deregulation process or interfere with our ability to do business. If competitive restructuring of electricity and natural gas markets is altered, reversed, discontinued or delayed, our business prospects and financial results could be negatively impacted.

As a result of recent economic events affecting the U.S. and world economies, the federal government recently enacted new legislation pursuant to which various federal agencies will implement new regulations for the financial services industry that could have an impact on the availability and cost of credit and hedging instruments.

        The federal government recently enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act pursuant to which various federal agencies will implement new regulations that will have significant impacts on the operations of financial institutions. The impact of such regulations may affect the ability of financial institutions to offer credit and hedging instruments without significant additional capital or other costs to them. Such increases in capital and other costs to financial institutions may result in higher costs to us in connection with our Commodity Supply Facility, which could increase our commodity, operating or financing costs or otherwise impact our profitability.

We may not be able to manage our growth successfully, which could strain our liquidity and other resources and lead to poor customer satisfaction with our services.

        We intend to continue to assess new product offerings, apply new technologies for our business development and make investments in acquisitions of complementary companies. If we buy a company or business, we may experience difficulty integrating that company's personnel and operations, or key personnel of the acquired company may decide not to work for us. Furthermore, if we acquire the residential or small commercial businesses of an incumbent utility or other energy provider in a particular market, the customers of that entity may not be under any obligation to use our services. If we make other types of acquisitions, we may experience difficulty in assimilating the acquired technology or products into our operations or information systems. These difficulties could disrupt our ongoing business, distract our management and employees, and increase our expenses.

        Among other things, the growth of our operations will depend upon our ability to expand our customer base in our existing markets and to enter new markets in a timely manner at reasonable costs. We anticipate that our employee base will grow to accommodate our increased customer base. As we expand our operations, we may encounter difficulties integrating new customers and employees as well as any legacy systems of acquired entities. We also may experience difficulty managing the growth of a portfolio of customers that is diverse with respect to the types of service offerings, applicable market rules and the infrastructure for product delivery.

        Expanding our operations could result in increased liquidity needs to support working capital, for the purchase of natural gas and electricity supply to meet our customers' needs, for the credit requirements of forward physical supply and for generally higher operating expenses. The Commodity Supply Facility may not be adequate to meet these higher liquidity requirements.

        Expanding our operations also may require continued development of our operating and financial controls and may place additional stress on our management and operational resources. If we are unable to manage our growth and development successfully, our operating results, financial condition and internal controls over financial reporting could be adversely affected.

Our success depends on key members of our management, the loss of whom could disrupt our business operations.

        We depend on the continued employment and performance of key management personnel. A number of our senior executives have substantial experience in consumer and energy markets that have undergone regulatory restructuring and have extensive risk management and hedging expertise. We believe their experience is important to our continued success. If our key executives do not continue in their present roles and are not adequately replaced, our business operations could be adversely affected. In addition, failure to retain or adequately replace our chief executive officer or chief financial officer could give rise to a default under the Commodity Supply Facility.

We rely on a capable, well-trained workforce to operate effectively. Retention of employees with strong industry or operational knowledge is essential to our ongoing success.

        Many of the employee positions within our customer operations, information systems, pricing, marketing, risk management and finance functions require extensive industry, operational or financial experience that may not be easily replaced if an employee were to leave employment with us. While some normal employee turnover is expected, and additional turnover may occur due to reduced job responsibilities in certain roles as a result of the Restructuring, unusually high turnover could strain our ability to manage our ongoing operations as well as inhibit organic and acquisition growth.

We are susceptible to downturns in general economic conditions, which could have a material adverse affect on our business, results of operations and financial condition.

        The natural gas and electricity industries have historically been affected by general economic downturns, including conditions within the housing market. Periods of slowed economic activity generally result in decreased natural gas and electricity consumption, and could result in increased customer attrition. As a consequence, national or regional recessions or downturns in economic activity that impact our industrial, commercial and residential customers could adversely affect our revenues, our collections of billed accounts receivable and our cash flows, and could restrict our future growth in certain markets, any of which could have an adverse effect on our business, results of operations and financial condition.

        General economic conditions can also impact the performance of various counterparties to various arrangements, including:

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  failure of a supplier to deliver commodity at a specified time for a specified price under existing supply agreements, which could result in penalty assessments against us and/or could result in higher commodity prices from purchasing replacement commodities on the spot market;

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  failure of local transportation and transmission facilities to allow their facilities to be utilized in accordance with related agreements, which could result in significant delays in delivery or higher costs associated with alternate facilities;

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  failure of other contracted entities to deliver goods or services when due or requested; and

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  failure of performance by a counterparty to our hedge positions or lending agreements.

        Such failures to perform by our business counterparties could have an adverse effect on our business, results of operations and financial condition.

The successes, failures or activities of various LDCs and other retail marketers within the markets that we serve may impact the perception of the Company.

        The general perception on the part of customers and regulators of utilities and retail energy marketers in general, and of the Company in particular, is essential for our continued growth and success. Questionable pricing, billing, collections or customer service practices on the part of any utility or retail marketer can damage the reputation of all market participants, which could result in lower customer renewals and impact our ability to sign-on new customers. Any utility or retail marketer that defaults on its obligations to its customers, suppliers, lenders, hedge counterparties, or employees can have similar impact on the retail energy industry as a whole and on our operations in particular.

We are subject to regulatory scrutiny in all of our markets. Failure to follow prescribed regulatory guidelines could result in customer complaints and regulatory sanctions.

        We generally must apply to become a retail marketer of natural gas and electricity in the markets that we serve. Approval by the local regulatory body is subject to our understanding of and compliance with various federal, state and local regulations that govern the activities of retail marketers. If we fail to comply with all such regulations, we could suffer certain consequences, which may include:

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  higher customer complaints and attrition;

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  increased regulatory scrutiny and sanctions, up to and including termination of our license or ability to operate in those markets; and

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  damage to our reputation with customers and regulators.

We expend extensive resources to convert, improve and maintain our information systems. Failure to continue to successfully do so may result in a negative impact on our results of operations, financial condition, cash flow and reputation with our customers and/or regulators.

        Our operations rely heavily on the quality of our information systems and the employees that are responsible to manage them. If any of our system conversion or improvement projects is unsuccessful, or if our processes for managing and maintaining our information systems are inadequate, we could be subjected to:

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  inaccurate or non-timely financial accounting and reporting information;

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  inaccurate or non-timely customer billing information;

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  customer complaints;

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  increased regulatory scrutiny;

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  inability to successfully complete future business combinations or other customer acquisitions; and/or

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  inaccurate forecasts of expected customer consumption requirements, potentially resulting in misalignment with hedged positions and related impact on gross profit.

Our operations in Houston, Texas and the communities where our employees and certain of our customers live are located along the southeast coast of Texas and are vulnerable to hurricanes in the Gulf of Mexico.

        Because of its proximity to the Gulf of Mexico, the southeastern coast of Texas is vulnerable to hurricanes, which can cause significant damage to property and public infrastructure. In particular, damage to property and disruption of electrical and other basic utilities for extended periods can have a devastating impact on areas struck by hurricanes, including our leased facilities in Houston, Texas and the surrounding communities where our employees live. In addition, because we provide electricity to customers along the southeast coast of Texas, extended disruption of electrical service also could have an adverse impact on our results of operations.

        We have a business continuity plan that is periodically reviewed and enhanced to ensure that the effects of such disruptions on our operations result in minimal impact on service provided to our customers and on our results of operations. If our business continuity plan does not function as planned, our operations, financial position and results of operations may be negatively impacted.

Our reliance on the electrical power generation and transmission infrastructure within the U.S. and Canada makes us vulnerable to large scale power blackouts.

        The power generation and transmission infrastructure in the U.S. is very complex. Maintaining reliability of the infrastructure requires appropriate oversight by regulatory agencies, careful planning and design, trained and skilled operators, sophisticated information technology and communication systems, ongoing monitoring and, where necessary, improvements to various components of the infrastructure. Despite extensive oversight and development of numerous safeguards, major electric power blackouts are possible, which could disrupt electrical service for extended periods of time to large geographic regions of the U.S. and Canada. If such a major blackout were to occur, we may be unable to deliver electricity to our customers in the affected region, which would have an adverse impact on our results of operations.

We identified a material weakness in the design and operation of our internal controls over financial reporting as of June 30, 2009. Although we have developed a remediation plan for the material weakness, there can be no assurance that such controls will effectively prevent material misstatements in our consolidated financial statements in future periods.

        In connection with the preparation of our financial statements for fiscal year 2009, we reported to the Audit Committee of our Board of Directors that certain significant deficiencies in internal controls over financial reporting existed at June 30, 2009 that, when evaluated in the aggregate, we concluded to be a material weakness in the design and operation of internal control over financial reporting at June 30, 2009. Therefore, we have concluded that, as of June 30, 2009, the Company's internal control over financial reporting was not effective.

        A material weakness is a deficiency, or a combination of control deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis.

        The material weakness identified as of June 30, 2009 relates to certain significant deficiencies that we identified during our year-end financial statement close process and others that relate to errors identified during the year-end audit for the fiscal year ended June 30, 2009. These significant deficiencies resulted in adjustments to our accounting records at June 30, 2009 that were not deemed by management to be material, individually or in the aggregate, in relation to our financial position or results of operations, taken as a whole, for any annual or quarterly reporting period during fiscal years 2009 or 2008.

        To remedy this material weakness, we have identified certain controls or processes that have been, or will be, put into place with the intent to mitigate the risk of potential future misstatements from the identified significant deficiencies. While we believe that these new controls and processes will remedy the material weakness, we have not yet tested our newly implemented controls and there can be no assurance that such controls will effectively prevent material misstatements in our consolidated financial statements in future periods.

Risks Related to Liquidity, Indebtedness and Capital Structure

We may need to raise additional debt or letter of credit capacity to fund growth or operations, which may not be available to us on favorable terms or at all.

        Our business requires substantial capital to fund growth through organic marketing or acquisition, for supporting working capital, for the purchase of natural gas and electricity supply to meet our customers' needs, and for the credit requirements of forward physical supply. We may need to incur additional debt or obtain additional letter of credit capacity in order to fund working capital, finance other acquisitions or for other purposes. Our ability to obtain new financing will be constrained by the current economic conditions affecting financial markets and by the restrictive covenants contained in the agreements that govern the Commodity Supply Facility and the Notes. Specifically, the recent credit crisis and other related trends affecting the banking industry have caused significant operating losses and failures throughout the banking industry. Many lenders and institutional investors have ceased to provide funding to worthy borrowers. We may be unable to take advantage of opportunities to acquire customer portfolios or operations of other retail energy businesses, to finance our existing operations or to otherwise expand our business as planned. We cannot be certain that we will be able to obtain such additional financing on favorable terms or at all. If we need additional debt or letter of credit capacity and cannot raise it on acceptable terms, our financial condition and business will be adversely affected.

We will require a significant amount of cash to service our debt obligations. Our ability to generate sufficient cash to service debt depends on the ability of our primary operating subsidiaries to generate adequate cash flow. We are limited in our ability to utilize the proceeds from new debt and equity issuances to prepay and repay the Notes.

        Holdings has no material operating activities. Accordingly, Holdings' only material source of cash, including cash to service the Commodity Supply Facility, the Notes and the Floating Rate Notes, comes from Holdings' ownership interests in its primary operating subsidiaries. Available distributions from our operating subsidiaries may depend on factors out of our control, which may include:

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  the financial performance of our operating subsidiaries;

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  covenants contained in our debt agreements;

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  covenants contained in other agreements to which we or our subsidiaries are or may become subject;

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  business and tax considerations; and

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  applicable laws, including laws regarding the payment of distributions.

        Our ability to make payments on and to refinance our debt, and to fund planned capital expenditures and expansion efforts and any strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control. There can be no assurance that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in net sales and cash flow will be realized or that future borrowings will be available to us in an amount sufficient to enable us to repay indebtedness. Additionally, the terms of the Commodity Supply Facility limit our ability to incur additional indebtedness. We may need to refinance all or a portion of our indebtedness on or before maturity. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

We are exposed to the risk of rapid and significant increases in market prices and their potential impact on our operations in general and on our liquidity under the Commodity Supply Facility in particular.

        Dramatic swings in the market prices for natural gas during the fiscal year ended June 30, 2009 resulted in a significant strain on our liquidity under our revolving credit facility, which was terminated as part of the Restructuring. The significant increases and decreases in market prices over this period highlighted the difficulty of predicting market prices and anticipating their impact on our operations. There can be no assurance that any actions we have taken will mitigate the risks associated with the volatile market price environment. As a result, we will continue to be exposed to the risk of volatile market prices for natural gas and electricity and their impact on availability under the Commodity Supply Facility.

Our substantial debt obligations could adversely affect our financial health and prevent us from fulfilling such obligations, including our obligations under the Commodity Supply Facility, the Notes and the Floating Rate Notes and we might have difficulty obtaining more financing.

        Our substantial debt obligations could have important consequences, which could include:

  •
  making it more difficult for us to satisfy our debt service obligations;

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  increasing our vulnerability to general adverse economic and industry conditions;

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  requiring us to dedicate a substantial portion of our cash flow from operations to debt service, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

  •
  placing us at a competitive disadvantage compared to our competitors that have less debt; and

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  limiting our ability to borrow additional funds.

        Significant increases in energy prices or other adverse industry or financial trends that are outside of our direct control could cause us to draw down on a portion or all of our available credit. We may require additional indebtedness in the future. Our ability to obtain new debt is limited by the agreements governing the Commodity Supply Facility, the Notes and the Floating Rate Notes. If new debt is added to current debt levels, the related risks described above could intensify. If such debt financing is not available when required or is not available on acceptable terms, we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressures or refinance maturing debt, any of which could have a material adverse effect on our operating results and financial condition.

Restrictive covenants in the terms of our financings may reduce our operational and financial flexibility, which may prevent us from capitalizing on business opportunities.

        The agreements that govern the Commodity Supply Facility and the Notes contain a number of operating and financial covenants restricting Holdings' and its subsidiaries' ability to, among other things:

  •
  incur additional indebtedness;

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  create liens on assets;

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  pay dividends or distributions on, or redeem or repurchase, capital stock;

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  make investments;

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  transfer or sell assets;

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  guarantee debt;

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  restrict dividends and other payments;

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  consolidate, merge or transfer all or substantially all assets and the assets of subsidiaries; and

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  engage in unrelated businesses.

        In addition, under the Commodity Supply Facility, Holdings and its subsidiaries are required to maintain a collateral coverage ratio. If we breach any of the covenants contained in the agreements that govern the Commodity Supply Facility or the indenture, the principal of, and accrued interest on, the applicable debt could become due and payable. In addition, that default could constitute a cross-default under our other indebtedness. Although any default under the Notes is subject to certain standstill provisions, if such a default or cross-default were to occur, we would not be able to satisfy our debt obligations, which would have a substantial material adverse impact on our ability to continue as a going concern. There can be no assurance that we will be able to comply with these restrictions in the future or that our compliance would not cause us to forego opportunities that might otherwise be beneficial to us.

As a result of the Restructuring, our amended organizational documents and governance agreements and the significant changes in our equity ownership could have a material impact on the Company's future strategic direction.

        As a result of the Restructuring, there was a significant change in our ownership. In addition, holders of our Class A Common Stock, Class B Common Stock and Class C Common Stock were given separate approval rights under our organizational documents, which could have an impact on the future direction of the Company, including decisions regarding financing arrangements, capital structure, senior management appointments and business operations. The interests of the holders of the various classes of our common stock may not be compatible with the interests of other shareholders and directors, or with the strategic objectives of senior management of the Company.

RBS Sempra's majority owner recently announced that it intends to sell its stake in RBS Sempra, which could impact RBS Sempra's ability to function as our primary commodity hedge and credit provider.

        Royal Bank of Scotland Group recently announced that it intends to divest its majority interest in RBS Sempra. We are uncertain whether such a divestiture will occur, whether it will occur in an orderly fashion, whether RBS Sempra's ability to maintain its operations will be impacted, or whether its ability to provide us with commodity and economic hedges pursuant to the Commodity Supply Facility will be affected. If RBS Sempra is unable to meet its supply, credit and hedging obligations under the Commodity Supply Facility, our liquidity position and operations may be adversely affected.

 Risks Related to the Notes, the Offering and the Exchange

The Notes and guarantees are secured only to the extent of the value of the assets that have been granted as security for the Notes and guarantees and in the event that the security is enforced against the Notes Collateral, the holders of the Exchange Notes and guarantees will receive proceeds from the Notes Collateral only after RBS Sempra, the lender and counterparty under the Commodity Supply Facility.

        Substantially all the assets owned by Holdings and the guarantors on the date of the indenture or thereafter acquired, and all proceeds therefrom, are subject to a first-priority lien in favor of RBS Sempra, the lender and counterparty under the Commodity Supply Facility. Our failure to comply with the terms of the Commodity Supply Facility could entitle RBS Sempra to declare all indebtedness and other obligations thereunder to be immediately due and payable. If we were unable to service the indebtedness under the Commodity Supply Facility, RBS Sempra could foreclose on the assets that serve as Notes Collateral (other than the Notes Escrow Account). In addition, the Notes Collateral (other than the Notes Escrow Account) will secure certain hedging obligations and cash management obligations owing to RBS Sempra or its affiliates as permitted by the terms of the Commodity Supply Facility. The holders of the Notes and guarantees have second-priority liens on such assets. As a result, upon any distribution to our creditors, liquidation, reorganization or similar proceedings, or following acceleration of any of our indebtedness or an event of default under our indebtedness and enforcement of RBS Sempra's rights with respect to the Notes Collateral, RBS Sempra, the lender and counterparty under the Commodity Supply Facility, will be entitled to be repaid in full from the proceeds of all the pledged assets owned by Holdings and the guarantors on the date of the indenture or thereafter acquired (other than the Notes Escrow Account) before any payment is made to the holders of the Notes and guarantees from the proceeds of that collateral.

        In addition, the Notes Collateral will be subject to liens permitted under the terms of the indenture and the Intercreditor Agreement, whether arising on or after the date the Notes are issued. The existence of any permitted liens could adversely affect the value of the Notes Collateral, as well as the ability of the collateral agent to realize or foreclose on such collateral.

        No appraisals of the Notes Collateral have been prepared by us or on our behalf in connection with this exchange offer. The fair market value of the Notes Collateral is subject to fluctuations based on factors that include, among others, our ability to implement our business strategy, the ability to sell the Notes Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. In addition, courts could limit recoverability if, contrary to the terms of the indenture, they apply non-New York law to a proceeding and deem a portion of the interest claim usurious in violation of public policy. In addition, local laws applicable to the enforcement of real estate liens could limit the amount and timing of the receipt of proceeds from the real estate related Notes Collateral. The amount to be received upon a sale of any Notes Collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the Notes Collateral at such time, general, market and economic conditions and the timing and the manner of the sale.

        There also can be no assurance that the Notes Collateral will be saleable and, even if saleable, the timing of its liquidation is uncertain. To the extent that liens, rights or easements granted to third parties encumber assets located on property owned by us, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the Notes Collateral and the ability of the collateral agent to realize or foreclose on the Notes Collateral. By its nature, some or all of the Notes Collateral may be illiquid and may have no readily ascertainable market value. In the event that a bankruptcy case is commenced by or against us, if the value of the Notes Collateral is less than the amount of principal and accrued and unpaid interest on the Exchange Notes and all other senior secured obligations, interest may cease to accrue on the Notes from and after the date the bankruptcy petition is filed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Notes Collateral will be sufficient to pay the obligations due under the Notes and guarantees.

        To the extent that the claims of the holders of the Notes and guarantees exceed the value of the assets securing the Notes and guarantees and other liabilities, those excess claims will rank equally with the claims of the holders of our outstanding unsecured notes and any other indebtedness ranking pari passu with those unsecured notes. As a result, if the value of the assets pledged as security for the Notes and guarantees and other liabilities is less than the value of the claims of the holders of the Notes and guarantees and other liabilities, those excess claims may not be satisfied in full before the claims of our unsecured creditors are paid. Furthermore, upon enforcement against any Notes Collateral or in insolvency, under the terms of the Intercreditor Agreement the claims of the holders of the Notes and guarantees to the proceeds of such enforcement will rank behind the claims of the holders of obligations under the Commodity Supply Facility, which are first-priority obligations, and claims of holders of additional secured indebtedness (to the extent permitted to have priority by the indenture).

The Notes and guarantees are subordinated in right of payment to the obligations under the Commodity Supply Facility. The rights of holders of Notes and guarantees to the Notes Collateral and their ability to enforce their rights against Holdings and the guarantors under the Notes and guarantees are governed, and materially limited, by the Intercreditor Agreement.

        The Intercreditor Agreement provides that the lender under the Commodity Supply Facility is entitled to receive payment in full in cash and all commitments to lend under the Commodity Supply Facility will be terminated before any of the holders of the Notes will be entitled to receive any payment in the event of any distribution to creditors of Holdings or the guarantors in a bankruptcy or insolvency proceeding. In addition, the Intercreditor Agreement provides that Holdings and the guarantors may only make such regularly scheduled payments of interest on the Notes on a non-accelerated basis and that neither Holdings nor any guarantor may make any regularly scheduled payments of interest on the Notes except payments of interest and related tax gross-up amounts from the Notes Escrow Account if any default or event of default exists under the Commodity Supply Facility, and such payment default has not been cured or waived or any other default or event of default exists or would be created under the Commodity Supply Facility by the making of such payment and Holdings and the trustee have received a notice of such nonpayment default from the administrative agent under the Commodity Supply Facility.

        Additionally, the rights of holders of Notes and guarantees to the Notes Collateral are governed, and materially limited, by the Intercreditor Agreement. Pursuant to the Intercreditor Agreement, in the event of a default (other than an event of default resulting from a failure to pay interest or principal on the Notes) under the Notes or guarantees, holders of the Notes and guarantees are not permitted to take any enforcement action, including, without limitation to, accelerating the Notes, making a demand on any guarantee, initiating any legal proceeding or commencing any bankruptcy or insolvency proceeding, until the earlier of the commencement of a bankruptcy or insolvency proceeding and, if such default is not cured or waived, 365 days from date of delivery by the trustee for the Notes to RBS Sempra, or its designated agent, of a default notice. In the event of a bankruptcy or insolvency proceeding, holders of the Notes and guarantees are not permitted to take any enforcement actions, subject to certain limited exceptions, until such time as RBS Sempra, as the lender and counterparty under the Commodity Supply Facility, has been paid in full. In addition, pursuant to the indenture and the Notes Escrow Agreement, if the Company fails to make an interest payment on the Notes or related tax gross-up payment within 30 days after the applicable interest payment date, the trustee for the Notes will be permitted to apply funds from the Notes Escrow Account to the payment of such installment of interest or related tax gross-up amount that was due and the holders of the Notes will not be entitled to take any action against the Company as a result of such default or to accelerate the

Notes even if it would otherwise be in their interest to do so. No payment of tax gross-up amounts shall be made from the Notes Escrow Account to the extent the balance remaining in the Notes Escrow Account after giving effect to such payment, together with funds previously applied from the Notes Escrow Account to the payment of interest and not "topped up," would be less than the then required Notes Escrow Amount. If the trustee for the Notes withdraws funds from the Notes Escrow Account to make any such interest payment or related tax gross-up payment, the Company is required to "top up" the Notes Escrow Account to the Notes Escrow Amount. The absence of sufficient funds in the Notes Escrow Account to make any such interest payment or related tax gross-up payment or if Holdings fails to "top up" the Notes Escrow Account to the then required Notes Escrow Amount within 2 business days after any interest payment or related tax gross-up payment is made therefrom will constitute an event of default under the indenture. However, holders of the Notes and guarantees are not permitted to take any enforcement action against Holdings and the guarantors pursuant to the Intercreditor Agreement, including, without limitation, accelerating the Notes, making a demand on any guarantee, initiating any legal proceeding or commencing any bankruptcy or insolvency proceeding by or against us, until the earlier of the commencement of a bankruptcy or insolvency proceeding and, if such default is not cured or waived, 365 days from date of delivery by the trustee for the Notes to RBS Sempra, or its designated agent, of a default notice.

        Furthermore, pursuant to the terms of the Intercreditor Agreement, the holders of indebtedness under the Commodity Supply Facility, which is secured on a first-priority basis, control substantially all matters related to the Notes Collateral. Under the Intercreditor Agreement, at any time that the indebtedness secured on a prior lien basis remains outstanding, any actions that may be taken in respect of the Notes Collateral (including the ability to commence enforcement proceedings against the Notes Collateral and to control the conduct of such proceedings, and to approve amendments to, certain releases of Notes Collateral from the lien of, and waivers of past defaults under, the Notes Collateral documents) will be at the direction of the holders of such indebtedness. Under such circumstances, the holders of Notes and guarantees will not have the ability to control or direct such actions, even if the rights of the holders of Notes and guarantees are adversely affected. See "Description of the Exchange Notes—Intercreditor Agreement."

        Furthermore, because RBS Sempra, as the lender and counterparty under the Commodity Supply Facility, controls the disposition of the Notes Collateral securing the Commodity Supply Facility and the Notes and guarantees, if there were an event of default under the Notes, RBS Sempra, as the lender and counterparty under the Commodity Supply Facility, could decide not to proceed against the Notes Collateral, regardless of whether or not there is a default under the Commodity Supply Facility. By virtue of the direction of the administration of the pledges and security interests and the release of Notes Collateral, actions may be taken under the Notes Collateral documents that may be adverse to holders of the Notes.

Our subsidiaries hold most of our assets and conduct most of our operations and, unless they are subsidiaries that guarantee the Notes, they are not obligated to make payments on the Notes.

        Most of our operations are conducted through our subsidiaries. Therefore, Holdings, which is the issuer of the Notes, depends on the cash flow of its subsidiaries to meet its obligations. Our subsidiaries are separate and distinct legal entities and, except for the existing and future domestic subsidiaries that will be guarantors of the Notes, they will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. Because the creditors of these non-guarantor subsidiaries have direct claims on the subsidiaries and their assets, the claims of holders of the Notes are "structurally subordinated" to any existing and future liabilities of our non-guarantor subsidiaries. This means that the creditors of the non-guarantor subsidiaries have priority in their claims on the assets of our non-guarantor subsidiaries over the creditors of Holdings. Accordingly, if a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary occurs, holders of its indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to Holdings or its domestic subsidiaries. See "Description of the Exchange Notes."

        In addition, substantial portions of our ordinary course liabilities, including accounts payable and accrued liabilities, as reflected on our condensed consolidated balance sheet as of March 31, 2010, were incurred by our subsidiaries. Our operating subsidiaries' ability to make loans, distributions or other payments to Holdings will depend on their earnings, business, tax considerations and legal and contractual restrictions, which may adversely impact our ability to pay interest and principal due on the Notes. As of March 31, 2010 and for the nine months then ended, the guarantor subsidiaries represented more than 99% of our consolidated total assets, revenue and operating profit.

The rights of holders of Notes to the Notes Collateral may be adversely affected by the failure to perfect security interests in the Notes Collateral and other issues generally associated with the realization of security interests in collateral.

        Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, can only be perfected at the time such property and rights are acquired and identified and additional steps to perfect in such property and rights are taken. There can be no assurance that the trustee or the collateral agent for the Notes and guarantees will monitor, or that we will inform such trustee or collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the Notes and guarantees has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the Notes Collateral or the priority of the security interest in favor of Notes and guarantees against third parties.

        In addition, the security interest of the collateral agent will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the Notes Collateral or any recovery with respect thereto. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the Notes Collateral may significantly decrease.

In the event of our bankruptcy, the ability of the holders of Notes and guarantees to realize upon the Notes Collateral will be subject to certain bankruptcy law limitations and limitations under the Intercreditor Agreement.

        The ability of holders of the Notes and guarantees to realize upon the Notes Collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under federal bankruptcy law, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval, which may not be given. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use and expend collateral, including cash collateral, and to provide liens senior to the liens of the Notes and guarantees to secure indebtedness incurred after the commencement of a bankruptcy case, provided that the secured creditor either consents or is given "adequate protection." "Adequate protection" could include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition of the collateral during the pendency of the bankruptcy case, the use of collateral (including cash collateral) and the incurrence of such senior indebtedness. However, pursuant to the terms of the Intercreditor Agreement, the holders of Notes and guarantees agreed not to seek or accept "adequate protection" consisting of cash payments and will not object to the incurrence of additional indebtedness secured by liens senior to the collateral agent for the liens of the Notes and guarantees in an aggregate principal amount agreed to by the holders of prior lien obligations. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the collateral agent under the indenture could foreclose upon or sell the Notes Collateral, and as a result of the limitations under the Intercreditor Agreement, the holders of Notes and guarantees will not be compensated for any delay in payment or loss of value of the Notes Collateral through the provision of "adequate protection."

        In addition to the waiver with respect to adequate protection set forth above, the Intercreditor Agreement provides that the holders of senior debt, including the Commodity Supply Facility, will be entitled to receive indefeasible payment in full in cash and all commitments to lend under the Commodity Supply Facility will be terminated before any of the holders of the Notes will be entitled to receive any payment in the event of any distribution to creditors of Holdings or the guarantors in a bankruptcy or insolvency proceeding. Under the terms of the Intercreditor Agreement, the holders of Notes and guarantees also waived certain other important rights that secured creditors may be entitled to in a bankruptcy proceeding, as described in "Description of the Exchange Notes—Intercreditor Agreement." Specifically, holders of the Notes and guarantees are not permitted to take any enforcement actions, subject to certain limited exceptions, in the event of a bankruptcy or insolvency proceeding until such time as RBS Sempra, as the lender and counterparty under the Commodity Supply Facility, has been paid in full. These waivers could adversely impact the ability of the holders of Notes to recover amounts owed to them in a bankruptcy proceeding.

If a bankruptcy petition were filed by or against us, holders of Exchange Notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture.

        If a bankruptcy petition were filed by or against us under Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended (the "U.S. Bankruptcy Code") after the issuance of the Notes, there is a risk that a bankruptcy court could determine that the claim by any holder of the Notes for the principal amount of the Notes should be limited to an amount equal to the sum of:

  •
  the original issue price for the Notes; and

  •
  that portion of the original issue discount that does not constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code.

        Generally, any original issue discount that was not amortized as of the date of the bankruptcy filing may constitute unmatured interest, which is not allowable as claim in bankruptcy. Under the U.S. Bankruptcy Code, the holders of Notes would only have the right to receive interest accruing after the commencement of a bankruptcy proceeding to the extent that the value of the Notes Collateral (after taking into account all prior liens on such Notes Collateral) exceeds the claim of the holders of Notes for principal and pre-petition interest on the Notes. Accordingly, holders of the Notes and guarantees under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture, even if sufficient funds were available.

The Notes Collateral may be diluted under certain circumstances.

        The Notes Collateral (other than the Notes Escrow Account) also secures our obligations under the Commodity Supply Facility. This collateral may secure additional senior indebtedness that Holdings or certain of its subsidiaries incurs in the future, subject to restrictions on our ability to incur debt and liens under the Commodity Supply Facility and the indenture. Your rights to the Notes Collateral would be diluted by any increase in the indebtedness secured by this collateral.

Any current or future grant of collateral might be avoidable in bankruptcy.

        Any future grant of collateral in favor of the collateral agent for the benefit of the trustee might be avoidable by the grantor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the grantor is insolvent at the time of the grant, the grant permits the holders of Notes and guarantees to receive a greater recovery than if the grant had not been given and a bankruptcy proceeding in respect of the grantor is commenced within 90 days following the grant or, in certain circumstances, a longer period.

We may not have sufficient funds, or be permitted by the Commodity Supply Facility, to repurchase the Notes upon a change of control.

        In the event of a "change of control" (as defined in the indenture), we must offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase. See "Description of the Exchange Notes—Change of Control." In the event that we are required to make such an offer, there can be no assurance that we would have sufficient funds available to purchase any of the Notes and we may be required to refinance the Notes. There can be no assurance that we would be able to accomplish a refinancing or, if a refinancing were to occur, that it would be accomplished on commercially reasonable terms.

        The Commodity Supply Facility prohibits us from repurchasing any of the Notes, except under limited circumstances. The Commodity Supply Facility also provides that certain change of control events would constitute an event of default. In the event a change of control occurs at a time when we are prohibited from purchasing the Notes, we could seek the consent of RBS Sempra, as the lender and counterparty under the Commodity Supply Facility, to purchase the Notes. If we did not obtain such a consent, we would remain prohibited from purchasing the Notes. In this case, our failure to purchase would constitute an event of default under the indenture.

        The change of control provisions in the indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the Notes. Except as otherwise described above, the indenture does not contain provisions that permit the holders of the Notes to require us to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. In addition, pursuant to the Intercreditor Agreement, the exercise of any foreclosure rights by RBS Sempra, as the lender and counterparty under the Commodity Supply Facility, will not result in a change of control under the indenture.

If we were to become insolvent, insolvency proceedings might hinder the receipt of payment on the Notes.

        An investment in the Notes involves insolvency and bankruptcy considerations that investors should carefully consider. If we become a debtor subject to proceedings under the U.S. Bankruptcy Code, such circumstances are likely to result in delays in the payment of the Notes and may result in our inability to make payment of all or a portion of the amounts due under the Notes. Provisions of the U.S.

Bankruptcy Code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of transfers by a trustee or debtor-in-possession, priorities among creditors, substantive consolidation, limitations on the collectability of unmatured interest or attorneys' fees, and a forced restructuring of the Notes.

A court could deem the issuance of the Notes and guarantees to be a fraudulent conveyance and void all or a portion of the obligations represented by the Notes and guarantees.

        In a bankruptcy proceeding, a trustee, debtor-in-possession, or someone else acting on behalf of the bankruptcy estate may seek to recover transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for less than reasonably equivalent value or fair consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress or that rendered the debtor insolvent, inadequately capitalized or unable to pay its debts as they become due, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee or such other parties may recover such transfers and avoid such obligations made within two years prior to the commencement of a bankruptcy proceeding. Furthermore, under certain circumstances, creditors may generally recover transfers or void obligations outside of bankruptcy under applicable fraudulent transfer laws, within the applicable limitation period, which are typically longer than two years. In bankruptcy, a representative of the estate may also assert such claims. If a court were to find that Holdings issued the Notes or guarantees under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under the Notes and guarantees. In addition, under such circumstances, the value of any consideration holders received with respect to the Notes and guarantees could also be subject to recovery from such holders and possibly from subsequent transferees, or holders might be returned to the same position they held as Holders. Therefore, a new security could be voided, or claims in respect of a new security could be subordinated to all other debts of Holdings and holders who receive cash consideration could be required to return it if Holdings at the time it incurred the indebtedness evidenced by the new securities received less than reasonably equivalent value or fair consideration for the issuance of the new securities and the payment of the cash consideration, and:

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  was insolvent or rendered insolvent by reason of such issuance or incurrence;

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  was engaged in a business or transaction for which Holdings' remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        The measures of insolvency for purposes of fraudulent transfer laws varies depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation;

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  the present fair value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        We cannot assure you as to what standard a court would apply in determining whether Holdings would be considered to be insolvent.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and the liens securing the guarantees and require noteholders to return payments received from guarantors.

        Our creditors or the creditors of our guarantors could challenge the guarantees issued by our guarantors and the liens securing those guarantees as fraudulent conveyances or on other grounds. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the delivery of the guarantees and the grant of the liens securing those guarantees could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or at the time it granted its liens, (a) issued the guarantee or granted the liens with the intent of hindering, delaying or defrauding any current or future creditor or contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of other creditors or (b) received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and the incurrence of the liens, and if the guarantor:

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  was insolvent or rendered insolvent by reason of such incurrence;

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        If the guarantee issued by that guarantor were avoided or limited under fraudulent conveyance or other laws, any claim you make against such guarantor for amounts payable on the Notes would be effectively subordinated to all of the indebtedness and other obligations of such guarantor, including trade payables and any subordinated indebtedness.

        If the granting of liens to secure the guarantees issued by our guarantors were avoided or limited under fraudulent conveyance or other laws, the guarantees would become unsecured claims to the extent of the avoidance or limitation, ranking equally with all general unsecured claims against such guarantors.

        The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets;

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  if the present fair value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts, including contingent liabilities, as they become due.

        We cannot be sure what standard a court would apply in making these determinations or, regardless of the standard, that a court would not void the guarantees issued by our guarantors or that such guarantees would not be subordinated to the other indebtedness of our guarantors.

The significant changes in the composition of our ownership and our Board of Directors in connection with the Restructuring, together with the approval and governance rights contained in our certificate of incorporation, bylaws and the Stockholders Agreement (as defined herein), could have adverse consequences for security holders.

        The transactions that occurred in connection with the Restructuring resulted in a significant number of new shares of our Common Stock being issued to various new and existing shareholders.

RBS Sempra, as the lender and counterparty under the Commodity Supply Facility, owns all of our Class B Common Stock, representing, in the aggregate, approximately 7% of our outstanding shares of Common Stock, and as both a creditor and as the holder of the Class B Common Stock with certain approval and board rights, has the ability to approve a significant number of transactions and block a change of control and other material transactions that may otherwise be beneficial to holders of Notes. Specifically, the Stockholders Agreement provides that holders holding in the aggregate a majority of the issued and outstanding shares of the Class B Common Stock will have the right to consent to any transaction which results in a "Change of Control" set out in clause (3) of the definition of "Change of Control" in the indenture as modified by the second proviso contained therein (which definition is described below under "Description of Exchange Notes—Certain Definitions"), whether or not it is pursuant to a Mandatory Offer (as defined herein), tag-along, drag-along, or otherwise, unless the contemplated transaction would, as a condition to the consummation thereof, result in, and does result in, the full payoff and termination of the Commodity Supply Facility. In addition, the approval of (i) holders of at least 70% of the issued and outstanding shares of Class A Common Stock, (ii) holders of at least 70% of the issued and outstanding shares of Class B Common Stock, (iii) holders of at least 70% of the issued and outstanding shares of Class C Common Stock (only with respect to an amendment of the certificate of incorporation or the bylaws of the Company or any subsidiary of the Company, and solely to the extent that such amendment affects the rights of the Class C Common Stock or increases the number of authorized shares of Class C Common Stock) and (iv) holders of at least 75% of all issued and outstanding shares of Common Stock is required for, among other things, any bankruptcy, liquidation or winding up or an amendment to the certificate of incorporation or bylaws of Holdings or any of its subsidiaries (in the case of the Class B Common Stock, to the extent such amendments affects the rights of holders of Class B Common Stock or increases the number of authorized shares of Class B Common Stock), a reorganization or reclassification of the Company or any of its securities or a waiver of preemptive rights in connection with strategic investments in Holdings by any person. In addition to any vote by shareholders required under Delaware law, a vote of holders of at least 70% of the issued and outstanding shares of Class A Common Stock and holders of at least 70% of the issued and outstanding shares of Class B Common Stock (in the case of the Class B Common Stock, until shares of Class B Common Stock are converted into shares of Class C Common Stock or shares of Class D Common Stock or unless the contemplated merger or other transaction would, as a condition to the consummation thereof, result in, and does result in, the full pay-off and termination of the Commodity Supply Facility) is required to approve any merger, consolidation or other business combination involving the Company or any of its subsidiaries (other than mergers of wholly owned subsidiaries of the Company with each other or the Company) or any transaction having the effect (economic or otherwise) of a sale of all or substantially all of the assets of the Company or any of its subsidiaries (other than transfers of assets of wholly owned subsidiaries of the Company to each other or the Company).

        Our Board of Directors consists of nine directors, five of whom have been designated by the holders of the Class A Common Stock (the "Class A Directors"), one of whom has been designated by the holders of the Class B Common Stock (the "Class B Director"), two of whom have been designated by holders of the Class C Common Stock and one of whom is Holdings' president and chief executive officer. Following the conversion of the shares of Class A Common Stock, Class B Common Stock (if applicable) and Class C Common Stock into shares of Class D Common Stock in connection with an initial public offering ("IPO"), the Board of Directors will consist of such number of directors as will be determined by the Board of Directors from time to time, which number will not be less than seven (7) nor more than fifteen (15) directors, and directors will be elected by holders of shares of Common Stock, voting as a single class at any meeting of the stockholders of the Company at which directors are permitted to be elected, or as otherwise permitted under the Bylaws, provided, however, that, for so long as the shares of Class B Common Stock are outstanding and have not been converted into shares of Class C Common Stock or into shares of Class D Common Stock, the Board of

Directors will include one director nominated and elected by holders of shares of Class B Common Stock. Prior to the conversion of the various classes of our Common Stock into Class D Common Stock upon the occurrence of an IPO, certain actions will require the approval of (i) a majority of the authorized Class A Directors, (ii) a majority of all authorized directors and (iii) in the case of certain specified actions, for so long as holders of shares of Class B Common Stock have the exclusive right to nominate and elect the Class B Director, the Class B Director.

        The change in ownership and the change in composition of our Board of Directors, as well as the separate approval rights of the Class A Common Stock, Class B Common Stock and Class C Common Stock, and their respective directors, could have an impact on the future direction of the Company, including decisions regarding financing arrangements, capital structure, senior management appointments and business operations. The interests of the holders of the other classes of our Common Stock and their respective directors following the Restructuring could be different from holders of the Notes and they could take actions that are in their interests and not the interests of the holders of the Notes.

There is no active trading market for the Notes or the guarantees, and we cannot assure you that a market for the Notes or the guarantees will develop.

        There are currently no active trading markets for the Notes or the guarantees. We do not intend to list the Original Notes, Exchange Notes or the guarantees on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. As a result, there can be no assurance that an active trading market will develop for the Exchange Notes or the guarantees, or, if such market develops, as to the liquidity or sustainability of any such market.

        In addition, the liquidity of the trading markets for the Exchange Notes and the guarantees, if any, and the market price quoted for such securities, may be adversely affected by changes in interest rates in general, by changes in our financial performance or prospects, and changes in our industry in general.

Holders that fail to exchange their Original Notes will face restrictions that will make the sale or transfer of the Original Notes more difficult.

        Holders that do not exchange their Original Notes for Exchange Notes in the exchange offer will continue to be subject to the restrictions on transfer of the Original Notes. In general, holders may only offer or sell the Original Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from those requirements. We do not intend to register the Original Notes under the Securities Act. To the extent other Original Notes are tendered and accepted in the exchange offer and holders elect not to exchange their Original Notes, the trading market, if any, for Original Notes would be adversely affected because Original Notes will be less liquid than the Exchange Notes. See "The Exchange Offer—Consequences of Failure to Exchange."

Some holders that exchange their Original Notes may be required to comply with registration and prospectus delivery requirements in connection with the sale or transfer of their Exchange Notes.

        Holders that exchange Original Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes which were acquired by such broker-dealer as a result of market-making or other trading activities, may be deemed to be a statutory underwriter under the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Holders that are required to comply with the registration and prospectus delivery requirements may face additional burdens on the transfer of their Notes and could incur liability for failure to comply with applicable requirements.

THE EXCHANGE OFFER

The Exchange Offer

Purpose of the Exchange Offer

        The Company issued $67,741,000 in principal amount of the Original Notes on September 22, 2009, in a transaction exempt from the registration requirements of the Securities Act. The Original Notes were issued only to (i) "qualified institutional buyers," as that term is defined in Rule 144A under the Securities Act, (ii) "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and (iii) persons who are not "U.S. persons," who did not acquire the Original Notes for the account or benefit of a U.S. person, and who acquired the Original Notes in an offshore transaction (in each of this clause (iii) as defined in, and in compliance with, Regulation S under the Securities Act).

        In connection with the issuance of the Original Notes, the holders thereof became entitled to the benefits of a registration rights agreement, dated as of September 22, 2009, among the Company and the guarantors named therein.

        The registration rights agreement provides that:

  •
  We will file an exchange offer registration statement with the SEC;

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  We will use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act;

  •
  We will keep the registered exchange offer open for at least 20 business days (or longer if required by applicable law or otherwise extended by the Company, at its option) after the date notice of the registered exchange offer is mailed to the holders of the Original Notes; and

  •
  We will consummate the exchange offer on or prior to the 45th day following the effectiveness of the exchange offer registration statement.

        The exchange offer being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the registration rights agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders of Original Notes known to us. There will be no fixed record date for determining beneficial holders of Original Notes entitled to participate in the exchange offer.

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all Original Notes properly tendered and not withdrawn prior to the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Original Notes accepted in the exchange offer. Holders may tender some or all of their Original Notes pursuant to the exchange offer.

        Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the Exchange Notes issued in exchange for Original Notes may offer for resale, resell and otherwise transfer the Exchange Notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as the Exchange Notes are acquired in the ordinary course of the holder's business, the holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the Exchange Notes. A broker-dealer that acquired Original Notes directly from the Company cannot exchange the Original Notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution" for additional information.

        We will accept validly tendered Original Notes promptly following the expiration of the exchange offer by giving oral or written notice of the acceptance of such notes to the exchange agent. The exchange agent will act as agent for the tendering holders of Original Notes for the purposes of receiving the Exchange Notes from the Company and delivering Exchange Notes to such holders.

        If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under "—Conditions" without waiver by us, certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering holder of any such Original Notes promptly after the Expiration Date.

        Holders of Original Notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes, pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See "—Fees and Expenses."

Shelf Registration Statement

        Pursuant to the registration rights agreement, we have agreed to file a shelf registration statement if:

  •
  because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Company is not permitted to effect the exchange offer; or

  •
  the exchange offer is not consummated on or prior to the 45th day following fifth business day following the one-year anniversary of the issuance of the Original Notes.

        A holder that sells Original Notes pursuant to the shelf registration statement generally must be named as a selling securityholder in the related prospectus and must deliver a prospectus to purchasers, because a seller will be subject to civil liability provisions under the Securities Act in connection with these sales. A seller of the Original Notes also will be bound by applicable provisions of the applicable registration rights agreement, including indemnification obligations. In addition, each holder of Original Notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its Original Notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages in the registration rights agreement.

        We have agreed to file a shelf registration statement with the SEC as promptly as practicable and thereafter use our commercially reasonable best efforts to cause a shelf registration statement to be declared effective by the SEC on or prior to the 90th day after the date notice of the shelf registration statement is delivered to the holders of the Original Notes. In addition, we agreed to use our commercially reasonable efforts to keep such shelf registration statement continuously effective for a period of 180 days following the date the shelf registration statement is declared effective, or such shorter period which terminates when all notes covered by that shelf registration statement have been sold under it.

Demand Registration Statement

        We have agreed to use our commercially reasonable efforts to file with the SEC one demand registration statement for the resale of any Original Notes upon the request of holders of $10 million aggregate outstanding principal amount of Original Notes who are affiliates on the fifth business day following the one-year anniversary of the issuance of the Original Notes. We have agreed to use our commercially reasonable efforts to cause such demand registration statement to be declared effective under the Securities Act on or prior to the 90th day following the delivery of the request to file the demand registration statement and to keep such registration statement continuously effective for a period of 90 days following the date the demand registration statement is declared effective, or such shorter period which terminates when all notes covered by that demand registration statement have been sold under it.

Additional Interest in Certain Circumstances

        If we are required under the terms of the registration rights agreement to (A) file an exchange offer registration statement and (i) the exchange offer registration statement does not become effective by the fifth business day following the one-year anniversary of the issuance of the Original Notes or (ii) the exchange offer is not completed within 45 days after the exchange offer registration statement becomes effective, or (B) to make available an effective shelf registration statement and (i) an effective shelf registration statement is not made available by the 90th day following the date on which the requirement to make such shelf registration statement available arises or (ii) following effectiveness of the shelf registration statement, subject to limited exceptions, it ceases to remain effective or otherwise available for a period of 180 days following the date the shelf registration statement is declared effective, or (C) to make available an effective demand registration statement and (i) an effective demand registration statement is not made available by the 90th day following the date on which the requirement to make such demand registration statement available arises or (ii) following effectiveness of the demand registration statement, subject to limited exceptions, it ceases to remain effective or otherwise available for a period of 90 days following the date the demand registration statement is declared effective, the annual interest rate borne by the Original Notes will be increased ("Additional Interest") by 0.25% per annum with respect to each 90-day period that passes, up to a maximum of 1.00% per annum, in each case, until the exchange offer registration statement is filed, the exchange offer registration statement becomes effective, the exchange offer is completed, an effective shelf registration statement becomes available or again becomes available, as applicable, or the Original Notes held by affiliates otherwise become freely transferable under the Securities Act.

Expiration Date; Extensions; Amendment

        The Company will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the Original Notes. The term "Expiration Date" means the Expiration Date set forth on the cover page of this prospectus, unless the Company extends the exchange offer, in which case the term "Expiration Date" means the latest date to which the exchange offer is extended.

        In order to extend the Expiration Date, the Company will notify the exchange agent of any extension by oral or written notice and will issue a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        The Company reserves the right:

  •
  to delay accepting any Original Notes and to extend the exchange offer or to terminate the exchange offer and not accept Original Notes not previously accepted if any of the conditions set forth under "—Conditions" shall have occurred and shall not have been waived by the

    Company, if permitted to be waived by the Company, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

  •
  to amend the terms of the exchange offer in any manner deemed by the Company to be advantageous to the holders of the Original Notes. (The Company is required to extend the offering period for certain types of changes in the terms of the exchange offer, for example, a change in the consideration offered or percentage of Original Notes sought for tender.)

        All conditions set forth under "—Conditions" must be satisfied or waived prior to the Expiration Date.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice. If the exchange offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Original Notes of such amendment. In the event of a material change in the exchange offer, including the waiver of a material condition by the Company, the Company will extend the exchange offer, if necessary, so that at least five business days remain prior to the Expiration Date following the notice of the material change.

        Without limiting the manner in which the Company may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.

Exchange Offer Procedures

        To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures on the letter of transmittal guaranteed if required by instruction 2 of the letter of transmittal, and mail or otherwise deliver the letter of transmittal or such facsimile or an agent's message, as defined below, in connection with a book entry transfer, together with the Original Notes and any other required documents. To be validly tendered, such documents must reach the exchange agent before 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Original Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the Expiration Date.

        The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Original Notes that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

        The tender by a holder of Original Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

        The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent before 5:00 p.m., New York City time, on the Expiration Date. No letter of transmittal or Original Notes should be sent to us. We have not provided guaranteed delivery procedures for the exchange offer or under this prospectus or the letter of transmittal provided herewith.

        Only a holder of Original Notes may tender Original Notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name Original Notes are registered on the Company's books or any other person who has obtained a properly completed bond power from the registered holder.

        Any beneficial holder whose Original Notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such registered holder must, prior to completing and executing the letter of transmittal and delivering its Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the Original Notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by an eligible guarantor institution.

        If a letter of transmittal is signed by a person other than the registered holder of any Original Notes listed therein, such Original Notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the Original Notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the Original Notes.

        If a letter of transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with such letter of transmittal.

        All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered Original Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes our acceptance of which, in the opinion of our counsel, would be unlawful. The Company also reserves the absolute right to waive any irregularities or defects as to the Original Notes. If the Company waives any condition of the Original Notes for any note holder, it will waive such condition for all note holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of Original Notes without cost to such holder, unless otherwise provided in the relevant letter of transmittal, promptly following the Expiration Date.

        In addition, the Company reserves the absolute right in its sole discretion to:

  •
  purchase or make offers for any Original Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "—Conditions," to terminate the exchange offer in accordance with the terms of the registration rights agreement; and

  •
  to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers may differ from the terms of the exchange offer.

        By tendering, each holder will represent to us that, among other things:

  •
  such holder or other person is not our "affiliate," as defined under Rule 405 of the Securities Act, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  the Exchange Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder or other person;

  •
  neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes in violation of the Securities Act; and

  •
  if such holder is not a broker-dealer, neither such holder nor such other person is engaged in or intends to engage in a distribution of the Exchange Notes.

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Original Notes at The Depository Trust Company ("DTC") for the purpose of facilitating the exchange offer, and subject to the establishment of such accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of Original Notes by causing DTC to transfer such Original Notes into the exchange agent's account with respect to the Original Notes in accordance with DTC's procedures for such transfer. Although delivery of the Original Notes may be effected through book-entry transfer into the exchange agent's account at DTC, a letter of transmittal properly completed and duly executed with any required signature guarantee, or an agent's message in lieu of a letter of transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

        To withdraw a tender of Original Notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

  •
  specify the name of the depositor, who is the person having deposited the Original Notes to be withdrawn;

  •
  identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of such Original Notes or, in the case of Original Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

  •
  be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Original Notes register the transfer of such Original Notes into the name of the depositor withdrawing the tender; and

  •
  specify the name in which any such Original Notes are to be registered, if different from that of the depositor.

        All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Exchange Notes will be issued with respect to the Original Notes withdrawn unless the Original Notes so withdrawn are validly retendered. Any Original Notes which have been tendered but which are not accepted for exchange will be returned to its holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described above under "—exchange offer Procedures" at any time prior to the Expiration Date.

Conditions

        Notwithstanding any other term of the exchange offer, the Company will not be required to accept for exchange, or exchange, any Exchange Notes for any Original Notes, and may terminate or amend the exchange offer before the Expiration Date, if:

  •
  in the opinion of our counsel, the exchange offer or any part thereof contemplated herein violates any applicable law or interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or any material adverse development shall have occurred in any such action or proceeding with respect to us;

  •
  any governmental approval has not been obtained, which approval we shall deem necessary for the consummation of the exchange offer as contemplated hereby;

  •
  any cessation of trading on any securities exchange, or any banking moratorium, shall have occurred, as a result of which we are unable to proceed with the exchange offer; or

  •
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement or proceedings shall have been initiated or, to our knowledge, threatened for that purpose.

        If any of the foregoing conditions exist, the Company may, in its reasonable discretion:

  •
  refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders;

  •
  extend the exchange offer and retain all Original Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such Original Notes to withdraw their tendered Original Notes; or

  •
  waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered Original Notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and the Company will extend the exchange offer, if necessary, so that at least five business days remain prior to the Expiration Date following the date of the prospectus supplement.

Exchange Agent

        We have appointed Global Bondholder Services Corporation as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal to Global Bondholder Services Corporation addressed as follows:

  By Mail:

  65 Broadway—Suite 404
  New York, New York 10006
  Attention: Corporate Actions

  By Overnight Mail or Courier:

  65 Broadway—Suite 404
  New York, New York 10006
  Attention: Corporate Actions

Solicitation of Tenders; Fees and Expenses

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for their customers.

        We will pay our expenses incurred in connection with the exchange offer. Such expenses include, among others, the fees and expenses of the exchange agent and Trustee, registration fees, and accounting, legal, printing and related fees and expenses.

        No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to this prospectus, under any circumstances, creates any implication that there has been no change in our affairs since the dates as of which information is given in this prospectus. The exchange offer is not being made to, and tenders will not be accepted from or on behalf of, holders of Original Notes in any jurisdiction in which the making of the exchange offer or the acceptance of the exchange offer would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in the jurisdiction and extend the exchange offer to holders of Original Notes in the jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers which are licensed under the laws of the jurisdiction.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the exchange offer. However, the transfer taxes will be payable by the tendering holder if:

  •
  certificates representing Exchange Notes or Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Notes tendered;

  •
  tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the exchange offer.

        We will bill the amount of the transfer taxes directly to the tendering holder if satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal.

Consequences of Failure to Exchange

        Holders of Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the Original Notes as described in the legend on the Original Notes. Original Notes not exchanged pursuant to the exchange offer will continue to remain outstanding in accordance with their terms. In general, the Original Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Original Notes under the Securities Act, unless required under the Registration Rights Agreement.

        Participation in the exchange offer is voluntary, and holders of Original Notes should carefully consider whether to participate. Holders of Original Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

        As a result of the making of, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of Original Notes who do not tender their Original Notes in the exchange offer will continue to hold the Original Notes and will be entitled to all the rights and subject to the limitations applicable to the Original Notes under the indenture, except for any rights under the registration rights agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this exchange offer. All untendered Original Notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that Original Notes are tendered and accepted in the exchange offer, the trading market for untendered Original Notes could be adversely affected.

Fees and Expenses

        We will pay the expenses of soliciting Original Notes for exchange. The principal solicitation is being made by mail by Global Bondholder Services Corporation as exchange agent. However, additional solicitations may be made by telephone, facsimile or in person by our officers and employees and our affiliates and by persons so engaged by the exchange agent.

        We will pay Global Bondholder Services Corporation as exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

        We will pay all transfer taxes, if any, applicable to the exchange of the Original Notes in connection with the exchange offer. If, however, certificates representing the Exchange Notes or the Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Notes tendered, or if tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Original Notes in this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The unamortized expenses related to the issuance of the Original Notes will be amortized over the term of the Exchange Notes.

 USE OF PROCEEDS

        This exchange offer is intended to satisfy the Company's obligation to exchange the Exchange Notes, which are registered with the SEC, for the Original Notes, which were not registered with the SEC. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes, we will receive the outstanding Original Notes in like principal amount, the terms of which are identical in all material respects to the terms of the Exchange Notes, except as otherwise described herein. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued.

        We did not receive any cash proceeds from the issuance of the Original Notes pursuant to the exchange offer consummated in connection with the Restructuring.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the Company's historical ratios of earnings to fixed charges for the periods indicated. The historical ratios are prepared on a consolidated basis in accordance with U.S. GAAP.

        Earnings (loss) before fixed charges consist of: (1) income (loss) before income tax (expense) benefit; and (2) fixed charges. Interest and other debt expense primarily consists of: (1) interest and fees incurred related to various debt and commodity hedging agreements; (2) the impact of changes in the market value of interest rate swaps; (3) amortization of original issue discount on Original Notes and Floating Rate Notes; and (4) amortization of deferred financing costs associated with various debt, commodity and commodity hedging agreements.

	Nine Months Ended March 31, 2010
		Fiscal Year Ended June 30,
		2009	2008	2007	2006	2005
		($ in thousands)
Earnings before fixed charges:
Income (loss) before income taxes	$22,585	$(127,450)	$41,948	$(22,293)	$(66,783)	$41,230
Interest and other debt expense	29,058	45,735	37,911	37,316	4,261	3,472
Estimated interest portion of rental expense(1)	321	450	445	514	175	129

Earnings (loss) before fixed charges	$51,964	$(81,265)	$80,304	$15,537	$(62,347)	$44,831

Fixed charges:
Interest and other debt expense	$29,058	$45,735	$37,911	$37,316	$4,261	$3,472
Estimated interest portion of rental expense	321	450	445	514	175	129

Total fixed charges	$29,379	$46,185	$38,356	$37,830	$4,436	$3,601

Ratio of earnings to fixed charges(2)	1.77x	—	2.09x	—	—	12.45x

(1)
The interest portion of rental expense is estimated to be 33% of total rental expense.

(2)
The ratio of earnings to fixed charges was less than one-to-one for each of the fiscal years ended June 30, 2009, 2007 and 2006. Earnings were insufficient to cover fixed charges by $127.4 million, $22.3 million and $66.8 million for the fiscal years ended June 30, 2009, 2007 and 2006, respectively.

 CAPITALIZATION

        The table below summarizes our capitalization as of March 31, 2010. Other than the exchange of Exchange Notes for Original Notes, the exchange offer is not expected to have a material impact on the capitalization summarized in the table. The information in the table should be read in conjunction with "Use of Proceeds," "Selected Financial Data and Supplementary Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements included in this prospectus.

Balance at March 31, 2010 (unaudited)
(in thousands)
Long-term debt:
Original Notes (net of original issue discount of $15,833)	$51,460
Floating Rate Notes (net of original issue discount of $47)	6,370
Commodity Supply Facility	—

Total long-term debt	57,830

Stockholders' equity (deficit):
Total common stock	543
Additional paid in capital	138,348
Class A treasury stock	(99)
Accumulated other comprehensive income	(196)
Accumulated deficit	(51,295)

Total stockholders' equity	87,301

Total capitalization	$145,131

DESCRIPTION OF BUSINESS

Company Overview, History and Development

        The Company was founded and incorporated in the state of Delaware in 1999. Headquartered in Stamford, Connecticut, we are an independent energy provider of retail natural gas and electric power to residential and commercial customers in deregulated markets in the U.S.and Canada. We are one of a number of retail energy marketers in the growing deregulated market. We currently serve natural gas and electricity customers located in 40 market areas across 14 states in the U.S. and in the provinces of Ontario and British Columbia in Canada.

        The following map reflects the states in the U.S. and the Canadian provinces where we have natural gas and electricity customers as of March 31, 2010.

        As of March 31, 2010, most of our current customers have been acquired organically through door-to-door, telemarketing, direct mail and internet sales channels. In addition to organic growth, which is addressed below under the caption "Our Customer Portfolio," we have historically followed a disciplined acquisition strategy, acquiring only businesses that meet certain criteria, including the following:

  •
  the acquired operations must be consistent with our business objectives to build a profitable retail business;

  •
  the customers of the acquired company must have been acquired by such company in a manner consistent with our marketing principles and values and in accordance with applicable laws and regulations;

  •
  the operations of the acquired company can be integrated with existing internal systems and processes;

  •
  the acquired customers are located in markets that facilitate risk management through transparent pricing, liquid instruments, and diversity of credit-worthy suppliers; and

  •
  the acquisition can be supported by our financing capabilities.

        Some of the companies we acquired were located in markets not previously served by us and therefore, provided us with new strategic marketing opportunities. We intend to continue this strategy when evaluating new acquisition opportunities.

        We have completed 10 separate acquisitions since our inception in 1999. Since 2005, we have completed the following acquisitions:

Acquisition Date	Company / Business Acquired	Number and Type of RCEs Acquired
November 2005	Castle Power LLC	53,000 natural gas
August 2006	Shell Energy Services Company L.L.C.	315,000 natural gas
May 2007	Vantage Power Services L.P.	12,000 electricity
January 2008	GasKey division of PS Energy Group, Inc.	60,000 natural gas
October 2008	Catalyst Natural Gas LLC	38,000 natural gas

        On August 1, 2006, we acquired substantially all of the assets of SESCo, a wholly owned subsidiary of Shell Oil Company. As of August 1, 2006, SESCo supplied natural gas to approximately 315,000 RCEs in the deregulated markets of Georgia and Ohio. In addition to expanding our relationships with customers in two of our existing LDC markets in Ohio, the SESCo acquisition added Georgia to the list of states in which we operate. Georgia has been our largest natural gas market since the acquisition of SESCo.

Information Regarding Our Business Segments

        Information regarding our business segments can be found in Note 22 "Business Segments" of the notes to the audited consolidated financial statements for the fiscal years ended June 30, 2009, 2008 and 2007 and in Note 19 of the unaudited condensed consolidated financial statements for the three months and nine months ended March 31, 2010 and 2009 included herein.

Our Products

        We sell natural gas and electricity at variable or market-based prices that, in most cases, change monthly or at fixed prices for a forward term that generally does not exceed two years. In the case of variable sales contracts as well as most mid-market commercial sales, we purchase natural gas or electricity at the time of sale. In the case of fixed price retail customers, we purchase natural gas and electricity in advance of sales. Costs are marked up with a reasonable profit margin.

        For fixed price sales contracts, the cost of the commodity is hedged in the forward markets with financial swaps and physical forward contracts that settle monthly. The natural gas and electricity is then purchased at the time such swaps and forward contracts settle. We regularly calculate the amount of the commodity required to meet our expected customer deliveries and balance this against the quantity hedged or purchased for such customers. Differences between expected customer deliveries and commodity purchases are managed by adjusting natural gas deliveries from storage and buying any shortfall or selling any excess in the spot market.

        We market variations of two basic products:

  •
  Fixed price contracts—Generally with terms of up to two years for natural gas and electricity, fixed rate products provide consumers with price protection against fluctuations in natural gas and electricity prices. In marketing this product, we do not promise savings as a consumer could pay more if prices offered by a local utility or other competitor, which are based on variable market conditions, fall during the term of the fixed rate contract.

    We have a risk management policy that is intended to reduce our financial exposure related to changes in the price of natural gas and electricity. Under this policy, our objective is to hedge a minimum of 100% of the anticipated natural gas commodity purchases required to meet expected customer demand for all accounts served under fixed price contracts. Any difference between actual consumption and our purchased commodity volume results in pricing risk for the month.

  •
  Variable price contracts—Variable price products generally are priced competitively with the price offered by the region's incumbent utility and/or other local competitors (the "price to compare" or "PTC"). Our variable rate product is similar to utility variable rate pricing. By using alternative supply arrangements, we are sometimes able to supply customers with the commodity at a price lower than the utility's tariff pricing due to the utility's prior period cost recovery charges or fixed term transportation costs. We do not guarantee to customers that our price will be below the PTC.

    We generally do not hedge to protect against price volatility associated with deliveries under variable rate natural gas contracts because our variable price is set ahead of the month of commodity flow, which ensures a direct correlation between our cost for commodity delivered and the price charged to the customer. However, we do hedge inventory purchased during the summer by selling it forward in the winter months to protect us and our customers from higher prices on the storage portion of their volumes.

    For electricity, our variable prices are set prior to the beginning of the month of commodity flow. We purchase commodity for delivery based on our expected customer usage for that month. Any difference between actual consumption and our purchased commodity volume results in pricing risk for the month.

        The natural gas and electricity sold is metered and delivered to customers by LDCs. Except in our Georgia natural gas and Texas electricity markets and for certain of our commercial customers, LDCs generally provide billing and collection services on our behalf for residential and small commercial customers. In the case of our Georgia and Texas retail markets, we bill and collect directly from customers the price of delivered commodity plus the charges associated with the local utility's distribution costs, the latter of which is remitted to such utility.

Our Customer Portfolio

        Our customer base consists of residential and small and mid-market commercial customers. We have limited exposure to high concentrations of sales volumes to individual customers. For the fiscal years ended June 30, 2009, 2008 and 2007, no single customer accounted for more than 2% of our total sales volume.

        The following graph illustrates changes in our average RCE count for the nine months ended March 31, 2010 and 2009 and for fiscal years 2005 through 2009.

        The reduction in average RCEs during fiscal year 2009 resulted primarily from liquidity-related limitations placed on our ability to obtain new customers and to retain existing customers and from high credit-related attrition in certain of our markets. Volatility in natural gas prices negatively impacted our liquidity position and resulted in amendments to our revolving credit facility, which placed formal constraints on the term and type of contracts that we could offer to new customers and to existing customers who informed us of their intent to terminate their contract before its termination date. In order to conserve cash, we also reduced direct mail marketing and advertising expenditures and scaled back our use of certain sales channels during fiscal year 2009, which had a negative impact on brand awareness and our ability to acquire new customers.

        During fiscal year 2010, we have experienced a more stable price environment and lower customer defaults as compared with the prior fiscal year. In addition, under the provisions of the Commodity Supply Facility, the constraints on our marketing and hedging activities have been removed, and we are able to offer a wider variety of natural gas and electricity products to current and potential customers using our traditional marketing channels. As a result, during the second and third quarters of fiscal year 2010, we experienced in-contract attrition in most of our natural gas and electricity markets that was lower than that experienced during fiscal year 2009 and the first quarter of fiscal year 2010, and we experienced customer growth in certain of our electricity markets.

        Deteriorating economic conditions during fiscal year 2009 resulted in credit-related attrition that was higher than historical levels. Refer to "Retaining and Winning Back Customers" below for additional commentary regarding customer attrition.

        As of June 30, 2010, most of our current customers have been acquired organically through door-to-door, telemarketing, direct mail and internet sales channels. While customer attrition is a natural part of our business, the marketing and customer care teams have focused efforts on customer retention via superior customer service and win back and loyalty initiatives.

Acquiring New Customers

        We are focused on growing our customer base while controlling customer acquisition costs. Our objective has been to maintain customer acquisition costs below 12 months of gross profit resulting in a pay back period of less than one year.

        To acquire new customers, we employ an integrated marketing approach that consists of multiple combinations of direct marketing, traditional and online media, public relations and local event participation. The goal is to have direct marketing efforts, which include telemarketing to both residential and small commercial customers, direct sales (outside sales focusing on small and mid-market commercial customers), and direct mail targeted to qualified residential and small commercial customers, all of which combined account for the majority of our total tactical marketing mix.

        In order to conserve cash, we significantly reduced direct mail marketing, advertising and overall marketing expenditures during fiscal year 2009, as compared to the prior fiscal year. We also scaled back our use of certain sales channels, which had a negative impact on brand awareness and new customer acquisitions during fiscal year 2009. During fiscal year 2010, as a result of the Restructuring, we are offering a wider variety of natural gas and electricity products to current and potential customers using our traditional marketing channels.

Retaining and Winning Back Customers

        To retain existing customers, we rely on a team of highly trained internal and external customer care representatives. Customers requesting cancellation of service are provided information on the volatility of natural gas rates and encouraged to retain the benefits of long-term rate protection, if appropriate. If we receive notification from an LDC that a customer has cancelled or switched to another supplier, attempts to communicate with those customers are made through both mail and phone, encouraging the customer to reconsider his or her decision, reminding the customer of early-termination fees he or she may incur and, in some cases, offering a new rate plan.

        Customer renewal and in-contract attrition percentages are summarized in the following tables.

	Activity For the Twelve Months Ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Customer renewal percentage(1)	93%	92%	90%	84%	86%
In-contract attrition percentage(2)	25%	29%	33%	34%	32%

	Activity for Fiscal Year Ended June 30,
	2009	2008	2007
Customer renewal percentage(1)	84%	85%	90%
In-contract attrition percentage(2)	34%	20%	26%

(1)
At the end of each customer contract term, customer contracts in most of our markets are renewed upon notification by the marketers unless the customer indicates otherwise. Customer renewal percentages in the table represent the percentage of customers who received such notification that ultimately continued their relationship with us.

(2)
In-contract customer attrition percentage is defined as: (a) the percentage of loss of fixed rate customers after they have begun to receive natural gas or electricity from us but before their contract term officially expires; and (b) the percentage of loss of any variable rate customers, whose contracts generally do not have expiration dates.

        Attrition data is calculated based upon actual customer level data. For analytical purposes, we assume that one RCE represents a natural gas customer with a standard consumption of 100 MMBtus per year, or an electricity customer with a standard consumption of 10 MWhr per year. However, each customer does not actually consume 100 MMBtu of natural gas or 10 MWhr of electricity. For example, one of our mid-market or large commercial customers may consume the equivalent of several hundred or even thousands of RCEs. Therefore, any reduction or increase in RCEs in any of our markets does not necessarily correlate directly with net customer attrition.

        Natural gas average RCEs declined 19% and 20% during the three months and nine months ended March 31, 2010, as compared with the same periods in the prior fiscal year. We experienced customer attrition over the twelve months ended March 31, 2010 that more than offset additions to our customer portfolio over the same period.

        Electricity average RCEs increased 29% during the three months ended March 31, 2010 and declined 5% during the nine months ended March 31, 2010, as compared with the same periods in the prior fiscal year. Electricity RCEs include customers added as a result of our expansion into a new electricity market in Pennsylvania, effective in February 2010. Actual electricity RCEs at March 31, 2010 included approximately 32,000 RCEs in this new market. Excluding the customers within this new market, Electricity average RCEs within our existing markets increased 12% during the three months ended March 31, 2010 and declined 11% during the nine months ended March 31, 2010, as compared with the same periods in the prior fiscal year. During fiscal year 2010, we have focused on growth in our electricity customer portfolio in order to improve the seasonal cash flow associated with the electricity business segment and reduce risks associated with commodity and geographic concentrations.

        During fiscal year 2009 and the first three months of fiscal year 2010, our marketing activities and hedging capabilities were constrained under the revolving credit facility and hedge facility, which severely limited our ability to offer desirable product options to existing or new customers. For instance, our ability to offer long-term fixed rate products to new and renewal customers was severely limited. This contributed to attrition generally, and particularly for various commercial customers, each of which represented a large number of RCEs per customer. Organic customer growth was also well below our historical levels due to these constraints.

        Difficult economic conditions resulted in credit-related attrition that was higher than historical levels during fiscal year 2009 and the first three months of fiscal year 2010. This was particularly the case in certain of our larger markets, where LDCs do not guarantee our customer accounts receivable, such as our Georgia natural gas and Texas electricity markets, and in certain LDC-guaranteed markets, such as our Ohio, Michigan and Indiana natural gas markets. During this period, we also initiated aggressive actions to disconnect service to delinquent customers in certain of our markets and to enhance credit standards for all existing and prospective customers. Credit-related attrition was particularly high in our Georgia natural gas market, partially due to expected credit quality issues within the portfolio of customers that we acquired from Catalyst Natural Gas LLC ("Catalyst") in October 2008. Our enhanced credit standards also resulted in an increase in the number of potential new customers that were disqualified due to credit quality concerns. During the quarters ended December 31, 2009 and March 31, 2010, we experienced lower credit-related attrition due to a more stable credit environment in most of our markets.

        During the final six months of the fiscal year ended June 30, 2008, natural gas commodity prices were increasing, and contract rates that we offered to our customers were highly competitive in many of our markets. We experienced significant sales of new customer contracts, particularly for fixed rate and introductory variable rate products, during that period and into the first quarter of fiscal year 2009. During the first nine months of fiscal year 2009 however, commodity prices decreased significantly, and many of our customers migrated to market rates that were lower than their original fixed rates or their post-introductory period variable rates with us. In addition, for many of our markets during fiscal year

2009 and the first quarter of fiscal year 2010, we could not offer new competitive rates to customers who indicated their intention to terminate their contract. The result was in-contract customer attrition during the twelve months ended September 30, 2009 that was incrementally higher than in-contract attrition experienced for the twelve months ended December 31, 2009 and March 31, 2010.

        During fiscal year 2010, we have experienced a more stable price environment and lower customer defaults as compared with the prior fiscal year. In addition, under the provisions of the Commodity Supply Facility, the constraints on our marketing and hedging activities have been removed, and we are able to offer a wider variety of natural gas and electricity products to current and potential customers using our traditional marketing channels. As a result, during the second and third quarters of fiscal year 2010, we experienced lower in-contract attrition in most of our natural gas and electricity markets and customer growth in certain of our electricity markets.

        The customer renewal percentage for the fiscal year ended June 30, 2008 includes the impact of a large municipal aggregation of customers that did not renew its contract with us at the end of its contract term due to regulatory changes in the Ohio market. Excluding this impact, the customer renewal percentage was approximately 87.9% for the fiscal year ended June 30, 2008.

        In addition to the factors noted above, higher in-contract attrition during fiscal year 2009, as compared with fiscal years 2008 and 2007, resulted from the inclusion of the loss of any variable rate customer in the in-contract attrition rate. Therefore, as the percentage of our variable rate customers increased from 40% at June 30, 2008 to 55% at June 30, 2009, the in-contract attrition rate rose as well.

        Also, natural gas price volatility negatively impacted our liquidity position, which resulted in amendments to our revolving credit facility that placed formal constraints on the term and type of contracts that we could offer to our customers. As such, our ability to offer long-term fixed rate products to customers was severely limited. Additionally, when customers informed us of their intent to terminate their contract before its termination date, our options for offering new contracts were limited, which contributed to attrition.

Customer Contract Concentrations

        We provide customers with a choice of natural gas and electricity products with alternative price structures that are designed to manage the risks of energy price volatility. The two basic alternative price structures are variable market-based pricing and fixed price forward contracts. Pricing and terms for these products are developed so that at any given time, potential customers can choose the product to meet their household or business needs. We attempt to be flexible and to respond quickly to market conditions to ensure that our products match consumer interests. Unlike competitors offering one product choice at a time, we simultaneously provide multiple product offerings. We also attempt to keep our product offerings simple in order to facilitate marketing to residential and small commercial customers.

        As of March 31, 2010, June 30, 2009 and June 30, 2008, approximately 44%, 45% and 60%, respectively, of our natural gas customer portfolio had fixed rate contracts while the remaining 56%, 55% and 40%, respectively, had variable rate contracts. We have a risk management policy that is intended to reduce our financial exposure related to changes in the price of natural gas and electricity. Under this policy, our objective is to hedge a minimum of 100% of the anticipated natural gas commodity purchases required to meet expected customer demand for all accounts served under fixed price contracts. We also have a natural gas hedging facility that limits our exposure to mark-to-market margin payments. As of March 31, 2010, contracts with our fixed price natural gas customers have an average remaining life of approximately 6 months.

        As of March 31, 2010, June 30, 2009 and June 30, 2008, approximately 59%, 36% and 36%, respectively, of our electricity customer portfolio had fixed rate contracts while the remaining 41%, 64% and 64%, respectively, had variable rate contracts. Although our objective is to economically hedge a minimum of 100% of anticipated electricity commodity purchases required to meet expected customer demand under fixed price contracts, there are certain ancillary and capacity costs that we are unable to hedge due to the term and the size of our electricity portfolio. In addition, as we cannot fully anticipate hourly spikes in demand for electricity during peak summer months, we may be unable to fully hedge commodity purchases necessary to meet such spikes in demand. Historically, our inability to economically hedge certain electricity commodity purchases and related costs has not had a material impact on our results of operations. As of March 31, 2010, contracts with our fixed price electricity customers have an average remaining life of approximately 7 months.

Our Markets Served

Geographic Market Concentrations

        We believe that our diversified geographical coverage provides several benefits to us, including flexibility in product offerings and marketing campaigns, a broad demographic mix and diversified credit and regulatory exposure. Our multi-state approach allows us to:

  •
  benefit from a diverse geographic stream of sales;

  •
  lower the delivery risk associated with daily balancing gas markets;

  •
  lower supply price risk and/or the risk of ancillary services events in a particular electricity market;

  •
  achieve scalability from knowledge of multiple LDC programs and procedures;

  •
  lower the risk of material impact from a regulatory change in a single jurisdiction;

  •
  lower the risk of extreme regional weather patterns;

  •
  lower the risk of material impact from regional economic downturns;

  •
  improve inventory management opportunities across a diverse natural gas transportation and storage infrastructure; and

  •
  capitalize on our regional supply and pricing knowledge.

        RCEs by geographic area are summarized in the following table.

			RCEs at June 30,
	RCEs at March 31, 2010
			2009		2008		2007
	No.	% of Total	No.	% of Total	No.	% of Total	No.	% of Total
Southern U.S.(1):
Natural gas	159,000		197,000		240,000		209,000
Electricity	27,000		25,000		25,000		12,000

	186,000	33%	222,000	40%	265,000	38%	221,000	35%

Northeastern U.S., Mid-Atlantic U.S. and Canada(2):
Natural gas	133,000		138,000		156,000		139,000
Electricity	103,000		50,000		73,000		31,000

	236,000	41%	188,000	33%	229,000	33%	170,000	27%

Midwestern U.S.(3):
Natural gas	146,000		152,000		205,000		240,000
Electricity	—		—		—		—

	146,000	26%	152,000	27%	205,000	29%	240,000	38%

Total RCEs:
Natural gas	438,000		487,000		601,000		588,000
Electricity	130,000		75,000		98,000		43,000

Total	568,000	100%	562,000	100%	699,000	100%	631,000	100%

(1)
Includes markets in Georgia, Texas and Florida.

(2)
Includes markets in New York, New Jersey, Connecticut, Massachusetts, Pennsylvania, Maryland, Ontario and British Columbia.

(3)
Includes markets in Ohio, Michigan, Indiana, Illinois and Kentucky.

        Our business platform is partly based on providing long-term, fixed rate price protection in contrast to variable rates offered by LDCs against which we compete in the markets that we serve. For the majority of fiscal year 2009, our financial and liquidity restrictions limited new and renewed contract terms to 12 months or less. Therefore, we were unable to fulfill consumer demand for longer-term products, losing growth and renewal opportunity to LDCs and competitors in many of our markets.

        Southern U.S. markets—Total RCEs in our southern markets decreased 36% during the nine months ended March 31, 2010 and decreased 17% during fiscal year 2009, mainly due to a decrease in MXenergy's customer base in the Georgia natural gas market. In addition to the impact of liquidity constraints in Georgia, customer account terminations were also unusually high due to bad debt experience attributed to economic conditions, and to more stringent credit standards initiated during the year for new and renewable customer accounts. Liquidity and contract term limitations also impacted growth and renewals in our Texas electricity market.

        Northeastern U.S., Mid-Atlantic U.S. and Canadian markets—Total RCEs within these markets increased 48% during the nine months ended March 31, 2010, primarily due to strong customer growth in various electricity markets. During fiscal year 2010, we have focused on growth in our electricity customer portfolio in guaranteed markets in order to improve the seasonal cash flow associated with the electricity business segment and reduce risks associated with commodity and geographic concentrations. Actual electricity RCEs include approximately 32,000 RCEs added as a result of our expansion into a new electricity market in Pennsylvania.

        Total RCEs within these markets decreased 18% during fiscal year 2009, primarily driven by lower customer counts in our New York and Connecticut electricity markets. In addition to the impact of liquidity constraints, we were unable to sustain competitive offers due partly to term and pricing restrictions imposed on us by amendments to our revolving credit facility. A sizeable increase in the number of new retail marketers in New York, New Jersey and Connecticut that offer higher commissions to contracted direct marketing personnel, and that offer longer-term product offerings, adversely impacted direct sales efforts.

        Recent legislation in Massachusetts will require electricity LDCs to guarantee the accounts receivable of retail suppliers, although the time frame for this implementation is currently unknown. Recently approved regulations in Maryland will require natural gas and electricity utilities to either guarantee supplier receivables or improve the way customer payments are allocated to suppliers. We anticipate that the two natural gas markets in Maryland where we currently operate will begin guaranteeing suppliers' receivables during calendar year 2010. New initiatives that will increase the attractiveness of certain other northeastern electricity and natural gas markets also began to take effect early in 2010.

        Two LDCs in New York that previously did not guarantee customer accounts receivable began guaranteeing such receivables during fiscal year 2009, lowering our credit risk in those markets.

        Midwestern U.S. markets—Total RCEs in this region decreased 4% during the nine months ended March 31, 2010 and decreased 26% during fiscal year 2009. Lower customer counts can be attributed to competitive pressure and budgetary constraints placed on our sales and marketing team. The contract term limitations placed on us prior to the Restructuring also significantly impacted growth opportunities in the Michigan market.

        In April 2010, we began delivering natural gas to an LDC in Ohio as part of a new Standard Service Offer program (the "SSO Program"). Under the SSO Program, we will receive a NYMEX-referenced wholesale price plus a retail price adjustment for natural gas delivered by the LDC to its customers. As of April 1, 2010, based upon estimates received directly from the LDC, we expect to deliver to the LDC approximately 11.0 million MMBtus of natural gas annually as a provider under the SSO Program.

        Potential market growth opportunities—For fiscal year 2010, we will explore expansion into other LDC markets that are open to competition and appear to provide attractive growth potential. Rapid market entry can be realized with minimal business disruption by leveraging our existing IT infrastructure and operational platforms, and our existing sales channels. We continue to monitor existing and new market opportunities. The decision to enter into new LDC territories will continue to be governed by several factors, including:

  •
  compatibility with our existing operating systems and supply base;

  •
  attractiveness of LDC program rules, such as billing options and guarantees of customer accounts receivable;

  •
  competitive landscape;

  •
  mass market consumption profiles;

  •
  regulatory climate;

  •
  market location and size; and

  •
  our ability to provide value to customers.

        In September 2008, we received our certificate of qualification to conduct business in the State of California. We are currently evaluating the feasibility of entering this market.

Guaranteed and Non-Guaranteed Market Concentrations

        Within ten of the markets that we serve, we are exposed to direct credit risk associated with customer accounts receivable in markets where such receivables are not guaranteed by LDCs. For the nine months ended March 31, 2010 and for fiscal years 2009 and 2008, 47%, 55% and 56%, respectively, of our total sales of natural gas and electricity were within markets where LDCs do not guarantee customer accounts receivable. We refer to these markets as "non-guaranteed" markets. We maintain an allowance for doubtful accounts, which represents our estimate of potential credit losses associated with accounts receivables from customers within non-guaranteed markets. We assess the adequacy of the allowance for doubtful accounts through review of the aging of customer accounts receivable and general economic conditions in the markets that we serve.

        Within thirty of the markets that we serve, we operate under a purchase of receivables program whereby all billed receivables are purchased by the LDC. We refer to these markets as "guaranteed" markets. For the nine months ended March 31, 2010 and for fiscal years 2009 and 2008, 53%, 45% and 44%, respectively, of our total sales of natural gas and electricity were within markets where LDCs guarantee customer accounts receivable at a weighted average discount rate of approximately 1%. Such discount is the cost of service to guarantee the customer accounts receivable. Within these markets, we are exposed only to the credit risk of the LDC, rather than that of our customers. We monitor the credit ratings of LDCs and the parent companies of LDCs that guarantee customer accounts receivable. We also periodically review payment history and financial information for LDCs to ensure that we identify and respond to any deteriorating trends. As of March 31, 2010, all of our customer accounts receivable in LDC-guaranteed markets was with LDCs with investment grade credit ratings.

        In addition, in certain markets, we have commercial customers that have asked us to bill them directly for consumption of natural gas and electricity. For these customers, we bear credit risk associated with non-payment by the customer.

        Recent legislation in Massachusetts will require electricity LDCs to guarantee the accounts receivable of retail suppliers, although the time frame for this implementation is currently unknown. Newly approved regulations in Maryland require natural gas and electricity utilities to either guarantee supplier receivables or improve the way customer payments are allocated to suppliers. We anticipate that the two natural gas markets in Maryland where we currently operate will begin guaranteeing suppliers' receivables during calendar year 2010.

        During the second half of fiscal year 2009, two LDCs in New York that previously did not guarantee our customer accounts receivable began guaranteeing such receivables.

        These actions by regulators and LDCs to guarantee customer accounts receivable are expected to improve the collectability of customer accounts receivable in our existing markets and should make entry into certain new markets more attractive.

Commodity Supply and Pricing Risk Management

Natural Gas Supply

        We buy natural gas and electricity in the wholesale market in time and location specific bulk or block quantities at fixed and indexed prices.

        Effective September 22, 2009, under the Commodity Supply Facility, we began purchasing natural gas supply from RBS Sempra, as our exclusive natural gas supplier. The Commodity Supply Facility also requires that we release natural gas transportation and delivery capacity to RBS Sempra and for RBS Sempra to perform certain transportation and storage nominations. During fiscal year 2010, we released transportation and storage capacity in several markets to RBS Sempra according to a mutually acceptable schedule and in a manner intended to ensure an effective transition of these functions. Under the terms of the International Swap Dealers Association, Inc. ("ISDA") master agreements (the "ISDA Master Agreements") for natural gas and electricity, entered into by the Company in connection with the Restructuring, the Company is obligated to reimburse RBS Sempra for various direct costs associated with transportation and storage capacity that RBS Sempra is managing on the Company's behalf. See "—Liquidity and Capital Resources—Commodity Supply Facility" herein.

        Prior to September 22, 2009, we purchased natural gas and electricity supply and managed transportation logistics internally. Historically, we purchased natural gas and electricity from a portfolio of producers, marketers, and energy trading firms in either a producing region or at delivery points. We periodically adjusted our portfolio of supply purchase and sales contracts, storage and transportation capacity based upon continual analysis of our forecasted load requirements, and determined whether it will be more economical to utilize natural gas from storage or to purchase from the spot market, with consideration given to transportation costs and availability. Natural gas was delivered to the LDC city-gate or other specified delivery points where the LDC took control of the natural gas and delivered it to individual customers' locations of use, utilizing its extensive network of small diameter distribution pipe.

        LDCs provide ancillary services such as billing, meter reading and balancing services. Because of this extensive transportation infrastructure and the services provided, LDC costs typically make up a significant portion of the end user's utility bill.

Electricity Supply

        Effective September 22, 2009, under the Commodity Supply Facility, we began purchasing electricity from RBS Sempra, as our exclusive electricity supplier. Prior to September 22, 2009, we purchased physical electricity supply from the respective ISO, for all our power customers in New York, Connecticut and Massachusetts. In Texas, we purchased physical electricity directly from various counterparties for delivery to the Electric Reliability Council of Texas ("ERCOT") based on prices established by the Regional Transmission Organization in Texas.

Commodity Pricing Risk Management

        We have a risk management policy that is intended to reduce our financial exposure to changes in the prices of natural gas and electricity. Our objective under this policy is to economically hedge all anticipated natural gas and electricity commodity purchases required to meet expected customer demand for all accounts served under fixed price contracts. We typically purchase commodity in volumes equal to expected customer consumption assuming normal weather patterns. We may purchase additional commodity volumes for the summer in the case of electricity and for the winter in the case of natural gas in order to protect against a potential demand increase in peak seasons. As a result of the natural swing in customer consumption related to weather changes, we may have to buy or sell additional volumes, and therefore may be exposed to price volatility in that event. We utilize various hedging strategies in order to mitigate the risk associated with potential volumetric variability of our monthly deliveries for fixed priced customers.

        We utilize the following instruments to offset price risk associated with volume commitments under fixed and variable price contracts where the price to the customer must be established ahead of the index settlement: (1) for natural gas: NYMEX-referenced gas swaps, basis swaps, physical commodity hedges and physical basis hedges; and (2) for electricity: ISO zone specific swaps, basis swaps, physical hedges and physical basis hedges.

        Refer to "Quantitative and Qualitative Disclosures About Market Risk" for additional commentary regarding commodity price risk management.

Seasonality of Operations

        Natural gas and electricity sales accounted for approximately 85% and 15% of our total sales of natural gas and electricity, respectively, for the nine months ended March 31, 2010 and for the fiscal year ended June 30, 2009. The majority of natural gas customer consumption occurs during the months of November through March. By contrast, electricity customer consumption peaks during the months of June through September. Because the natural gas business segment comprises such a large component of the Company's overall business operations, operating results for the second and third fiscal quarters represent the vast majority of operating results for the Company's full fiscal year.

        Cash collections from natural gas customers peak in the spring of each calendar year, while cash collections from electricity customers peak in the late summer and early fall. The Company utilizes a considerable amount of cash from operations to meet working capital requirements during the months of November through March of each fiscal year. In addition, the Company utilizes considerable cash to purchase natural gas inventories during the months of April through October.

        Weather conditions have a significant impact on customer demand and market prices for natural gas and electricity. Customer demand exposes the Company to a high degree of seasonality in sales, cost of sales, billing and collection of customer accounts receivable, inventory requirements and cash flows. In addition, budget billing programs and payment terms of LDCs can cause timing differences between the billing and collection of accounts receivable and the recording of revenues.

        The impact of rapidly rising or falling commodity prices also varies greatly depending on the period of time in which they occur during our fiscal year. Although commodity price movements can have material short-term impacts on monthly and quarterly operating results, our economic hedging and contract pricing strategies may reduce the impact of such trends on operating results for a full fiscal year.

Industry Overview

  Market Deregulation

        In markets that are open to competitive choice of retail energy suppliers, our primary competition comes from utility-affiliated retail marketers, small to mid-size independent retail energy companies and default service with the incumbent utility. Competition is based primarily on product offerings, price and customer service.

        Increasing our market share depends in part on our ability to convince customers to switch to our service. The local utilities and their affiliates have the advantage of long-standing relationships with their customers, and they may have longer operating histories, greater financial and other resources, and greater name recognition in their markets than we do. In addition, local utilities have been subject to many years of regulatory oversight and thus have significant experience regarding the regulators' policy preferences, as well as a critical economic interest in the outcome of proceedings concerning their revenues and terms and conditions of service. The incumbents' advantages in many markets are intended to be limited, however, by regulatory structures that, for example, prohibit incumbents from offering non-standard service and pricing structures, minimize the opportunity for the regulated business to subsidize the unregulated business and limit the ability of the utilities to solicit customers that have switched. In Georgia and Texas, however, the market is fully deregulated where the incumbent utilities no longer use a regulated benchmark price.

        In many cases, LDCs actively support deregulation and have welcomed the entry of retail energy marketers. Regulated LDCs generally do not profit from commodity supplied to their customers;

rather, their rate of return is based on their hard assets or "rate base." Accordingly, regulated LDCs charge consumers for commodity on a pass-through basis, and do not hedge their forward energy costs. By relieving LDCs of the need to engage in risk management, regulations permitting retail competition allows LDCs to focus on their core competency of local distribution, which typically constitutes a significant portion of most customers' utility bills. Many LDCs assume customer bad debt exposure since this encourages more market entrants and supports continued deregulation. LDCs may recover the bad debt expense as part of their tariff rates. The interests of retail energy marketers and most LDCs are thus highly aligned, providing crucial support for continued deregulation, while increasing penetration of the retail energy marketer model. We have successfully forged strong relationships with many of the LDCs throughout our service territories.

        Some of our competitors, including local utilities, have formed alliances and joint ventures in order to compete in the restructured retail electricity and natural gas industries. Many customers of these local utilities may decide to stay with their longtime energy provider if they have been satisfied with their service in the past. Therefore, it may be difficult for us to compete against local utilities and their affiliates.

        Our retail energy sales depend upon our ability to identify and enter profitable, deregulated, retail energy markets, manage the cost of customer acquisitions, retain customers and attract new customers in our existing markets, and integrate acquired businesses successfully. The principal components of our strategy to compete in existing and new markets include:

  •
  offering competitively priced products;

  •
  maintaining prudent and proven hedging and risk management policies;

  •
  building and maintaining an excellent commodity supply team;

  •
  pursuing organic growth and opportunistic acquisitions;

  •
  maintaining a low cost operating structure;

  •
  upholding high customer service standards; and

  •
  leveraging our investment in information systems.

  Deregulated Natural Gas Industry

        The Natural Gas Policy Act of 1978 took the first steps toward deregulating the natural gas market by instituting a scheme for the gradual removal of price ceilings at the wellhead. In 1985, the Federal Energy Regulatory Commission ("FERC") issued Order 436, which changed how interstate pipelines were regulated. Essentially, this order allowed pipelines, on a voluntary basis, to offer transportation services to customers who requested them on a first-come, first-serve basis. The movement towards allowing pipeline customers a choice in the purchase of their natural gas and transportation arrangements became known as "open access," and spurred the emergence of natural gas marketers.

        While large commercial and industrial consumers have had the option of purchasing the natural gas commodity separately from natural gas suppliers for many years, state regulators and law makers have moved more slowly in implementing choice programs for residential and small-volume commercial customers.

        According to the United States Energy Information Agency ("EIA"), as of December 2009, twenty-one states and the District of Columbia have legislation or programs in place that let residential consumers and other small-volume users purchase natural gas from someone other than their traditional utility company. As of December 2009, of the approximately 65.3 million residential natural gas customers in the U.S., nearly 35.0 million have access to choice programs, with approximately 5.1 million (or 14.7% of eligible customers) actually purchasing from residential marketers. State regulators continue to refine and evaluate existing programs in order to promote a competitive marketplace. The low penetration rate, coupled with the desire for a competitive marketplace, has created attractive growth opportunities for residential marketers such as us.

        As of December 31, 2009, there were approximately 150 marketers licensed to serve residential natural gas customers, of which 110 were actively serving or enrolling customers. Marketers competing for the commercial and residential markets fall into three categories: utility affiliates, national marketers and niche marketers. The commitment of many of these marketers is often modest, confined to a limited geographic region, and supported by limited capital, personnel and operational infrastructure.

        We focus on natural gas markets that are less susceptible to competitive pressures on profit margins and that lend themselves to mass-market techniques. The number of active competitive retail natural gas marketers ranges from 2 to 15 in most of the states that we serve, with as many as 60 in New York. In addition to all local utilities, we consider our main retail competitors in natural gas to be Georgia Natural Gas, Direct Energy (an affiliate of UK based Centrica), Gas South, Vectren Source, IDT Energy, Dominion Retail Energy (a deregulated affiliate of Dominion Resources, Inc.), Just Energy and Interstate Gas Services.

  Deregulated Electricity Industry

        In 1978, Congress passed the Public Utility Regulatory Policies Act, which laid the groundwork for deregulation and competition by opening wholesale power markets to non-utility producers of electricity. In 1996, FERC Orders 888 and 889 required open and equal access to jurisdictional utilities' transmission lines for all electricity producers, thus facilitating the states' restructuring of the electric power industry by allowing customers direct access to retail power generation.

        As a result of federal and state initiatives, the electric power industry in several states has changed from a structure characterized by highly regulated, vertically integrated local monopolies, which provide their customers with a comprehensive package of electricity services, to a deregulated structure. The deregulated structure includes independent power producers and unregulated owners of electricity generation, competitive providers like us who supply electricity to end-use customers, and utilities that continue to provide transmission or distribution services as common carriers. According to the EIA, as of May 2010, 15 states and the District of Columbia operate retail markets in which customers may choose alternative electricity suppliers.

        For electricity, our primary retail competitors are ConEd Solutions, Direct Energy, StarTex Power, TXU Energy, Reliant Energy, Champion Energy Services and Dominion Retail Energy.

Foreign Operations

        Our principal foreign operations are located in Canada. Foreign operations comprised less than 1% of our consolidated total assets at March 31, 2010 and less than 1% of our consolidated sales of natural gas and electricity for the nine months ended March 31, 2010 and the fiscal year ended June 30, 2009. Management believes that the financial and operational risks associated with our Canadian operations are immaterial.

Management Team and Employees

        The members of our executive management team have extensive experience in energy risk management and retail marketing as well as in creating, developing and managing businesses and risk on behalf of major international corporations. The professional backgrounds of our executive management team are described under "Directors, Executive Officers and Corporate Governance" below.

        As of March 31, 2010, we had approximately 200 full-time equivalent employees in the United States and Canada. None of our employees are subject to a collective bargaining agreement, and we believe that our relationship with our employees is good.

Environmental Matters

        We do not have physical custody or control of the natural gas provided to our customers, or any facilities used to produce or transport natural gas or electricity. In addition, title to the natural gas sold to customers is passed at the same point at which we accept title from our natural gas suppliers. Therefore, we do not believe that we have significant exposure to legal claims or other liabilities associated with environmental concerns.

DESCRIPTION OF PROPERTY

        Our corporate headquarters, which are comprised of executive, finance, marketing, risk management, internal audit and legal functions, are located in Stamford, Connecticut. Several of our operational functions, including pricing, information technology, customer operations and data solutions, accounting operations, collections, and certain human resources functions are located in Houston, Texas, where most of our employees currently work. We also have electricity operations and customer care staff located in Annapolis Junction, Maryland.

        We lease all of our properties. As of March 31, 2010, we believe that all properties are suitable and adequate for the business conducted therein, are being appropriately used and have sufficient capacity for the present intended purposes.

LEGAL PROCEEDINGS

        From time to time, we are a party to claims and legal proceedings that arise in the ordinary course of business, including investigations of product pricing, billing practices and employment matters by various governmental or other regulatory agencies. We do not believe that any such proceedings to which we are currently a party will have a material adverse impact on our results of operations or financial position.

SELECTED FINANCIAL DATA AND SUPPLEMENTARY FINANCIAL INFORMATION

        The following table presents selected consolidated financial data of the Company. The selected consolidated historical financial data as of and for the fiscal years ended June 30, 2009, 2008, 2007, 2006 and 2005 were derived from our audited consolidated financial statements and the accompanying notes thereto included herein.

        The selected consolidated historical financial data for the nine months ended March 31, 2010 and 2009 was derived from our unaudited consolidated financial statements, which, in the opinion of our management, have been prepared on the same basis as our audited consolidated financial statements and reflects all normal recurring adjustments necessary for a fair presentation of our results of operations and financial position for such periods. Results for the three months and nine months ended March 31, 2010 and 2009 are not indicative of results that may be expected for the entire fiscal year. In particular, our operations, revenues and expenses are highly seasonal in nature. See "Risk Factors—Risks Related to Our Business—Despite our efforts to hedge risk and accurately forecast demand, our financial results are susceptible to changing weather conditions and commodity price fluctuations and therefore will fluctuate on a seasonal and quarterly basis."

        The financial data set forth below should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and the accompanying notes thereto included herein.

	Nine Months Ended March 31,		Fiscal Year Ended June 30,
	2010	2009	2009	2008	2007	2006	2005
			($ in thousands)
Selected statement of operations data:
Sales of natural gas and electricity(1)	$462,377	$687,373	$789,780	$752,283	$703,926	$362,561	$277,196
Cost of goods sold(1)	343,717	691,978	757,146	569,585	602,146	389,526	202,112

Gross profit (loss)	118,660	(4,605)	32,634	182,698	101,780	(26,965)	75,084
Operating expenses	67,133	83,290	114,779	106,645	91,015	36,618	30,996

Operating (loss) profit	51,527	(87,895)	(82,145)	76,053	10,765	(63,583)	44,088
Interest expense, net of interest income	28,942	34,604	45,305	34,105	33,058	3,200	2,858

(Loss) income before income tax benefit (expense)	22,585	(122,499)	(127,450)	41,948	(22,293)	(66,783)	41,230
Income tax benefit (expense)	(9,336)	47,183	27,249	(17,155)	8,495	27,001	(18,142)

Net (loss) income	13,249	(75,316)	(100,201)	24,793	(13,798)	(39,782)	23,088
Add (less) items to reconcile net income (loss) to EBITDA:
Interest expense, net of interest income	28,942	34,604	45,305	34,105	33,058	3,200	2,858
Depreciation and amortization	16,875	28,656	37,575	32,698	27,730	8,504	6,166
Income tax expense (benefit)	9,336	(47,183)	(27,249)	17,155	(8,495)	(27,001)	18,142

EBITDA	68,402	(59,239)	(44,570)	108,751	38,495	(55,079)	50,254
Add (less) items to reconcile EBITDA to Adjusted EBITDA:
Stock compensation expense	1,009	185	519	3,358	4,539	911	2,033
Unrealized (gains) losses from risk management activities, net(2)	(2,451)	113,396	87,575	(67,168)	17,079	79,897	(16,004)

Adjusted EBITDA(5)	$66,960	$54,342	$43,524	$44,941	$60,113	$25,729	$36,283

Selected balance sheet data (period-end balances):
Total current assets	$164,736	$244,569	$203,506	$271,973	$257,708	$67,517	$157,122
Customer acquisition costs, net	26,123	31,542	27,950	41,693	38,954	10,822	7,171
Total assets	221,452	316,464	259,071	355,752	335,644	97,969	191,592
Total current liabilities	72,129	116,332	99,042	108,276	91,686	29,894	74,640
Long-term debt, including original issue discount(3)	57,830	175,269	163,476	162,648	185,404	—	21,379
Redeemable convertible preferred stock(4)	—	53,169	54,632	48,779	29,357	29,357	29,357
Total stockholders' equity	87,301	(45,979)	(72,150)	33,210	25,611	35,393	75,920

(1)
Includes pass-through revenue, primarily representing transportation and distribution charges billed to customers on behalf of LDCs, of approximately $44.0 million and $52.2 million for the nine months ended March 31, 2010 and 2009, respectively, and approximately $68.3 million, $63.6 million and $54.5 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively. Also includes fee income charged to customers, such as late payment fees, early termination fees and service shut-off fees of approximately $14.0 million and $16.3 million for the nine months ended March 31, 2010 and 2009, respectively, and approximately $22.4 million, $19.4 million and $17.1 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively. Pass-through revenue and fee income was not material for fiscal years prior to 2007.

(2)
Unrealized gains and losses from risk management activities result from changes in forward natural gas and electricity prices during the respective periods in relation to the contracted forward prices. These amounts should be fully or substantially offset in future periods, as physical commodity is delivered to customers during the remaining terms of their fixed rate contracts.

(3)
The Floating Rate Notes (net of original issue discount) were issued during the fiscal year ended June 30, 2007 primarily to provide financing for the SESCo Acquisition, with the balance being used for working capital needs. Pursuant to the Restructuring, $158.8 million aggregate principal amount of Floating Rate Notes were exchanged for cash, common stock and $67.7 million aggregate principal amount of Original Notes.

(4)
On or after the fifth anniversary of the issuance of the Preferred Stock, if the fair market value of Holdings' common stock was not at a level that would have provided the affiliates of the Preferred Investors with an annual rate of return of at least 25%, compounded annually, for the five-year period ending June 30, 2009, the Preferred Investors could have required that the Company make a redemption election. If the holders of the Preferred Stock required the Company to make a redemption election, and if the Company elected to redeem the Preferred Stock, the redemption amount would have been payable in cash equal to the greater of: (1) the fair market value of the shares of common stock into which the Preferred Stock could have been converted on the date of the redemption election notice; or (2) the original issue price of $21.36 per share, plus any accrual of dividends. If the Company elected not to redeem the Preferred Stock, it would have been required to grant the Preferred Investors effective control over Holding's Board of Directors. As of June 30, 2009, if the holders of Preferred Stock had requested that the Company make a redemption election, the Company did not have the intent or the ability to redeem the Preferred Stock due to limitations included in the agreements that governed the revolving credit facility, the hedge facility and the Floating Rate Notes. However, since the Preferred Investors would have effectively controlled the Company's Board of Directors in the event that the Company did not elect to redeem the Preferred Stock, the Company determined that the Preferred Stock was redeemable at the option of the Preferred Investors as of June 30, 2009. Therefore the Preferred Stock was recorded outside of stockholders' equity on the consolidated balance sheets at its redemption value. Pursuant to the Restructuring, the Preferred Stock was converted to Class C Common Stock on September 22, 2009.

(5)
A reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities is provided in the following table:

	Nine Months Ended March 31,		Fiscal Year Ended June 30,
	2010	2009	2009	2008	2007	2006	2005
			($ in thousands)
Adjusted EBITDA	$66,960	$54,342	$43,524	$44,941	$60,113	$25,729	$36,283
Interest expense, net of interest income	(28,942)	(34,604)	(45,305)	(34,105)	(33,058)	(3,200)	(2,858)
Income tax benefit (expense)	(9,336)	47,183	27,249	(17,155)	8,495	27,001	(18,142)
Unrealized losses from risk management activities	—	(15,127)	—	—	—	—	—
Stock compensation expense	—	—	—	(1,654)	—	—	—
Deferred tax (benefit) expense	9,338	(50,830)	(23,406)	18,187	(14,449)	(32,764)	6,552
Non-cash interest expense, primarily unrealized losses on interest rate swaps and amortization of deferred financing fees	7,975	11,878	16,233	10,836	7,906	1,057	349
Amortization of customer contracts acquired	(50)	(620)	(634)	(762)	11,891	(3,276)	—
Change in assets and liabilities, net of effects of acquisition:
Restricted cash	72,620	197	(74,781)	463	(623)	6,953	2,195
Accounts receivable	(52,042)	(48,431)	40,075	(30,181)	3,453	(13,003)	3,271
Due from RBS Sempra	(14,700)	—
Natural gas inventories	22,790	50,277	36,509	(7,308)	(1,712)	(2,685)	(72)
Income taxes receivable	(724)	8,061	1,063	(7,173)	5,184	(5,535)	—
Fixed Notes Escrow Account	(8,977)	—	—	—	—	—	—
Option premiums	(335)	1,740	1,571	1,191	1,835	(1,834)	—
Other assets	(5,834)	(8,933)	(20,509)	609	(993)	2,645	895
Accounts payable and accrued liabilities	(11,579)	(30,328)	(46,553)	17,882	31,555	(5,320)	1,283
Deferred revenue	(2,666)	(2,433)	(3,164)	(4,352)	9,384	865	1,538

Net cash provided by (used in) operating activities	$44,498	$(17,628)	$(48,128)	$(8,581)	$88,981	$(3,367)	$31,294

Net cash used in investing activities	$(13,711)	$(14,252)	$(17,953)	$(33,941)	$(132,920)	$(18,825)	$(8,296)

Net cash (used in) provided by financing activities	$(51,200)	$15,170	$17,389	$(22,462)	$174,788	$(25,345)	$24,396

 Selected Operating Data

        Selected operating data for our business segments is summarized in the following table.

	Nine Months Ended March 31		Fiscal Year Ended June 30,
	2010	2009	2009	2008	2007		2006		2005
Natural gas:
RCEs at period end	438,000	520,000	487,000	601,000	588,000		375,000		337,000
Average RCEs during the period	456,000	572,000	554,000	588,000	595,000		380,000		338,000
MMBtus sold during the period	39,220,000	47,744,000	54,806,000	54,339,000	57,064,000		35,488,000		32,957,000
Sales per MMBtu sold during the period	$10.04	$12.35	$12.24	$12.32	$11.93		$9.74		$8.03
Gross profit per MMBtu sold during the period(1)	$2.55	$1.92	$1.79	$1.94	$2.02		$1.38		$1.75
Heating degree days	4,101	4,030	4,460	4,249		(2)		(2)		(2)
Electricity:
RCEs at period end	130,000	74,000	75,000	98,000	43,000		12,000		11,000
Average RCEs during the period	87,000	92,000	87,000	68,000	20,000		12,000		12,000
MWhrs sold during the period	608,000	670,000	851,000	636,000	193,000		120,000		130,000
Sales per MWhr sold during the period	$112.76	$145.66	$140.07	$130.13	$119.77		$141.10		$97.69
Gross profit per MWhr sold during the period(1)	$26.70	$25.69	$26.14	$16.08	$18.54		$32.58		$11.54
Cooling degree days	868	915	1,361	1,267		(3)		(3)		(3)

(1)
Includes fee income and realized losses from risk management activities, but excludes unrealized (gains) losses from risk management activities.

(2)
Data not available.

(3)
Information is not meaningful due to the relative small size of the electricity customer portfolio and related volumes in relation to consolidated operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Executive Overview

        Management uses Adjusted EBITDA for various management purposes, which are outlined above in "Summary Financial Data." Significant activity affecting Adjusted EBITDA is summarized in the following table. Refer to "Results of Operations—Three Months and Nine Months Ended March 31, 2010 and 2009" and "Results of Operations—Fiscal Years Ended June 30, 2009, 2008 and 2007" below for commentary regarding the changes noted in this table.

	Nine Months Ended March 31, 2010	Nine Months Ended March 31, 2009
			Fiscal Year Ended June 30,
			2009	2008	2007	2006	2005
			(in thousands)
Adjusted EBITDA for prior fiscal year	$54,342	$36,956	$44,941	$60,113	$25,729	$36,283	$15,830
Increases (decreases) in Adjusted EBITDA resulting from:
Changes in gross profit, excluding unrealized (gains) losses from risk management activities, due to:
Natural gas	8,398	8,837	(7,335)	(9,977)	66,258	(8,568)	29,004
Electricity	(980)	9,383	12,014	6,648	(331)	2,420	703
Lower (higher) operating expenses (excluding depreciation, amortization and stock compensation expense)	5,200	(834)	(6,096)	(11,843)	(31,543)	(4,406)	(9,254)

Adjusted EBITDA for current fiscal year	$66,960	$54,342	$43,524	$44,941	$60,113	$25,729	$36,283

 Balance Sheet Overview

Guaranteed and Non-Guaranteed Customer Accounts Receivable

        Accounts receivable, net is summarized in the following table.

		Balances at June 30,
	Balance at March 31, 2010
		2009	2008
		(in thousands)
Billed customer accounts receivable:
Guaranteed by LDCs	$27,907	$7,768	$17,085
Non-guaranteed by LDCs	41,182	26,679	32,966

	69,089	34,447	50,051

Unbilled customer accounts receivable:
Guaranteed by LDCs	16,217	5,737	9,803
Non-guaranteed by LDCs	14,664	10,547	19,905

	30,881	16,284	29,708

Total customer accounts receivable	99,970	50,731	79,759
Less: Allowance for doubtful accounts	(5,480)	(7,344)	(5,154)

Customer accounts receivable, net	94,490	43,387	74,605
Cash imbalance settlements and other receivables, net	5,150	4,211	13,068

Accounts receivable, net	$99,640	$47,598	$87,673

        Billed customer accounts receivable represents uncollected revenues that have been billed directly to customers by us or on our behalf by certain LDCs. Unbilled customer accounts receivable represents estimated revenues associated with natural gas and electricity consumed but not yet billed under the monthly cycle billing method utilized by LDCs.

        Our credit risk is limited as certain LDCs guarantee billed and unbilled customer accounts receivable or amounts due for delivered gas and electricity. In cases where receivables are guaranteed by the LDC, we are exposed only to the credit risk of the LDC, rather than that of our actual customers. As of March 31, 2010, June 30, 2009 and June 30, 2008, all of our billed and unbilled customer accounts receivable in guaranteed markets were guaranteed by LDCs with investment grade credit ratings. We periodically review payment history, credit ratings and financial information for LDCs to ensure that we identify and respond to any deteriorating trends.

        In the market areas where the LDC does not guarantee customer accounts receivable, we maintain an allowance for doubtful accounts that is based upon the credit risk of our customers, historical trends and other information. Bad debt expense associated with non-guaranteed accounts receivable was approximately 1.9% of related sales of natural gas and electricity for the nine months ended March 31, 2010, 3% of related sales of natural gas and electricity for fiscal year 2009 and 1% of related sales of natural gas and electricity for fiscal years 2008 and 2007.

        Cash imbalance settlements represent differences between the natural gas or electricity delivered to LDCs or ISOs for consumption by our customers and actual usage by our customers. Such imbalances are expected to be settled with cash within twelve months of the balance sheet reporting date, in accordance with the contractual payment arrangements with the LDCs and ISOs. Imbalance settlements will fluctuate from period to period depending on the market price for natural gas and electricity, weather patterns and other factors that affect customer consumption, and the timing of cash remittances from LDCs and ISOs. These receivables are due from LDCs and ISOs with investment grade credit ratings. Historically, we have collected 100% of these imbalance settlement receivables.

However, as a result of a bankruptcy filing by a retail marketer in Georgia in October 2008, the collection of our imbalance receivable position in Georgia was placed at risk. A preliminary settlement proposal offered in March 2009 for resolution of the imbalance receivable resulted in us recording an incremental provision for bad debt expense of approximately $0.6 million during fiscal year 2009, which was included in our allowance for doubtful accounts at June 30, 2009. There was no change in the status of this imbalance settlement receivable, or the related allowance for doubtful accounts, during the eleven months ended March 31, 2010.

        We operate in 40 market areas located in 14 U.S. states and 2 Canadian provinces. Our diversified geographic coverage mitigates the credit exposure that could result from concentrations in a single LDC territory, or a single regulatory jurisdiction, from extreme local weather patterns or from an economic downturn in any single geographic region. In addition, we have limited exposure to risk associated with high concentrations of sales volumes with individual customers. For the nine months ended March 31, 2010 and fiscal years ended June 30, 2009, 2008 and 2007, our largest customer accounted for approximately 2% of total sales of natural gas.

        Refer to "Quantitative and Qualitative Disclosures About Market Risk" for additional commentary regarding our approach for management of credit risk associated with customer accounts receivable.

Natural Gas Inventories

        Natural gas inventories are summarized in the following table.

		Balances at June 30,
	Balance at March 31, 2010
		2009	2008
		(in thousands)
Storage inventory for delivery to customers	$4,394	$24,457	$52,807
Imbalance settlements in-kind(1)	2,231	4,958	12,199

Total	$6,625	$29,415	$65,006

(1)
Represents inventory to be transferred to the Company or its customers from LDCs as a result of an excess of natural gas deliveries over amounts used by customers in prior periods. It is expected that these inventories will be transferred to the Company or its customers within the upcoming twelve-month period.

        During the nine months ended March 31, 2010, in connection with RBS Sempra's responsibility to manage the Company's storage capacity under the Commodity Supply Facility, the Company also sold approximately 2,200,000 MMBtus of natural gas inventory to RBS Sempra for its weighted-average cost of $12.0 million. The Company is required to re-acquire such natural gas from RBS Sempra as necessary to meet customer demand during the upcoming winter months for the price at which the inventory was sold to RBS Sempra. The remaining decrease in natural gas held in storage from June 30, 2009 to March 31, 2010 was primarily due to normal seasonal activity as customer consumption of natural gas inventory during the winter months generally exceeds purchases of inventory during the first nine months of the Company's fiscal year.

        The weighted-average cost per MMBtu of natural gas held in storage increased 22% from June 30, 2009 to March 31, 2010, which partially offset the impact of lower volume of natural gas held in storage.

        After reaching record highs during the three months ended June 30, 2008, natural gas market prices dropped sharply during fiscal year 2009, which resulted in a 60% decrease in our weighted-average cost per MMBtu of natural gas included in natural gas storage inventory from June 30, 2008 to

June 30, 2009. The resulting decrease in natural gas inventories was partially offset by a 14% increase in MMBtus of natural gas held in storage over the same period.

Unrealized Gains and Losses from Risk Management Activities, Net

        Unrealized gains and losses from risk management activities recorded on the consolidated balance sheets primarily reflect the current market values for commodity derivatives utilized as economic hedges to reduce our exposure to changes in the prices of natural gas and electricity. Changes in such market value during the term of a derivative contract are recorded as unrealized gains and losses from risk management activities on the consolidated statements of operations. As derivative contracts expire and related market values are settled, realized gains and losses are recorded in the consolidated statements of operations.

        Market prices for natural gas decreased sharply during fiscal year 2009, which resulted in lower forward commodity contract prices as compared with the average prices on related open hedge contracts for natural gas entered into to match customer contracts for future sales of natural gas. As a result, total unrealized gains from risk management activities included in current and long-term assets on the consolidated balance sheets decreased to approximately $0.3 million at June 30, 2009 from $49.1 million at June 30, 2008. Market prices for natural gas decreased sharply during fiscal year 2009, which resulted in lower forward commodity contract prices as compared with the average prices on related open hedge contracts for natural gas entered into to match customer contracts for future sales of natural gas. Total unrealized losses from risk management activities included in current and long-term liabilities increased to approximately $48.3 million at June 30, 2009 from $5.8 million at June 30, 2008. Additionally, on the consolidated statements of operations, both realized and unrealized losses from risk management activities increased significantly during fiscal year 2009.

        Market prices for natural gas were much more stable during the nine months ended March 31, 2010, which resulted in significantly less volatility in the recorded fair value of commodity derivative contracts.

New Accounting Pronouncements

Accounting Pronouncements Adopted During the Nine Months Ended March 31, 2010

        In June 2009, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162" ("SFAS No. 168"). Effective for financial statements issued for interim and annual periods ending after September 15, 2009, the Accounting Standards Codification (the "ASC") supersedes all existing accounting and reporting standards, excluding those issued by the SEC, and is now the single source of authoritative U.S. GAAP for entities that are not SEC registrants. Rules and interpretative releases of the SEC are also sources of U.S. GAAP for SEC registrants. The Company adopted the provisions of SFAS No. 168 effective for the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. The adoption of SFAS No. 168, as codified by ASC Topic 105, "Generally Accepted Accounting Principles," impacted the Company's financial statement disclosures, but did not have any effect on its financial position or results of operations.

        Effective July 1, 2009, the Company adopted ASC guidelines regarding accounting and reporting for business combinations that are consummated after July 1, 2009. These guidelines include certain changed principles and requirements related to: (1) recognition and measurements of identifiable assets acquired, liabilities assumed, goodwill acquired, any gain from a bargain purchase, and any noncontrolling interest in an acquired company; (2) application issues relating to accounting and disclosures for assets and liabilities arising from contingencies in a business combination; and (3) disclosures regarding business combinations in financial statements. The Company will apply the

ASC guidelines prospectively to business combination transactions consummated after July 1, 2009, if any. The Company did not consummate any business combination transactions during the nine months ended March 31, 2010.

        In August 2009, the FASB issued Accounting Standards Update No. 2009-05, "Fair Value Measurements and Disclosures" ("ASU 2009-05"). ASU 2009-05 amends ASC Topic 820, "Fair Value Measurements and Disclosures" by providing additional guidance clarifying the measurement of liabilities at fair value. The amendments prescribed by ASU 2009-05 became effective for the Company's quarterly reporting period ending December 31, 2009 and did not have any impact on the Company's financial position or results of operations.

        In February 2010, the FASB issued Accounting Standards Update No. 2010-09, "Subsequent Events (Topic 855)—Amendments to Certain Recognition and Disclosure Requirements" ("ASU 2010-09"). ASU 2010-09 amends ASC Topic 855, "Subsequent Events," by clarifying the scope of disclosure requirements related to subsequent events. The amendments prescribed by ASU 2010-09 became effective for the Company's quarterly reporting period ending March 31, 2010 and did not have any impact on the Company's financial position or results of operations.

        In January 2010, the FASB issued Accounting Standards Update No. 2010-06 ("ASU 2010-06"), which amends FASB ASC Topic 820, "Fair Value Measurements and Disclosures." The amended guidance in ASU 2010-06 requires entities to disclose additional information regarding assets and liabilities that are transferred between levels of the fair value hierarchy. ASU 2010-06 also requires that required Level 3 disclosures regarding purchases, sales, issuances and settlements be reported on a gross basis. ASU 2010-06 clarifies existing guidance pertaining to the level of disaggregation at which fair value disclosures should be made and the requirements to disclose information about the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance in ASU 2010-06 pertaining to disclosure of transfers between levels of the fair value hierarchy, the level of disaggregation of disclosures and disclosure of valuation techniques and inputs used in estimating Level 2 and Level 3 measurements became effective and were adopted for the Company's quarterly reporting period ending March 31, 2010.

        The requirement to disclose Level 3 purchases, sales, issuances and settlements on a gross basis will become effective for fiscal years (and for interim periods within those fiscal years) beginning after December 15, 2010. The Company intends to adopt these provisions effective for its quarterly reporting period ending September 30, 2011.

 Results of Operations—Three Months and Nine Months Ended March 31, 2010 and 2009

Gross Profit (Before Unrealized Gains (Losses) from Risk Management Activities, Net) by Business Segment

        Gross profit (before unrealized gains (losses) from risk management activities, net) by business segment is summarized in the following table.

			2010 versus 2009 Increase (Decrease)
Business Segment	2010	2009	Amount	%
	($ in thousands)
Three months ended March 31:
Natural gas	$61,658	$62,644	$(986)	(2)
Electricity	5,712	6,643	(931)	(14)

Total gross profit (before unrealized losses from risk management activities, net)	$67,370	$69,287	$(1,917)	(3)

Nine months ended March 31:
Natural gas	$99,978	$91,580	$8,398	9
Electricity	16,231	17,211	(980)	(6)

Total gross profit (before unrealized losses from risk management activities, net)	$116,209	$108,791	$7,418	7

  Natural Gas Gross Profit

        Over the course of our fiscal year, natural gas gross profit is impacted by several factors, which include but are not limited to:

  •
  The prices we charge our customers in relation to the cost of natural gas delivered to our customers;

  •
  The volume of natural gas delivered to our customers, which is impacted by the number of customers that we serve, weather conditions in our markets, economic conditions and other factors that may affect customer usage;

  •
  Volatility in the market price of natural gas that we purchase for delivery to our customers; and

  •
  Results of our economic hedging policy which is intended to reduce our financial exposure related to changes in the price of natural gas.

        Significant activity affecting natural gas gross profit (before unrealized (gains) losses from risk management activities, net) for the three months and nine months ended March 31, 2010 and 2009 is summarized in the following tables.

	Three Months Ended March 31,
	2010		2009
	Amount	Amount per MMBtu Sold	Amount	Amount per MMBtu Sold
	(in thousands)
Gross profit (before unrealized gains (losses) from risk management activities)	$61,658	$2.93	$62,644	$2.59
Add (less) the relative cost (benefit) during the period associated with commodity price volatility and economic hedging activity:
Weighted-average cost of gas methodology	485	0.02	(15,807)	(0.65)
Realized (gains) losses from risk management activities associated with natural gas inventory at end of period	(10,132)	(0.48)	(391)	(0.02)

	52,011	2.47	46,446	1.92
Fee income	(4,383)	(0.21)	(5,516)	(0.23)

Amount attributable to natural gas delivered to customers	$47,628	$2.26	$40,930	$1.69

	Nine Months Ended March 31,
	2010		2009
	Amount	Amount per MMBtu Sold	Amount	Amount per MMBtu Sold
	(in thousands)
Gross profit (before unrealized gains (losses) from risk management activities)	$99,978	$2.55	$91,580	$1.92
Add (less) the relative cost (benefit) during the period associated with commodity price volatility and economic hedging activity:
Increase (decrease) in cost of sales from weighted-average cost of gas inventory valuation methodology	(797)	(0.02)	(3)	—
Realized (gains) losses from risk management activities associated with natural gas inventory at end of period	(10,207)	(0.26)	2,996	0.06

	88,974	2.27	94,573	1.98
Fee income	(12,790)	(0.33)	(15,060)	(0.32)

Amount attributable to natural gas delivered to customers	$76,184	$1.94	$79,513	$1.66

Impact of Weighted Average Cost of Gas Inventory Valuation Methodology on Cost of Sales

        Our application of weighted average cost accounting to the valuation of natural gas inventory assumes that all purchases of natural gas are initially capitalized as natural gas inventories in the consolidated balance sheet. The resulting weighted average cost per MMBtu is then utilized to calculate the cost of natural gas subsequently sold. As a result, when the price per MMBtu of natural gas purchased during a period is less than the weighted average cost per MMBtu of storage inventory at the beginning of the period, the weighted average cost per unit of storage inventory will be lower at the end of the period than at the beginning of the period. The reduction in inventory value per MMBtu deferred in the balance sheet between the beginning and end of an operating period is reflected as an increase in cost of natural gas sold in the consolidated statement of operations for the period.

        Conversely, for operating periods during which natural gas prices per MMBtu are greater during the period than the weighted average cost of storage inventory at the beginning of that period, the weighted average cost per unit of storage inventory will be higher at the end of the period than at the beginning of the period, resulting in lower cost of natural gas inventory sold for that period.

        The impacts described above on the weighted average cost of gas are more pronounced in periods where we inject storage gas and have an increase in storage volume from the beginning to the end of the period. Offsetting net increases or decreases in gross profit are generally realized in future periods as these inventories are sold.

        Significantly lower market prices for natural gas during the six months ended December 31, 2008 reduced the carrying value of opening natural gas inventories that are economically hedged by customer contracts and/or derivative instruments and lowered our gross profit by approximately $15.8 million during the six months ended December 31, 2008. This impact was reversed during the three months ended March 31, 2009 as natural gas was consumed by our customers.

Realized Gains and Losses from Risk Management Activities, Net, Associated With Natural Gas Inventories Not Yet Sold

        As we do not perform hedge accounting, realized (gains) losses from risk management activities, net includes net gains and losses related to the settlement of risk management activities associated with natural gas inventories not yet sold. Offsetting net increases or decreases in gross profit are generally realized in future periods as these inventories are sold.

Gross Profit Attributable to Natural Gas Delivered to Customers

        Lower gross profit attributable to natural gas delivered to customers was due in part to lower volumes of natural gas sold to customers. MMBtus sold decreased 13% and 18% during the three months and nine months ended March 31, 2010, respectively, as compared with the same periods in the prior fiscal year.

        Gross profit per MMBtu attributable to natural gas delivered to customers increased 34% and 17% during the three months and nine months ended March 31, 2010, respectively, due to colder than normal weather and a favorable pricing environment in many of our natural gas markets. During fiscal year 2010, as weather-related demand increased, natural gas commodity prices remained uncharacteristically low. This allowed us to realize higher than normal gross profit, particularly on the incremental volumes of natural gas delivered to customers during the winter.

  Electricity Gross Profit

        Lower electricity gross profit for the three months ended March 31, 2010 was primarily driven by a 26% reduction in gross profit per MWhr sold during the period, which was partially offset by a 16% increase in the volume of MWhrs sold during the period, as compared with the same period in the prior fiscal year. Lower gross profit per MWhr primarily resulted from competitive pricing environments in many of our electricity markets, including our new market in Pennsylvania. The higher volume of MWhrs sold was primarily driven by a 29% increase in average electricity RCEs served during the three months ended March 31, 2010.

        For the first nine months of fiscal year 2010, lower electricity gross profit was primarily driven by a 9% decrease in the volume of MWhrs sold, which was partially offset by a 4% increase in gross profit per MWhr sold. Average electricity RCEs were 5% lower during the nine months ended March 31, 2010.

Gains and Losses from Risk Management Activities, Net

        Realized and unrealized (gains) losses from risk management activities, net included in cost of goods sold are summarized in the following table.

			2010 versus 2009 Increase (Decrease)
	2010	2009	Amount	%
	($ in thousands)
Three months ended March 31:
Realized losses from risk management activities	$1,269	$20,932	$(19,663)	(94)
Unrealized (gains) losses from risk management activities	26,001	11,462	14,539	127

Total realized and unrealized (gains) losses from risk management activities, net	$27,270	$32,394	$(5,124)	(16)

Nine months ended March 31:
Realized losses from risk management activities	$34,504	$42,154	$(7,650)	(18)
Unrealized (gains) losses from risk management activities	(2,451)	113,396	(115,847)	(102)

Total realized and unrealized (gains) losses from risk management activities, net	$32,053	$155,550	$(123,497)	(79)

        Unrealized gains and losses from risk management activities recorded on the consolidated balance sheets primarily reflect the current market values for commodity derivatives utilized as economic hedges to reduce our exposure to changes in the prices of natural gas and electricity. Changes in such market value during the term of a derivative contract are recorded as unrealized gains and losses from risk management activities on the consolidated statements of operations. As derivative contracts expire and related market values are settled, realized gains and losses are recorded on the consolidated statements of operations.

        During the nine months ended March 31, 2009, a significant decrease in natural gas prices resulted in significant decreases in the market values of derivative instruments utilized by us as economic hedges intended to reduce our exposure to changes in natural gas prices. Such changes in market values of derivative instruments resulted in significant realized and unrealized losses from risk management activities during the three months and nine months ended March 31, 2009. During the nine months ended March 31, 2010, we experienced less volatility in natural gas prices that resulted in lower realized losses and relatively minor unrealized gains from risk management activities.

Operating Expenses

        Operating expenses are summarized in the following table.

			2010 versus 2009 Increase (Decrease)
	2010	2009	Amount	%
	($ in thousands)
Three months ended March 31:
General and administrative expenses	$14,454	$15,714	$(1,260)	(8)
Advertising and marketing expenses	1,707	417	1,290	309
Reserves and discounts	2,628	4,415	(1,787)	(40)
Depreciation and amortization	5,979	10,309	(4,330)	(42)

Total operating expenses	$24,768	$30,855	$(6,087)	(20)

Nine months ended March 31:
General and administrative expenses	$41,366	$43,661	$(2,295)	(5)
Advertising and marketing expenses	2,449	1,694	755	45
Reserves and discounts	6,443	9,279	(2,836)	(31)
Depreciation and amortization	16,875	28,656	(11,781)	(41)

Total operating expenses	$67,133	$83,290	$(16,157)	(19)

  General and Administrative Expenses

        General and administrative expenses are summarized in the following table.

			2010 versus 2009 Increase (Decrease)
	2010	2009	Amount	%
	($ in thousands)
Three months ended March 31:
Salaries and employee benefits	$8,863	$8,626	$237	3
Professional fees	1,350	2,303	(953)	(41)
Other general and administrative expenses	4,241	4,785	(544)	(11)

Total general and administrative expenses	$14,454	$15,714	$(1,260)	(8)

Nine months ended March 31:
Salaries and employee benefits	$25,085	$24,802	$283	1
Professional fees	4,581	5,101	(520)	(10)
Other general and administrative expenses	11,700	13,758	(2,058)	(15)

Total general and administrative expenses	$41,366	$43,661	$(2,295)	(5)

        In connection with the Restructuring, we recorded approximately $2.2 million of non-recurring general and administrative expenses during the three months ended September 30, 2009, including:

  •
  $0.8 million of bonuses, included in salaries and employee benefits, which were paid to management in connection with the consummation of the Restructuring;

  •
  $0.2 million of severance costs, included in salaries and employee benefits, which related to certain employees terminated in September 2009 as part of an initiative to streamline our organizational structure and control operating costs; and

  •
  $1.2 million of professional fees incurred in connection with various potential liquidity events considered during fiscal year 2009 and the first three months of fiscal year 2010.

        Excluding incremental costs related to the Restructuring, lower salaries and employee benefits for the three months and nine months ended March 31, 2010 was primarily a result of a reduced number of employees during both periods, as compared with the same periods in the prior fiscal year.

        Excluding incremental costs related to the Restructuring, lower professional fees for the three months and nine months ended March 31, 2010 was primarily due to termination of management consulting agreements in connection with the Restructuring, lower consulting fees associated with compliance with the requirements of the Sarbanes-Oxley Act of 2002 and lower external auditor fees.

        Lower other general and administrative expenses during the three months and nine months ended March 31, 2010 were primarily due to lower customer care and billing related expenses as a result of generally lower numbers of customers served in our natural gas and electricity business segments.

  Advertising and Marketing Expenses

        Higher advertising and marketing expenses for fiscal year 2010, as compared with the prior fiscal year, reflects our return to a more normal marketing environment subsequent to the Restructuring. As part of an overall corporate strategy to manage our liquidity position, and in response to amendments to the revolving credit facility and hedge facility that placed limitations on amounts that we could spend on marketing activities and on the products we could offer to our customers, we curtailed our level of sales and marketing activity, resulting in significantly lower advertising and marketing expenses during the second half of fiscal year 2009 and the first three months of fiscal year 2010.

        As a result of the Restructuring, we now have the ability to market a wider variety of products to current and potential customers using our traditional marketing channels. Since the Restructuring, we have implemented various elements of our fiscal year 2010 growth and marketing plan, which will include strategic marketing initiatives in our current markets as well as incremental marketing expenses related to new markets that are compatible with our overall growth strategy. In December 2009, we initiated a marketing campaign in a new electricity market in Pennsylvania, which we anticipate will result in incremental marketing expenses for the remainder of fiscal year 2010.

  Reserves and Discounts

        Reserves and discounts are summarized in the following table.

			2010 versus 2009 Increase (Decrease)
	2010	2009	Amount	%
	($ in thousands)
Three months ended March 31:
Provision for doubtful accounts	$1,565	$3,245	$(1,680)	(52)
Contractual discounts for LDC guarantees of customer accounts receivable(1)	1,063	1,170	(107)	(9)

Total reserves and discounts	$2,628	$4,415	$(1,787)	(40)

Nine months ended March 31:
Provision for doubtful accounts	$4,661	$6,958	$(2,297)	(33)
Contractual discounts for LDC guarantees of customer accounts receivable(1)	1,782	2,321	(539)	(23)

Total reserves and discounts	$6,443	$9,279	$(2,836)	(31)

(1)
By agreement, certain LDCs guarantee the collection of customer accounts receivable. Contractual discounts charged by various LDCs average approximately 1% of collections, which is effectively the cost to guarantee the customer accounts receivable.

        The lower provision for doubtful accounts during the three months and nine months ended March 31, 2010 was primarily due to the following factors:

  •
  Sales of natural gas and electricity in markets where customer accounts receivable are not guaranteed by LDCs decreased 26% and 35% during the three months and nine months ended March 31, 2010, as compared with the same period in the prior fiscal year;

  •
  The aging of our customer accounts receivable deteriorated in certain of our larger markets in Georgia, Texas and the northeastern U.S. during fiscal year 2009, which resulted in charge-offs of customer accounts receivable and provisions for doubtful accounts that were higher than our historical levels. Credit environments have generally stabilized in our markets during fiscal year 2010;

  •
  Incremental reserves against customer accounts receivable deemed uncollectible and charge-offs of customer accounts receivable related to customer accounts acquired from Catalyst in October 2008 contributed to the higher provision for doubtful accounts in our Georgia natural gas market during fiscal year 2009 and the first quarter of fiscal year 2010. There were no purchase acquisitions of customer accounts during the nine months ended March 31, 2010 that resulted in incremental charge-offs or provisions for doubtful accounts; and

  •
  During fiscal year 2009, we initiated more stringent credit standards for our new and existing customers, which have resulted in generally higher credit quality in our customer portfolio.

        We continuously monitor economic conditions and collections experience in our markets in order to assess appropriate levels of our allowance for doubtful accounts. Refer to "Quantitative and Qualitative Disclosures About Market Risk" for additional commentary regarding our management of credit risk.

        Lower contractual discounts for LDC guarantees of customer accounts receivable during the three months and nine months ended March 31, 2010 were due to generally lower sales of natural gas and electricity within our LDC-guaranteed markets. The weighted-average contractual discount rates for the three months and nine months ended March 31, 2010 were comparable to the rates for the same periods in the prior fiscal year.

  Depreciation and Amortization

        Depreciation and amortization is summarized in the following table.

			2010 versus 2009 Increase (Decrease)
	2010	2009	Amount	%
	($ in thousands)
Three months ended March 31:
Depreciation of fixed assets	$463	$1,931	$(1,468)	(76)
Amortization of customer acquisition costs	5,516	8,376	(2,860)	(34)
Other amortization expense	—	2	(2)	(100)

Total depreciation and amortization	$5,979	$10,309	$(4,330)	(42)

Nine months ended March 31:
Depreciation of fixed assets	$1,905	$5,903	$(3,998)	(68)
Amortization of customer acquisition costs	14,968	22,745	(7,777)	(34)
Other amortization expense	2	8	(6)	(75)

Total depreciation and amortization	$16,875	$28,656	$(11,781)	(41)

        In connection with our purchase of SESCo in August 2006, we acquired software, fixed assets and customer contracts, the aggregate cost of which was depreciated or amortized over a three-year period. Lower depreciation and amortization expenses during the three months and nine months ended March 31, 2010 was primarily due to these acquired assets being fully depreciated or amortized as of August 2009.

Interest Expense, Net

        Significant components of interest expense, net are summarized in the following table.

			2010 versus 2009 Increase (Decrease)
	2010	2009	Amount	%
	($ in thousands)
Three months ended March 31:
Interest related to debt instruments:
Floating Rate Notes	$129	$3,984	$(3,855)	(97)
Original Notes	2,194	—	2,194	—
Denham credit facility	—	266	(266)	(100)

	2,323	4,250	(1,927)	(45)

Interest and fees related to supply and hedging facilities:
Commodity Supply Facility	2,615	—	2,615	—
Revolving credit facility	11	3,595	(3,584)	(100)
Hedge facility	—	1,510	(1,510)	(100)

	2,626	5,105	(2,479)	(49)

Change in value of interest rate swaps(1)	626	106	520	NM
Amortization of deferred financing costs and original debt issue discount	2,229	2,744	(515)	(19)
Other	33	45	(12)	(27)

Total interest expense	7,837	12,250	(4,413)	(36)
Less: interest income	(59)	(6)	(53)	NM

Interest expense, net	$7,778	$12,244	$(4,466)	(36)

Nine months ended March 31:
Interest related to debt instruments:
Floating Rate Notes	$3,550	$12,964	$(9,414)	(73)
Original Notes	4,688	—	4,688	—
Denham credit facility	246	544	(298)	(55)

	8,484	13,508	(5,024)	(37)

Interest and fees related to supply and hedging facilities:
Commodity Supply Facility	5,771	—	5,771	—
Revolving credit facility	1,184	6,131	(4,947)	(81)
Hedge facility	1,788	2,604	(816)	(31)

	8,743	8,735	8	—

Change in fair market value of interest rate swaps(1)	2,017	5,372	(3,355)	(62)
Amortization of deferred financing costs and original debt issue discount	9,628	6,713	2,915	43
Other	186	618	(432)	(70)

Total interest expense	29,058	34,946	(5,888)	(17)
Less: interest income	(116)	(342)	226	66

Interest expense, net	$28,942	$34,604	$(5,662)	(16)

(1)
Includes mark-to-market adjustments and interest expense associated with interest rate swap agreements utilized to manage exposure to interest rate fluctuations on the Floating Rate Notes and the Commodity Supply Facility.

NM Not meaningful.

  Interest Related to Debt Instruments

        Lower total interest expense associated with debt instruments for the three months and nine months ended March 31, 2010 is primarily due to decreased total debt balances resulting from the Restructuring. The total aggregate principal balance outstanding under debt instruments decreased from approximately $177.2 million prior to the Restructuring to $74.2 million after the Restructuring.

        Lower interest expense associated with the Floating Rate Notes for the three months and nine months ended March 31, 2010 was due to a combination of lower debt balances and lower interest rates for both periods. As a result of the Restructuring, the average aggregate outstanding principal balance of Floating Rate Notes decreased to approximately $6.4 million and $54.5 million for the three months and nine months ended March 31, 2010, respectively, from $165.2 million for the same periods in the prior fiscal year. The weighted-average interest rate for the Floating Rate Notes also decreased to 8.07% and 8.39% for the three months and nine months ended March 31, 2010, respectively, from 9.65% and 10.31% for the same periods in the prior fiscal year, respectively.

        The $67.8 million aggregate principal amount of Original Notes issued in connection with the Restructuring bears interest at 13.25%, which is higher than the average interest rates on outstanding debt instruments prior to the Restructuring. The higher interest rate on the Floating Rate Notes partially offset the impact of lower average debt balances for the three months and nine months ended March 31, 2010.

  Interest and Fees Related to Supply and Hedging Facilities

        In connection with the Restructuring, the Commodity Supply Facility replaced the revolving credit facility and hedge facility effective September 22, 2009. During the three months ended September 30, 2009, we incurred significant fees related to extension and winding down of the hedge facility and revolving credit facility prior to the Restructuring. Excluding these incremental fees, fees associated with our supply and hedging activities are generally lower under the Commodity Supply Facility than those under the former revolving credit facility and hedge facility.

  Amortization of Deferred Financing Costs and Original Debt Issue Discount

        Higher amortization of deferred debt issue costs and original issue discount during the nine months ended March 31, 2010 was due to the following activity.

  •
  During fiscal year 2009 and the first three months of fiscal year 2010, we negotiated several amendments to the hedge facility and the revolving credit facility. Approximately $9.1 million of total fees associated with these amendments were deferred during fiscal year 2009 and the first three months of fiscal year 2010, which were amortized through the September 21, 2009 maturity date of the revolving credit facility and hedge facility. Incremental interest expense associated with amortization of these costs was approximately $1.6 million for the three months ended September 30, 2009.

  •
  In connection with the Restructuring, approximately $158.8 million aggregate principal amount of Floating Rate Notes were exchanged for cash, Original Notes and Class A Common Stock. As a result, we recorded incremental interest expense of $3.1 million, which represents accelerated amortization equivalent to a pro rata portion of the original issue discount and deferred debt issue costs associated with the Floating Rate Notes that were exchanged in connection with the Restructuring.

Income Taxes

        Our effective income tax rate was a charge of 40.4% and 36.3% for the three months ended March 31, 2010 and 2009, respectively. The change in the effective tax rate for the three months ended March 31, 2010 was primarily due to:

  •
  an increase in the effective tax rate for non-recovery of state tax losses due to certain states not allowing tax loss carrybacks; and

  •
  changes in permanent differences.

        For the nine months ended March 31, 2010 and 2009, the effective tax rate was a charge of 41.3% and a benefit of 38.5%, respectively. The change in the effective tax rate for the nine months ended March 31, 2010 was primarily due to:

  •
  reporting taxable net income for the current period, as compared with a net loss for the same period in the prior fiscal year;

  •
  an increase in the effective rate for non-recovery of state tax losses due to certain states not allowing tax loss carrybacks; and

  •
  changes in permanent differences.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Our policy is to establish a valuation allowance if it is "more likely than not" that the related tax benefits will not be realized. As of March 31, 2010 and June 30, 2009, we determined, based on available evidence, including historical financial results for the prior three years, that it is "more likely than not" that a portion of these items may not be recoverable in the future. Accordingly, we recorded valuation allowances at March 31, 2010 and June 30, 2009 related to non-recovery of deferred tax assets.

        The Worker, Homeownership and Business Assistance Act of 2009, which was signed into law on November 6, 2009, contains a number of tax law changes, including a provision that permits companies to elect to carry back certain net operating losses for up to five years. As of March 31, 2010, we expect to carry back the amount of any tax loss for fiscal year 2010.

Results of Operations—Fiscal Years Ended June 30, 2009, 2008 and 2007

Gross Profit by Business Segment

        Gross profit by business segment is summarized in the following table. For purposes of this analysis, gross profit includes fee income and realized losses from risk management activities, but excludes unrealized gains (losses) from risk management activities. As the underlying customer contracts are not marked-to-market, the unrealized gains (losses) from risk management activities do not offer an accurate indication of the ultimate cash impact to the business, as the ultimate cash impact to the business is not determinable until delivery of natural gas under the customer contracts and the associated gain (loss) on risk management activity is realized.

	Fiscal Year Ended June 30,			2009 versus 2008 Increase (Decrease)		2008 versus 2007 Increase (Decrease)
Business Segment	2009	2008	2007	Amount	%	Amount	%
	($ in thousands)
Natural Gas	$97,968	$105,303	$115,280	$(7,335)	(7)	$(9,977)	(9)
Electricity	22,241	10,227	3,579	12,014	117	6,648	186

Total gross profit before unrealized losses from risk management activities, net	$120,209	$115,530	$118,859	$4,679	4	$(3,329)	(3)

Fiscal Year Ended June 30, 2009 Versus 2008

  Natural Gas Gross Profit

	Fiscal Year Ended June 30,
	2009		2008
	Amount	Amount per MMBtu Sold	Amount	Amount per MMBtu Sold
	(in thousands)
Gross profit (before unrealized gains (losses) from risk management activities)	$97,968	$1.79	$105,303	$1.94
Add (less) the relative cost (benefit) during the period associated with commodity price volatility and economic hedging activity:
Weighted-average cost of gas methodology	794	0.01	(1,376)	(0.03)
Realized (gains) losses from risk management activities associated with natural gas inventory at end of period	13,203	0.24	(4,826)	(0.09)

	111,965	2.04	99,101	1.82
Fee income	(20,796)	(0.38)	(18,833)	(0.35)

Amount attributable to natural gas delivered to customers	$91,169	$1.66	$80,268	$1.47

  Realized Losses from Risk Management Activities, Net, That Relate to Natural Gas Inventories Not Yet Sold

        As we do not perform hedge accounting, realized gains (losses) from risk management activities, net includes net gains (losses) related to the settlement of risk management activities associated with natural gas inventories not yet sold. Offsetting net increases (decreases) in gross profit are generally realized in future periods as these inventories are sold.

  Weighted Average Cost of Gas

        Our application of weighted average cost accounting to the valuation of natural gas inventory assumes that all purchases of natural gas are initially capitalized as natural gas inventories in the consolidated balance sheet. The resulting weighted average cost per MMBtu is then utilized to calculate the cost of natural gas subsequently sold. As a result, when the price per MMBtu of natural gas purchased during a period is less than the weighted average cost per MMBtu of storage inventory at the beginning of the period, the weighted average cost per unit of storage inventory will be lower at the end of the period than at the beginning of the period. The reduction in inventory value per MMBtu deferred in the balance sheet between the beginning and end of an operating period is reflected as an increase in cost of natural gas sold in the consolidated statement of operations for the period.

        Conversely, for operating periods during which natural gas prices per MMBtu are greater during the period than the weighted average cost of storage inventory at the beginning of that period, the weighted average cost per unit of storage inventory will be higher at the end of the period than at the beginning of the period, resulting in lower cost of natural gas inventory sold for that period.

        The impacts described above on the weighted average cost of gas are more pronounced in periods where we inject storage gas and have an increase in storage volume from the beginning to the end of the period.

        Significantly lower market prices for natural gas during fiscal year 2009 reduced the carrying value of opening natural gas inventories that are economically hedged by customer contracts and/or derivative instruments and lowered our gross profit by approximately $0.8 million during fiscal year 2009. By comparison, higher gross profit of approximately $1.4 million resulted from increased market prices for natural gas during fiscal year 2008. The comparative net impact was a decrease in natural gas gross profit of approximately $2.2 million ($0.04 per MMBtu sold) for fiscal year 2009.

  Volume Impact

        The volume of natural gas MMBtus sold was approximately 1% higher for fiscal year 2009, as compared with the same period in the prior fiscal year. Lower average RCEs were offset by higher heating degree days during fiscal year 2009. Higher volumes of natural gas sold resulted in higher natural gas gross profit of approximately $0.7 million for fiscal year 2009, as compared with the prior fiscal year.

  Fee Income

        Our gross margin includes fee income charged to customers, primarily in our Georgia natural gas market, for monthly service, late payment and shut-off/reconnect service. Fee income was $2.0 million higher for fiscal year 2009, as compared with the prior fiscal year, due primarily to increased late payment and service termination fees in these markets.

  Favorable Price Environment

        The net impacts described above were partially offset by higher gross profit per MMBtu sold resulting from a favorable pricing environment in many of our markets, particularly for our variable price accounts.

  Electricity Gross Profit

        Higher electricity sales and gross profit were primarily driven by higher average electricity RCEs, which increased 28% during fiscal year 2009, as compared with the prior fiscal year, resulting in significantly higher volume of MWhrs sold. The main driver for higher average RCEs was significant organic customer growth in our Texas, Connecticut and New York market areas, which was largely due to targeted direct sales marketing activities during fiscal year 2008 and the first three months of fiscal year 2009 and a wider range of products offered to customers. Higher gross profit per MWhr sold also contributed to the overall increase in electricity gross profit.

Fiscal Year Ended June 30, 2008 Versus 2007

Natural Gas Gross Profit

        Average natural gas RCEs decreased 1% for fiscal 2008, which was the primary driver for 5% lower volume of natural gas MMBtus sold during fiscal 2008, as compared with the prior fiscal year. Natural gas gross profit per MMBtu sold decreased 4% for the fiscal year ended June 30, 2008, as compared with the prior fiscal year. Several factors contributed to the overall decrease in natural gas gross profit and gross profit per MMBtu sold.

  Volume Impact

        The volume of natural gas MMBtus sold was 5% lower for the fiscal year ended June 30, 2008, as compared with the prior fiscal year. In addition to lower average natural gas RCEs, higher than normal temperatures in Georgia, our largest natural gas market, also contributed to lower volumes of natural gas sold. The reduction in gross profit associated with lower volumes of natural gas sold was approximately $4.8 million for the fiscal year ended June 30, 2008.

  Variable Rate Plan Pricing Impact on Gross Profit

        During fiscal year 2007, particularly during the three months ended March 31, 2007, we were able to acquire natural gas at market prices that were generally lower than the weighted average cost of gas of competing utilities within various natural gas markets where: (1) we have variable priced customers; (2) the local utility is a competitor; and (3) we do not own natural gas storage inventory. In these markets, we were able to set variable rate prices at the higher end of the competitive range and still price below those prices offered by most local utilities, thus allowing us to realize higher gross profit on variable rate products than those realized for fiscal year 2007. In contrast, natural gas prices increased significantly during fiscal year 2008, which prevented us from realizing comparable gross profit for variable rate products offered in these same markets.

  Impact of SESCo Acquisition

        Our results for fiscal year ended June 30, 2008 include a full twelve months of natural gas gross profit related to the operations of SESCo, which we acquired in August 2006, while our results for fiscal year 2007 include only eleven months of this activity.

  Weighted Average Cost of Gas

        Our application of weighted average cost accounting to the valuation of natural gas inventory assumes that all purchases of natural gas are initially capitalized as natural gas inventories in the consolidated balance sheet. The resulting weighted average cost per MMBtu is then utilized to calculate the cost of natural gas subsequently sold. As a result, when the price per MMBtu of natural gas purchased during a period is less than the weighted average cost per MMBtu of storage inventory at the beginning of the period, the weighted average cost per unit of storage inventory will be lower at the end of the period than at the beginning of the period. The reduction in inventory value per MMBtu deferred in the balance sheet between the beginning and end of an operating period is reflected as an increase in cost of natural gas sold in the consolidated statement of operations for the period.

        Conversely, for operating periods during which natural gas prices per MMBtu are greater during a period than the weighted average cost of storage inventory at the beginning of that period, the weighted average cost per unit of storage inventory will be higher at the end of the period than at the beginning of the period, resulting in lower cost of natural gas inventory sold for that period.

        The impacts described above on the weighted average cost of gas are more pronounced in periods where we inject storage gas and have an increase in storage volume from the beginning to the end of the period. March 31 represents the end of the annual storage inventory cycle. As such, any weighted average cost of gas impact reflected through December 31 of each fiscal year is assumed to be realized through operations during the quarter ended March 31, as our storage inventory reaches its low point for the year and we prepare to begin the next injection cycle in April.

        The effect on the weighted average cost of gas reflected through June 30, 2007 that benefited our results for the fiscal year ended June 30, 2008 exceeded the benefit for the comparable period in the prior year by approximately $2.6 million.

  Realized Losses from Risk Management Activities, Net, That Relate to Natural Gas Inventories Not Yet Sold

        As we do not perform hedge accounting, realized gains (losses) from risk management activities includes net losses related to the settlement of risk management activities associated with natural gas inventories. Offsetting net increases in gross profit should be realized in future periods as these inventories are sold.

        During the fiscal year ended June 30, 2008, we recorded approximately $4.8 million of realized gains related to settlement of risk management activities associated with natural gas inventories, as compared to realized losses of $1.1 million for the prior fiscal year, resulting in a net $5.9 million positive comparative impact on natural gas gross profit.

  Fee Income

        Our gross profit includes fee income charged to customers primarily in Georgia, including monthly service fees, late payment fees and shut-off/reconnect service fees. Fee income was $1.7 million higher for the fiscal year ended June 30, 2008, as compared with the prior fiscal year. Higher fee income resulted primarily from growth in the number of electricity customers, the GasKey Acquisition in January 2008, and the inclusion of an additional month of SESCo operations in fiscal year 2008 compared to fiscal year 2007.

Electricity Gross Profit

        Average electricity RCEs grew approximately 240% to approximately 68,000 for fiscal 2008, resulting in significantly higher volume of MWhrs sold.

        The Vantage Acquisition during the final three months of fiscal 2007 added approximately 12,000 electricity RCEs and established a presence for us in Texas. The main driver for higher electricity RCEs during fiscal 2008 was significant organic growth in our Texas, Massachusetts, Connecticut and New York market areas, which was largely due to targeted direct sales marketing activities and a wider range of products offered to customers.

        Electricity gross profit per MWhr sold decreased 13% for the fiscal year ended June 30, 2008, as compared with the prior fiscal year. As noted above, we have experienced significant growth in our Texas markets, where our average gross profit is generally lower due to the fact that our customers in this market are predominantly commercial and industrial accounts. Introductory rates offered to new customers in our Northeastern U.S. markets, where we also experienced growth, also contributed to lower overall gross profit per MWhr sold.

        In September 2008, Hurricane Ike caused extensive damage to the infrastructure for generating and delivering electricity to residential and commercial end-users along the eastern coast of Texas, which resulted in disruption of electricity service for Houston, Texas and the surrounding area. Hurricane Ike did not have a material impact on our operations during fiscal year 2009.

Operating Expenses

        Operating expenses are summarized in the following table.

	Fiscal Year Ended June 30,			2009 versus 2008 Increase (Decrease)		2008 versus 2007 Increase (Decrease)
Business Segment	2009	2008	2007	Amount	%	Amount	%
	($ in thousands)
General and administrative expenses	$59,957	$62,271	$54,516	$(2,314)	(4)	$7,755	14
Advertising and marketing expenses	2,117	4,546	4,044	(2,429)	(53)	502	12
Reserves and discounts	15,130	7,130	4,725	8,000	112	2,405	51
Depreciation and amortization	37,575	32,698	27,730	4,877	15	4,968	18

Total operating expenses	$114,779	$106,645	$91,015	$8,134	8	$15,630	17

  General and Administrative Expenses

        General and administrative expenses are summarized in the following table.

	Fiscal Year Ended June 30,			2009 versus 2008 Increase (Decrease)		2008 versus 2007 Increase (Decrease)
Business Segment	2009	2008	2007	Amount	%	Amount	%
	($ in thousands)
Salaries and employee benefits	$33,644	$36,007	$33,039	$(2,363)	(7)	$2,968	9
Professional fees	7,998	9,360	5,425	(1,362)	(15)	3,935	73
Other general and administrative expenses	18,315	16,904	16,052	1,411	8	852	5

Total general and administrative expenses	$59,957	$62,271	$54,516	$(2,314)	(4)	$7,755	14

  Fiscal Year Ended June 30, 2009 Versus 2008

        Throughout fiscal year 2008, we incurred significant incremental general and administrative expenses related to initiatives to enhance our corporate finance, billing, accounting operations, customer service, information technology, marketing and supply functions in support of business growth. In addition, we increased our staff count and incurred other incremental costs to enhance our overall internal control environment, including our information technology and financial reporting controls, and to develop a formal internal audit function. A portion of these incremental contracted services and other incremental costs in fiscal year 2008 have not recurred during fiscal year 2009, resulting in generally lower general and administrative expenses.

        In March 2008, the Compensation Committee of our Board of Directors approved the issuance of 19,000 total shares of common stock to two of our senior executives. Total compensation expense related to issuance of these shares was approximately $1.7 million, which included the fair value of the common stock issued and additional compensation to offset the taxable nature of the shares to the employees. Excluding the impact of the compensation expense from issuance of these shares in fiscal year 2008, salaries and employee benefits decreased $0.7 million (2%) during fiscal year 2009, as compared with the prior fiscal year. Salaries and employee benefits include the cost of contracted services to supplement our employees in certain departments. Lower salaries and related expenses during fiscal year 2009 are primarily due to lower contracted services costs.

        Higher other general and administrative expenses during fiscal year 2009 were primarily due to generally higher customer care and billing related expenses.

  Fiscal Year Ended June 30, 2008 Versus 2007

        As a result of the SESCo Acquisition, we implemented a restructuring plan to move certain of our operations to Houston, Texas, beginning in the three months ended September 30, 2006. During the fiscal year ended June 30, 2007, we incurred $1.2 million of charges (primarily severance, retention bonuses and reimbursement of relocation costs) related to this plan. Also during fiscal 2007, we paid $0.8 million of bonuses to senior executives in recognition of their work on the SESCo Acquisition.

        In March 2008, the Compensation Committee of our Board of Directors approved the issuance of 19,000 total shares of common stock to two of our senior executives. Total compensation expense related to issuance of these shares was approximately $1.7 million, which included the fair value of the common stock issued and additional compensation to offset the taxable nature of the shares to the employees.

        During fiscal year 2008, we incurred an additional month of expenses, as compared to the prior fiscal year, related to the operations of SESCo, which were acquired effective August 1, 2006.

        Excluding the impact of restructuring charges, bonuses and compensation expense from issuance of shares described above, general and administrative expenses increased $8.1 million (15%) for the fiscal year ended June 30, 2008 as compared with the prior fiscal year. Throughout fiscal 2008, we continued various initiatives to enhance our corporate finance, billing, accounting operations, customer service, information technology, marketing and supply functions in support of business growth experienced during fiscal 2007. In addition, we increased our staff headcount and incurred other costs to enhance our overall internal control environment, including our information technology and financial reporting controls. The impacts of these initiatives include:

  •
  Higher staffing levels, salaries, employee benefits, recruiting fees, professional fees and other general expenses related to expanding our customer billing, collections and customer services functions;

  •
  Higher staffing levels, salaries, employee benefits and recruiting fees related to enhancing our overall internal controls environment for various corporate accounting and reporting functions;

  •
  Higher professional fees related to supporting our development of a formalized internal audit function and our ongoing development of an internal controls environment that complies with the Sarbanes-Oxley Act of 2002; and

  •
  Higher information technology expenses related to business growth and process improvement initiatives. The principal objectives of these initiatives include the integration of our legacy operations onto the customer relationship management system that served SESCo and the implementation of internal controls as described above.

  Advertising and Marketing Expenses

  Fiscal Year Ended June 30, 2009 Versus 2008

        As part of an overall corporate strategy to manage our liquidity position, and in response to amendments to our revolving credit facility and hedge facility that placed limitations on amounts that we could spend on marketing activities and on the products we could offer to our customers, we intentionally curtailed our level of sales and marketing activity, resulting in significantly lower advertising and marketing expenses during fiscal year 2009, as compared with prior fiscal year.

  Fiscal Year Ended June 30, 2008 Versus 2007

        During the three months ended September 30, 2007, we incurred significant expenses related to a multi-media campaign designed to support our direct sales activities in the Georgia market. Multi-media marketing expenditures slowed significantly during the nine months subsequent to September 30, 2007 after the Georgia campaign was completed.

        Marketing expenses were lower for the final nine months of fiscal 2008 as a result of higher deferrals of customer acquisition costs, as compared with the prior fiscal year. During fiscal 2008, we shifted our marketing focus and resources towards direct sales and marketing activities. Much of the cost associated with these marketing channels are deferred as customer acquisition costs on our consolidated balance sheet and amortized over a three-year estimated benefit period, which resulted in lower marketing expenses and partially offset higher multi-media advertising expenses during the first three months of fiscal year 2008.

Reserves and Discounts

        Reserves and discounts are summarized in the following table.

	Fiscal Year Ended June 30,			2009 versus 2008 Increase (Decrease)		2008 versus 2007 Increase (Decrease)
Business Segment	2009	2008	2007	Amount	%	Amount	%
	($ in thousands)
Provision for doubtful accounts	$12,009	$5,050	$3,018	$6,959	138	$2,032	67
Contractual discounts for LDC guarantees of customer accounts receivable(1)	3,121	2,080	1,707	1,041	50	373	22

Total reserves and discounts	$15,130	$7,130	$4,725	$8,000	112	$2,405	51

  Fiscal Year Ended June 30, 2009 Versus 2008

        Accounts receivable includes cash imbalance settlements that represent the value of excess natural gas delivered to LDCs for consumption by our customers and actual customer usage. Historically, we have collected 100% of these imbalance settlement receivables. However, as a result of a bankruptcy filing by a retail marketer in Georgia in October 2008, the collection of our imbalance receivable position in Georgia was placed at risk. A preliminary settlement proposal offered in March 2009 for resolution of the imbalance receivable resulted in us recording an incremental provision for bad debt expense of approximately $0.6 million during fiscal year 2009.

        Excluding the impact of the Georgia imbalance settlement, the higher provision for doubtful accounts for fiscal year 2009 was primarily due to:

  •
  higher revenue during fiscal year 2009 in our largest non-guaranteed natural gas market in Georgia and in our non-guaranteed electricity market in Texas. Total sales of natural gas and electricity for these markets increased a combined 7% during fiscal year 2009; and

  •
  general deterioration in the aging of customer accounts receivable and higher charge off experience in certain markets, including Georgia and Texas. The deterioration in Georgia was primarily related to collections activity related to customers acquired from Catalyst in October 2008.

        We continue to monitor economic conditions and collections experience in our markets in order to assess appropriate levels of our allowance for doubtful accounts.

        Higher contractual discounts for LDC guarantees of customer accounts receivable during fiscal year 2009, as compared with the prior fiscal year, are due to generally higher sales of natural gas and electricity within our LDC guaranteed markets and to a higher weighted-average contractual discount rate. Total revenues within these markets increased approximately 9% during fiscal year 2009, as compared to the prior fiscal year, primarily due to overall organic growth within these markets. The weighted-average contractual discount rate charged by LDCs also increased by approximately 37%, primarily due to changes in customer market concentrations and increases in the discount rates required by LDCs in certain markets.

  Fiscal Year Ended June 30, 2008 Versus 2007

        Higher provision for doubtful accounts for the fiscal year ended June 30, 2008 was partially due to higher total sales recorded for the period, and partially due to a higher concentration of revenues and receivables in the Georgia natural gas markets and Texas electricity markets for which we perform the billing function. In relation to sales revenue, our provision and allowance for doubtful accounts are higher in these markets due to historical levels of bad debts that are generally higher than that for other markets that we serve. The provision for doubtful accounts was less than 1% of sales of natural gas and electricity for each of the fiscal years ended June 30, 2008 and 2007.

Depreciation and Amortization

        Depreciation and amortization expenses are summarized in the following table.

	Fiscal Year Ended June 30,			2009 versus 2008 Increase (Decrease)		2008 versus 2007 Increase (Decrease)
Business Segment	2009	2008	2007	Amount	%	Amount	%
	($ in thousands)
Depreciation of fixed assets	$7,787	$9,274	$8,179	$(1487)	(16)	$1,095	13
Amortization of customer acquisition costs	29,777	23,414	19,540	6,363	27	3,874	20
Other amortization expense	11	10	11	1	10	(1)	(9)

Total depreciation and amortization	$37,575	$32,698	$27,730	$4,877	15	$4,968	18

  Fiscal Year Ended June 30, 2009 Versus 2008

        During fiscal year 2008, we shifted our marketing focus and resources towards direct sales and marketing activities. Much of the cost associated with these direct marketing channels during fiscal years 2009 and 2008 were deferred as customer acquisition costs on our consolidated balance sheet and are being amortized over a three-year estimated benefit period. Higher amortization expense for fiscal year 2009 was primarily due to these higher deferrals of direct marketing costs.

  Fiscal Year Ended June 30, 2008 Versus 2007

        Depreciation and amortization expense includes depreciation of fixed assets and amortization of customer acquisition costs. Expenses for the fiscal year ended June 30, 2008 include an additional month of depreciation and amortization expense associated with fixed assets and customer acquisition costs related to the SESCo Acquisition, which was completed on August 1, 2006. Higher balances of customer acquisition costs have also resulted in higher amortization expense.

Interest Expense, net

        Interest expense is summarized in the following table.

	Fiscal Year Ended June 30,			2009 versus 2008 Increase (Decrease)		2008 versus 2007 Increase (Decrease)
Business Segment	2009	2008	2007	Amount	%	Amount	%
	($ in thousands)
Interest accrued on Floating Rate Notes	$16,834	$20,983	$21,222	$(4,149)	(20)	$(239)	(1)
Interest rate swaps activity:
Change in fair market value(1)	3,693	3,291	856	402	12	2,435	284
Interest accrued	1,306	1,674	287	(368)	(22)	1,387	483
Interest and fees on revolving credit facility(2)	7,809	3,021	3,052	4,788	158	(31)	(1)
Interest and fees on hedge facility(3)	2,207	2,421	3,692	(214)	(9	(1,271)	(34)
Interest accrued on Denham credit facility	813	528	565	285	54	(37)	(7)
Other, primarily amortization of deferred financing costs	13,073	5,993	7,642	7,080	118	(1,649)	(22)

Total interest expense	45,735	37,911	37,316	7,824	21	595	2
Less: interest income	(430)	(3,806)	(4,258)	3,376	(89)	452	(11)

Interest expense, net	$45,305	$34,105	$33,058	$11,200	33	$1,047	3

(1)
We utilize interest rate swap agreements to manage exposure to interest rate fluctuations on the Floating Rate Notes. Mark-to-market adjustments and interest expense associated with these swap arrangements are recorded as adjustments to interest expense, net.

(2)
Includes interest expense associated with cash draws and bridge financing loans under our revolving credit facility. In addition, we utilized the revolving credit facility to post letters of credit related to activity under our hedge facility, commodity supplier agreements, transportation and storage agreements. Fees and interest expense associated with letters of credit are also recorded as interest expense.

(3)
Represents fees charged by the hedge provider related to forward-hedged commodity volumes under the hedge facility.

  Fiscal Year Ended June 30, 2009 Versus 2008

        Lower interest accrued on the Floating Rate Notes was primarily due to a lower average interest rate, which decreased to 10.02% for fiscal year 2009 from 11.95% for fiscal year 2008. The average aggregate balance of Floating Rate Notes outstanding also decreased to $165.2 million for fiscal year 2009, as compared to $172.4 million for fiscal year 2008, as a result of our purchases of Floating Rate Notes during fiscal year 2008.

        Higher interest and fees related to the revolving credit facility are due to the following activity:

  •
  higher interest and fees associated with outstanding obligations under the revolving credit facility, partially due to an increase of approximately 20% in the average balance of cash advances and letters of credit outstanding, and partially due to generally higher letter of credit fees resulting from amendments to the agreement that governs the revolving credit facility during fiscal year 2009; and

  •
  new bridge financing loans from certain shareholders and members of senior management, as required by amendments to the agreement that governs the revolving credit facility, which resulted in approximately $2.7 million of incremental interest expense for fiscal year 2009.

        During fiscal year 2009, we negotiated several amendments to our revolving credit facility and our hedge facility. Approximately $8.7 million of fees associated with these amendments were deferred during fiscal year 2009 for amortization over the remaining amended term of the facilities. Incremental interest expense of $7.5 million for fiscal year 2009 was a direct result of amortization of these deferred costs.

        Lower interest income was a direct result of lower average cash and cash equivalents and restricted cash balances during fiscal year 2009 as well as a lower average interest rate earned during the year, as compared to the same period in fiscal year 2008.

  Fiscal Year Ended June 30, 2008 Versus 2007

        Interest expense associated with the Floating Rate Notes increased $3.6 million in fiscal 2008. The Floating Rate Notes were issued in connection with the SESCo Acquisition, which was completed in August 2006. We incurred a full twelve months of interest expense related to the Floating Rate Notes during the fiscal year ended June 30, 2008, as compared with eleven months of interest expense incurred during fiscal 2007, which resulted in approximately $1.9 million of additional interest expense for fiscal year 2008.

        We utilize interest rate swap agreements to manage exposure to interest rate fluctuations on the Floating Rate Notes. Mark-to-market adjustments and interest expense associated with these swap arrangements are recorded as adjustments to interest expense, net. Changes in the market value and higher interest expense related to interest rate swaps resulted in an overall increase of $3.8 million to interest expense, net for the fiscal year ended June 30, 2008, as compared with the prior fiscal year.

        Excluding the impacts noted above of the mark-to-market adjustments and interest on the interest rate swaps and the additional month of interest during the fiscal year ended June 30, 2008, interest expense related to the Floating Rate Notes decreased approximately $1.7 million during the fiscal year ended June 30, 2008, as compared with the prior fiscal year. The weighted-average interest rate on the Floating Rate Notes decreased to 11.95% for fiscal 2008 from 12.97% for the prior fiscal year. Lower average debt balances resulting from our purchases of Floating Rate Notes during fiscal 2008 and 2007 also resulted in generally lower interest expense on the Floating Rate Notes for fiscal 2008.

        During August 2006, we utilized a bridge loan from two investment banks to finance the SESCo Acquisition. The bridge loan was repaid with proceeds from the sale of $190.0 million aggregate principal amount of the Floating Rate Notes. Fees and interest of $0.8 million associated with the bridge loan were charged to interest expense during the fiscal year ended June 30, 2007. There was no comparable expense recorded during the fiscal year ended June 30, 2008.

        We pay various fees to our hedge provider related to forward-hedged commodity volumes under the hedge facility. These fees are deferred in other current assets on the consolidated balance sheets, and amortized to interest expense over the period of the hedged transactions. Total interest expense associated with these fees was approximately $1.0 million and $2.8 million for the fiscal years ended June 30, 2008 and 2007, respectively. Lower fees during fiscal year 2008 were primarily due to a lower volume of fixed hedge positions.

Income Tax (Expense) Benefit

  Fiscal Year Ended June 30, 2009 Versus 2008

        Our effective tax rate for fiscal year 2009 was reduced to a benefit of 21.4% for fiscal year 2009 from a charge of 40.9% for fiscal year 2008, primarily due to the impact of a valuation allowance recorded at June 30, 2009 against deferred tax assets, as described below, and changes in the mix and amounts of permanent differences and to a lower state statutory tax rate as a result of income apportionment for the states in which we do business.

        The significant components of the Company's deferred tax assets and liabilities are summarized in the following table.

	Balance at June 30,
	2009	2008
	(in thousands)
Deferred tax assets:
Depreciation and amortization	$18,982	$12,877
Net unrealized losses from risk management activities	18,693	—
Allowance for doubtful accounts	2,860	2,035
Tax loss carryforwards	2,724	—
Accrued bonuses	1,707	1,090
Stock compensation expense	1,642	1,664
Other reserves	165	122
Valuation allowance	(22,664)	—

Total deferred tax assets	24,109	17,788

Deferred tax liabilities:
Net unrealized gains from risk management activities	—	(17,085)

Total deferred tax liabilities	—	(17,085)

Net deferred tax asset	$24,109	$703

Balance sheet classification:
Current deferred tax asset	$9,020	$—
Long-term deferred tax asset	15,089	10,503
Current deferred tax liability	—	(9,800)

Net deferred tax asset	$24,109	$703

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Our policy is to establish a valuation allowance if it is "more likely than not" that the related tax benefits will not be realized.

        We have deferred tax assets related to unrealized losses from risk management activities. We anticipate that these deferred tax assets will be realized in future periods when sales of fixed price commodities, to which the unrealized losses from risk management activities relate, occur. Therefore, we did not establish a valuation allowance for these deferred tax assets.

        For the remaining deferred tax assets reflected in the table above, we determined based on available evidence including historical financial results for the last three years, that it is "more likely than not" that a portion of these items may not be recoverable in the future. Accordingly, we recorded valuation allowances of approximately $22.0 million and $0.7 million related to our U.S. and Canadian operations, respectively, as a reduction of the tax benefit recorded for fiscal year 2009.

  Fiscal Year Ended June 30, 2008 Versus 2007

        Income tax (expense) benefit increased to an expense of $17.2 million for the fiscal year ended June 30, 2008 from a benefit of $8.5 million for fiscal year 2007, due to:

  •
  the change to income before income tax expense of $42.0 million for the fiscal year ended June 30, 2008 from a loss before income tax benefit of $22.3 million for fiscal year 2007; and

  •
  a higher effective tax rate for fiscal year 2008, due mainly to changes in the mix and amounts of permanent differences, which was partially offset by a lower combined state statutory tax rate.

Liquidity and Capital Resources

        Our principal sources of liquidity for our ongoing operations are cash collected from sales of natural gas and electricity to customers and borrowings under our credit facilities. Our primary liquidity requirements arise primarily from our seasonal working capital needs, including purchases of natural gas inventories, collateral requirements related to supplier, LDC, transportation and storage arrangements, acquisition of customers and debt service obligations. Because we sell natural gas and electricity, we are subject to material variations in short-term indebtedness under our credit facilities on a seasonal basis, due to the timing and price of commodity purchases to meet customer demands.

        As of June 30, 2009, and through September 21, 2009, we relied on the following credit and commodity hedging arrangements to provide the liquidity necessary for operation of our natural gas and electricity businesses:

  •
  The revolving credit facility was used primarily to post letters of credit required to effectively operate within the markets that we serve;

  •
  The hedge facility was used as our primary facility to economically hedge variability in the cost of natural gas; and

  •
  Commodity derivative arrangements with various counterparties were used to economically hedge variability in the cost of electricity.

        A sharp drop in natural gas market prices during the six months ended December 31, 2008 resulted in a significant reduction in the natural gas inventory component of the available borrowing base under the revolving credit facility. The reduced borrowing base strained our ability to post letters of credit as collateral with suppliers and hedge providers, caused defaults of certain financial covenants included in the agreement that governed the revolving credit facility, prompted downgrades in our credit ratings and ultimately resulted in our seeking and obtaining material waivers of debt covenants and defaults and amendments to the agreement that governed the revolving credit facility and the hedge facility. Such amendments had significant impacts on our liquidity position and on our operations during fiscal year 2009 and during the first quarter of fiscal year 2010 (see "—Revolving Credit Facility" below).

        Given the negative conditions in the economy generally and the credit markets in particular, there was substantial uncertainty that we would be able to secure a refinancing of the revolving credit facility without a material restructuring of our debt and equity position. On September 22, 2009, we consummated the Restructuring, which was intended to reduce our debt exposure and interest expense, improve our liquidity and improve our financial and operational flexibility in order to allow us to compete more effectively. As a result of the Restructuring, we significantly decreased our outstanding debt obligations, which will result in lower debt service requirements for fiscal year 2010 and future years. In addition, the revolving credit facility and hedge facility were replaced by the Commodity Supply Facility, which provides us with a stable source of liquidity through August 2012 with an investment grade counterparty.

        The Commodity Supply Facility provides for cash borrowings of up to $45.0 million that we may access to finance seasonal working capital requirements, provided that we are in compliance with the Collateral Coverage Ratio requirement, as described below. These cash borrowings will accrue interest at the greater of: (1) RBS Sempra's cost of funds plus 5%; or (2) LIBOR plus 5%. Outstanding credit support (e.g., letters of credit and/or guarantees) provided by RBS Sempra will accrue interest at LIBOR plus 3%, with a minimum rate of 4% except that, if the cash held in certain collateral accounts exceeds all outstanding settlement payments under the Commodity Supply Facility by $27.0 million, interest will accrue at a reduced rate of 1% on the amount of outstanding credit support in excess of $27.0 million.

        In accordance with the terms of the ISDA Master Agreements, we are required to maintain a minimum collateral coverage ratio (the "Collateral Coverage Ratio") of 1.25:1.00 for the months of October through March (inclusive) and 1.40:1.00 for any other calendar month. The Collateral Coverage Ratio is calculated as the ratio of: (1) certain of our assets, primarily including cash, amounts due from RBS Sempra representing our operating cash, accounts receivable from our customers and LDCs and natural gas inventories; to (2) certain of our liabilities, primarily arising from exposure and/or amounts due to RBS Sempra as a result of our agreements (including amounts due for the purchase of natural gas and electricity, accrued but unpaid financing fees and settlements arising from derivative contracts).

        As of March 31, 2010, we had a Collateral Coverage Ratio of approximately 2.34:1.00. The calculation of the Collateral Coverage Ratio as of March 31, 2010 reflected available liquidity of approximately $82.7 million. At March 31, 2010, we had no outstanding cash advances and had $39.2 million of letters of credit outstanding under the Commodity Supply Facility.

Cash Flow

        During the nine months ended March 31, 2010, our cash and cash equivalents decreased $20.4 million to a balance of $2.9 million at the end of the period. Approximately $44.5 million of cash was provided by operating activities during the period, which reflects a $62.1 million change from the $17.6 million used in operations for the nine months ended March 31, 2009. The overall increase in cash provided by operating activities during the nine months ended March 31, 2010 primarily resulted from the net impact of the following activity:

  •
  Higher net income (after adjustment for non-cash operating items such as unrealized gains and losses from risk management activities, depreciation and amortization expense, deferred income tax expense, provision for doubtful accounts and stock compensation expense) resulting from higher gross profit (excluding unrealized gains and losses from risk management activities), lower operating expenses (excluding non-cash expenses) and lower interest expense (excluding non-cash expenses); and

  •
  Release of $75.0 million of restricted cash to cash and cash equivalents upon termination of the revolving credit facility in September 2009; offset by

  •
  Higher use of operating cash for working capital items, mostly as a result of various transactions and activity related to the Restructuring.

        The Restructuring also resulted in the following material uses of cash and cash equivalents for investing and financing activities:

  •
  $26.7 million was paid to bondholders in partial exchange for their Floating Rate Notes;

  •
  $12.0 million of principal outstanding, plus accrued and unpaid interest, under the Denham credit facility was repaid and the Denham credit facility was terminated;

  •
  $6.4 million of legal, consulting and other fees directly related to various Restructuring transactions were paid and recorded as deferred debt issue costs ($6.1 million) and stock issue costs ($0.3 million). The deferred debt issue costs will be amortized as an increase to interest expense over the remaining terms of the related agreements; and

  •
  $5.4 million of principal outstanding, plus accrued and unpaid interest, of bridge financing loans were repaid and the bridge financing loans were terminated.

        In addition, the Company used approximately $13.2 million and $0.5 million of cash and cash equivalents for acquisition of customers and fixed assets, respectively.

Commodity Supply Facility

        The Commodity Supply Facility is governed by the ISDA Master Agreements for natural gas and electricity. On September 28, 2009, MXenergy Inc. and MXenergy Electric Inc. entered into amendments to the ISDA Master Agreements for natural gas and electricity, respectively, with the Company and certain of its subsidiaries, as guarantors, and RBS Sempra. Pursuant to the terms of the these amendments, the definition of "Adjusted Consolidated Tangible Net Worth" in the ISDA Master Agreements was amended to allow us to adjust for non-cash charges associated with any deferred tax valuation allowances. The Company must maintain a consolidated tangible net worth, as defined in the ISDA Master Agreements, of at least $60.0 million. As of March 31, 2010, we were in compliance with all provisions of the ISDA Master Agreements.

        Under the Commodity Supply Facility, the primary obligors are Holdings' two significant operating subsidiaries, MXenergy Inc. and MXenergy Electric Inc. All obligations under the Commodity Supply Facility are guaranteed by Holdings and its other domestic subsidiaries and are secured by a first priority lien on substantially all existing and future assets of Holdings and its domestic subsidiaries that are not restricted as to use under bondholder agreements. The maturity date of the Commodity Supply Facility is August 31, 2012, provided that RBS Sempra will have the right to extend such maturity date by one year in its sole discretion, if RBS Sempra provides notice no later than April 30, 2011.

        The Commodity Supply Facility provides for the exclusive supply of physical (other than as needed for balancing) and financial natural gas and electricity, credit support (including letters of credit and guarantees) for certain collateral needs, cash advances for natural gas inventory and seasonal financing as needed, and associated hedging transactions in order to maintain the matched trading book required by our risk management policies. The Commodity Supply Facility provides for certain volumetric fees for all natural gas and electricity purchases.

        Under the supply terms of the Commodity Supply Facility, we have the ability to: (1) seek commodity price quotes from third parties for certain physically or financially settled transactions with respect to gas and electricity; and (2) request that RBS Sempra enter into such transactions with such third parties at such prices and to concurrently enter into back-to-back off-setting transactions with us with respect to such third party transactions. RBS Sempra would not be obligated to enter into a transaction with any third party unless it is satisfied with the proposed transaction and counterparty and unless the volume of those transactions does not exceed annual limits. In addition to the actual purchase price paid by RBS Sempra and certain related costs and expenses, we will be charged a fee for such purchases.

        Under the Commodity Supply Facility, we are obligated to purchase a minimum of 130,000,000 MMBtus of natural gas from RBS Sempra, for physical delivery in accordance with the following schedule: (1) 39,000,000 MMBtus during the first contract year; (2) 44,000,000 MMBtus during the second contract year; and (3) 47,000,000 MMBtus during the third contract year. In addition, we are obligated to purchase a minimum of 1,850,000 MWhrs of electricity from RBS Sempra, for physical delivery in accordance with the following schedule: (1) 500,000 MWhrs during the first contract year; (2) 650,000 MWhrs during the second contract year; and (3) 700,000 MWhrs during the third contract year. The estimated total value of these purchases will depend upon the market price of natural gas at the time of purchase. We will be obligated to pay a volumetric fee for any unused balance of the minimum volume purchase requirement for any contract year, or if the agreement is terminated prior to the end of the contract. The excess of actual commodity purchases from RBS Sempra over the minimum purchase requirement for any contract year, if any, will be deducted from the minimum purchase requirement for the subsequent contract year. As of March 31, 2010, commodity that we expect to purchase for delivery to our customers during the first contract year of the Commodity Supply Facility is expected to exceed the minimum purchase obligation for natural gas and electricity.

        The Commodity Supply Facility provides that we will release natural gas transportation and delivery capacity to RBS Sempra and for RBS Sempra to perform certain transportation and storage nominations. The Commodity Supply Facility also will provide for RBS Sempra to act on our behalf to satisfy the requirements of regional electricity transmission operators for capacity rights and ancillary services.

        Under the hedging terms of the Commodity Supply Facility, our aggregate outstanding notional amount of fixed price physical and/or financial hedges is limited to $260.0 million. Fixed price hedges will be limited to a maximum contract term of 24 months. In addition, the fixed price portfolio of hedges will be limited to a weighted-average volume tenor not to exceed 14 months in duration.

        With regards to our fixed price customer mix, we may not enter into any fixed price contracts, excluding renewals of existing fixed price contracts, if:

  •
  During any twelve-month period, more than 75% of all RCEs have been added under fixed price contracts;

  •
  During any twelve-month period, more than 235,000 RCEs have been added under fixed price contracts; and

  •
  Total fixed price RCEs exceed 325,000 at any time.

        In connection with the Commodity Supply Facility, during the nine months ended March 31, 2010, certain of our natural gas hedge agreements under the former hedge facility and all of our existing electricity swap agreements with other counterparties were novated to RBS Sempra. Additionally, certain of our forward physical agreements for the purchase of natural gas and all of our forward physical agreements for the purchase of electricity were novated to RBS Sempra. Such novations did not have any impact on our rights, obligations or risks associated with the agreements.

        The ISDA Master Agreements contain customary covenants that restrict certain activities including, among other things, the Company's ability to:

  •
  incur additional indebtedness;

  •
  create or incur liens;

  •
  guarantee obligations of other parties;

  •
  engage in mergers, consolidations, liquidations and dissolutions;

  •
  create subsidiaries;

  •
  make acquisitions;

  •
  engage in certain asset sales;

  •
  enter into leases or sale-leasebacks;

  •
  make equity distributions;

  •
  make capital expenditures;

  •
  make loans and investments;

  •
  make certain dividend, debt and other restricted payments;

  •
  engage in a different line of business;

  •
  amend, modify or terminate certain material agreements in a manner that is adverse to the lenders; and

  •
  engage in certain transactions with affiliates.

        The ISDA Master Agreements also include customary events of default, including:

  •
  payment defaults;

  •
  breaches of representations and warranties;

  •
  covenant defaults;

  •
  cross defaults to certain other indebtedness (including the Original Notes) in excess of specified amounts;

  •
  certain events of bankruptcy and insolvency;

  •
  ERISA defaults;

  •
  judgments in excess of specified amounts;

  •
  failure of any guaranty or security document supporting the Commodity Supply Facility to be in full force and effect;

  •
  the termination or cancellation of any material contract which termination or cancellation could reasonably be expected to have a material adverse effect on us; and

  •
  the occurrence of a change of control.

        The ISDA Master Agreements include provisions that allow for net settlement of amounts due from and due to RBS Sempra. Accordingly, we report amounts due from and due to RBS Sempra net on the consolidated balance sheets. At March 31, 2010, the net $15.0 million amount due from RBS Sempra is reported as accounts receivable, net—RBS Sempra on the condensed consolidated balance sheets.

  Revolving Credit Facility

        At June 30, 2009, the total availability under the revolving credit facility was $147.8 million, of which the maximum we could utilize was $115.0 million. As of June 30, 2009, $96.3 million of availability was utilized in the form of outstanding letters of credit.

        The sharp drop in natural gas market prices during the first six months of fiscal year 2009 resulted in a significant reduction in the available borrowing base under the revolving credit facility, which strained our ability to post letters of credit as collateral with suppliers and hedge providers, resulting in waivers obtained from lenders related to certain provisions included in the agreement that governs the revolving credit facility, and ultimately resulting in material amendments to the agreement that governs the revolving credit facility (the "2009 Amendments").

        As a result of these amendments, we were required to seek a new facility to replace the revolving credit facility and hedge facility. Various milestone events and dates were established by the 2009

Amendments that led to the consummation of the Restructuring on September 22, 2009. The revolving credit facility was replaced by the Commodity Supply Facility effective September 22, 2009.

  Hedge Facility

        As of June 30, 2009, and through September 21, 2009, although we engaged in economic hedging activities with various counterparties for electricity, we utilized the hedge facility as our primary natural gas hedge facility. The hedge facility, which was governed by a master transaction agreement (the "Master Transaction Agreement"), was originally entered into on August 1, 2006 by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and the hedge provider, and had an initial term of two years with subsequent one-year renewal terms.

        Under the hedge facility, we utilized NYMEX-referenced over-the-counter swaps, basis price swaps and options to hedge the risk of variability in the cost of natural gas. Until the termination of the hedge facility, we had the ability to enter into NYMEX and basis swaps through June 2010. Fees under the hedge facility included an annual management fee, a volumetric fee based on the tenor of the swap and other fees which allow the hedge provider to mitigate the potential risks arising from material declines of natural gas market prices based on our overall hedge position with the provider.

        During fiscal year 2009, the Master Transaction Agreement was amended several times to conform to provisions of various amendments to the revolving credit facility, including those relating to milestone events that led to the consummation of the Restructuring. In addition, these amendments resulted in our total outstanding hedging positions being limited to a maximum of 12.0 million MMBtus as of May 29, 2009, 11.0 million MMBtus effective July 31, 2009, and to 10.0 million MMBtus effective August 31, 2009. This limitation was eliminated upon termination of the hedge facility on September 21, 2009.

        As of June 30, 2009, the Company had posted a $35.0 million letter of credit as collateral for its mark-to-market exposure under the hedge facility. The requirement to post collateral was cancelled when the hedge facility expired on September 21, 2009.

        The hedge facility was replaced by the Commodity Supply Facility effective September 22, 2009. On September 22, 2009, certain of our hedging transactions under the hedge facility were novated or otherwise transferred to RBS Sempra. In addition, the Commodity Supply Facility requires us to unwind certain existing physical and financial forward swaps subsequent to closing, with RBS Sempra providing any credit support necessary to liquidate those positions.

  The Original Notes

        In connection with the Restructuring consummated on September 22, 2009, we issued $67.8 million aggregate principal amount of Original Notes. Interest on the Original Notes accrues at the rate of 13.25% per annum and is payable semi-annually in cash on February 1 and August 1 of each year, commencing on February 1, 2010. The Original Notes will mature on August 1, 2014.

        The Original Notes were issued at a discount of approximately $17.8 million, which was recorded as a reduction of the aggregate principal balance of Original Notes on our consolidated balance sheets during the first quarter of fiscal year 2010, and which will be amortized as an increase to interest expense over the remaining life of the Original Notes. During fiscal year 2009 and the three months ended September 30, 2009, we incurred approximately $5.3 million of legal fees, consulting fees and other costs directly related to the Original Notes, which were deferred on the consolidated balance sheet and are being amortized as an increase to interest expense over the remaining term of the Original Notes.

        The Original Notes are senior subordinated secured obligations of the Company, subordinated in right of payment to obligations of the Company under the Commodity Supply Facility. The Original Notes are senior in priority to our unsecured senior obligations, including the Floating Rate Notes, to the extent that the value of the assets securing the Original Notes is in excess of the aggregate amount of the outstanding Commodity Supply Facility obligations.

        The Original Notes are jointly, severally, fully and unconditionally guaranteed by all domestic subsidiaries of Holdings.

        The Original Notes are secured by a first priority security interest in the Fixed Rate Notes Escrow Account, which is maintained as security for future interest payments to holders of the Original Notes, and by a second priority security interest in substantially all other existing and future assets of the Company. The Fixed Rate Notes Escrow Account was funded with approximately $9.0 million in September 2009, which approximates the interest payable by us on the Original Notes for a twelve-month period.

        At any time, or from time to time, on or prior to August 1, 2011, we may, at our option, use the net cash proceeds of equity offerings, if any, to redeem either: (1) 100% of the outstanding principal amount of the Original Notes; or (2) up to 35% of the outstanding principal amount of the Original Notes, in each case at a redemption price of 113.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption, provided that:

  •
  if we redeem less than all of the Original Notes, at least 65% of the principal amount of the Original Notes issued under the Indenture remains outstanding immediately after any such redemption; and

  •
  we make such redemption not more than 90 days after the consummation of any such equity offering.

        After August 11, 2011, we may redeem the Original Notes at our option, in whole or in part, upon not less than 30 days' or more than 60 days' notice, at the redemption prices specified in the indenture.

        Upon a change of control of the Company, we would be required to make an offer to purchase each holder's Original Notes at a price of 101% of the then outstanding principal amount thereof, plus accrued and unpaid interest.

        The indenture contains restrictions on Holdings and its subsidiaries with regard to declaring or paying any dividend or distribution on Holdings capital stock. As of March 31, 2010, the Company was in compliance with all provisions of the indenture.

Floating Rate Notes

        On August 4, 2006, Holdings issued $190.0 million aggregate principal amount of Floating Rate Notes, which mature on August 1, 2011. The Floating Rate Notes were issued at 97.5% of par value and bear interest at LIBOR plus 7.5% per annum. Interest is reset and payable semi-annually on February 1st and August 1st of each year. During fiscal years 2007 and 2008, we purchased $24.8 million aggregate principal amount of the outstanding Floating Rate Notes, plus accrued interest, from noteholders for amounts less than face value.

        In connection with the Restructuring, $158.8 million aggregate principal amount of outstanding Floating Rate Notes were exchanged for $26.7 million of cash, $67.8 million aggregate principal amount of Original Notes and 33,940,683 shares of newly authorized Class A Common Stock. Holders of approximately $6.4 million aggregate principal amount of Floating Rate Notes did not tender their Floating Rate Notes pursuant to the Restructuring. These Floating Rate Notes will remain outstanding until their maturity date in August 2011 unless acquired or retired by us sooner. The indenture governing the Floating Rate Notes was amended to eliminate substantially all of the restrictive covenants and certain events of default from such indenture.

        The interest rate on the Floating Rate Notes was 7.88% and 9.13% at March 31, 2010 and June 30, 2009, respectively. The weighted-average interest rate was 8.39% and 10.31% for the nine months ended March 31, 2010 and 2009, respectively.

        Original issue discount and deferred debt issue costs associated with the Floating Rate Notes have been reduced by the pro rata portion of discount and deferred costs associated with our purchases of Floating Rate Notes during fiscal years 2007 and 2008 and by the pro rata portion of discount and deferred costs associated with the Floating Rate Notes exchanged in connection with the Restructuring. As of March 31, 2010, the remaining $0.2 million aggregate unamortized balance of original issue discount and deferred debt issue costs associated with the Floating Rate Notes is being amortized as increases to interest expense ratably over the term of the Floating Rate Notes.

  Denham Credit Facility

        The Denham credit facility was a $12.0 million line of credit that bore interest at 9% per annum. The termination date for the Denham credit facility was May 19, 2010, at which time any outstanding principal balance would have become due.

        In accordance with the September 30, 2008 amendment and restatement of the revolving credit facility, we were required to borrow any available balance under the Denham credit facility prior to November 7, 2008, and to maintain such balance outstanding until the revolving credit facility expired. In September 2008, we borrowed the entire $12.0 million balance available under the Denham credit facility, the entire amount of which was still outstanding at June 30, 2009. On September 22, 2009, the outstanding balance under the Denham credit facility was repaid, including accrued and unpaid interest, and the Denham credit facility was terminated.

  Redeemable Convertible Preferred Stock

        Prior to the consummation of the Restructuring, Holdings was authorized to issue 5,000,000 shares of Preferred Stock. On June 30, 2004, MXenergy Inc. entered into the Preferred Stock Purchase Agreement with affiliates of the Preferred Investors to issue 1,451,310 shares of Preferred Stock at a purchase price of $21.36 per share.

        As of June 30, 2009, the Preferred Stock was deemed to be redeemable at the option of the Preferred Investors as a result of the redemption provisions included in the Preferred Stock Purchase Agreement. Therefore, the Preferred Stock was recorded outside of stockholders' equity on the consolidated balance sheets at its estimated $54.6 million redemption value.

        On September 22, 2009, all outstanding shares of Preferred Stock were exchanged for 11,862,551 shares of newly authorized Class C Common Stock, which represented 21.84% of the aggregate total shares of the Company's common stock outstanding as of the consummation date of the Restructuring. The excess of the redemption value over the aggregate fair value of common stock issued to the preferred shareholders was reclassified to stockholders' equity on the consolidated balance sheets during the first quarter of fiscal year 2010. In connection with the Restructuring, Holdings filed an amended and restated Certificate of Incorporation that does not authorize the issuance of any preferred stock.

Contractual Obligations

        Contractual obligations and commercial commitments as of June 30, 2009 are summarized in the following table.

	Contractual Obligation Amounts Maturing In
	Less Than 1 Year	1 - 3 Years	4 - 5 Years	Thereafter	Total
	(in thousands)
Floating Rate Notes(1)	$26,700	$6,413	$—	$—	$33,113
Denham credit facility(2)	12,000	—	—	—	12,000
Bridge financing loans(2)	5,400	—	—	—	5,400
Hedge facility(3)	217	—	—	—	217
Operating leases(4)	760	440	468	844	2,512
Capacity charge commitments(5)	6,547	100	—	—	6,647
Natural gas physical purchase commitments(6)	14,838	90	—	—	14,928
Electricity physical purchase commitments(6)	10,402	4,103	—	—	14,505

Total	$76,864	$11,146	$468	$844	$89,322

(1)
$158.8 million aggregate principal amount of Floating Rate Notes were exchanged for cash, common stock and the Original Notes as part of the Restructuring. The cash paid in the exchange is reflected as maturing in less than 1 year. $6.4 million aggregate principal amount of Floating Rate Notes not exchanged are reflected as maturing in 1-3 years.

(2)
The Denham credit facility and bridge financing loans were repaid and terminated in September 2009 in connection with the Restructuring.

(3)
Includes monthly facility management and other fees. The hedge facility expired in September 2009 and was not renewed.

(4)
Includes amounts that we anticipate to pay for leased office space under non-cancelable operating leases, which contain escalation clauses, have terms that expire between July 2009 and October 2017 and are subject to extension at the option of the Company. We take into account all escalation clauses when determining the amount of future minimum lease payments. All future minimum lease payments are recognized on a straight-line basis over the minimum lease term.

(5)
Includes anticipated fees associated with agreements to transport and store natural gas. These agreements are take-or-pay in that we must pay for the capacity committed even if we do not use the capacity.

(6)
Includes both fixed and variable portions of physical forward contracts. The variable portion is indexed at the NYMEX settle price for the corresponding delivery month in which the natural gas is purchased. The estimated contractual obligations are based on the NYMEX forward curve as of June 30, 2009 for all corresponding delivery months.

        In September 2009, in connection with the Restructuring, we issued $67.8 million aggregate principal amount of Original Notes. Interest accrues at the rate of 13.25% per annum and is payable semi-annually in cash on February 1 and August 1 of each year. No principal payments are due on the Original Notes until their August 1, 2014 maturity date.

        Under the Commodity Supply Facility, we are obligated to purchase a minimum of 130,000,000 MMBtus of natural gas from RBS Sempra, for physical delivery in accordance with the following schedule: (1) 39,000,000 MMBtus during the first contract year; (2) 44,000,000 MMBtus during the second contract year; and (3) 47,000,000 MMBtus during the third contract year. In addition, we are obligated to purchase a minimum of 1,850,000 MWhrs of electricity from RBS

Sempra, for physical delivery in accordance with the following schedule: (1) 500,000 MWhrs during the first contract year; (2) 650,000 MWhrs during the second contract year; and (3) 700,000 MWhrs during the third contract year. The estimated total value of these purchases will depend upon the market price of natural gas at the time of purchase. The Company will be obligated to pay a volumetric fee for any unused balance of the minimum volume purchase requirement for any contract year, or if the agreement is terminated prior to the end of the contract. The excess of actual commodity purchases from RBS Sempra over the minimum purchase requirement for any contract year, if any, will be deducted from the minimum purchase requirement for the subsequent contract year. As of June 30, 2010, commodity that we expect to purchase for delivery to our customers during the first contract year of the Commodity Supply Facility is expected to exceed the minimum purchase obligation for natural gas and electricity.

Off-Balance Sheet Arrangements

        As of June 30, 2010, we did not have any off-balance sheet arrangements.

Critical Accounting Policies

        The preceding discussion and analysis of our financial condition and results of operating results are based on our consolidated financial statements, which have been prepared in conformity with U.S. GAAP. The significant accounting policies used in the preparation of our consolidated financial statements are more fully described in the consolidated financial statements included elsewhere in this prospectus.

        Many of our significant accounting policies require complex judgments to estimate values of assets and liabilities. In making these judgments, management must make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Because changes in such estimates and assumptions could significantly affect our reported financial position and results of operations, detailed policies and control procedures have been established to ensure that valuation methods, including judgments made as part of such methods, are well controlled, independently reviewed, and are applied consistently from period to period.

        On an on-going basis, we evaluate our estimates, which are based on historical experience, weather data, terms of existing customer contracts, and various other assumptions that we believe to be reasonable under the circumstances. Our actual results may differ from these estimates and assumptions.

        Of the significant policies used to prepare our consolidated financial statements, the items discussed below require critical accounting estimates involving a high degree of judgment and complexity. For all of these critical policies, we caution that future events rarely develop exactly as forecasted, and the best estimates routinely require adjustment. This information should be read in conjunction with our consolidated financial statements included herein.

Revenue Recognition

        We recognize revenue from the sale of natural gas and electricity in the period in which customers consume the commodity. Our customers are billed monthly on various dates throughout the month. We accrue for revenues applicable to natural gas and electricity consumed by customers, but not yet billed, under the cycle billing method. These unbilled revenues are determined by considering the following factors: (1) estimates of the volume consumed by customers during a calendar month; (2) the average sales price per unit for each respective market area or customer class; (3) the volumes delivered to the LDC during the calendar month; and (4) the timing of billings completed under the cycle billing method. These estimates are adjusted to actual billings in subsequent periods when the meters are read and any change in previous estimates is reflected in operations during the period that the change is determined. Revenue recognition is considered to be a critical accounting policy due to the following factors:

  •
  Volume estimates are dependent upon projected weather conditions, which in turn are based upon historical temperature trends. Actual weather conditions may differ from historical averages; and

  •
  Due to the seasonality of our business, such estimates may vary significantly from quarter to quarter.

Allowance for Doubtful Accounts

        We assume the credit risk associated with non-payment by our customers in markets where LDCs do not guarantee customer accounts receivable. In those markets, we record an allowance for doubtful accounts based on the age of accounts receivable, customer payment history, past loss experience and current market conditions. We recognize that there is a high degree of subjectivity and imprecision inherent in the process of estimating future credit losses that are based on historical trends and customer data. Critical factors that could impact the recorded level of allowances for doubtful accounts include:

  •
  Economic trends and conditions in the markets we serve, which may deteriorate and impact the ability of our customers to pay balances owed to us; and

  •
  Higher concentrations of our business in certain non-guaranteed markets, such as Georgia and Texas, which could expose us to higher losses if economic conditions in those specific markets were to deteriorate.

        We are also subject to credit risk associated with the creditworthiness of LDCs that guarantee customer accounts receivable balances. Although all of the LDCs that guarantee our customer accounts receivable had investment grade credit ratings as of March 31, 2010, any detrimental change in the creditworthiness of these LDCs could affect their ability to pay us amounts when due, and may result in the need for higher allowances and provisions for doubtful accounts.

        In addition, we may bear credit risk related to imbalance settlement receivables from LDCs and ISOs, to the extent that such LDCs and ISOs are unable to collect imbalance settlements payable to them by other retail marketers. We record an allowance for doubtful accounts during the month that full collection of any such imbalance receivable balance becomes doubtful. Therefore, the creditworthiness of other retail marketers, which is difficult to predict and monitor, may also impact our allowance and provision for doubtful accounts.

Goodwill

        Goodwill of $3.8 million on our consolidated balance sheet represents the excess of purchase price over the fair value of identifiable net assets acquired from SESCo in August 2006. The goodwill related to the SESCo Acquisition was recorded at June 30, 2007, which is the date that the purchase allocation was finalized. The goodwill has been assigned entirely to the natural gas business segment since the customers acquired in the SESCo Acquisition were primarily natural gas accounts.

        Goodwill is not amortized, but is reviewed for impairment at least annually or more frequently if events, transactions or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill is tested for impairment annually at June 30. We utilize a discounted cash flow methodology for our impairment testing, which gives consideration to significant and long-term changes in industry and economic conditions as primary indicators of potential impairment.

        Impairment testing of goodwill is considered to be a critical accounting estimate due to the significant judgment required in the use of discounted cash flow models to determine fair value.

Assumptions used involve a high degree of subjectivity that is based on historical experience and internal forecasts of future results. Actual results in future periods may not necessarily approximate historical experience or forecasts.

        For the purpose of testing for goodwill impairment, we have elected to use a valuation technique that is based on a multiple of earnings. The fair value of our natural gas net assets are calculated using a similar earnings forecasting model as that used for our annual forecast and for our common stock valuation model. Critical assumptions used for the fair value model, include:

  •
  growth in natural gas RCEs, net of attrition, and related growth in the volume of natural gas MMBtus sold;

  •
  expected natural gas gross profit per MMBtu sold;

  •
  expense trends;

  •
  multiples of past and future earnings; and

  •
  the discount rate to calculate the present value of future earnings.

        We completed our annual goodwill impairment test as of June 30, 2009, and concluded that there was no impairment of goodwill as of that date. We have also concluded that there were no events, transactions or circumstances that occurred during the nine months ended March 31, 2010 that would have any impact on the recorded carrying value assigned to goodwill. As a result of the successful consummation of the Restructuring, management believes that the Company is not at-risk for impairment of goodwill as of March 31, 2010.

Customer Acquisition Costs, net

        Customer acquisition costs are comprised of: (1) customer contracts acquired through bulk acquisitions and business combinations; and (2) direct sales and advertising costs, which consist primarily of direct-response hourly telemarketing, non-hourly telemarketing and door-to-door marketing costs incurred through independent third parties, and which are associated with proven customer generation.

        Customer acquisition costs are capitalized and generally amortized over the estimated life of a customer, which we generally estimate to be three years. Customer acquisition costs that are subject to amortization are reviewed for recoverability quarterly, or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Examples of such events or changes in circumstances include:

  •
  a significant decrease in the market value of an acquired asset;

  •
  a significant adverse change in the legal factors or in the business climate that could affect the value of the asset, including an adverse action or assessment by a regulator;

  •
  an accumulation of costs significantly in excess of the amount originally expected to acquire the asset;

  •
  a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection of continued loss;

  •
  a current expectation that, more likely than not, the asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life.

        Our model used to assess the estimated recoverability of customer acquisition costs includes estimates of the future cash flows expected to result from the use of the customer assets and their eventual disposition. The estimated fair value resulting from this model is compared with the carrying amount of the asset. If impairment were to be identified, it could result in additional expense recorded in our consolidated statement of operations. Estimation of future cash flows includes consideration of specific assumptions for customer attrition, per unit gross profit, and operating costs. The estimate of future cash flows is considered to be a critical estimate because the assumptions used involve a high degree of subjectivity and are based on historical experience and internal forecasts of future results. Actual results in future periods may not necessarily approximate historical experience or forecasts.

        The average three-year life of a customer is also considered to be a critical assumption because it is an estimate of the expected period over which an average customer will provide us with cash flows. If our product pricing is not low enough to compete in various markets, customer attrition could increase, which could result in a lower average life of a customer.

        As a result of all quarterly reviews conducted for the nine months ended March 31, 2010, we have concluded that there was no impairment to the carrying value of customer acquisition costs recorded on our consolidated balance sheets.

Income Taxes

        The calculations of income tax expense and related balance sheet amounts involve a high degree of management judgment regarding estimates of the timing and probability of recognition of revenue and deductions by taxing authorities. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes using enacted tax rates expected to be in effect for the year in which the temporary differences are expected to reverse. In management's opinion, adequate reserves have been recorded for any future taxes that may be owed as a result of examination by any taxing authority.

        Total current and long-term deferred income tax assets were $14.8 million and $24.1 million at March 31, 2010 and June 30, 2009, respectively. Our policy is to establish a valuation allowance if it is "more likely than not" that the related tax benefits will not be realized. At March 31, 2010 and June 30, 2009, we determined that it was "more likely than not" that a portion of our deferred tax assets would not be realized.

        We have deferred tax assets related to unrealized losses from risk management activities. We anticipate that these deferred tax assets will be realized in future periods when sales of fixed price commodities, to which the unrealized losses from risk management activities relate, occur. Therefore, we did not establish a valuation allowance for these deferred tax assets.

        For our remaining deferred tax assets, we determined based on available evidence, including historical financial results for the last three years, that it is "more likely than not" that a portion of these items may not be recoverable in the future. Accordingly, we recorded valuation allowances of approximately $22.0 million and $0.7 million related to our U.S. and Canadian operations, respectively, as a reduction of deferred tax assets at March 31, 2010 and June 30, 2009.

        The valuation allowance related to deferred tax assets is considered to be a critical estimate because, in assessing the likelihood of realization of deferred tax assets, management considers taxable income trends and forecasts. Actual income taxes expensed and/or paid could vary from estimated amounts due to the impacts of various items, including:

  •
  changes to tax laws by taxing authorities;

  •
  final review of filed tax returns by taxing authorities;

  •
  actual financial results for recent fiscal years; and

  •
  actual financial condition and results of operations of future periods that could differ from forecasted amounts.

Derivatives

        We utilize both physical and derivative financial instruments to reduce our exposure to fluctuations in the price of natural gas and electricity. Settlements on derivative financial instruments are realized on a monthly basis, generally based upon the difference between the contract price and the settlement price as quoted on NYMEX or other published indices. All derivative financial instruments are carried on the balance sheet at fair value. Any changes in fair value are adjusted through unrealized losses (gains) from risk management activities in the consolidated statements of operations. This accounting results in significant volatility in earnings due to the impact market prices have on the market positions and financial instruments that we have entered into. In determining the fair value of derivative financial instruments, we use quoted market prices whenever possible. As of March 31, 2010, approximately 12% of the notional values of all derivative financial instruments outstanding were valued using non-quoted prices.

        If quoted market prices are not available, quotes from third party brokers or internally-developed pricing models that are based on various assumptions and management judgment are used. Although the total notional value of these instruments is not material at June 30, 2009, the assumptions used for these pricing models are considered to be critical estimates due to the high level of management judgment utilized in their development.

        We have implemented risk management controls and limits to monitor our risk position related to derivatives and to ensure that hedging performance is in line with agreed-upon objectives (refer to "Quantitative and Qualitative Disclosures about Market Risk" below).

Common Stock Valuation

        Because our common stock is not publicly traded, we obtain an independent valuation of fair value at June 30 of each fiscal year. For the three-month periods ended September 30, December 31, and March 31 of each fiscal year, we calculate the fair value of our common stock using an internally-developed model that approximates the independent model. Prior to the Restructuring, we utilized our stock valuation model to calculate appropriate carrying values for redeemable preferred stock, stock options and warrants granted under our stock-based compensation plans and common stock issued directly to our executive officers and third parties. In connection with the Restructuring, we utilized our stock valuation model to assign value to all classes of common stock issued to holders of our debt, RBS Sempra, former holders of our redeemable preferred stock and holders of our common stock outstanding prior to the Restructuring. Subsequent to the Restructuring, we utilized our stock valuation model to calculate an appropriate value for RSUs granted to our directors and certain of our senior executives.

        Key estimates and assumptions used in our stock valuation models include: (1) internally-developed earnings forecasts that reflect estimates of revenue and expense growth; and (2) expected stock price volatilities that are estimated based on historical realized volatilities of comparable publicly traded company stock prices. These are considered to be critical estimates because the assumptions used involve a high degree of subjectivity and are based on historical experience and internal forecasts of future results. There can be no assurance that actual future earnings or stock volatilities will approximate these estimates.

 Risk Management

Overview

        Some degree of risk is inherent in virtually all of our activities. As a result of our business growth into new markets and increased complexity of our operating infrastructure, we continuously review and, where necessary, upgrade our risk management policies and systems. The objectives of our risk management policies and systems include:

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  Timely identification of various risks associated with our business;

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  Assessment of potential costs that can be considered in relation to expected rewards from taking such risks;

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  Development and/or acquisition of adequate protections against identified risks;

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  Appropriate monitoring and disclosure of risks to all concerned parties; and

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  Development of adequate staff training programs regarding compliance with relevant laws, regulations, internal policies and procedures and established systems of internal controls.

        Risk management oversight begins with our Board of Directors and its various committees, principally the Audit Committee and the Risk Oversight Committee. The Audit Committee consists of three members of the Board of Directors and is chaired by an independent director. The Audit Committee meets regularly and has overseen the strengthening of our internal audit function over the past two fiscal years. The Audit Committee also meets with our outside auditors shortly after the end of each quarterly and year-end reporting period, reviews financial reports prepared in accordance with U.S. GAAP and SEC regulations and recommends that the Board of Directors approve such reports for filing with the SEC.

        The Risk Oversight Committee is primarily responsible for oversight of our process for identifying and mitigating market risks associated with acquiring natural gas and electricity commodities for distribution to our customers.

Market Risk Management

        Market risks relating to our operations result primarily from changes in commodity prices and interest rates. In the normal course of business, we also have limited credit risks associated with our ability to collect from derivative counterparties and collect billed accounts receivable from customers and LDCs.

        The Risk Oversight Committee of the Board of Directors meets regularly to ensure that we have adhered to established risk management policies and that we continue to be price and volume neutral through proper commodity hedging. Risk management policies are reviewed at least annually to ensure that material risks associated with new products, asset acquisitions, current market and other changes in our risk profile are adequately addressed. The Risk Oversight Committee is required to meet at least twice annually, and as often as necessary to address the Company's risk management activities and positions. The Risk Oversight Committee is chaired by an independent director, and includes five additional directors, including our Chief Executive Officer ("CEO"), as well as our Chief Financial Officer ("CFO"). We also have an independent risk management department that is responsible for monitoring and enforcing risk management policies related to commodities hedging activities.

        Refer to "Quantitative and Qualitative Disclosures about Market Risks" for additional commentary regarding market risks.

Liquidity Risk Management

        Liquidity risk is the risk that we would be unable to meet our obligations as they become due or unable to fund business growth because of an inability to liquidate assets or obtain adequate funding. Under the oversight of the Audit Committee, liquidity is managed by the CFO to provide the ability to generate cash to fund current operating, investing and financing activities and to manage the cost of purchases of natural gas and electricity at a reasonable cost in a reasonable amount of time, while maintaining routine operations and market confidence. The following strategies and processes are utilized to manage liquidity:

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  Utilize our hedging strategy to reduce the impact of volatile commodity prices—We have a risk management policy that is intended to reduce our financial exposure related to changes in the price of natural gas and electricity. Under this policy, we hedge all anticipated natural gas and electricity commodity purchases required to meet expected customer demand for all accounts served under fixed price contracts. As of March 31, 2010, RBS Sempra is our exclusive provider of hedging instruments for natural gas and electricity.

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  Utilize our credit facilities to provide liquidity for operating requirements—As of March 31, 2010, we believe that the Commodity Supply Facility provides us with a stable source of liquidity with an investment grade counterparty.

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  Maximize pricing opportunities within the markets that we serve—Our ability to develop products and prices that are competitive within the markets we serve, and to tailor our marketing activities to the optimal mix for various markets, while maintaining a reasonable gross profit per MMBtu or MWhr sold, is crucial to our overall financial success as well as our liquidity position.

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  Maximize cash collections from customers and LDCs—During the nine months ended March 31, 2010, approximately 53% of our total sales of natural gas and electricity were within markets that guarantee customer accounts receivable. The LDCs in these markets have credit ratings that are investment grade. We monitor the payment histories, credit ratings and other financial information for these LDCs in order to identify and address adverse trends, if any. As of June 30, 2009, we do not maintain an allowance for doubtful accounts against receivables from these LDCs as we do not anticipate any material credit losses related to these receivables. For customer accounts receivable that are not guaranteed by LDCs, we have processes and information systems in place to ensure that appropriate amounts are billed and collected from our customers on a timely basis. Refer to "Quantitative and Qualitative Disclosures about Market Risks" for additional commentary regarding credit risk.

Operational and Compliance Risk Management

        Operational risk is the risk of loss arising from fraud, unauthorized activities, errors, omissions, inefficiency, system failure or other external events. Operational risk is inherent throughout our business organization and covers a wide spectrum of issues.

        Compliance risk is the risk arising from failure to comply with relevant laws, regulations and regulatory requirements governing the conduct of our business. Failure to effectively identify and address various compliance risks can result in financial penalties and other regulatory sanctions, litigation, damage to reputation and loss of customers.

        Under the general oversight of our Board of Directors, CEO and CFO, operational and compliance risks are directly managed within the following functional areas of the organization:

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  Regulatory affairs;

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  Marketing and sales;

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  Contract pricing;

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  Natural gas and electricity supply;

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  Customer operations (including billing activities, quality assurance activities related to various marketing programs and management of customer communications);

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  Compliance;

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  Financial and tax reporting;

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  Legal counsel; and

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  Human Resources and payroll.

        Management within each of these areas is directly responsible for identification of risks, development of formal policies and procedures to manage such risks, and reporting any incidents, events or transactions, if any, where risks may not be adequately mitigated. Under the direction of the Audit Committee and the CFO, the Director of Internal Audit is responsible for investigating and addressing any such incidents, events or transactions for their impact on our overall risk management environment, on our internal control framework and on the planning of internal audits.

Fraud Risk

        We have a formal fraud risk assessment program, which is designed to facilitate:

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  Identification of potential fraud risks;

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  Design of internal controls to address and mitigate the fraud risks identified;

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  Periodic reviews of controls for effectiveness; and

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  Monitoring of corporate activities and formal reporting of potential incidents, if necessary, to senior management and the Board of Directors.

        Under the general oversight of the Audit Committee and the CFO, our Director of Internal Audit is responsible for administering the fraud risk assessment program and reporting the results to the Audit Committee.

Information Systems

        We maintain a number of information systems for capturing customer, accounting, supply forecasting and risk management information. The majority of our systems are hosted at an offsite data center in Houston, Texas, which maintains 24/7 security and has stand-alone power generation to keep the data center functional in the case of an extended power outage.

        During fiscal year 2008, in conjunction with our hosting provider, we launched an initiative to modernize our key server infrastructure to increase reliability and to increase redundancy. During fiscal years 2009 and 2010, we continued to consolidate our multiple existing customer relationship management tools and multiple billing platforms. As of March 31, 2010, more than 95% of our customers had been consolidated into our primary strategic systems. We are also continuing to convert our demand forecasting and risk management operations to new or enhanced third party software systems. We are currently utilizing these systems and will continue to make enhancements during fiscal 2011.

        We perform daily backup of our key servers and maintain backup tapes for a period of four weeks before they are overwritten. We also perform a month-end backup of key servers and keep such data for a period of six months to one year. All backup tapes are rotated offsite at a secure storage facility on a weekly basis. We currently replicate our email and various other production servers to ensure availability of our critical systems. We are in the process of increasing this functionality to additional servers.

        We have taken a multi-tiered approach to protecting our network from malware and intrusions. We employ endpoint security that includes locked-down routers, dual firewalls, and other security appliances. These are supplemented with anti-spyware and virus protection on all workstations and windows servers. These applications are monitored and updated to respond pro-actively and successfully to changing threats.

        Our corporate website has been custom-developed by an outsourced marketing company. We host our corporate website onsite with an employee of the Company serving as our webmaster.

Business Continuity Planning

        We are committed to the protection of our employees, customers, shareholders, physical buildings, information systems and corporate records. Our disaster recovery plan and the geographic distance between our offices mitigate the risk of catastrophic interruption of our business.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Commodity Price Risk

        Commodity price risk is the risk of exposure to fluctuations in the price of natural gas and electricity. Because our contracts require that we deliver full commodity requirements to many of our customers and because our customers' usage is impacted by factors such as weather, we are exposed to fluctuations in customer load requirements. We typically purchase commodity equal to expected customer consumption assuming normal weather patterns. We may purchase additional commodity volumes for the summer in the case of electricity and for the winter in the case of natural gas in order to protect against a potential demand increase in peak seasons. As a result of the natural swing in customer consumption related to weather changes, we may have to buy or sell additional volumes, and therefore may be exposed to price volatility in that event. We utilize various hedging strategies in order to mitigate the risk associated with potential volumetric variability of our monthly deliveries for fixed priced customers.

        We utilize the following instruments to offset price risk associated with volume commitments under fixed and variable price contracts where the price to the customer must be established ahead of the index settlement: (1) for natural gas: NYMEX-referenced gas swaps, basis swaps, physical commodity hedges and physical basis hedges; and (2) for electricity: ISO zone specific swaps, basis swaps, physical hedges and physical basis hedges.

        Economic hedges are also utilized to cover inventory injection and withdrawal as well as to cover utility over/under delivery obligations. For fixed price customers, both inventory and imbalances caused by utility over/under delivery obligations are hedged using derivatives or physical hedges. For variable price customers, inventory is generally hedged using derivative instruments or physical commodity hedges and utility imbalances are hedged either through the utilization of derivatives, physical hedges, or through a monthly price adjustment as published and billed to the customer each month. The fair values of these hedges, which are recorded in unrealized gains (losses) from risk management activities on the consolidated balance sheet, will settle during each specific month to mirror our planned injections and withdrawals, as well as over/under delivery obligations.

        The natural gas swap instruments are generally settled against the closing price for the last trading day of each month for natural gas listed on the NYMEX Henry Hub futures contract. In the case of electricity swap instruments, settlement is based on ISO settlement prices during the month. The financial basis swaps are typically settled against the first of the month published index prices at various trading points that relate to locations where we have customer obligations. Basis swaps are priced based on the NYMEX price on the last day of the month plus or minus an agreed-upon premium or discount. All of the natural gas swaps have been executed "over-the-counter" on a bilateral basis under the hedge facility or with other credit-worthy counterparties. We also enter into financial swaps with other counterparties in order to meet electricity requirements. These are settled based on the index price for the appropriate ISO. We only execute financial swaps with entities with investment grade credit ratings. As of March 31, 2010, our hedge positions extended through March 2012.

        We have adopted a risk management policy to measure and limit market and credit risk associated with our customer portfolio. The risk policy requires that we maintain a balanced position at all times and does not permit speculative trading. None of our employees are compensated on the basis of his or her trading activities. In marketing products to residential and small commercial customers, we hedge in advance of anticipated contract sales (adjusted to reflect attrition). When marketing to larger commercial accounts, the hedge is executed at the time of the contract sale. Our current risk policy requires that the following exposures be promptly mitigated: (1) for natural gas, any exposure in excess of $1.0 million related to the volumetric difference between commitments to deliver natural gas to customers and the related hedge positions must be brought back in compliance within three business days; and (2) for electricity, any exposure greater than $750,000 related to the volumetric difference between commitments to deliver electricity to customers and related hedge positions must be brought back in compliance within three business days.

        In order to address the potential volume variability of future deliveries, we utilize various hedging strategies to mitigate our exposure. For natural gas, hedging tools may include: (i) over-hedging winter volume obligations in certain markets by up to 10% in order to provide price and volume protection resulting from unexpected increases in demand or by purchasing calls; (ii) utilizing gas in storage to offset variability in winter demand; (iii) entering into options settled against daily basis prices published in an industry publication, for each day during some or all of the winter months, that provide for additional daily volumes if demand increases; and (iv) purchasing put options to protect against falling prices if unused volume needs to be sold and to protect against customer attrition in excess of that historically experienced. For electricity, hedging tools include: (i) over-hedging summer on-peak volume obligations by up to 10% or purchasing call options in order to provide price and volume protection from unexpected increases in demand during peak or "super-peak" hours; (ii) entering into load shape hedges to cover the inherent imbalance from a normal consumption curve that a block hedge creates; and (iii) purchasing put options to protect against falling prices if unused volume needs to be sold and to protect against customer attrition in excess of that historically experienced.

        We utilize an internally developed modified variance/co-variance value-at-risk "VAR," model to estimate potential loss in the fair value of our natural gas portfolio. For our VAR model, we utilize the higher of 10-day and 30-day NYMEX volatility on a 2 standard deviation basis (95.45% confidence level). During the three months ended September 30, 2008, volatility in natural gas prices resulted in unusually high potential losses in the fair value of our natural gas portfolio using this VAR model.

        The potential losses in the fixed price natural gas portfolio using our actual net open position at the end of each month during the nine months ended March 31, 2010 and the fiscal years ended June 30, 2009, 2008 and 2007 are summarized in the following table. Volatility in natural gas commodity prices during fiscal year 2009 resulted in unusually high potential losses in the fair value of our natural gas portfolio for that period using this VAR model.

	Nine Months Ended March 31, 2010
		Fiscal Year Ended
		2009	2008	2007
	(in thousands)
Potential loss during the period:
Average	$31	$120	$108	$178
Maximum	63	624	366	548
Minimum	4	25	7	53

        There have been no material changes in our methodology or policies regarding commodity price risk management during the nine months ended March 31, 2010.

Credit Risk

        We are exposed to credit risk in our risk management activities. Credit risk is the risk of loss resulting from the nonperformance by a counterparty of its contractual obligations. Our fixed price positions are executed under agreements that include master netting arrangements, which mitigate outstanding credit exposure. Under our hedge facility, our economic hedging activities were with a financial institution that had an investment grade credit rating. Under the Commodity Supply Facility, our economic hedging activities are also with a financial institution that has an investment grade credit rating. To the extent we purchase financial hedges or physical commodity from other counterparties, our risk policy provides for ongoing financial reviews, established credit limits as well as monitoring, managing and mitigating credit exposure.

        We also are exposed to credit risk in our sales activities. For the nine months ended March 31, 2010, approximately 47% of our total sales of natural gas and electricity were within markets where LDCs do not guarantee customer accounts receivable while 53% of our total sales were within markets where LDCs guarantee customer accounts receivable at a weighted average discount rate of approximately 1%. Such discount is the cost incurred to guarantee the customer accounts receivable. In cases where the LDC guarantees customer accounts receivable, we are exposed only to the credit risk of the LDC, rather than that of our actual customers. We monitor the credit ratings of LDCs and the parent companies of LDCs that guarantee our customer accounts receivable. As of March 31, 2010, all of our customer accounts receivable in guaranteed markets were with LDCs with investment grade credit ratings. We also periodically review payment history and financial information for LDCs to ensure that we identify and respond to any deteriorating trends.

        The allowance for doubtful accounts represents our estimate of potential credit losses associated with customer accounts receivable in markets where such receivables are not guaranteed by LDCs. We assess the adequacy of our allowance for doubtful accounts through review of the aging of customer accounts receivable and our assessment of the general economic conditions in the markets that we serve. Based upon our review as of March 31, 2010, we believe that the allowance for doubtful accounts is adequate to cover potential credit losses related to customer accounts receivable.

        We record a provision for doubtful accounts for the estimated total revenue that is not expected to be collected from customers in non-guaranteed markets. The following table provides a summary of the provision for doubtful accounts as a percentage of total sales of natural gas and electricity within these markets.

	Nine Months Ended March 31, 2010	Fiscal Year Ended June 30,
		2009	2008	2007
Provision for doubtful accounts as a percentage of sales of natural gas and electricity in non-guaranteed markets during the period	1.92%	2.79%	1.19%	0.82%

        During fiscal year 2009, we experienced deterioration of the aging of billed customer accounts receivable within certain of our markets, particularly in our largest natural gas market in Georgia, primariy due to:

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  generally weak economic conditions in many of our markets; and

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  incremental charge offs and reserves associated with customer accounts acquired from Catalyst in October 2008, which were higher than historical levels for previous purchase acquisitions, and which contributed significantly to a higher provision for doubtful accounts in our Georgia market.

        Credit environments have generally stabilized in many of our markets during fiscal year 2010. Additionally, we initiated more stringent credit standards for our new and existing customers during fiscal year 2009, which resulted in generally higher credit quality in our customer portfolio during fiscal year 2010. We continue to closely monitor economic conditions and actual collections data within all of our markets for signs of any negative long-term trends that could result in higher allowance requirements.

        There have been no material changes in our methodology or policies regarding credit risk management during the nine months ended March 31, 2010.

 Interest Rate Risk

        We are exposed to risk from fluctuations in interest rates in connection with the Commodity Supply Facility and the Floating Rate Notes. We manage our exposure to interest rate fluctuations by utilizing interest rate swaps to effectively convert interest rate exposure from a variable rate to a fixed rate of interest. As of March 31, 2010, an $80.0 million swap was outstanding, which expires on August 1, 2011. The fixed-for-floating swap effectively fixes the six-month LIBOR rate at 5.72% per annum. During fiscal year 2010, the $80.0 million interest rate swap agreement was novated to RBS Sempra from the previous counterparty, as required by the terms of the Commodity Supply Facility. Such novation did not have any impact on the Company's rights, obligations, risks or accounting methodology associated with the interest rate swap agreement.

        Under the Commodity Supply Facility, we are subject to variable interest rates in connection with cash borrowings and credit support, primarily in the form of letters of credit, provided by RBS Sempra. As of March 31, 2010, approximately $39.2 million of letters of credit were outstanding under the Commodity Supply Facility, in addition to the $6.4 million aggregate principal amount of Floating Rate Notes.

        As of March 31, 2010, based on the net exposure resulting from the interest rate swap, the letters of credit outstanding under the Commodity Supply Facility and the outstanding balance of Floating Rate Notes, the impact of a 1% change in interest rates on interest expense for a twelve-month period is approximately $0.3 million.

        As of June 30, 2009, the Company was not specifically required to provide any collateral or letters of credit in support of its interest rate derivative liabilities. As of March 31, 2010, we posted $6.0 million of cash as collateral against our mark-to-market exposure related to the outstanding interest rate swap agreement.

        We have not designated interest rate swaps as hedges and, accordingly, changes in the market value of the interest rate swaps are charged directly to interest expense. At March 31, 2010, the total unrealized loss from risk management activities recorded on the consolidated balance sheets related to interest rate swaps was approximately $6.0 million.

CHANGES IN AND DISAGREEMENTS WITH ACOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE ISSUES

        None.

 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers and Directors

        As of July 27, 2010, our Board of Directors consists of nine members. All of our executive officers serve at the discretion of our Board of Directors, subject to their employment agreements described under "Executive Compensation" below.

        The names and positions of our executive officers as of July 27, 2010 are presented in the following table. Descriptions of the business experience of our executive officers and directors follow the table.

Name	Age	Position
Jeffrey A. Mayer	58	President, CEO and Director
Chaitu Parikh	41	Executive Vice President and CFO
Robert Blake	54	Senior Vice President, Regulatory Affairs
Gina Goldberg	52	Senior Vice President, Marketing
Robert Werner	54	Senior Vice President, Supply
Mark Bernstein	40	Director
Carl Adam Carte	40	Director
James N. Chapman	48	Director
Michael J. Hamilton	63	Director
William Landuyt	54	Director
Randal T. Maffett	49	Director
Jacqueline Mitchell	49	Director
Jonathan Moore	50	Director

        Jeffrey A. Mayer is a co-founder of the Company and has been President and CEO since 1999. He has served as a director of Holdings since 2005. From 1992 to 1999, Mr. Mayer worked for Sempra Trading Corporation, a subsidiary of Sempra Energy (prior to 1997, known as AIG Trading Corporation, a subsidiary of AIG), and served as its Managing Director in charge of natural gas derivatives marketing. Mr. Mayer also served as Chairman of AIG Clearing Corporation, the futures clearing arm of AIG Trading and Chairman of AIG Securities Corporation, the securities affiliate of AIG Trading. Prior to joining AIG, Mr. Mayer worked at Goldman, Sachs & Co. where he managed the Energy Futures Department from 1989 to 1992, worked in the Futures Services Department from 1987 to 1989 and served as Chief Counsel of its J. Aron Commodities Division from 1984 to 1987. From 1978 to 1983, Mr. Mayer was an associate with the New York law firm of Barrett, Smith, Shapiro & Armstrong. Mr. Mayer served as a member (from 1997 to 2009) and as Chairman (from 2005 to 2009) of the Board of Finance of Westport, CT.

        Chaitu Parikh currently serves as Executive Vice President and has been CFO of the Company since July 2004. Mr. Parikh also serves as the Company's Principal Accounting Officer. Mr. Parikh served as Vice President of Finance of the Company from December 2002 to July 2004. Prior to joining the Company, Mr. Parikh served as Vice President and Controller of The New Power Company from October 2001 to December 2002 and as the Chief Financial Officer of Alliance Energy Services from December 1996 to July 2001. Previously, Mr. Parikh served in public accounting with KPMG from 1991 to 1996. Mr. Parikh holds a CA designation from the Canadian Institute of Chartered Accountants.

        Robert Blake currently serves as the Company's Senior Vice President of Regulatory Affairs. Mr. Blake served as the Company's Vice President of Electricity Operations and Regulatory Affairs from 2004 to May 2010 and as Vice President of Customer Operations from April 2001 to May 2004. Prior to joining the Company, Mr. Blake served as Manager of United Energy from January 2000 to March 2001, and served as Regional Sales Director for Conectiv Energy from April 1998 to January 2000. From 1980 to March 1998, Mr. Blake worked for United Illuminating, an electric utility in

Connecticut, where he served as Director of Commercial & Industrial Energy Services. He has been involved with numerous national and regional electricity and energy committees and has held leadership positions with several regional energy groups, including chairing a NEPOOL task force.

        Gina Goldberg has been Senior Vice President of Sales and Marketing of the Company since May 2010 and was Vice President of Sales and Marketing from 2004 to 2010. Prior to joining the Company as a consultant in November 2003, Ms. Goldberg held various marketing positions at Showtime Networks Inc. from 1984 to 2003, including the position of Senior Vice President of Marketing from 1998 to 2003. Ms. Goldberg also served as a member of the Viacom Inc. Marketing Board Council from 1998 to 2003. Previously, Ms. Goldberg worked in the Marketing Department of The Dallas Morning News from 1981 to 1984.

        Robert Werner has been Senior Vice President of Supply of the Company since May 2010 and was Vice President of Supply from 2006 to 2010. Prior to joining the Company, Mr. Werner had a 28-year career with Royal Dutch Shell in energy trading, supply chain management, and pipeline engineering and operations. From 2002 to 2006, Mr. Werner served as Vice President of Supply for SESCo, responsible for natural gas supply, commodity price exposure management and pricing. Prior to completing a two-year assignment in trading process and systems redesign in 2002, Mr. Werner spent 14 years in a variety of roles trading crude oil in the United States, Africa, Europe and South America. Mr. Werner is a retired professional engineer in the State of California.

        Mark Bernstein has served as a director of Holdings since September 2009 and currently serves on the Audit Committee and the Executive, Compensation and Governance Committee and the Nominating and Governance Committee. He is Chief Investment Officer of Private Investment X, LLC, a Houston based private equity firm he founded in 2009 to acquire assets in the oil and gas industry. From 2006 until 2008, Mr. Bernstein served as Vice President of Constellation Energy Group, Inc., where he focused on upstream principal investments. In 2005, Mr. Bernstein consulted for Davis Petroleum Corp. regarding the establishment of the company's risk management operations and recapitalization efforts. From 2002 until 2004, Mr. Bernstein was a founding principal of National Bank of Canada's global risk management group in Houston. From 1996 until 2001, Mr. Bernstein was a Director at Enron Corp., working in the wholesale power division until 2001 when his focus changed to Enron Energy Services, a retail electricity provider. In 1995, Mr. Bernstein worked for Banc One Corp. Mr. Bernstein's experience in the oil and gas industry, including his experience in retail energy, and his experience and leadership with risk management activities at various organizations, make him well-qualified to serve on the Company's Board of Directors.

        Carl Adam Carte was appointed as a director of Holdings in May 2010 and currently serves on the Audit Committee and the Risk Oversight Committee. Mr. Carte is a founding member and currently a partner of Fairlead Advisors LLC, where he provides strategic, commercial, valuation and financial expertise to private equity clients. From 2008 to 2010, Mr. Carte provided similar strategic, valuation and financial expertise to clients of Alea Management LLC, which he also co-founded. Mr. Carte was the chief financial officer of The Trigen Companies from 2006 to 2008. From 2008 to 2005, Mr. Carte was the Vice President and Treasurer for Texas-New Mexico Power/First Choice Power, an electric utility and retail electric provider serving approximately 275,000 customers based in Fort Worth, Texas. From 1993 to 2003, Mr. Carte worked at NRG Energy, Inc., where he served in various financial positions, including Vice President and Treasurer. Mr. Carte holds the Chartered Financial Analyst (CFA) designation and is a Certified Treasury Professional (CTP). He also serves on the board of directors of Euro Bioenergy Holdings S.a.r.l., a privately held biomass energy company that operates in Germany. Mr. Carte's extensive experience in the energy industry and experience in various finance and treasury roles makes him well qualified to serve on the Company's Board of Directors.

        James N. Chapman has served as a director of Holdings since September 2009 and currently serves as Chairman of the Executive, Compensation and Governance Committee and as a member of the Risk Oversight Committee. He is non-executive Vice Chairman of SkyWorks Leasing, LLC, an aircraft management services company based in Greenwich, Connecticut, which he joined in December 2004. From 2003 until 2004, Mr. Chapman was associated with Regiment Capital Advisors, LP, an investment advisor based in Boston specializing in high yield investments. From 2001 until 2003, Mr. Chapman acted as a capital markets and strategic planning consultant with private and public companies, as well as investment advisers and hedge funds, across a range of industries. Mr. Chapman presently serves as a member of the board of directors of AerCap Holdings NV, American Media, Inc., Hayes-Lemmerz International, Inc., Scottish Re Group Limited and Tembec Inc. Mr. Chapman served as a director of LNR Property Corporation from November 2008 until July 2010. Mr. Chapman also serves on the Finance Committee of The Whitby School in Greenwich, CT. Mr. Chapman's extensive experience in the capital markets and strategic planning, coupled with his board experience for many companies, makes him well-qualified to serve on the Company's Board of Directors.

        Michael J. Hamilton was elected as a director of Holdings in March 2008, and currently serves as Chairman of the Board of Directors, Chairman of the Audit Committee and as a member of the Executive, Compensation and Governance Committee. Mr. Hamilton served as Chairman and Chief Executive Officer of MMC Energy, Inc., a publicly traded merchant electricity generator that owns several generating units in California, until September 2009. Previously, Mr. Hamilton was the partner in charge of utility audit and tax at PricewaterhouseCoopers until he retired in 2003. He then served as a senior managing director at FTI Consulting where he specialized in bankruptcy and restructuring work, primarily in the merchant power industry. Mr. Hamilton is a certified public accountant with additional certifications in business valuation and financial forensics and is a certified turnaround professional. Mr. Hamilton is also a director of MMC Energy, Inc., Coda Octopus Group and Vulcan Power Company. Mr. Hamilton's extensive experience in the energy industry and in public accounting makes him well-qualified to serve on the Company's Board of Directors.

        William Landuyt currently serves as a director of Holdings and has served as a director of the Company since 2004. Mr. Landuyt currently serves on the Executive, Compensation and Governance Committee. Mr. Landuyt is currently a managing director at Charterhouse Group, Inc., where he was also Senior Partner from 2003 to 2009. From 1996 to 2003, Mr. Landuyt served as the Chief Executive Officer and Chairman of the Board of Millennium Chemicals, Inc. Mr. Landuyt was previously employed by Hanson Industries where he served as President and Chief Executive Officer from June 1995 to October 1996. Mr. Landuyt held the positions of Finance Director of Hanson Plc from 1992 to May 1995 and Director of Hanson Plc from 1992 to October 1996. Mr. Landuyt served as Vice President and Chief Financial Officer of Hanson Industries from 1988 to 1992. Mr Landuyt has served as a director of various Charterhouse portfolio companies since 2005, including Charter Lason, Inc., Top Image Systems, Ltd., Cellu Tissue Holdings, Inc., Charter Towne, Inc., Charter NewPath, LLC and AAT Communications Corp. Mr. Landuyt's extensive experience in CEO and CFO roles with various companies, and his long-standing position as a director of the Company, makes him well-qualified to serve as a director of the Company.

        Randal T. Maffett has served as a director of Holdings since September 2009 and currently serves as Chairman of the Risk Oversight Committee and as a member of the Audit Committee. In 2004, he founded Sendero Capital Partners, Inc., a private equity firm focused on investments, acquisitions and operations in the upstream and midstream sectors of the oil and gas industry, renewable energy and power generation industries, and is currently serving as its President and CEO. Sendero is a private equity firm focused on investments, acquisitions and operations in the upstream and midstream sectors of the oil and gas industry, renewable energy and power generation industries. From 2002 until 2004, Mr. Maffett was head of the newly formed North American business development group of RWE AG. From 1993 until 2002, Mr. Maffett was responsible for multiple business units, including Enron North America, Enron International, Enron Strategic Ventures and Enron Global Markets, as well as for Enron's corporate restructuring group where he focused on restructuring under-performing assets and companies, both public and private. From 1989 until 1993, Mr. Maffett managed fuel requirements, long-term supply contract negotiations and power marketing for Altresco Financial, Inc., a cogeneration development company. From 1987 until 1989, Mr. Maffett built and managed the deregulated gas marketing and trading business of Ladd Petroleum. During the past five years Mr. Maffett has held board seats at Sendero Capital Partners, Inc. (and its affiliates), Southern Missouri Natural Gas and Nexus Resources, LLC. Mr. Maffett's extensive experience with various companies in the energy industry makes him well-qualified to serve on the Company's Board of Directors.

        Jacqueline ("Jackie") Mitchell was appointed as a director of Holdings in March 2010 and currently serves on the Risk Oversight Committee and the Executive, Compensation and Governance Committee. Ms. Mitchell has been Senior Managing Director at RBS Sempra since 1992, where she oversees the North American natural gas trading and marketing operations. Ms. Mitchell also serves as Chief Executive Officer and a director of Sempra Energy Trading Mexico. Prior to 1992, Ms. Mitchell worked for EnTrade Corporation. Ms. Mitchell's in-depth understanding of natural gas commodity markets and related risk management activities makes her well-qualified to serve on the Company's Board of Directors.

        Jonathan Moore has served as a director of Holdings since September 2009 and currently serves on the Risk Oversight Committee. He has served as Executive Vice President at Beowulf Energy LLC since 2008. In 2006, Mr. Moore founded Juice Energy, Inc., a green-focused energy retailer, where he served as CEO from 2006 to 2008 and currently serves as a director. From 2002 until 2006, Mr. Moore was COO of Constellation NewEnergy. From 1994 until 2002, Mr. Moore worked for The AES Corporation, where he was part of the senior management. Mr. Moore worked as a transactional attorney with O'Melveny & Myers in Washington, D.C. from 1988 to 1994. Mr. Moore's extensive experience in the energy industry, including his experience in retail energy, makes him well-qualified to serve as a director of the Company.

Committees of the Board of Directors

        As of July 27, 2010, our Board of Directors had appointed three committees to help carry out its duties: the Audit Committee, the Executive, Compensation and Governance Committee (the "ECG Committee") and the Risk Oversight Committee.

        The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of audit and other services provided by our independent auditors and reviews and evaluates our internal audit and control functions. The Audit Committee also meets with our outside auditors shortly after the end of each quarterly and year-end reporting period, reviews financial reports prepared in accordance with U.S. GAAP and SEC regulations and recommends that the Board of Directors approve such reports for filing with the SEC.

        As of July 27, 2010, the Audit Committee consists of Messrs. Hamilton (Chair), Bernstein, Carte and Maffett. The Board of Directors has determined that all current members of the Audit Committee, as well as Messrs. Chapman and Landuyt and Ms. Mitchell, qualify as financial experts within the meaning of the SEC rules.

        The ECG Committee: (i) administers our employee stock and other benefit plans and makes decisions concerning salaries and incentive compensation for our employees, and (ii) identifies and recommends qualified individuals to serve as board and committee members, monitors the effectiveness of the Board of Directors and its committees and establishes the corporate governance guidelines for the Company. As of July 27, 2010, the ECG Committee consists of Messrs. Chapman (Chair), Bernstein, Hamilton and Landuyt and Ms. Mitchell.

        The Risk Oversight Committee establishes and provides oversight of the Company's risk management policies. As of July 27, 2010, the Risk Oversight Committee includes Messrs. Maffett

(Chair), Carte, Chapman and Moore, and Ms. Mitchell, as well as Mr. Mayer, Mr. Parikh and other members of the Company's senior management team.

        As used herein, "Compensation Committee" refers to the committee of the Board of Directors that administered our employee stock compensation and other benefit plans and made salary and incentive compensation decisions for our employees prior to creation of the ECG Committee on July 26, 2010.

Board Leadership Structure and Role in Risk Oversight

        We separate the roles of CEO and Chairman of the Board of Directors in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the CEO, sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. In connection with the Restructuring, the shareholders of the Company voted to appoint an independent director as Chairman of the Board of Directors. Therefore, as of July 27, 2010, Mr. Hamilton, the Chairman of the Board of Directors, is an independent director who is not otherwise employed in any capacity by the Company. One executive officer of the Company, the CEO, also serves as a director.

        As discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Risk Management," the Risk Oversight Committee is primarily responsible for establishing risk management policies and overseeing compliance therewith. Risk management policies are reviewed at least annually to ensure that material risks associated with new products, asset acquisitions, current market and other changes in our risk profile are adequately addressed. The Risk Oversight Committee meets at least twice annually, and as often as necessary, to address the Company's risk management activities and positions. The Risk Oversight Committee is chaired by an independent director, and includes five additional directors, including our CEO, as well as our CFO. We also have an independent risk management department that is responsible for monitoring and enforcing risk management policies related to commodities hedging activities.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics (the "Code of Ethics"), which applies to our directors, officers and employees that meets the definition of a code of ethics required by Item 406 of Regulation S-K promulgated under the Exchange Act. The purpose of the Code of Ethics is to promote a culture of honesty, integrity and respect for the law and the people who work at and with the Company. A copy of the Code of Ethics is available on our website at www.mxholdings.com under the Corporate Governance link. We intend to timely disclose any amendments to or waivers of certain provisions of the Code of Ethics applicable to our directors, executive officers, including our principal executive officer, principal financial officer and principal accounting officer on our website.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis for Named Executive Officers

        As used herein, "named executive officers" refers to our principal executive officer (the "CEO"), our chief financial officer and principal financial officer (the "CFO") and the three executive officers, other than the CEO and CFO, who were our most highly compensated executive officers for the fiscal year ended June 30, 2009. Material changes that occurred afterward are discussed under "—Post Fiscal Year 2009 Actions."

Overview of Our Compensation Philosophy and Objectives

        The compensation of our named executive officers is based in part on the terms of our employment agreements with them and in part on our "pay-for-performance" philosophy on both an individual and corporate level. We have adopted an approach to compensation that includes a mix of short-term and long-term components that are designed to provide proper incentives and to reward our senior management team for individual and corporate performance.

        Our intent regarding the compensation of our executive officers is to provide salary and incentives that:

  •
  attract and retain talented and experienced executives;

  •
  motivate our executives to manage our business to meet our short-term and long-term business objectives;

  •
  motivate the executives to increase shareholder value; and

  •
  associate compensation with the achievement of certain short-term and long-term individual and corporate objectives.

Role of Our ECG Committee

        Our ECG Committee is responsible for administering our compensation practices. Our ECG Committee consists of up to five directors who are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code, as amended (the "Code"). The ECG Committee has been charged by the Board of Directors with the following overall responsibilities, among others:

  •
  Approval and evaluation of executive officer compensation policies, plans, and programs;

  •
  Approval, oversight and evaluation of equity-based compensation plans, including without limitation, stock-based compensation plans, in which officers or employees may participate;

  •
  Arrangements with executive officers relating to their employment relationships with the Company, including, without limitation, employment agreements and restrictive covenants;

  •
  Review and approval of ERISA and other significant employee benefit plans.

        The ECG Committee considers compensation recommendations from our CEO in determining executive compensation for all of the named executive officers, except in the case of the CEO. The ECG Committee, at its sole discretion, may accept or deny, in whole or in part, the recommendations of the CEO. The activities of the ECG Committee are formally reported to the Board of Directors, and board members are encouraged to ask questions and review specific details regarding the decisions of the ECG Committee. The Board of Directors is not required to approve the decisions of the ECG Committee.

Elements of Executive Compensation

        The compensation of our named executive officers consists primarily of the following components.

  •
  Annual base salary;

  •
  Participation in incentive-based compensation plans;

  •
  Participation in equity-based compensation plans;

  •
  Awards of any special or supplemental benefits; and

  •
  Awards of severance and other termination benefits.

        We use a mix of short-term compensation (annual base salaries and incentive-based compensation) and long-term compensation (equity-based compensation) to provide a total compensation structure that is designed to achieve our pay-for-performance philosophy and other compensation objectives. Although the ECG Committee has not adopted any formal guidelines for allocating total compensation between short-term and long-term portions, we believe it is important for our executive officers to have some actual or potential equity ownership to provide them with long-term incentives to improve corporate performance.

        Our ECG Committee members are involved with a portfolio of companies of various sizes from which they can assess the appropriateness of executive compensation levels. In addition, they are provided with performance data on named executives and the company's performance both of which enable thorough decision-making.

Annual Cash Compensation

Annual Base Salary

        We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives, and to motivate and reward executives for their overall performance. In general, the base salaries of our named executive officers reflect:

  •
  the initial base salaries that we negotiated with each of them at the time of their initial employment or promotion;

  •
  consideration of individual performance and increased experience;

  •
  any changes in their appointed roles and responsibilities;

  •
  consideration of the individual's contribution toward overall business performance;

  •
  annual cost of living adjustment factors;

  •
  results of any benchmarking initiatives to compare executive salaries to peer group companies;

  •
  experience of the members of the ECG Committee with executive salaries at other companies; and

  •
  recommendations of the CEO, except in the case of the CEO.

        The base salaries of our executive officers are reviewed and evaluated for possible adjustment annually after their performance evaluations are completed.

        Base salaries for our named executive officers are summarized in the following table:

Name	Fiscal Year 2009	Fiscal Year 2008
Jeffrey Mayer	$594,825	$566,500
Chaitu Parikh	421,785	401,700
Steven Murray(1)	486,675	463,500
Carole R. Artman-Hodge(2)	390,000	390,000
Gina Goldberg	281,865	244,963

(1)
Mr. Murray resigned his position as COO of the Company, effective October 23, 2009.

(2)
Effective May 14, 2010, Ms. Artman-Hodge, the Company's former EVP, was no longer employed by the Company.

        For fiscal year 2009, the Compensation Committee approved a 5% increase for Messrs. Mayer, Parikh and Murray to keep their salaries within targeted market levels for similar executive positions. Ms. Goldberg received a 15% salary increase to adjust her salary to the targeted market level for her position. Ms. Artman-Hodge did not receive a base salary increase for fiscal year 2009 because her base salary already exceeded targeted market levels for her position.

Annual Incentive-Based Compensation

        Our named executive officers have the opportunity to receive cash incentive awards tied to our company's overall performance and their individual performance.

        Specific performance goals are established for the payment of annual incentive-based compensation, which are based on the specific individual and business performance factors described below. The establishment of business and individual goals for each named executive officer reinforces two of our compensation goals: (1) to motivate our named executive officers toward even higher achievement and business results; and (2) to enable us to attract and retain highly qualified individuals.

        Individual Performance Factors ("IPFs") represent ratings assigned to the named executive officers that are based on several performance factors and accomplishment of individual goals. IPFs are calculated after a systematic review of each named executive officer, which results in assessment of specific accomplishments and job skills that generally fall within the following categories: (1) leadership, team management and organizational skills; (2) primary job responsibilities; (3) judgment and decision-making; (4) individual attributes; (5) peer relationships; and (6) industry, departmental and company knowledge. Mr. Mayer is evaluated by the ECG Committee, while the other named executive officers are evaluated by the CEO. For all named executive officers, the overall IPF rating is applied to 25% of their target bonus. The ECG Committee reviews and approves IPFs for the named executive officers.

        Business Performance Factors ("BPFs") represent corporate operational goals that are considered to be essential to our success for the fiscal year. BPFs are used to assess corporate performance and result in a weighted resultant business factor, which is generally assigned to all employees. For all named executive officers, the BPF rating is applied to 75% of their target bonus. The BPFs for the fiscal year ended June 30, 2009 were as follows:

  •
  34% weighting for achievement of targeted levels of RCEs at June 30, 2009;

  •
  33% weighting for operational excellence, which is measured by accomplishment of key business performance factors; and

  •
  33% weighting for achievement of Adjusted EBITDA for fiscal year 2009.

        The weighted resultant business factor is applied to that portion of the named executive officer's bonus that is subject to the BPF weighting. That cumulative result is then further adjusted for the named executive officer's IPF rating.

        Incentive-based compensation accrued for the named executive officers for the fiscal year ended June 30, 2009, and paid by the Company during fiscal year 2010, is summarized in the following table.

		Actual Payout
Name	Target % of Salary(1)	% of Salary	Amount
Jeffrey Mayer	100%	89%	$531,801
Chaitu Parikh	100%	98%	411,376
Steven Murray	100%	82%	400,000
Carole R. Artman-Hodge	100%	52%	202,867
Gina Goldberg	100%	56%	156,699

(1)
Based upon employment agreements in place as of June 30, 2009.

        All named executive officers were awarded higher IPFs and BPFs for fiscal year 2009, as compared with the prior fiscal year, due to improved operating results.

Equity-Based Compensation

        As of June 30, 2009, we were sponsoring, after prior adoption by a vote of our shareholders, three separate stock-based compensation plans pursuant to which stock options and warrants have been granted to named executive officers and to other employees. These stock-based compensation plans are described in the footnotes to the Company's consolidated financial statements included elsewhere herein. Stock-based awards provide our executive officers, employees and other individuals who have provided services to us with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with us. These plans do not allow us to establish an exercise price that is below fair market value of our common stock on the award date. We have granted stock options as incentive stock options in accordance with Section 422 of the Code, as well as non-qualified stock options. In general, options granted are service-based stock options that have a three-year vesting schedule and a ten-year term. In the case of options intended to qualify as incentive stock options, the exercise price for options awarded to employees who own greater than 10% of our common stock as of the date of grant, if any, is 110% of the fair market value of our common stock and the term of the option is reduced to 5 years instead of 10 years.

        Stock options are an important component in our executive compensation program because we have benefited from dedicated employees who take ownership pride in its business. Decisions regarding the amount and timing of stock option awards are made: (1) at the time of the executive's employment; (2) upon periodic review; or (3) on rare occasions, following a significant event such as an acquisition.

        The date of grant and the fair market value of the awards are approved by the ECG Committee. The fair value of option awards generally is equivalent to the fair value of our common stock. Because our common stock is not publicly traded, we obtain an independent valuation of its fair value at June 30 of each fiscal year and we calculate its fair value at September 30, December 31 and March 31 of each fiscal year using an internally developed model that approximates the independent model.

        The CEO makes recommendations to the ECG Committee regarding the award of stock options to all named executive officers, which are based on the following considerations: (1) the officer's performance; (2) future responsibilities and expectations of the officer during the vesting period for the awards; (3) retention concerns, if any; (4) rating of the officer as a "top performer"; and (5) comparisons with peers within the Company. The ECG Committee approves any grants after consideration of the CEO recommendations, its members' knowledge of market practice, our actual performance for the current fiscal year and expectations of our future performance. We do not make decisions regarding equity awards based on the gains or losses from prior equity awards. In addition, we do not have any formal security ownership requirements. Generally, stock awards granted to the named executive officers vest over a three-year period with the first vesting period ending on the first anniversary of the date of grant.

        During the fiscal year ended June 30, 2009, we did not grant any stock option awards to named executive officers because the Company was contemplating cancellation of the existing stock-based compensation plans in connection with the Restructuring. In September 2009, we terminated the existing share-based compensation plans and offered a cash settlement to holders of options and warrants to cancel and terminate such options and warrants. As a result, all outstanding options and warrants were cancelled and terminated. Also in connection with the Restructuring, the stockholders agreed to the creation of a new equity-based incentive plan, pursuant to which we may issue Class C Common Stock not to exceed 10% of Holdings' outstanding common stock (on a fully diluted basis) after giving effect to the Restructuring. In January 2010, Holdings' Board of Directors authorized a new plan and approved grants of restricted stock units ("RSUs") to certain senior executive officers, directors and a former director of the Company. Refer to "Post Fiscal Year 2009 Actions" below for additional information regarding the RSUs awarded.

Other Compensation

        All of our executive officers are eligible for benefits generally offered to all employees, including, but not limited to; life, health, disability and dental insurance and participation in our 401(k) plan. We intend to continue to maintain our current benefits for our executive officers, as well as for all of our employees. The ECG Committee may, in its sole discretion revise, amend or add to the named executive officer's benefits and perquisites if deemed advisable. We do not believe it is necessary for the attraction or retention of management talent to provide the officers with a substantial amount of compensation in the form of perquisites. During fiscal year 2009, in addition to matching the 401(k) contributions of all of the named executive officers, we made reimbursement payments to Messrs. Mayer and Murray for professional association and club membership fees.

        Additionally, our executive officers may be awarded special compensation, at the sole discretion of the ECG Committee, in recognition of extraordinary initiative or efforts related to purchase acquisitions or other transactions. No such special compensation was awarded to any of our named executives during fiscal year 2009.

Accounting and Tax Considerations

        In accordance with U.S. GAAP, the estimated fair value of options granted, net of forfeitures expected to occur, is amortized as compensation expense over the vesting period of the options based on the accelerated attribution method. For additional information, see Notes 2 and 17 of our audited consolidated financial statements included elsewhere in herein.

        We have granted stock options as incentive stock options in accordance with Section 422 of the Code subject to the volume limitations contained in the Code. Generally, the exercise of an incentive stock option does not trigger any recognition of income or gain to the holder. If the stock is held until at least one year after the date of exercise (or two years from the date the option is granted, whichever is later), all of the gain on the sale of the stock will be capital gain when recognized for income tax purposes, rather than ordinary income to the recipient. Consequently, we do not receive a tax deduction. For stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the non-qualified stock options are generally taxed on this same amount in the year of exercise.

Post Fiscal Year 2009 Actions

Restructuring Bonuses

        In September 2009, the Company paid a total of $750,000 of bonuses to 19 of its executive officers and employees related to consummation of the Restructuring, of which the following amounts were paid to named executive officers: Mr. Mayer: $240,000; Mr. Parikh: $240,000; and Ms. Artman-Hodge: $30,000.

Cancellation of Options and Warrants Outstanding Prior to the Restructuring

        As of June 30, 2009, the Company had three active stock-based compensation plans under which warrants and options (collectively referred to as "awards") had been granted to employees, directors and other non-employees. As of June 30, 2009, the Company had options and warrants outstanding which were, or may have been, exercisable for 1,008,770 shares of common stock. The vast majority of these options and all of the warrants were "out of the money" as of the consummation date of the Restructuring (i.e., the agreed-upon price for which the option/warrant holder may purchase the Company's common stock exceeded the current fair value of the common stock). In connection with the Restructuring, the Company terminated its three existing stock-based compensation plans and offered cash settlements to holders of options and warrants in exchange for their agreement to cancel and terminate such options and warrants. As a result, all outstanding options and warrants as of June 30, 2009 were cancelled and terminated in connection with the Restructuring.

Salary Adjustments

        After considering fiscal year 2009 financial and operating results, including the impacts of the Restructuring, the Board of Directors did not approve any salary increases for any of the named executive officers for fiscal year 2010.

        In May 2010, the Company entered into an amendment to the employment agreement with Chaitu Parikh, the Company's CFO, which provided for an increase in Mr. Parikh's annual base salary to $450,000 (refer to "Amendment to Employment Agreement of CFO" below).

RSU Awards

        In connection with the Restructuring, as agreed to by the stockholders, in January 2010, Holdings' Board of Directors authorized the creation of the MXenergy Holdings Inc. 2010 Stock Incentive Plan, pursuant to which the Company may issue Class C Common Stock not to exceed 10% of Holdings' outstanding common stock (on a fully diluted basis) after giving effect to the Restructuring. Also in January 2010, Holdings' Board of Directors approved grants of RSUs to certain senior executive officers, directors and a former director, pursuant to which the Company may issue approximately 2.9 million shares of Class C Common Stock, subject to prescribed vesting requirements. RSUs awarded to the named executive officers were: (1) Mr. Mayer: 1,343,337 RSUs; (2) Mr. Parikh: 1,114,684 RSUs; and (3) Ms. Goldberg: 114,327 RSUs.

Resignation of Steven Murray as COO

        Steven Murray resigned his position as COO, effective October 23, 2009. The Company did not pay any severance amount to Mr. Murray as a result of his resignation.

Amendment to Employment Agreement of CFO

        On May 14, 2010, the Company entered into an amendment (the "Amendment"), effective as of May 17, 2010 (the "Effective Date"), to the employment agreement effective February 13, 2008 with Mr. Parikh (the "Parikh Agreement"), the Company's CFO. The Amendment (i) provides that Mr. Parikh shall be relocated from the Company's headquarters in Stamford, Connecticut to Houston, Texas on a mutually agreeable date in 2010, (ii) extends the term of Mr. Parikh's employment with the Company for a period of three years beginning on the Effective Date and (iii) increases Mr. Parikh's annual base salary to $450,000. The Amendment also provides that if Mr. Parikh is terminated within the eighteen month period following the substantial completion of his relocation to Houston either (i) involuntarily and without Business Reasons or a Constructive Termination (as such terms are defined in the Parikh Agreement), or (ii) following a Change of Control (as such term is defined in the Parikh Agreement), then he shall receive a relocation package with terms, conditions and dollar value substantially the same as those provided in connection with his 2010 relocation to Houston in addition to any other compensation to which he is entitled pursuant to his Employment Agreement.

        In addition, on May 10, 2010, Mr. Parikh and the Company entered into a relocation agreement (the "Relocation Agreement") pursuant to which Mr. Parikh agreed to relocate from Stamford, Connecticut to Houston, Texas. The Relocation Agreement provides that the Company shall engage a relocation firm that will purchase Mr. Parikh's residence for its fair market value, and pay Mr. Parikh an amount equal to the difference between $1,725,000 and the purchase price paid. Pursuant to the terms of the Relocation Agreement, Mr. Parikh shall also be reimbursed by the Company for (i) all reasonable sales expenses related to his residence in Connecticut including, among other things, fees, taxes, attorneys' fees, inspection and closing costs, (ii) reasonable expenses incurred in connection with the purchase of a home in Houston including, among other things, temporary housing costs for up to six months, attorneys' fees, inspection and closing costs, and (iii) reasonable moving and travel costs incurred therewith. The Company shall "gross up" Mr. Parikh for any taxes owed as a result of any payments received pursuant to the terms of the Relocation Agreement. Mr. Parikh shall also receive a lump sum payment of $15,000.

Departure of Executive Vice President

        Effective May 14, 2010, Ms. Artman-Hodge, the Company's EVP, was no longer employed by the Company. We will pay Ms. Artman-Hodge approximately $1.3 million during the three months ended June 30, 2010, which includes a severance payment described in her employment agreement with the Company, dated as of April 1, 1999 (the "Artman-Hodge Agreement"), and a pro rated bonus for fiscal year 2010.

Summary Compensation Table

        Annual compensation for the named executive officers is summarized in the following table.

Name and Principal Position	Year	Salary	Stock Awards(1)	Bonus(2)	Option Awards(3)	Non-equity Incentive Plan(4)	All Other(5)	Total
Jeffrey Mayer	2009	$594,825	$—	$—	$39,664	$519,240	$53,859	$1,207,588
President and	2008	566,183	475,950	—	92,019	236,115	366,564	1,736,831
Chief Executive Officer	2007	547,745	—	250,000	87,260	324,500	13,702	1,223,207
Chaitu Parikh	2009	421,785	—	—	87,181	403,768	16,936	929,670
Vice President and	2008	401,475	—	—	202,261	202,859	16,189	822,784
Chief Financial Officer	2007	389,098	—	200,000	191,799	253,100	16,500	1,050,497
Steven Murray(6)	2009	486,675	—	—	335,313	419,119	49,055	1,290,162
Chief Operating Officer	2008	463,180	—	—	777,925	222,406	37,539	1,501,050
	2007	389,423	—	150,000	737,688	229,800	43,128	1,550,039
Carole R. Artman-Hodge(7)	2009	390,000	—	—	87,181	207,032	20,962	705,175
Executive Vice President	2008	390,000	475,950	—	202,261	180,925	390,086	1,639,222
	2007	389,662	—	150,000	191,799	159,600	20,249	911,310
Gina Goldberg	2009	281,865	—	—	46,944	158,408	15,739	502,956
Vice President, Marketing	2008	244,963	—	—	108,910	117,574	12,255	483,702
	2007	237,859	—	25,000	103,276	102,900	13,485	482,520

(1)
In March 2008, the Compensation Committee approved the issuance of 9,500 shares to both Mr. Mayer and Ms. Artman-Hodge. The fair value of these awards was $475,950 for both Mr. Mayer and Ms. Artman-Hodge.

(2)
For Messrs. Mayer and Parikh and Ms. Artman-Hodge, the 2007 amount represents a cash bonus paid in recognition of their work in the SESCo Acquisition. For Mr. Murray, the 2007 amount represents a sign-on bonus paid in accordance with his employment agreement.

(3)
This column reflects the compensation cost of stock options over the requisite service period as defined by SFAS No. 123R and reflects expense recognized in earnings for financial statement reporting purposes for the fiscal years ended June 30, 2009, 2008 and 2007.

(4)
Amounts include annual incentive-based compensation awards paid by the Company during the fiscal years noted. Amounts reflected are exclusively cash awards.

(5)
For fiscal year 2009, amounts include: (1) contributions to the Company-sponsored employee savings plan under Section 401(k) of the Code (Mr. Mayer: $22,000; Mr. Parikh: $16,936; Mr. Murray: $24,230; Ms. Artman-Hodge: $20,962; and Ms. Goldberg: $15,739); (2) club membership fees (Mr. Mayer: $12,480; Mr. Murray: $24,825); and (3) reimbursement of legal expenses in connection with preparation of employment agreements (Mr. Mayer: $19,379). For fiscal year 2008, amounts for Mr. Mayer and Ms. Artman-Hodge include additional compensation in the form of a tax gross-up paid by the Company to offset the tax consequences associated with awards of common stock (Mr. Mayer: $333,049; Ms. Artman-Hodge: $369,336).

(6)
Mr. Murray resigned his position as COO of the Company, effective October 23, 2009.

(7)
Effective May 14, 2010, Ms. Artman-Hodge was no longer employed by the Company.

2009 Grants of Plan-Based Awards

        We did not grant any equity-based compensation awards during the fiscal years ended June 30, 2009 or 2008. Information with respect to incentive-based compensation awards for fiscal year 2009, in accordance with the employment agreements executed with the named executive officers, are summarized in the following table.

				All Other Stock Awards: Number of Shares of Stock
	Estimated Future Payouts Under Incentive Plan Awards(1)				Grant Date Fair Value of Stock Awards
Name	Threshold	Target	Maximum
Jeffrey Mayer	$0	$594,825	$713,790	—	$—
Chaitu Parikh	0	421,785	506,142	—	—
Steven Murray	0	486,675	486,675	—	—
Carole R. Artman-Hodge	0	390,000	390,000	—	—
Gina Goldberg	0	140,933	281,865	—	—

(1)
Amounts reflect the range of potential short-term incentive payouts under the Company's incentive compensation program. For fiscal year 2009 performance, the actual payout, as well as the business objectives and percentage of target achieved, are disclosed above under "Annual Cash Incentive Compensation."

Outstanding Equity Awards at June 30, 2009

        Outstanding equity awards for named executive officers as of June 30, 2009 are summarized in the following table.

	Option Awards
Name	Number of Securities Underlying Unexercised Options/ Warrants Exercisable	Number of Securities Underlying Unexercised Options/ Warrants Unexercisable	Option Exercise Price	Option Expiration Date
Jeffrey Mayer	48,000	—	$23.65	10/19/2009
Jeffrey Mayer	21,000	—	30.25	6/26/2010
Jeffrey Mayer	26,000	13,000	46.83	11/13/2011
Chaitu Parikh	7,500	—	8.00	3/19/2013
Chaitu Parikh	17,700	—	8.00	1/21/2014
Chaitu Parikh	36,000	—	21.50	10/19/2014
Chaitu Parikh	18,000	—	27.50	6/26/2015
Chaitu Parikh	26,000	13,000	42.57	11/13/2016
Steven Murray	100,000	50,000	42.57	11/13/2016
Carole R. Artman-Hodge	16,550	—	8.00	1/21/2014
Carole R. Artman-Hodge	48,000	—	21.50	10/19/2014
Carole R. Artman-Hodge	21,000	—	27.50	6/26/2015
Carole R. Artman-Hodge	26,000	13,000	42.57	11/13/2016
Gina Goldberg	2,500	—	25.00	2/1/2010
Gina Goldberg	2,500	—	33.67	2/1/2011
Gina Goldberg	2,500	—	48.74	2/1/2012
Gina Goldberg	1,200	—	8.00	1/21/2014
Gina Goldberg	12,000	—	21.50	10/19/2014
Gina Goldberg	15,000	—	27.50	6/26/2015
Gina Goldberg	14,000	7,000	42.57	11/13/2016

        All outstanding equity awards in the table above were cancelled and terminated in connection with the Restructuring. As of September 30, 2009, no named executive officers have any outstanding equity awards.

Option Exercises

        There were no options or warrants exercised by named executive officers during the fiscal year ended June 30, 2009.

Pension Benefits

        We do not provide any post-retirement pension benefits to any of our named executive officers.

Nonqualified Deferred Compensation Plans

        We do not provide any nonqualified deferred compensation programs for any of our named executive officers.

Agreements with Named Executive Officers

Jeffrey Mayer Employment Agreement

        On February 13, 2008, we entered into a new employment agreement with Mr. Mayer (the "Mayer Agreement"). The Mayer Agreement replaces a previous employment agreement dated April 1, 1999. The material differences in the Mayer Agreement include the following: (i) reducing both the initial and automatic renewal terms of the agreement; (ii) providing increased severance upon a termination without business reasons (and including the concept of a constructive termination); (iii) providing for severance upon a change in control in connection with a qualifying termination; and (iv) including a Code Section 280G provision, which provides for either a reduction of payments or a tax gross-up. In each case, we included these revised terms to reflect market practices, and Mr. Mayer's increased responsibilities and authority.

        The initial term of the Mayer Agreement is four years and is automatically renewed for successive one-year terms unless either party gives the other 180 days' notice that the Mayer Agreement will not be extended or if the Mayer Agreement is otherwise terminated. Pursuant to the Mayer Agreement, Mr. Mayer's office will be located in our headquarters in Stamford, Connecticut, and he will report to our Board of Directors. In addition to his position as CEO, we agree to use our best efforts to ensure that Mr. Mayer will continue to serve as a member of the Board of Directors.

        Pursuant to the Mayer Agreement, Mr. Mayer will receive an annual base salary of $566,500, which may be increased from time to time by the ECG Committee, at its discretion. In addition, Mr. Mayer's annual target bonus shall be equal to 100% of his then current base salary, 75% of which is payable based on achievement of Company and/or individual objectives specified by the ECG Committee and 25% of which may be awarded solely at the discretion of the ECG Committee. In addition, the ECG Committee may, in its sole discretion, award Mr. Mayer an additional bonus of up to 20% of his base salary then in effect for extraordinary performance in connection with a significant business event.

        In the event that Mr. Mayer is terminated involuntarily and without "business reasons" (as such term is defined in the Mayer Agreement, which generally includes "cause" events such as felony conviction, fraud or insubordination) or a "constructive termination" (as such term is defined in the Mayer Agreement, such as a material reduction in salary or authority or a relocation) occurs, Mr. Mayer will be entitled to receive (i) his then current base salary, any paid time off and any earned and unpaid target bonus accrued through the date of termination; (ii) a lump sum payment equal to the greater of (a) his then current base salary for a period of twelve months following the date of termination, or (b) his then current base salary for the remainder of the then current employment term; and (iii) a lump sum payment equal to (a) 100% of the target bonus for the fiscal year in which the date of termination occurs, (b) 100% of the target bonus for any full fiscal year remaining during the then applicable employment term, and (c) a pro rata portion of 100% of the target bonus being paid for the final fiscal year that begins during the then applicable employment term. In addition, all of Mr. Mayer's unvested stock options, restricted stock, and other equity awards shall become fully vested and all stock options that are vested and outstanding (but unexercised) on the date of termination will be cancelled and we will pay to Mr. Mayer, with respect to each option, an amount equal to the excess of the fair market value per share of the shares underlying such option over the exercise price of such option multiplied by the number of shares underlying such option. In addition, Mr. Mayer's benefits and certain perquisites will continue for the duration of the then current employment term.

        If there is a change in control (as such term is defined in the Mayer Agreement) and either a constructive termination occurs or we terminate Mr. Mayer's employment without business reasons prior to the expiration of the then current employment term, Mr. Mayer will be entitled to receive (i) his then current base salary, any paid time off, and any earned and unpaid target bonus accrued through the date of termination; (ii) a lump sum payment equal to the greater of (a) two times his then current base salary or (b) his then current base salary for the remainder of the then current employment term; (iii) a lump sum payment equal to the greater of (a) 200% of the target bonus for the fiscal year in which the termination occurs, or (b) 100% of the target bonus for the fiscal year in which the termination occurs times the number of years for the remainder of the then current employment term. In addition, all of Mr. Mayer's unvested stock options, restricted stock, and other equity awards shall become fully vested.

        If Mr. Mayer is terminated as a result of death or disability (as such term is defined in the Mayer Agreement), he or his representative, as the case may be, is entitled to receive (i) any accrued and unpaid salary; (ii) any accrued and unpaid target bonus for the prior fiscal year; (iii) a pro rata portion of any target bonus that he would have otherwise earned during the fiscal year in which the termination occurs; and (iv) any accrued and unpaid time off. Mr. Mayer's outstanding stock options, restricted stock, and other equity arrangements shall expire in accordance with the terms of the applicable award agreements.

        If Mr. Mayer voluntarily terminates his employment (other than in the case of a constructive termination), or he is terminated involuntarily for business reasons, he will be entitled to receive (i) all accrued and unpaid salary, all accrued and unpaid target bonus for the prior fiscal year, and a pro rata portion of any target bonus that he would have otherwise earned during the fiscal year in which such termination occurs and (ii) all accrued but unpaid time off and other benefits due to him through his termination date under any Company-provided or paid plans, policies, and arrangements. Mr. Mayer's stock options, restricted stock, and other equity arrangements will cease vesting immediately and such awards will expire in accordance with the terms of the applicable award agreements.

        If Mr. Mayer's employment is terminated for any reason, we have the initial right to purchase all (but not less than all) of the common stock of the Company held by Mr. Mayer by making a written offer within 60 days of termination. If Mr. Mayer is involuntarily terminated for any reason (including a constructive termination) other than for business reasons, but we do not offer to purchase his shares of common stock within 60 days of termination, Mr. Mayer has the right to cause us to repurchase all (but not less than all) of his common stock. The foregoing rights terminate upon an initial public offering of our common stock.

        The Mayer Agreement provides that in the event that Mr. Mayer becomes entitled to payments or benefits that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, the payment and/or benefits will be reduced to the extent that such payments will not be subject to the excise tax or any interest or penalties imposed by Section 4999 of the Code, referred to herein as the 280G Reduction. The 280G Reduction will only take place if Mr. Mayer's "net after tax benefit" (as defined in the Mayer Agreement) exceeds the net after tax benefit he would realize if the 280G Reduction were not made. To the extent, the 280G Reduction is unavailable because Mr. Mayer's net after tax benefit would be greater if the 280G Reduction were not made, we will pay Mr. Mayer a gross up payment in an amount such that after the payment by Mr. Mayer of all taxes (including any income taxes, interest, penalties or any excise taxes), Mr. Mayer would retain an amount of the gross-up payment equal to seventy-five (75%) of any excise tax imposed upon the payments received by Mr. Mayer.

        The Mayer Agreement also contains restrictive covenants, which apply for the remainder of the then-current agreement term. Pursuant to the restrictive covenants, Mr. Mayer is generally prohibited from (1) owning or providing services for any business competing against us for the remainder of the agreement term; (2) inducing employees to leave the our employ or hiring them (unless the employee contacts Mr. Mayer on an unsolicited basis); (3) soliciting any of our customers, suppliers, licensees or other business relations; or (4) disparaging us, our executive officers, or our directors. In the event that Mr. Mayer violates the provisions of the restrictive covenants, he will not be entitled to any severance benefits upon a termination without business reasons or upon a constructive termination. Additionally, upon any such violation, all of Mr. Mayer's unexercised options, whether vested or unvested, shall be cancelled.

Chaitu Parikh Employment Agreement

        On February 13, 2008, we entered into the Parikh Agreement. The Parikh Agreement replaces a previous employment agreement dated November 1, 2002. The material differences in the Parikh Agreement include the following: (i) providing for a specified term; (ii) providing increased severance upon a termination without business reasons (and including the concept of a constructive termination), or upon a change in control in connection with a qualifying termination; and (iii) including a Code Section 280G provision, which provides for either a reduction of payments or a tax gross-up. In each case, we included these revised terms to reflect market practices, and Mr. Parikh's increased responsibilities and authority.

        The initial term of the Parikh Agreement is three years and is automatically renewed for successive one-year terms unless either party gives the other 180 days' notice that the Parikh Agreement will not be extended or if the Parikh Agreement is otherwise terminated. Pursuant to the Parikh Agreement, Mr. Parikh's office will be located in our headquarters in Stamford, Connecticut, and he will report to the Company's Board of Directors.

        Pursuant to the Parikh Agreement, Mr. Parikh will receive an annual base salary of $401,700, which may be increased from time to time by the ECG Committee, at its discretion. In addition, Mr. Parikh's annual target bonus shall be equal to 100% of his then current base salary, 75% of which is payable based on achievement of Company and/or individual objectives specified by the ECG Committee and 25% of which may be awarded solely at the discretion of the ECG Committee. In addition, the ECG Committee may, in its sole discretion, award Mr. Parikh an additional bonus of up to 20% of his base salary then in effect for extraordinary performance in connection with a significant business event.

        In the event that Mr. Parikh is terminated involuntarily and without "business reasons" (as such term is defined in the Parikh Agreement, which generally includes "cause" events such as felony conviction, fraud or insubordination) or a "constructively termination" (as such term is defined in the Parikh Agreement, such as a material reduction in salary or authority or a relocation) occurs, Mr. Parikh will be entitled to receive (i) his then current base salary, any unpaid time off and any earned and unpaid target bonus accrued through the date of termination; (ii) a lump sum payment equal to the greater of (a) his then current base salary for a period of twelve months following the date of termination, or (b) his then current base salary for the remainder of the then current employment term; and (iii) a lump sum payment equal to (a) 100% of the target bonus for the fiscal year in which the date of termination occurs, (b) 100% of the target bonus for any full fiscal year remaining during the then applicable employment term, and (c) a pro rata portion of 100% of the target bonus being paid for the final fiscal year that begins during the then applicable employment term. In addition, all of Mr. Parikh's unvested stock options, restricted stock, and other equity awards shall become fully vested and all stock options that are vested and outstanding (but unexercised) on the date of termination will be cancelled and we will pay to Mr. Parikh, with respect to each option, an amount equal to the excess of the fair market value per share of the shares underlying such option over the exercise price of such option multiplied by the number of shares underlying such option. In addition, Mr. Parikh's benefits will continue for the duration of the then current employment term.

        If there is a change in control (as such term is defined in the employment agreement) and either a constructive termination occurs or we terminate Mr. Parikh's employment without business reasons prior to the expiration of the then current employment term, he will be entitled to receive (i) his then current base salary, any paid time off, and any earned and unpaid target bonus accrued through the date of termination; (ii) a lump sum payment equal to the greater of (a) two times his then current base salary or (b) his then current base salary for the remainder of the then current employment term; (iii) a lump sum payment equal to the greater of (a) 200% of the target bonus for the fiscal year in which the termination occurs, or (b) 100% of the target bonus for the fiscal year in which the termination occurs times the number of years for the remainder of the then current employment term. In addition, all of Mr. Parikh's unvested stock options, restricted stock, and other equity awards shall become fully vested.

        If Mr. Parikh is terminated as a result of death or disability (as such term is defined in the Parikh Agreement), he or his representative, as the case may be, will be entitled to receive (i) any accrued and unpaid salary; (ii) any accrued and unpaid target bonus for a prior fiscal year; (iii) a pro rata portion of any target bonus that he would have otherwise earned during the fiscal year in which the termination occurs; and (iv) any accrued and unpaid paid time off. Mr. Parikh's outstanding stock options, restricted stock, and other equity arrangements shall expire in accordance with the terms of the applicable award agreements.

        If Mr. Parikh voluntarily terminates his employment (other than in the case of a constructive termination), or he is terminated involuntarily for business reasons, he will be entitled to receive (i) all accrued and unpaid salary, all accrued and unpaid target bonus for a prior fiscal year, and a pro rata portion of any target bonus that he would have otherwise earned during the fiscal year in which such termination occurs and (ii) all accrued but unpaid paid time off and other benefits due to him through his termination date under any Company-provided or paid plans, policies, and arrangements. Mr. Parikh's stock options, restricted stock, and other equity arrangements will cease vesting immediately and such awards will expire in accordance with the terms of the applicable award agreements.

        If Mr. Parikh's employment is terminated for any reason, we have the initial right to purchase all (but not less than all) of the common stock of the Company held by Mr. Parikh by making a written offer within 60 days of termination. If Mr. Parikh is involuntarily terminated for any reason (including a constructive termination) other than for business reasons, but we do not offer to purchase his shares of common stock of the Company within 60 days of termination, Mr. Parikh has the right to cause us to repurchase all (but not less than all) of his common stock of the Company. The foregoing rights terminate upon an initial public offering of our common stock.

        The Parikh Agreement provides that in the event that Mr. Parikh becomes entitled to payments or benefits that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code, the payment and/or benefits will be reduced to the extent that such payments will not be subject to the excise tax or any interest or penalties imposed by Section 4999 of the Code, referred to herein as the 280G Reduction. The 280G Reduction will only take place if Mr. Parikh's "net after tax benefit" (as defined in the Parikh Agreement) exceeds the net after tax benefit he would realize if the 280G Reduction were not made. To the extent, the 280G Reduction is unavailable because Mr. Parikh's net after tax benefit would be greater if the 280G Reduction were not made, we will pay Mr. Parikh a gross up payment in an amount such that after the payment by Mr. Parikh of all taxes (including any income taxes, interest, penalties or any excise taxes), Mr. Parikh would retain an amount of the gross-up payment equal to seventy-five (75%) of any excise tax imposed upon the payments received by Mr. Parikh.

        The Parikh Agreement also contains restrictive covenants, which apply for the remainder of the then-current agreement term. Pursuant to the restrictive covenants, Mr. Parikh is generally prohibited from (1) owning or providing services for any business competing with us for the remainder of the agreement term; (2) inducing employees to leave our employ or hiring them (unless the employee contacts Mr. Parikh on an unsolicited basis); (3) soliciting any of our customers, suppliers, licensees or other business relations; or (4) disparaging us, our executive officers, or our directors. In the event that Mr. Parikh violates the provisions of the restrictive covenants, he will not be entitled to any severance benefits upon a termination without business reasons or upon a constructive termination. Additionally, upon any such violation, all of Mr. Parikh's unexercised options, whether vested or unvested, shall be cancelled.

Steven Murray Employment Agreement

        During 2009, we entered into discussions with Mr. Murray, our COO, about restating his employment agreement, dated August 4, 2006 (the "Murray Agreement"). The initial term of the Murray Agreement was three years and such term is automatically extended for one year at the end of the initial term, unless we or Mr. Murray gives the other party at least 180 days' advance notice to the contrary. On February 6, 2009, we provided notice to Mr. Murray that the Murray Agreement would expire on the earlier of August 4, 2009 or execution of a new employment agreement. The Murray Agreement expired on August 4, 2009.

        Pursuant to the Murray Agreement, Mr. Murray's office will be located in our Houston, Texas offices and he will report to the CEO of the Company. In addition to his position as COO, the Murray Agreement provides that Mr. Murray will be a member of the Board of Directors of the Company.

        The Murray Agreement provides that Mr. Murray will receive an annual base salary of $450,000, which may be increased at the Compensation Committee's discretion. In addition, Mr. Murray's target bonus shall be equal to 100% of his then current base salary, of which 75% is based on the performance of the Company or Mr. Murray and 25% is based on the Compensation Committee's discretion. Additionally we may award Mr. Murray up to 20% of his base salary in connection with his extraordinary performance with respect to a significant business event, provided that the maximum actual bonus will not exceed 120% of base salary. The Murray Agreement also provides that we will grant to Mr. Murray an option to purchase 150,000 shares of common stock which will vest in three equal installments over three years commencing with the first anniversary of the initial term.

        On July 31, 2009, we entered into a supplement to the Murray Agreement with Mr. Murray (the "Murray Supplemental Agreement"). Under the Murray Supplemental Agreement, the Company acknowledged that, as of July 31, 2009, $140,788 of Mr. Murray's fiscal year 2008 bonus remains unpaid and Mr. Murray's fiscal year 2009 bonus has not yet been determined, but will be a minimum of $400,000. Mr. Murray will be entitled to payment for his fiscal year 2008 bonus and fiscal year 2009 bonus at the earlier of (i) the earliest date that we are not restricted under our debt agreements from paying such bonuses, or (ii) the earliest date as of which any member of the senior management team receives his or her bonus for fiscal year 2008 or fiscal year 2009. In addition, under the terms of the

Murray Supplemental Agreement, Mr. Murray agreed to terminate all of his options to purchase shares of common stock.

        In the event Mr. Murray's employment is terminated prior to an initial public offering of our common stock, we shall have the right to purchase all of the common stock owned by Mr. Murray and Mr. Murray shall have the right to require us to purchase all of such stock, both based upon the fair market value of the common stock.

        In the event that we terminate Mr. Murray's employment without a "business reason" (as defined in the Murray Employment Agreement, which generally includes "cause" events such as felony conviction, fraud or insubordination) or a "constructive termination" (as defined in the Murray Agreement, such as a material reduction in salary or authority or a relocation) occurs Mr. Murray will be entitled to: (1) a lump sum payment equal to the greater of (a) base salary for a period of 12 months following the date of termination or (b) base salary for the remainder of the then-current agreement term; (2) a lump sum payment equal to (a) 100% of the target bonus for the fiscal year in which the termination occurs; (b) 100% of the target bonus for any full fiscal year remaining during the initial term of the agreement; and (c) a pro rata portion of 100% of the target bonus for the final fiscal year that begins during the applicable agreement term; (3) Mr. Murray's unvested stock options, restricted stock and other equity awards shall become fully vested, and all vested but outstanding stock options shall be cancelled in consideration of our payment to Mr. Murray of an amount equal to (x) the fair market value for the shares underlying the option, (y) over the exercise price of such option, (z) multiplied by the number of shares subject to the option; and (4) any accrued, but unpaid, compensation.

        If there is a change of control during the initial term of the Murray Agreement and we terminate Mr. Murray's employment without business reasons prior to the end of the initial term of the agreement (or within a year following a change of control) prior to the end of the initial term of the agreement (or within a year following a change of control) or a constructive termination occurs, Mr. Murray will be entitled to receive the following: (1) a lump sum payment equal to the greater of (a) base salary for a period of two years following the date of termination or (b) base salary for the remainder of the then-current agreement term and (2) a lump sum payment equal to the greater of (a) 200% of the target bonus for the fiscal year in which the termination occurs; (b) 100% of the target bonus for any full fiscal year remaining during the initial term of the agreement times the number of years for the remainder of the then-current agreement term; (3) Mr. Murray's unvested stock option, restricted stock and other equity awards shall become fully vested; and (4) any accrued, but unpaid, compensation.

        In the event of termination due to disability, Mr. Murray will be entitled to all earned, but unpaid compensation, payments and benefits in accordance with our disability policy, the "in the money" value of all vested options, a pro rata portion of any target bonus Mr. Murray would have otherwise earned during the fiscal year in which the disability occurs, and any accrued, but unpaid, compensation.

        If Mr. Murray voluntarily terminates his employment or we involuntarily terminate his employment for business reasons, all equity awards will expire according to the terms of the award agreement, Mr. Murray will receive any accrued, but unpaid, compensation, and Mr. Murray will receive a pro rata portion of any target bonus that he would have otherwise earned during the fiscal year in which his termination occurs.

        If Mr. Murray's employment terminates due to death, Mr. Murray's representative will receive payments and benefits in accordance with the then applicable plans, policies, or arrangements, all equity awards will expire according to the terms of the award agreement (provided Mr. Murray's representative will be entitled to the "in the money" value of all vested options), Mr. Murray's representative will receive any accrued, but unpaid, compensation, and Mr. Murray's representative will be entitled to receive a pro rata portion of any target bonus that he would have otherwise earned during the fiscal year in which his termination occurs.

        The Murray Agreement also contains restrictive covenants, which apply for the remainder of the then-current agreement term. Pursuant to the restrictive covenants, Mr. Murray is generally prohibited from (1) owning or providing services for any business competing with us for the remainder of the agreement term; (2) inducing employees to leave our employ or hiring them; (3) soliciting any of our customers, suppliers, licensees or other business relations; or (4) disparaging us, our executive officers, or our directors. In the event that Mr. Murray violates the provisions of the restrictive covenants, he will not be entitled to any severance benefits upon a termination without business reasons or upon a constructive termination. Additionally, upon any such violation, all of Mr. Murray's unexercised options, whether vested or unvested, shall be cancelled.

Carole R. Artman-Hodge Employment Agreement

        We entered into the Artman-Hodge Agreement with Ms. Artman-Hodge dated April 1, 1999. The Artman-Hodge Agreement commenced on the date of the closing of our initial equity capital transaction in connection with Ms. Artman-Hodge's employment as our Executive Vice President and Chief Financial Officer. The initial term of the agreement was five years and is automatically extended for successive five-year terms, unless we or Ms. Artman-Hodge gives the other party at least six months' advance notice to the contrary.

        The Artman-Hodge Agreement provides that Ms. Artman-Hodge's base salary may be increased from time to time. In fiscal year 2007, Ms. Artman-Hodge's base salary was $389,662. The Artman-Hodge Agreement also provides that Ms. Artman-Hodge is eligible for an annual year-end bonus and to participate in our incentive stock option plans. Under a provision of the Artman-Hodge Agreement, Ms. Artman-Hodge also acknowledges and agrees that as a founder and owner of a substantial equity interest in the Company that she is subject to the Shareholders Agreement, dated as of May 1, 1999, between the Company and certain shareholders.

        In the event that we terminate Ms. Artman-Hodge's employment relationship without "cause" (as defined in the Artman-Hodge Agreement, which generally means felony conviction, fraud or a material breach of the agreement), Ms. Artman-Hodge will be entitled to a lump sum severance payment of 36 months of her base salary in effect at the time of her termination plus any unvested warrants, options or other securities awarded to her pursuant to the incentive stock option plans by us. Additionally, she will vest in the pro rata portion of any warrants or options that are scheduled to vest on the vesting date next succeeding the effective date of her termination and forfeit the right to receive all remaining unvested warrants or options. In the event that Ms. Artman-Hodge terminates her employment or we terminate her employment with cause, Ms. Artman-Hodge will forfeit her right to receive any unvested options or warrants.

        The Artman-Hodge Agreement also contains a non-compete provision, which applies during the term of Ms. Artman-Hodge's employment and for a period of one year thereafter, whether her termination of employment is with or without cause or whether we or Ms. Artman-Hodge initiate the termination. Pursuant to the non-compete provision, Ms. Artman-Hodge is prohibited from (1) working with, or providing services to, any person or entity which was our customer at the date of cessation of her consulting or employment relationship, as the case may be or within the twelve-month period preceding such date, or which was contracted as a client prospect by any representative of the Company within 90 days prior to such date of cessation; or (2) soliciting or inducing any of our employees to leave our employ or to hire or attempt to hire any such employee.

        For purposes of the Artman-Hodge Agreement, cause means: (i) conviction of, or pleading guilty to, a felony-class crime; (ii) any action taken in bad faith by Ms. Artman-Hodge that has, or is likely to have, in our reasonable judgment, a material, detrimental effect on the reputation of the Company or its business; (iii) an act of fraud, dishonesty or gross misconduct by Ms. Artman-Hodge; (iv) a material breach by Ms. Artman-Hodge of any provision of the Artman-Hodge Agreement that has not been cured within 30 days after our written notice of such breach.

Gina Goldberg Employment Agreement

        We entered into an employment agreement with Ms. Goldberg dated June 13, 2007, referred to herein as the Goldberg Agreement, in connection with Ms. Goldberg's employment as our Vice President of Sales and Marketing. Under the Goldberg Agreement, the parties may terminate the Goldberg Agreement at any time provided either party gives the other at least 60 days' advance notice of termination. Ms. Goldberg's office will be located in the Company's Stamford, Connecticut offices and she will report to the Chief Operating Officer or the Chief Executive Officer of the Company.

        The Goldberg Agreement provides that Ms. Goldberg will receive an annual base salary of $238,000. The Goldberg Agreement also provides that Mr. Goldberg is eligible for a bonus, which is expected to range from 50 to 100% of Ms. Goldberg's base salary.

        Because the Company had already granted warrants and options to Ms. Goldberg prior to June 13, 2007, the Goldberg Agreement provides that the terms of the warrants and options would not be impacted by the Goldberg Agreement. If the Company terminates Ms. Goldberg's employment for business reasons (as defined below) all unvested stock options will be forfeited.

        Additionally, if Ms. Goldberg's employment is terminated for any reason, the Company shall have the right to purchase all of the common stock owned by Ms. Goldberg, provided that if the amount payable to Ms. Goldberg exceeds $200,000, the Company may pay the excess to Ms. Goldberg in quarterly installments with 5% interest over a period of three years and the Company's obligation to make such payment shall be suspended during any period that the payment would cause the Company to violate a loan or similar financial covenant.

        In the event that the Company terminates Ms. Goldberg's employment without a "business reason" (as defined below) or Ms. Goldberg terminates her employment for any reason that constitutes a constructive termination (as defined below), Ms. Goldberg will be entitled to (i) a lump sum payment equal to the greater of her base salary for the remainder of the employment term or (ii) her base salary for a period of 12 months. For purposes of severance, Ms. Goldberg's employment term will be deemed to be two years. If the Company terminates Ms. Goldberg's employment for business reasons or Ms. Goldberg terminates her employment for any reason that does not constitute a constructive termination, she will be entitled to any accrued and unpaid salary.

        For purposes of the Goldberg Agreement, "business reasons" mean: (i) gross negligence, willful misconduct or other willful malfeasance in the performance of his duties; (ii) conviction of, or plea of nolo contendere to, or written admission of the commission of a felony, or any other criminal offense involving moral turpitude; (iii) any act by Ms. Goldberg involving moral turpitude, fraud or misrepresentation with respect to her duties for the Company or its affiliates; (iv) any act by Ms. Goldberg constituting a failure to follow the directions of the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors, provided written notice of such failure is provided to Ms. Goldberg and the failure continues for five days after receipt of such notice; and (v) subject to certain conditions, Ms. Goldberg's material breach of the Goldberg Agreement that has not been cured within 30 days after written notice of such breach by the Board of Directors.

        For purposes of the Goldberg Agreement, "constructive termination" occurs if Ms. Goldberg gives the Company written notice of the existence of any of the following: (i) Ms. Goldberg is required to relocate her place of employment, other than a relocation that is within 30 miles of the Company's Stamford offices; (ii) there an intentional and material reduction in Ms. Goldberg's base salary (other than a reduction that is consistent with a general reduction for the executive staff as a group);

(iii) there occurs any other material breach of the Goldberg Agreement by the Company provided Ms. Goldberg provides a written demand for substantial performance to the Company. Constructive termination will only be deemed to occur if the Company fails to cure the event within 31 days following the date such notice is given.

        The Goldberg Agreement also contains a non-compete provision, which applies during the term of the Goldberg Agreement and, provided Ms. Goldberg has received a severance payment for a period of one year after she has received such payment. Pursuant to the non-compete provision, Ms. Goldberg is prohibited from (1) inducing or attempting to induce any employee of the Company or such subsidiary (other than her own assistant) to leave the employ of the Company, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof; (2) hiring or attempt to hire an employee of the Company or any subsidiary at any time during the preceding 12 months (unless the employee contacts Ms. Goldberg on an unsolicited basis); (3) directly or indirectly inducing or attempting to induce any customer, supplier, licensee or other business relation of the Company or (4) disparaging the Company, its executive officers, or its directors.

Post-Employment Payments

        The following table summarizes the payments that we would have been required to make to the named executive officers as of June 30, 2009 as a result of their termination, retirement, disability or death or a change in control of the Company as of that date. The specific circumstances identified in the table that would trigger such payments are described in the employment agreement for each executive.

	Termination Event
	Involuntary Without Cause or For Constructive Termination	Involuntary With Cause or Without Constructive Termination	Change in Control	Disability	Death
Jeffrey Mayer:
Cash severance payment	$4,345,186	$677,098	$3,750,360	$677,098	$677,098
Acceleration of stock options	—	—	—	—	—
Health and life insurance	33,919	—	—	—	—
Continuation of perquisites	36,000	—	—	—	—

Total termination benefits	$4,415,105	$677,098	$3,750,360	$677,098	$677,098

Chaitu Parikh:
Cash severance payment	$2,294,230	$536,793	$1,872,445	$536,793	$536,793
Acceleration of stock options	—	—	—	—	—
Health and life insurance	20,983	—	—	—	—

Total termination benefits	$2,315,213	$536,793	$1,872,445	$536,793	$536,793

Steven Murray:(1)
Cash severance payment	$1,424,758	$542,660	$1,424,758	$542,660	$542,660

Total termination benefits	$1,424,758	$542,660	$1,424,758	$542,660	$542,660

Carole Artman-Hodge:(2)
Cash severance payment	$1,190,250	$20,250	$20,250	$20,250	$20,250

Total termination benefits	$1,190,250	$20,250	$20,250	$20,250	$20,250

Gina Goldberg:
Cash severance payment	$520,600	$238,735	$238,735	$238,735	$238,735

Total Termination benefits	$520,600	$238,735	$238,735	$238,735	$238,735

(1)
Mr. Murray resigned his position as COO of the Company, effective October 23, 2009. The Company did not pay any severance to Mr. Murray as a result of his resignation.

(2)
Effective May 14, 2010, Ms. Artman-Hodge, the Company's former EVP, was no longer employed by the Company. We will pay Ms. Artman-Hodge approximately $1.3 million during the three months ended June 30, 2010, which includes a severance payment described in the Artman-Hodge Agreement, and a pro rated bonus for fiscal year 2010.

Director Compensation

        The following table provides summary compensation information for each non-employee director during the fiscal year ended June 30, 2009:

Name	Fees Earned or Paid in Cash		Stock Awards	Option Awards	Total
Daniel Bergstein	$—		$—	$—	$—
Michael J. Hamilton	50,000	(1)	—	—	—
William Landuyt	—		—	—	—
Stuart Porter	—		—	—	—
John Stewart	—		—	—	—

(1)
Mr. Hamilton earned $40,000 for his membership and participation on the Board of Directors, and $10,000 for his role as Chairman of the Audit Committee.

        Pursuant to the terms of the certificate of incorporation filed in connection with the Restructuring, as of September 22, 2009, the Company was to pay each independent director a retainer of $35,000 per year and a retainer of $5,000 per year for each committee on which such director serves. In addition, the Company was to pay each independent director $2,500 for attendance in person at each regular or special board meeting or committee meeting and $500 for attendance by telephone at each regular or special board or committee meeting. The chairman of the Board of Directors, if he or she is an independent director, was to receive an additional retainer of $5,000 per year.

        Effective as of January 1, 2010, pursuant to an amendment to the certificate of incorporation, the Company will pay each independent director a retainer of $50,000 per year, a retainer of $10,000 per year for serving on the Executive, Compensation and Governance Committee, a retainer of $10,000 per year for serving on the Risk Oversight Committee and a retainer of $12,000 per year for serving on the Audit Committee. The chairman of each of the Executive, Compensation and Governance Committee and the Risk Oversight Committee will receive an additional retainer of $5,000 per year, and the chairman of the Audit Committee will receive an additional retainer of $3,000 per year. The Chairman of the Board of Directors, if he or she is an independent director, will receive an additional retainer of $25,000 per year. In addition, the Company will issue equity securities to directors, pursuant to a management equity plan, as follows: (i) each independent director will receive equity securities with a value of $25,000 per year; and (ii) the Chairman of the Board of Directors, if the Chairman is an independent director, will receive an additional annual issuance of equity securities with a value of $25,000 per year. The Company also will pay each independent director $2,000 for attendance in person at each regular or special board meeting or committee meeting and $500 for attendance by telephone at each regular or special board or committee meeting.

        We do not provide any defined benefit or defined contribution plan benefits to any of our directors. During the fiscal year ended June 30, 2009, we did not grant any stock awards, stock option awards, non-equity incentive compensation or other deferred compensation to any of our directors, nor did we recognize any compensation expense for such awards granted in prior fiscal years.

        During the fiscal year ended June 30, 2009, Daniel Bergstein, a former director of the Company prior to the Restructuring provided management consulting services to us, for which we recorded $260,000 of expense during the year. Refer to "Certain Relationships and Related Transactions and Director Independence" for additional information.

Compensation Committee and EGC Committee Interlocks and Insider Participation

        Messrs. Daniel Bergstein (Chair), Hamilton and Landuyt and Porter served on the Compensation Committee during the fiscal year ended June 30, 2009. None of these directors were, during fiscal year 2009 or previously, officers or employees of Holdings. The Board of Directors has determined that Messrs. Bergstein and Landuyt were not independent directors based on the definition of independence of the New York Stock Exchange. For more information, refer to "Certain Relationships and Related Transactions, and Director Independence—Independence of Directors." During the fiscal year ended June 30, 2009, we had no Compensation Committee "interlocks," meaning that none of our executive officers served as a director or member of the Compensation Committee of another entity of which an executive officer served as a director or a member of the Compensation Committee of the Company.

        Messrs. Chapman (Chair), Bernstein, Hamilton and Landuyt and Ms. Mitchell serve on the ECG Committee as of July 27, 2010. None of these directors has a material relationship with the Company or has a current or prior relationship with the Company, or is a holder of shares of common stock or is a member of management of the Company that might cause such director to act other than in an entirely independent manner with respect to all issues that come before the Board of Directors. The Board of Directors has determined that Ms. Mitchell is not an independent director as a result of her affiliation with RBS Sempra, a significant stockholder of the Company and the counterparty under the Commodity Supply Facility.

        As of September 29, 2009, we have not determined whether any of our executive officers serve as a director or member of the compensation committee of another entity of which an executive officer serves as a director or a member of our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth, as of June 3, 2010, information with respect to shares of common stock beneficially owned by: (1) each of the named executive officers; (2) each director; (3) all executive officers and directors as a group; and (4) each person known to be the beneficial owner of more than five percent of our outstanding shares of common stock.

        The percentages of common stock and beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. All persons listed have sole voting and investment power with respect to their shares (subject to community property laws where applicable) unless otherwise indicated.

	Common Stock(1)
	Total Number of Shares Beneficially Owned	Percentage of Beneficially Owned Common Stock
Name or Description		Class A	Class B	Class C	Total
Executive Officers and Directors:
Jeffrey Mayer(2)	860,830	0.8%	—%	3.7%	1.6%
Chaitu Parikh(3)	278,308	0.8	—	0.1	0.5
Gina Goldberg(4)	776	—	—	—	—
Mark Bernstein(5)	7,653	—	—	—	—
Carl Adam Carte	—	—	—	—	—
James N. Chapman(5)	7,653	—	—	—	—
Michael J. Hamilton(6)	15,306	—	—	0.1	—
William Landuyt(7)	10,012,358	—	—	61.0	18.5
Randal T. Maffett(5)	7,653	—	—	—	—
Jacqueline Mitchell	—	—	—	—	—
Jonathan Moore(5)	7,653	—	—	—	—
All directors and executive officers as a group (13 persons)(8)	11,199,151	1.5	—	65.0	20.7
5% Stockholders:
Charter Mx LLC(7)	10,012,358	—	—	61.0	18.5
1105 Market Street, Suite 1300, Wilmington, DE 19899
Camulos Capital LP(9)	6,476,179	19.2	—	—	12.0
Three Landmark Square, Stamford, CT 06901
Denham Commodity Partners Fund LP(10)	8,435,079	18.3	—	13.8	15.6
200 Clarendon Street, 25th Floor, Boston, MA 02116
Rose Point Partners LLC(11)	4,274,570	12.7	—	—	7.9
50 Rose Brook Road, New Canaan, CT 06840
Sempra Energy Trading LLC(12)	4,009,943	—	100.0	—	7.4
600 Washington Blvd., Stamford, CT 06901
Morgan Stanley & Co. on behalf of certain funds and accounts, as holders(13)	3,756,228	11.1	—	—	6.9
2000 Westchester Avenue, Purchase, NY 10577
Deutsche Bank Securities, Inc. and affiliated entities(14)	3,420,000	10.1	—	—	6.3
60 Wall Street, 35th Floor, New York, NY 10005
AIG Asset Management Group on behalf of certain funds and accounts, as holders(15)	3,111,126	9.2	—	—	5.7
2929 Allen Parkway, A37, Houston, TX 77019
Whippoorwill Associates, Inc., including shares voted on behalf of certain funds and accounts, as holders(16)	2,500,000	7.4	—	—	4.6
11 Martine Avenue, 11th Floor, White Plains, NY 10606
Greenhill Capital Partners, L.P. and its affiliated funds(17)	1,923,979	—	—	11.7	3.6
300 Park Avenue, 23rd floor, New York, NY 10022

(1)
The total number of shares beneficially owned includes the following outstanding shares of Holdings' common stock as of June 3, 2010: 33,710,902 shares of Class A Common Stock; 4,002,290 shares of Class B Common Stock; 16,413,159 shares of Class C Common Stock; and an aggregate total of 54,126,351 shares of common stock. The total number of shares beneficially owned also includes an aggregate total of 25,510 shares of Class C Common Stock expected to be issued on July 1, 2010 in connection with outstanding awards of RSUs.

(2)
Includes 258,339 shares of Class A Common Stock and 31,538 shares of Class C Common Stock owned directly by Mr. Mayer. Also includes 570,953 shares of Class C Common Stock issued to Pequot Enterprises LLC, a limited liability company owned 23% by Mr. Mayer and for which Mr. Mayer, as manager, has both voting and dispositive power.

(3)
Includes 258,339 shares of Class A Common Stock and 19,969 shares of Class C Common Stock.

(4)
Includes 766 shares of Class C Common Stock.

(5)
Includes 5,102 shares of Class C Common Stock. Also includes 2,551 shares of Class C Common Stock expected to be issued on July 1, 2010 in connection with outstanding awards of RSUs.

(6)
Includes 10,204 shares of Class C Common Stock. Also includes 5,102 shares of Class C Common Stock expected to be issued on July 1, 2010 in connection with outstanding awards of RSUs.

(7)
Includes 10,009,807 shares of Class C Common Stock. Also includes 2,551 shares of Class C Common Stock expected to be issued on July 1, 2010 in connection with outstanding awards of RSUs. All of the shares of Class C Common Stock are held, or will be held, by Charter Mx LLC. Charter Mx LLC is wholly-owned by Charterhouse Equity Partners IV, L.P. The general partner of Charterhouse Equity Partners IV, L.P. is CHUSA Equity Investors IV, L.P., whose general partner is Charterhouse Equity IV, LLC, a wholly owned subsidiary of Charterhouse Group, Inc. As a result of the foregoing, all of the shares held by Charter Mx LLC would be deemed to be beneficially owned by Charterhouse Group, Inc. We have been advised by Charterhouse Group, Inc. that all decisions regarding investments by Charterhouse Equity Partners IV, L.P. (the "Fund") are made by an investment committee whose composition may change. No individual has authority to make any such decisions without the approval of the Fund's investment committee. William Landuyt is an executive officer of Charterhouse Group, Inc. and a member of the Fund's investment committee, the members of which, including Mr. Landuyt, each disclaim beneficial ownership of the shares held by Charter Mx LLC except to the extent of his or her pecuniary interest therein.

(8)
Represents beneficial ownership as a group for all directors and executive officers listed in the table under "Directors, Executive Officers and Corporate Governance—Directors and Executive Officers." Includes 516,678 shares of Class A Common Stock and 10,664,616 shares of Class C Common Stock. Also includes 17,857 shares of Class C Common Stock expected to be issued on July 1, 2010 in connection with outstanding awards of RSUs.

(9)
Includes 6,476,179 shares of Class A Common Stock.

(10)
Includes 6,166,712 shares of Class A Common Stock and 2,265,816 shares of Class C Common Stock Also includes 2,551 shares of Class C Common Stock expected to be issued on July 1, 2010 in connection with outstanding awards of RSUs.

(11)
Includes 4,274,570 shares of Class A Common Stock.

(12)
Includes 4,002,290 shares of Class B Common Stock and 5,102 shares of Class C Common Stock. Also includes 2,551 shares of Class C Common Stock expected to be issued on July 1, 2010 in connection with outstanding awards of RSUs.

(13)
Includes 3,756,228 shares of Class A Common Stock.

(14)
Includes 3,420,000 shares of Class A Common Stock.

(15)
Includes 3,111,126 shares of Class A Common Stock.

(16)
Includes 1,619,962 shares of Class A Common Stock held by entities affiliated with Whippoorwill Associates, Inc. and 880,038 shares of Class A Common Stock held by certain funds and accounts, as holders, over which Whippoorwill Associates, Inc. exercises voting control.

(17)
Includes 1,923,979 shares of Class C Common Stock.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

        Our Code of Ethics, which is posted on our website at www.mxholdings.com, prohibits directors and executive officers from engaging in transactions on behalf of the Company with a family member, or with a company with which they or any family member are a significant owner or associated or employed in a significant role. Our Audit Committee must review and approve in advance all related party transactions or business or professional relationships. All instances involving potential related party transactions or business or professional relationships must be reported to the Company's in-house legal counsel, who is responsible to assess the materiality of the transaction or relationship and elevate the matter to the Audit Committee as appropriate.

Stockholders Agreement

        On September 22, 2009, in connection with the consummation of our Restructuring, we entered into a new stockholders agreement, which we amended as of July 27, 2010 (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, holders of Class A Common Stock are not subject to any restrictions on the transfer of their shares while holders of Class B Common Stock and certain holders of Class C Common Stock are subject to certain restrictions. Moreover, transfers of all shares of Class C Common Stock are subject to a right of first refusal in favor of the holders of shares of Class A Common Stock and holders of shares of Class B Common Stock. No shares of Common Stock may be transferred to competitors of the Company or in any transaction that, among other things, violates or causes a default, "change in control" or similar event under any of the Company's or any of its subsidiaries' material debt agreements, indentures and other agreements or instruments evidencing material indebtedness of the Company or any of its subsidiaries (with certain exceptions), violates applicable securities laws or certain other laws, or results in certain other specified consequences, unless such transaction has been approved by (i) a majority of the authorized Class A Directors, (ii) a majority of all authorized directors and (iii) in the case of certain specified actions, for so long as holders of shares of Class B Common Stock have the exclusive right to nominate and elect the Class B Director, the Class B Director.

        All shares of common stock will have preemptive rights, subject to certain exceptions, and information rights. If a party that did not acquire shares of common stock on September 22, 2009 (a "New Shareholder") acquires, together with its affiliates, or proposes to acquire, from any person (such person, a "Selling Shareholder"), whether through one or a series of transactions, such number of shares of common stock as would result in the New Shareholder (together with its affiliates) holding a majority of the then-issued and outstanding shares of common stock, then such New Shareholder, prior to consummating the proposed acquisition, must make a mandatory offer (a "Mandatory Offer") to purchase the remaining shares of common stock that it does not own at a price equal to the higher of (a) the highest price per share paid by the New Shareholder and its affiliates for any shares of common stock acquired by the New Shareholder and its affiliates during the preceding nine months and (b) the purchase price per share to be paid by the New Shareholder to the Selling Shareholder for the shares of common stock to be acquired by the New Shareholder from the Selling Shareholder.

        Customary tag-along rights are provided to all shareholders under the Stockholders Agreement with respect to sales of shares of common stock representing in the aggregate a majority of the then-issued and outstanding shares of all classes of common stock, on a fully diluted basis, to a single purchaser, or group of related purchasers, in any transaction or series of related transactions, including where the conditions of a tag-along transfer are satisfied as a result of a Mandatory Offer, subject to certain exceptions.

        Customary drag-along rights are provided under the Stockholders Agreement if holders of shares representing at least 75% of all classes of common stock and holders of shares representing at least 70% of the Class B Common Stock (until shares of Class B Common Stock are converted into shares of Class C Common Stock or Class D Common Stock in connection with an IPO) determine to sell all of the shares of common stock to a person or persons (other than a person that (i) has among its shareholders, members, partners or other equity holders, holders of common stock that collectively hold more than 20% of the outstanding shares of common stock, or any affiliates of such holders, or (ii) is more than 20% owned or controlled, directly or indirectly, by holders of common stock, and other than an affiliate of any of the selling stockholders or a group including one or more affiliates of any of the selling stockholders) in any transaction, or series of related transactions, that is proposed to be effected on an arms-length basis. The Company will have the right (but not the obligation) to purchase all (but not less than all) of the shares of Class A Common Stock or Class C Common Stock held by any holder who has not executed the Stockholders Agreement and who fails to sell its shares of Common Stock to the purchaser in a drag-along transaction following a valid exercise of the drag-along rights contained in the Stockholders Agreement.

        The following matters require approval of (a) holders of at least 70% of the issued and outstanding shares of Class A Common Stock, (b) holders of at least 70% of the issued and outstanding shares of Class B Common Stock (provided, with respect to clause (ii) below only, that such amendment affects the rights of holders of the Class B Common Stock or increases the number of authorized shares of Class B Common Stock), (c) in the case of clause (ii) below only, and solely to the extent that such amendment affects the rights of the Class C Common Stock or increases the number of authorized shares of Class C Common Stock, holders of at least 70% of the issued and outstanding shares of Class C Common Stock, and (d) holders of at least 75% of all issued and outstanding shares of common stock:

  (i)
  commencement of a voluntary liquidation, winding up or dissolution of the Company or any of its subsidiaries, filing of any petition in bankruptcy or insolvency or entering into any arrangement for the benefit of creditors, commencing any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any of its subsidiaries, or the adoption by the Company or any of its subsidiaries of a plan with respect to any of the foregoing, or acquiescence or agreement by the Company or any of its subsidiaries to any of the foregoing commenced or petitioned for on an involuntary basis;

  (ii)
  amendment or modification of the certificate of incorporation or the bylaws of the Company or any subsidiary of the Company;

  (iii)
  reorganization of the Company or reclassification of any of its securities; and

  (iv)
  waiver of preemptive rights in connection with a strategic investment in the Company by any person.

        In addition to any vote by holders of common stock required under Delaware law, a vote of holders of at least 70% of the issued and outstanding shares of Class A Common Stock and holders of at least 70% of the issued and outstanding shares of Class B Common Stock (in the case of the Class B Common Stock, until shares of Class B Common Stock are converted into shares of Class C Common Stock or shares of Class D Common Stock or unless the contemplated merger or other transaction would, as a condition to the consummation thereof, result in, and does result in, the full pay-off and termination of the Commodity Supply Facility) is required to approve any merger, consolidation or other business combination involving the Company or any of its subsidiaries (other than mergers of wholly owned subsidiaries of the Company with each other or the Company) or any transaction having the effect (economic or otherwise) of a sale of all or substantially all of the assets of the Company or any of its subsidiaries (other than transfers of assets of wholly owned subsidiaries of the Company to each other or the Company).

        Pursuant to the Stockholders Agreement, the Board of Directors consists of nine directors, elected as follows:

  •
  Holders of the Class A Common Stock are entitled to nominate and five Class A Directors, at least two of whom shall be independent and qualify as a "financial expert."

  •
  Holders of the Class B Common Stock are entitled to nominate and elect one Class B Director until the shares of Class B Common Stock have been converted and are no longer outstanding. At such time as the shares of Class B Common Stock have been converted and are no longer outstanding, the Class B Director position will be filled by the vote of a plurality of all holders of Common Stock voting as a single class at any meeting of the stockholders of the Company at which the Class B Director would otherwise have been permitted to be elected, or as otherwise permitted under the Bylaws, and the Class B Director will be required to be independent and qualify as a "financial expert."

  •
  Holders of the Class C Common Stock are entitled to nominate and elect two Class C Directors.

  •
  The ninth Director will be the Company's president and chief executive officer, who initially, shall be Jeffrey A. Mayer.

        Following the conversion of the shares of Class A Common Stock, Class B Common Stock (if applicable) and Class C Common Stock into shares of Class D Common Stock in connection with an IPO, the Board of Directors will consist of such number of directors as will be determined by the Board from time to time, which number will not be less than seven (7) nor more than fifteen (15) directors, and directors will be elected by holders of shares of common stock, voting as a single class at any meeting of the stockholders of the Company at which directors are permitted to be elected, or as otherwise permitted under the Bylaws, provided, however, that, for so long as the shares of Class B Common Stock are outstanding and have not been converted into shares of Class C Common Stock or into shares of Class D Common Stock, the Board will include one director nominated and elected by holders of shares of Class B Common Stock.

        In order to conduct meetings of the Board of Directors, a quorum requires the presence of (i) a majority of the directors then in office, and (ii) prior to the conversion of shares of Class A Common Stock, Class B Common Stock (if applicable) and Class C Common Stock into shares of Class D Common Stock, (A) a majority of the Class A Directors then in office, (B) the Class B Director and (C) a Class C Director, provided, however, that if a meeting for which notice has been duly given or waived in accordance with the Bylaws is adjourned due to the failure of either the Class B Director or a Class C Director to be in attendance, then so long as notice is duly delivered of the time and place of the reconvened meeting in accordance with the Bylaws, the presence of either the Class B Director or a Class C Director at the reconvened meeting will not be required to establish quorum.

Class A Voting Agreement and Class C Voting Agreement

        In addition, on September 22, 2009, holders of Class A Common Stock entered into a Class A Voting Agreement (the "Class A Voting Agreement") that governs their rights to nominate and elect the Class A Directors and certain related matters and holders of Class C Common Stock entered into a Class C Voting Agreement (the "Class C Voting Agreement") that governs their rights to nominate and elect the Class C Directors and certain related matters. The Class A Voting Agreement also provides that so long as AIG Global Investment Corp., as the investment advisor for certain entities that will hold shares of Class A Common Stock ("AIG"), Camulos Capital LP, as the investment manager for certain entities that will hold shares of Class A Common Stock ("Camulos"), and/or Taconic Capital Advisors LP ("Taconic"), as the investment manager for certain entities that will hold shares of Class A Common Stock, hold at least 35% of the Class A Common Stock held by it on September 22, 2009 (after giving effect to stock splits or combinations or similar events), such stockholder shall be entitled to designate one of the Class A Directors. The fourth and fifth Class A Directors will be designated by AIG, Camulos and Taconic by mutual agreement and will be independent and qualify as "financial experts." The Class C Voting Agreement provides that one of the Class C Directors shall be designated by Charterhouse so long as Charterhouse holds at least 35% of the outstanding shares of Class C Common Stock held by it on September 22, 2009 (after giving effect to stock splits or combinations or similar events), and the other Class C Director shall be designated by Denham so long as Denham holds at least 35% of the outstanding shares of Class C Common Stock held by it on September 22, 2009 (after giving effect to stock splits or combinations or similar events). If either Charterhouse or Denham loses its right to designate a Class C Director, thereafter such Class C Director position will be elected by a plurality vote of the shares of Class C Common Stock.

Denham Credit Facility

        Denham is a significant stockholder of the Company. Stuart Porter, a principal of Denham Capital Management LP and Chief Investment Officer for the Denham Commodity Partners Fund, was a director of Holdings until May 13, 2010.

        Denham had extended a $12.0 million line of credit to the Company, which bore interest at 9% per annum. In September 2008, the Company borrowed the entire $12.0 million available line under the Denham credit facility.

        The entire outstanding balance under the Denham credit facility was repaid by the Company in September 2009 and the facility was terminated. Interest expense related to the Denham credit facility was $0.8 million for the fiscal year ended June 30, 2009.

Legal Services

        Paul, Hastings, Janofsky & Walker LLP is a law firm that provides legal services to the Company. Daniel Bergstein, a former director of Holdings, is senior counsel to Paul Hastings. During the fiscal year ended June 30, 2009, Paul Hastings provided the Company with legal services totaling $1.9 million. The Company expects that Paul Hastings will continue to provide legal services to the Company in future periods.

Financial Advisory Services

        GCP is a significant stockholder of the Company. The Company has a financial advisory services agreement with Greenhill & Co., LLC ("Greenhill"), an affiliate of GCP. In April 2008, the Company entered into an engagement letter with Greenhill that amends the Greenhill Agreement by: (1) expanding the definition of the potential transaction specified in the Greenhill Agreement; and (2) outlining fees associated with the occurrence of such a transaction. In November 2008, the April 2008 engagement letter was amended to: (1) extend the engagement; (2) further expand the definition of the potential transaction; and (3) revise the potential fees associated with such a transaction. Greenhill provided services to the Company totaling approximately $0.3 million related to the Restructuring. Following the Restructuring, the Company terminated its agreement with Greenhill.

Management Fees

        As of June 30, 2009, the Company had agreed to pay Denham, Charter Mx LLC, a significant stockholder of the Company, and Daniel Bergstein, an aggregate annual fee of $0.9 million, payable in equal quarterly amounts, for management consulting services provided to the Company. Management fees of approximately $0.9 million related to these arrangements were recorded in general and operating expenses during fiscal year 2009. Following the Restructuring, the Company terminated its agreements with Denham, Charter Mx LLC and Mr. Bergstein.

        Effective September 23, 2009, the Company's Board of Directors approved an arrangement under which Mr. Bergstein will be paid annual fees of $50,000 for management consulting services provided to the Company. In addition, the Company granted RSUs to Mr. Bergstein in January 2010, which will vest ratably from January 15, 2010 through October 1, 2010.

Options and Warrants Issued to Related Parties

        There were no options or warrants to purchase the Company's common stock granted to or exercised by any related parties during fiscal year 2009.

        As of June 30, 2008, Denham held 1,544,736 fully-vested warrants to purchase an equivalent number of shares of Holdings' common stock with a weighted average exercise price of $9.79 per share. These warrants were issued in connection with various previous debt financings. In September 2008, Denham exercised these warrants in a cashless transaction, resulting in the issuance of 1,054,982 shares of the Holding's common stock. Denham forfeited the right to acquire 489,754 shares of Holdings' common stock under the warrants as consideration for the cashless exercise.

Original Notes Held by Holders of Class A Common Stock and Class C Common Stock

        In connection with the Restructuring, Denham, Camulos Capital LP, Mr. Mayer, Mr. Parikh and Ms. Artman-Hodge, Holdings' former EVP, all of whom were issued shares of Class C Common Stock, also acquired 6,476,733 shares, 2,066,715 shares, 258,339 shares, 258,339 shares and 103,336 shares, respectively, of Class A Common Stock and Original Notes in the aggregate amount of $6.3 million, $2.0 million, $0.3 million, $0.3 million and $0.1 million, respectively.

Independence of Directors

        As of July 27, 2010, the Board of Directors has determined that each of Messrs. Bernstein, Carte, Chapman, Hamilton, Landuyt, Maffett and Moore has no material relationship with the Company and has no current or prior relationship with the Company, any holder of shares of any class of common stock or any member of management of the Company that might cause such director to act other than in an entirely independent manner with respect to all issues that come before the Board of Directors, and accordingly, each is independent. Mr. Mayer is not deemed to be independent because the Company currently employs him. Ms. Mitchell is not an independent director as a result of her affiliation with RBS Sempra, a significant stockholder of the Company and the lender and counterparty under the Commodity Supply Facility.

DESCRIPTION OF OTHER INDEBTEDNESS

        As part of the Restructuring, we entered into the Commodity Supply Facility. The following is a description of the principal terms of the Commodity Supply Facility:

        The primary obligors under the Commodity Supply Facility are MXenergy Inc., MXenergy Electric Inc. The obligations under the Commodity Supply Facility are guaranteed by us and our other domestic subsidiaries. Obligations under the Commodity Supply Facility are secured by a first priority lien on substantially all of our and our domestic subsidiaries' existing and future assets (other than the Notes Escrow Account and the funds on deposit therein).

        The Commodity Supply Facility provides for the exclusive supply of physical (other than as needed for balancing) and financial natural gas and electricity, the provision of credit support by RBS Sempra (including letters of credit and guarantees) in support of certain of our collateral needs, payment extension financing and/or storage financing as needed, and associated hedging transactions in order to maintain the facilities' required matched trading book. In addition, the Commodity Supply Facility provides that we will release natural gas transportation and delivery capacity to RBS Sempra and for RBS Sempra to perform certain transportation and storage nominations. The Commodity Supply Facility also provides for RBS Sempra to act on our behalf to satisfy the requirements of regional transmission operators for capacity rights and ancillary services. We novated or otherwise transferred certain hedging transactions to RBS Sempra, and any payment required to be made by us in connection with such novation or transfer is financed by RBS Sempra.

        The Commodity Supply Facility provides us an ability to (i) seek price quotes from third parties for certain physically or financially settled transactions with respect to gas and electricity and (ii) request that RBS Sempra enter into such transactions with such third parties at such prices and to concurrently enter into back-to-back off-setting transactions with us with respect to such third party transactions. RBS Sempra would not be obligated to enter into a transaction with any third party unless RBS Sempra is satisfied with such transaction and unless the volume of those transactions does not exceed annual caps. In addition to the actual purchase price paid by RBS Sempra and certain related costs and expenses, we will be charged an adder for such purchases.

        In connection with the Commodity Supply Facility, the maximum amount of cash borrowings permitted under the storage and/or payment extension financing (in excess of margin held by RBS Sempra) is $45.0 million. These cash borrowings accrue interest at the greater of (i) RBS Sempra's cost of funds plus 500 bps or (ii) Libor plus 500 bps. Outstanding credit support provided by RBS Sempra accrue interest at Libor plus 300 bps, but not less than 400 bps; provided, however, that, if on any date of determination, no termination event has occurred with respect to Holdings and its affiliates and the cash held in certain collateral accounts exceeds all outstanding settlement payments under the Commodity Supply Facility, interest will accrue at a reduced rate of 1.0% on that portion of the credit support amount that is in excess of $27.0 million.

        In addition, the Commodity Supply Facility provides for certain volumetric adder fees for all natural gas and electricity purchases. The Commodity Supply Facility also has minimum purchase requirements for both natural gas and electricity over the initial three-year term and over the optional one-year extension term.

        With regards to the aggregate exposure outstanding under the Commodity Supply Facility, the Company must maintain a Collateral Coverage Ratio (excluding any exposure related to the hedge facility) greater than 1.25:1.0 during the months of October through March, and greater then 1.4:1.0 during the months of April through September.

        In connection with the hedge facility, the aggregate notional exposure amount of fixed price hedges allowed to be entered into under the facility are limited to $260.0 million, without adjustment for mark to market movements thereafter. Fixed price hedges are limited to a contract length term of

24 months. In addition, the fixed price portfolio of hedges is limited to a weighted average volumetric tenor not to exceed 14 months in duration. With regards to the Company's fixed price customer mix, the Company may not, during any 12 month period, enter into any new fixed price contracts with respect to the gas business where the residential customer equivalents of such contracts are greater than 75% of all residential customer equivalents of all new contracts entered into during such period and/or maintain a customer portfolio with more than 325,000 residential customer equivalents operating under fixed price contracts.

        In connection with the Commodity Supply Facility, RBS Sempra was issued shares of Holdings' Class B Common Stock equal to 7.37% of the outstanding Common Stock on a fully diluted basis after giving effect to all of the transactions contemplated in the Restructuring for a purchase price of $0.01 per share.

        The maturity date of the Commodity Supply Facility is August 31, 2012; provided, however, that RBS Sempra will have the right to extend such maturity date by one year in its sole discretion.

        The Commodity Supply Facility contains covenants and provisions that restrict, subject to certain exceptions, among other things, our and our subsidiaries' ability:

  •
  to incur additional indebtedness;

  •
  to create or incur liens;

  •
  to guarantee obligations of other parties;

  •
  to engage in mergers, consolidations, liquidations and dissolutions;

  •
  to create subsidiaries;

  •
  to make acquisitions;

  •
  to engage in certain asset sales;

  •
  to enter into leases or sale-leasebacks;

  •
  to make equity distributions;

  •
  to make capital expenditures;

  •
  to make loans and investments;

  •
  to make certain dividend, debt and other restricted payments;

  •
  to engage in a different line of business;

  •
  to amend, modify or terminate certain material agreements in a manner that is adverse to the lenders; and

  •
  to engage in certain transactions with affiliates.

        In addition, the Company must maintain a consolidated tangible net worth, as defined in the agreements that govern the Commodity Supply Facility, of at least $60.0 million.

        The Commodity Supply Facility contains customary events of default, including:

  •
  payment defaults;

  •
  breaches of representations and warranties;

  •
  covenant defaults;

  •
  cross defaults to certain other indebtedness (including the Exchange Notes) in excess of specified amounts;

  •
  certain events of bankruptcy and insolvency;

  •
  ERISA defaults;

  •
  judgments in excess of specified amounts;

  •
  failure of any guaranty or security document supporting the Commodity Supply Facility to be in full force and effect;

  •
  the termination or cancellation of any material contract which termination or cancellation could reasonably be expected to have a material adverse effect on us; or

  •
  a change of control.

 DESCRIPTION OF EXCHANGE NOTES

        The Company issued the Original Notes and will issue the Exchange Notes (collectively, the "Notes") under an Indenture, dated as of September 22, 2009 (the "Indenture"), among the Company, the guarantors and Law Debenture Trust Company of New York, as trustee (the "Trustee"). The following is a summary of the material provisions of the Indenture, the Security Documents and the Intercreditor Agreement. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act")), the Security Documents and the Intercreditor Agreement. We urge you to read the Indenture, the Security Documents and the Intercreditor Agreement because they define your rights. Copies of the Indenture, the Security Documents and the Intercreditor Agreement may be obtained from the Company or the Dealer Manager. The definition of certain terms used in the following summary are set forth below under "—Certain Definitions." For purposes of this section, references to the "Company" include only MXenergy Holdings Inc. and not its Subsidiaries.

        The Original Notes are, and the Exchange Notes will be, secured senior obligations of the Company in the aggregate principal amount of $67,741,000. The Original Notes are, and the Exchange Notes will be, guaranteed by each of the guarantors.

Brief Description of the Notes and the Guarantees

        The Notes will:

  •
  be senior subordinated obligations of the Company, subordinated in right of payment to the Credit Facility Obligations;

  •
  rank pari passu in right of payment with all other existing and future senior Indebtedness of the Company (other than the Credit Facility Obligations), including, but not limited to, any Existing Notes, except that the Notes will effectively be senior to the Company's unsecured senior obligations, to the extent of the value of the assets securing the Notes in excess of the aggregate amount of the outstanding Credit Facility Obligations;

  •
  be secured by a second-priority security interest in substantially all of the existing and future assets of the Company (other than any cash, Cash Equivalents and Government Securities held from time to time in the Notes Escrow Account), subject to other Liens permitted under the Indenture and a first priority security interest in any cash, Cash Equivalents and Government Securities, as applicable, held from time to time in the Notes Escrow Account;

  •
  be effectively subordinated to the Company's secured debt that is secured by a lien ranking prior to the lien on the Collateral for the Notes, including obligations under the Credit Facility, to the extent of the value of the assets securing such debt, and any obligations that are secured by any of the Company's assets that are not part of the Collateral for the Notes, to the extent of the value of the assets securing such obligations; and

  •
  be effectively subordinated to any obligations of the Company's subsidiaries that are not guarantors of the Notes.

        The Guarantee of the Notes of each Guarantor will:

  •
  be senior subordinated obligations of such Guarantor, subordinated in right of payment to the Credit Facility Obligations;

  •
  rank pari passu in right of payment with all other existing and future senior Indebtedness of such Guarantor (other than the Credit Facility Obligations), including, but not limited to, any Existing Notes, except that such Guarantee will effectively be senior to such Guarantor's unsecured senior obligations, to the extent of the value of the assets securing such Guarantee in excess of the aggregate amount of the outstanding Credit Facility Obligations;

  •
  be secured by a second-priority security interest in substantially all of the existing and future assets of such Guarantor, subject to other Liens permitted under the Indenture; and

  •
  be effectively subordinated to such Guarantor's secured debt that is secured by a lien ranking prior to the lien on the Collateral for such Guarantee, including obligations under the Credit Facility and, to the extent of the value of the assets securing such debt, and any obligations that are secured by any of such Guarantor's assets that are not part of the Collateral for such Guarantee, to the extent of the value of the assets securing such obligations.

Principal, Maturity and Interest

        The Notes will mature on August 1, 2014. Interest on the Notes will accrue at the rate of 13.25% per annum and will be payable semi-annually in cash on February 1 and August 1 of each year, commencing on February 1, 2010, to the holders of record of the Notes on the immediately preceding January 15 and July 15.

        The Company will issue Notes in denominations of $1,000 and integral multiples thereof. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In no event will the interest rate on the Notes be higher than the maximum rate permitted by law, if any.

Methods of Receiving Payment on the Notes

        The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of holders.

Paying Agent and Registrar

        The Trustee will initially act as paying agent and registrar for the Notes. The Company may change either paying agent or registrar without prior notice to the holders of the Notes.

Guarantees

        Each Guarantor will jointly, severally, fully and unconditionally guarantee (the "Guarantees") the Company's obligations under the Indenture and the Notes on a senior subordinated secured basis. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors—Risks Related to the Exchange Notes, the Class A Common Stock and our Capital Structure—Federal and state statutes allow courts, under specific circumstances, to void guarantees and the liens securing the guarantees and require noteholders to return payments received from the Guarantors." Only Restricted Subsidiaries that are obligors under the Credit Facility will be permitted to become Guarantors under the Indenture.

        The Guarantors may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Guarantor under the Indenture and its Guarantees pursuant to a supplemental indenture and the applicable Security Documents satisfactory to the Trustee; or

  (b)
  the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

        The Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sale" provisions of the Indenture;

  (2)
  in connection with any sale or other disposition of all of the Capital Stock of the Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sale" provisions of the Indenture;

  (3)
  if Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the provisions of the Indenture; or

  (4)
  upon legal defeasance or satisfaction and discharge of the Indenture as described below under the captions entitled "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

Security

        The obligations of the Company with respect to the Notes, the obligations of the Guarantors under the Guarantees, and the performance of all other obligations of the Company and the Guarantors under or relating to the Indenture will be secured equally and ratably by (1) second-priority security interests in substantially all of the assets of the Company and the Guarantors (other than cash, Cash Equivalents and Government Securities held from time to time in the Notes Escrow Account, as to which the Holders of the Notes will have a first priority security interest) and Excluded Assets), including, without limitation, all rights, title and interest in all inventory, accounts receivable, contract rights, deposit accounts, cash and cash equivalents, Capital Stock of Subsidiaries and all the proceeds of any and all of the foregoing, in each case whether now owned or hereafter acquired and (2) a first priority security interest in the cash, Cash Equivalents and Government Securities held in the Notes Escrow Account.

        The Collateral will be pledged pursuant to a security agreement (the "Security Agreement") by and among the Company, the Guarantors and the Trustee, in its capacity as collateral agent (in such capacity, the "Collateral Agent").

        The lien securing the Notes and the Guarantees thereon will be effectively subordinated to the priority liens of the lenders under the Credit Facility on the Shared Collateral, subject to any prior Liens permitted by the applicable Security Documents and the Indenture. The Notes and Guarantees will have the benefit of, and be subject to, the terms of the Intercreditor Agreement.

Notes Escrow Account

        On the Issue Date, the Company will deposit cash in an amount equal to the amount of interest payable by the Company on the Notes for two (2) full period interest payments (the "Notes Escrow Amount") into the Notes Escrow Account. Promptly following a determination by the Company that a tax gross-up payment is required with respect to interest payable on the Notes, the Company shall "top up" the Notes Escrow Amount in an amount equal to the anticipated tax gross-up payment with respect to the two full-period interest payments payable on the Notes. Funds in the Notes Escrow Account will be invested in Cash Equivalents or Government Securities. The Trustee for the benefit of the Holders of the Notes will have a first priority security interest in the Notes Escrow Account and the cash, Cash Equivalents and Government Securities on deposit in such account. To the extent the outstanding principal amount of the Notes is reduced, the Company will be permitted to have cash released from the Notes Escrow Account in an amount equal to the excess above the then required Notes Escrow Amount held in the Notes Escrow Account. If the Company fails to make an interest payment on the Notes or related tax gross-up payment within 30 days after the applicable interest payment date, the Trustee will be permitted to apply funds from the Notes Escrow Account to the payment of such installment of interest or related tax gross-up amount that was due and the holders of the Notes will not be entitled to take any action against the Company as a result of such default or to accelerate the Notes even if it would otherwise be in their interest to do so. No payment of tax gross-up amounts shall be made from the Notes Escrow Account to the extent the balance remaining in the Notes Escrow Account after giving effect to such payment, together with funds previously applied from the Notes Escrow Account to the payment of interest and not "topped up," would be less than the then required Notes Escrow Amount. If the Trustee withdraws funds from the Notes Escrow Account to make any such interest payment or related tax gross-up payment, the Company is required to "top up" the Notes Escrow Account to the Notes Escrow Amount. The absence of sufficient funds in the Notes Escrow Account to make any such interest payment or related tax gross-up payment or if Holdings fails to "top up" the Notes Escrow Account to the then required Notes Escrow Amount within 2 business days after any interest payment or related tax gross-up payment is made therefrom will constitute an Event of Default under the Indenture. However, holders of the Notes and Guarantees are not permitted to take any enforcement action against Holdings and the Guarantors pursuant to the Intercreditor Agreement, including, without limitation, accelerating the Notes, making a demand on any Guarantee, initiating any legal proceeding or commencing any bankruptcy or insolvency proceeding, until the earlier of the commencement of a bankruptcy or insolvency proceeding and, if such default is not cured or waived, 365 days from date of delivery by the Trustee to the Credit Facility Agent of a Notes Default Notice with respect to such Event of Default. See "—Certain Limitations on the Collateral—Standstill Provisions." The Company will be entitled to do a monthly sweep of any interest earned on the cash, Cash Equivalents or Government Securities held in the Notes Escrow Account. Any cash swept from the Notes Escrow Account shall become Shared Collateral.

Use and Release of Collateral

        Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, the Company will have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Release of Collateral

        The Indenture and the Security Documents will provide that the Liens on the Collateral pursuant to the Security Documents will automatically and without the need for any further action by any Person be released:

  (1)
  in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

  (2)
  in whole upon:

  (a)
  satisfaction and discharge of the Indenture as set forth below under "—Satisfaction and Discharge"; or

  (b)
  a Legal Defeasance or Covenant Defeasance of the Indenture as set forth below under "—Legal Defeasance and Covenant Defeasance";

  (3)
  in part, as to any property that (a) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction that is permitted by the Indenture at the time of such transfer or disposition or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee, concurrently with the release of such Guarantee; and

  (4)
  in whole or in part, in accordance with the applicable provisions of the Intercreditor Agreement.

Certain Limitations on the Collateral

Capital Stock

        The Capital Stock, securities and other payment rights of the Company and the Guarantors will constitute Collateral only to the extent that such Capital Stock, securities and other payment rights can secure the Notes and the Guarantees without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the Commission (or any other governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the Commission to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary's Capital Stock, securities or other payment rights secure the Notes or Guarantees, then the Capital Stock, securities or other payment rights of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the security documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to release the Liens on the shares of Capital Stock, securities or other payment rights that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-10 and Rule 3-16 of Regulation S-X under the Securities Act are amended, modified or interpreted by the Commission to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary's Capital Stock, securities and other payment rights to secure the Notes and Guarantees in excess of the amount then pledged without the filing with the Commission (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock, securities and other payment rights of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent that such Subsidiary would not be subject to any such financial statement requirement. In such event, the security documents may be amended or modified and additional security documents may be entered into, without the consent of any holder of notes, to the extent necessary to subject such additional Capital Stock, securities and other payment rights to the Note Liens.

        In accordance with the foregoing limitations, as of the Issue Date, the Collateral will include shares of Capital Stock of the Guarantors only to the extent that the applicable value of such Capital Stock (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes outstanding. Following the Issue Date, however, the portion of the Capital Stock of such Subsidiaries constituting Collateral may decrease or increase as described above. In addition, the collateral securing the Credit Facility will include 100% of the shares of Capital Stock of the Guarantors because the limitations described earlier in this paragraph would not apply.

Perfection of Liens

        The Company and the Guarantors are required by the Security Documents and the Indenture to take only limited actions to perfect the security interest of the Collateral Agent in the Collateral. To the extent the security interest of the Collateral Agent is not perfected under applicable law in any item of Collateral, such security interest will generally be unenforceable against third parties.

Certain bankruptcy limitations

        In addition to the restrictions set forth in the Intercreditor Agreement, the right of the Collateral Agent to take possession and dispose of the Collateral following an Event of Default will be limited by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or the Guarantors prior to the Collateral Agent having taken possession and disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited from taking its security from a debtor in a bankruptcy case, or from disposing of security taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such Collateral) even though the debtor is in default under the applicable debt instruments; provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection."

        Furthermore, in the event a bankruptcy court determines the value of the remaining Collateral after payment of all Obligations secured by a lien senior to the lien securing the Notes is not sufficient to repay all amounts due on the Notes, the Holders of the Notes would hold secured claims to the extent of the value of the Collateral, and would hold unsecured claims with respect to any shortfall. Applicable Federal bankruptcy laws do not permit the payment and/or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if the Company or the Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including, without limitation, transfers held to be preferences or fraudulent conveyances.

Intercreditor Agreement

        On the Issue Date, the Company, the Guarantors, the Credit Facility Agent and the Trustee will enter into an Intercreditor Agreement. The Intercreditor Agreement will set forth the terms of the relationship among (1) the Credit Facility Lenders and (2) the Holders of the Notes.

Priority of Payments

        Except with respect to funds disbursed from the Notes Escrow Account, the obligations with respect to the Notes Debt shall be subordinated in right of payment to the prior payment in full of the Credit Facility Obligations, provided that the Company may make to the Trustee and the Trustee may accept (i) any scheduled payments in respect of interest on the Notes on a non-accelerated basis, (ii) any payment of a tax gross-up amount on a non-accelerated basis, (iii) if the maturity of any of the Credit Facility Obligations is extended past the maturity date of the Notes with the agreement of the holders of such Credit Facility Obligation (whether in connection with any repayment, refinancing or restructuring of such Credit Facility Obligation or otherwise), any scheduled payments in respect of principal on the Notes and (iv) any voluntary prepayment of principal of or interest on the Notes and any related tax gross-up amount to the extent such voluntary prepayment is permitted under the Intercreditor Agreement, all in accordance with the terms of the Notes Documents.

Standstill Provisions

Non Payment Default.

        Until the Discharge of Credit Facility Obligations, except as provided below under "—Interest Payment Default" and "—Bankruptcy Standstill," if an Event of Default (other than an Event of Default resulting from a failure to pay interest or principal on the Notes) shall have occurred and be continuing, the Trustee and the Holders of the Notes will not be permitted to take any Enforcement Action with respect to the Notes or the Guarantees for a period commencing upon the occurrence of such Event of Default and continuing until the earlier to occur of (x) any voluntary or involuntary bankruptcy, insolvency, receivership, custodianship, liquidation, dissolution, reorganization, recapitalization, adjustment or marshalling of assets or liabilities, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or certain designated subsidiaries of the Company and (y) the passage of 365 days from the date of delivery by the Trustee to the Credit Facility Agent of a Notes Default Notice with respect to such Event of Default, provided that such Event of Default shall not have been cured or waived within such 365 day period.

Interest Payment Default.

        Until the Discharge of Credit Facility Obligations, except as provided above under "—Non Payment Default" and below under "—Bankruptcy Standstill," in the event (i) the Trustee fails to pay interest on the Notes on the 30th day after the Company fails to pay interest on the Notes when due after the use of all funds available in the Notes Escrow Account or (ii) any payment of interest on the Notes is made from the Notes Escrow Account and the Company has not replenished the funds in the Notes Escrow Account within two (2) business days so that the amounts contained therein equal the Notes Escrow Amount, the Trustee and the Holders of the Notes will agree to not take any Enforcement Action with respect to the Notes or the Guarantees for a period commencing upon the occurrence of an Event of Default and continuing until the earlier to occur of (x) any voluntary or involuntary bankruptcy, insolvency, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or certain designated subsidiaries of the Company and (y) the passage of 365 days from the date of delivery by the Trustee to the Credit Facility Agent of a Notes Default Notice with respect to such Event of Default, provided that such Event of Default shall not have been cured or waived within such 365 day period.

Bankruptcy Standstill.

        Until the Discharge of Credit Facility Obligations, upon the commencement of a bankruptcy or insolvency proceeding, another standstill period would take effect (the "Bankruptcy Standstill"). During a Bankruptcy Standstill, neither the Trustee nor the Holders of the Notes will be permitted to take Enforcement Actions other than to:

  (1)
  accelerate the Notes;

  (2)
  file a proof of claim;

  (3)
  file any necessary defensive pleadings in the proceedings in opposition to challenges to their claims by third parties;

  (4)
  take any actions to preserve their Liens;

  (5)
  object to debtor-in-possession and cash collateral orders that prescribe or limit plan terms;

  (6)
  object to sale orders that do not provide for junior, as well as senior, Liens attaching to the sale proceeds (provided that no such action shall result in the Trustee or any Holder of the Notes improving their position relative to the Credit Facility Agent or the holders of Liens securing the Credit Facility Obligations);

  (7)
  seek junior adequate protection Liens where the Credit Facility Agent is granted senior adequate protection Liens (provided that no such action shall result in the Trustee or any Holder of the Notes improving their position relative to the Credit Facility Agent or the holders of Liens securing the Credit Facility Obligations); and

  (8)
  vote on a plan except where any portion of the Credit Facility Obligations is in the same class as any portion of the Notes Debt (as it relates to voting on a plan by creditors of such class).

        Any set-off rights that the Trustee or the Holders of the Notes may have whether by contract, statute, at law or in equity will be subject to the provisions of this paragraph.

        Notwithstanding the provisions described above under "Non Payment Default" and "Interest Payment Default," outside the context of a bankruptcy or insolvency proceeding, the Trustee and the Holders of the Notes shall be permitted to take any action to preserve the Liens securing the Note Debt and to preserve the rights of the Trustee and the Holders of the Notes against the Guarantors under the Guarantees.

Prepayment of Notes From Replacement Debt

        Prior to the Discharge of the Credit Facility Obligations, the Notes may not be prepaid from the proceeds of new debt ("Replacement Debt") without the consent of the Credit Facility Agent unless the Credit Facility Agent determines in its reasonable discretion that:

  (1)
  the maturity date of the Replacement Debt is longer than the Notes;

  (2)
  the interest rate on the Replacement Debt is no greater than 120 basis points above the interest rate on the Notes as of the Issue Date;

  (3)
  the amount of the Replacement Debt is less than or equal to the prepaid amount of the Notes plus accrued and unpaid interest;

  (4)
  the covenants and events of default for the Replacement Debt are substantially identical to the covenants and events of default for the Notes contained in the Indenture;

  (5)
  the holders of the Replacement Debt and the Credit Facility Agent shall have executed and delivered an intercreditor agreement which is on the same terms as the Intercreditor Agreement; and

  (6)
  there are no other improvements in the terms of the Replacement Debt in comparison to the terms of the Notes.

Prepayment of Notes from Private Equity Offerings

        Prior to the Discharge of the Credit Facility Obligations, the Notes may not be prepaid from the proceeds of a private Equity Offering ("Private Equity") without the consent of the Credit Facility Agent unless:

  (1)
  the Person or Persons that purchase the Private Equity execute a joinder to the stockholders agreement entered into by certain stockholders of the Company on the Closing Date as provided in such stockholders agreement;

  (2)
  the rights of the holder of the Company's Class B Common Stock are fully maintained and unimpaired after giving effect to the issuance and sale of the Private Equity; and

  (3)
  immediately prior to and after giving effect to the issuance or sale of the Private Equity, certain requirements set forth in the Credit Facility are satisfied.

        Except as set forth above in "—Prepayment of Notes from Replacement Debt" and "—Prepayment of Notes from Private Equity Offerings," prior to the Discharge of the Credit Facility Obligations, the Notes may not be repaid, redeemed, refinanced or purchased by the Company or any of its Restricted Subsidiaries prior to the stated maturity date of the Notes as in effect on the Issue Date.

Amendments to Notes and the Indenture

        The Trustee will not enter into any amendments to the Notes or the Indenture which would (i) increase the rate of interest on the Notes, both before and after an Event of Default, (ii) shorten the stated maturity of the Notes or change the date(s) upon which principal or interest is due and payable, (iii) change the definition of Change of Control, Change of Control Offer or Net Proceeds Offer or the operative provisions relating thereto, (iv) cause any of the affirmative and negative covenants in the Indenture to be more burdensome on the Company and its Subsidiaries or (v) amend or modify the Events of Default (as set forth in the Indenture).

Restrictions on Enforcement of Liens

        Until the Discharge of Credit Facility Obligations, the Credit Facility Agent and the Credit Facility Lenders will have, subject to the exceptions set forth below in clauses (1) through (4) and the provisions described below under the caption "—Provisions of the Indenture Relating to Security—Relative Rights," the exclusive right to enforce, collect or realize on any Shared Collateral or exercise any other right or remedy with respect to the Shared Collateral. Neither the Trustee nor the Holders of the Notes may take any action to enforce, collect or realize on any Shared Collateral or exercise any other right or remedy with respect to the Shared Collateral. Notwithstanding the foregoing, the Trustee and the Holders of Notes may take action with respect to the Shared Collateral:

  (1)
  at any time after the Discharge of Credit Facility Obligations;

  (2)
  as necessary to redeem any Shared Collateral in a creditor's redemption permitted by law (provided that any such redemption results in a Discharge of Credit Facility Obligations) or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Credit

    Facility Obligations) any right to claim, take or receive proceeds of Shared Collateral remaining after the Discharge of Credit Facility Obligations in the event of foreclosure;

  (3)
  as necessary to perfect or establish the priority (subject to Liens securing the Credit Facility Obligations) of the Liens securing the Note Debt and Guarantees upon any Shared Collateral; provided that the Trustee may not require the Credit Facility Agent or any other holder of Credit Facility Obligations to relinquish possession or control of any Shared Collateral; or

  (4)
  as necessary to create, prove, preserve or protect (but not enforce) the Liens upon any Shared Collateral.

        Subject to the provisions described below under the caption "—Provisions of the Indenture Relating to Security—Relative Rights," until the Discharge of Credit Facility Obligations, none of the Trustee nor any Holder of the Notes will:

  (1)
  request judicial relief, in an insolvency or liquidation proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Credit Facility Lenders in respect of the Liens securing the Credit Facility Obligations or that would limit, invalidate, avoid or set aside any Lien securing the Credit Facility Obligations or subordinate the Liens securing the Credit Facility Obligations to the Liens securing the Note Debt and the Guarantees or grant the Liens securing the Note Debt and the Guarantees equal ranking to the Liens securing the Credit Facility Obligations;

  (2)
  oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Liens securing the Credit Facility Obligations made by any holder of Credit Facility Obligations or any Credit Facility Agent in any insolvency or liquidation proceedings;

  (3)
  oppose or otherwise contest any lawful exercise by any holder of Credit Facility Obligations or any Credit Facility Agent of the right to credit bid indebtedness under the Credit Facility at any sale in foreclosure of Liens securing the Credit Facility Obligations; or

  (4)
  oppose or otherwise contest any other request for judicial relief made in any court by any holder of Credit Facility Obligations or the Credit Facility Agent relating to the enforcement of any Lien securing the Credit Facility Obligations.

        At any time prior to the Discharge of Credit Facility Obligations except as described above under "Priority of Payments," no payment of money (or the equivalent of money) will be made from the proceeds of Shared Collateral by the Company or any other Pledgor to the Trustee or any other Holder of the Notes (including, without limitation, payments and prepayments made for application to Notes Obligations and all other payments and deposits made pursuant to any provision of any Notes Document).

        Subject to the provisions described below under the caption "—Provisions of the Indenture Relating to Security—Relative Rights," all proceeds of Shared Collateral received by the Trustee or any Holder of the Notes at any time prior to the Discharge of Credit Facility Obligations in violation of the immediately preceding paragraph will be held in trust by such recipient for the account of the holders of Liens securing the Credit Facility Obligations and remitted to the Credit Facility Agent upon demand by the Credit Facility Agent. The Liens securing the Note Debt and the Guarantees will remain attached to and, subject to the provisions described under the caption "—Provisions of the Indenture Relating to Security—Ranking of Liens," enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Trustee and the Holders of the Notes not in violation of the immediately preceding paragraph will be received by such recipient free from the Liens securing the Credit Facility Obligations and all other Liens.

Waiver of Right of Marshalling

        Prior to the Discharge of Credit Facility Obligations, Holders of the Notes and the Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the Holders of the Credit Facility Obligations (in their capacity as priority lienholders).

Insolvency or Liquidation Proceedings

        If in any insolvency or liquidation proceeding and prior to the Discharge of Credit Facility Obligations, the Credit Facility Agent, on behalf of the Credit Facility Lenders, consents to any order:

  (1)
  for use of cash collateral;

  (2)
  approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Liens securing the Credit Facility upon any property of the estate in such insolvency or liquidation proceeding;

  (3)
  granting any relief on account of Credit Facility Obligations as adequate protection (or its equivalent) for the benefit of the holders of Credit Facility Obligations in the collateral subject to Liens securing the Credit Facility; or

  (4)
  relating to a sale of assets of the Company or any other Pledgor that provides, to the extent the assets sold are to be free and clear of Liens, that all Liens securing the Credit Facility and Liens securing the Notes and the Guarantees will attach to the proceeds of the sale;

then, the Holders of the Notes, in their capacity as holders of secured claims, and the Trustee, subject to their rights described above under clauses (5) and (6) of "Bankruptcy Standstill," will not oppose or otherwise contest the entry of such order, so long as none of the holders of Credit Facility Obligations or the Credit Facility Agent in any respect opposes or otherwise contests any request made by the Holders of the Notes or the Trustee for the grant to the Trustee, for the benefit of the Holders of the Notes, of junior Liens upon any property on which Liens are (or will be) granted under such order to secure the Credit Facility Obligations, co-extensive in all respects with, but subordinated (as set forth herein under the caption "—Provisions of the Indenture Relating to Security—Ranking of Liens") to, such Lien and all Liens on such property securing the Credit Facility Obligations.

        Neither the holders of the Notes nor the Trustee will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Shared Collateral, except that:

  (1)
  they may freely seek and obtain relief: (a) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth herein under the caption "—Provisions of the Indenture Relating to Security—Ranking of Liens") to, all Liens granted in the insolvency or liquidation proceeding to, or for the benefit of, the holders of Credit Facility Obligations; or (b) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

  (2)
  they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Credit Facility Obligations.

        Nothing in the Intercreditor Agreement shall limit the rights of the Holders of the Notes in an insolvency or liquidation proceeding to seek allowance of their claims or to vote to accept or reject a plan of reorganization or liquidation.

Order of Application

Distributions by the Credit Facility Agent

        The Intercreditor Agreement will provide that the Credit Facility Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any Shared Collateral and the proceeds of any insurance policy required under any Credit Facility Document in the following order of application (in each case to the extent of such proceeds):

        FIRST, to the payment of all amounts payable under the Credit Facility Documents on account of the Credit Facility Agent's fees and any legal fees, costs and expenses or other liabilities of any kind incurred by the Credit Facility Agent or any co-trustee or agent of the Credit Facility Agent in connection with (including the enforcement of) any Credit Facility Document;

        SECOND, to the Credit Facility Agent for application to the payment of all outstanding Credit Facility Obligations that are then due and payable in such order as may be provided in the Credit Facility Documents in an amount sufficient to pay in full in cash all outstanding Credit Facility Obligations that are then due and payable (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Credit Facility Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at 105% of the aggregate undrawn amount) of all outstanding letters of credit and guarantees constituting Credit Facility Obligations);

        THIRD, to the payment of all amounts payable under the Notes Documents on account of the fees and any legal fees, costs and expenses or other liabilities of any kind incurred by the Trustee or other trustee or agent with respect to the Note Debt;

        FOURTH, to the Trustee for application to the payment of all outstanding Notes then due and payable in such order as may be provided in the Notes Documents in an amount sufficient to pay in full in cash all outstanding Note Debt then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Notes Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding); and

        FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Pledgor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

        In connection with the application of proceeds pursuant to this caption, the Credit Facility Agent may (acting in accordance with the applicable Secured Debt Documents) sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

        If any representative or any holder of any Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of a Lien with a higher priority, whether after the commencement of an insolvency or liquidation proceeding or otherwise, such representative or such holder, as the case may be, shall forthwith deliver the same to the agent, trustee or representative on behalf of the holders with such higher priority, for the account of such holders with higher priority, to be applied in accordance with the provisions set forth above under this caption "—Order of Application." Until so delivered, such proceeds will be held in trust by the representative or holder who received such proceeds, for the benefit of the holders with such higher priority.

Release of Liens on Shared Collateral

        The Intercreditor Agreement will provide that the Liens securing the Credit Facility and the Liens securing the Note Debt on any Shared Collateral will be released:

  (1)
  as applicable (a) with regard to Liens securing the Credit Facility Obligations, the Discharge of Credit Facility Obligations or (b) with regard to Liens securing the Note Debt, upon payment in full and discharge of all Notes outstanding under the Indenture and all other Note Debt under the Notes Documents, in accordance therewith;

  (2)
  as to any Shared Collateral that is sold, transferred or otherwise disposed of by the Company or any other Pledgor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary of the Company in a transaction or other circumstance that is permitted by all of the Secured Debt Documents, at the time of such sale, transfer or other disposition and to the extent of the interest sold, transferred or otherwise disposed of; and

  (3)
  as to any other release of the Shared Collateral, if (a) consent to the release of that Shared Collateral has been given by the Credit Facility Agent and the requisite percentage or number of holders of the Notes at the time outstanding as provided for in the applicable Secured Debt Documents, and (b) the Company has delivered an officers' certificate to each Secured Debt Representative certifying that all such necessary consents have been obtained and all conditions to such release under the applicable Secured Debt Documents have been satisfied.

        The Notes Documents will provide that the Liens securing the Note Debt and Guarantees will extend to the proceeds of any sale of Shared Collateral. As a result, the Liens securing the Note Debt and Guarantees will apply to the proceeds of any such Shared Collateral received in connection with any sale or other disposition of assets described in the preceding paragraph.

Bailee for Perfection

        Solely for purposes of perfecting the Liens securing the Note Debt and Guarantees in any portion of the Shared Collateral in the possession of the Credit Facility Agent (or its agents or bailees) as part of the collateral securing the Credit Facility Obligations including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, certificated securities or money, the Credit Facility Agent will acknowledge that the Credit Facility Agent also holds that property as bailee for the benefit of the Trustee for the benefit of the Holders of the Notes.

Delivery of Shared Collateral and Proceeds of Shared Collateral

        Following the Discharge of Credit Facility Obligations, the Credit Facility Agent will, to the extent permitted by applicable law, deliver to (1) the Trustee, or (2) such other person as a court of competent jurisdiction may otherwise direct, (a) any Shared Collateral held by, or on behalf of, the Credit Facility Agent or any holder of Credit Facility Obligations, and (b) all proceeds of Shared Collateral held by, or on behalf of, the Credit Facility Agent or any holder of Credit Facility Obligations, whether arising out of an action taken to enforce, collect or realize upon any Shared Collateral or otherwise. Such Shared Collateral and such proceeds will be delivered without recourse and without any representation or warranty whatsoever as to the enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any Credit Facility Obligations or Note Debt, together with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

Provisions of the Indenture Relating to Security

Ranking of Liens

        The Indenture will provide that, notwithstanding:

  (1)
  anything to the contrary contained in the Security Documents;

  (2)
  the time of incurrence of any Series of Secured Debt;

  (3)
  the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

  (4)
  the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Shared Collateral;

  (5)
  the time of taking possession or control over any Shared Collateral;

  (6)
  that any Lien securing the Credit Facility may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

  (7)
  the rules for determining priority under any law governing relative priorities of Liens,

  (a)
  all Liens upon the Shared Collateral securing the Notes and the Guarantees at any time granted by the Company or any other Pledgor will be subject and subordinate to all Liens upon the Shared Collateral securing the Credit Facility up to the amount permitted to be incurred under the Indenture; and

  (b)
  the Liens upon the Notes Escrow Account (and the funds deposited therein) secure the Notes, and no other person, other than the Trustee and the Holders of the Notes shall have a security interest in the Notes Escrow Account of the funds deposited therein.

        The provisions under this caption "—Ranking of Liens" are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Credit Facility Obligations and each present and future Credit Facility Agent as holder of Liens having priority over the Liens securing the Notes and Guarantees. No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

        In addition, the provisions under this caption "—Ranking of Liens" are intended solely to set forth the relative ranking, as Liens, of the Liens securing the Notes and the Guarantees as against the Liens securing the Credit Facility. Neither the Notes nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Relative Rights

        Nothing in the Notes Documents will:

  (1)
  impair, as between Company and the Holders of the Notes, the obligation of the Company to pay principal of, and interest or premium, if any, on the Notes in accordance with their terms or any other obligation of the Company or any other Pledgor;

  (2)
  affect the relative rights of Holders of the Notes as against any other creditors of the Company or any other Pledgor (other than, with respect to rights in the Shared Collateral, holders of Liens securing the Credit Facility);

  (3)
  restrict the right of any Holder of the Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Shared Collateral to the extent specifically prohibited by the provisions described above under the captions "—Intercreditor

    Agreement—Restrictions on Enforcement of Liens" or "—Intercreditor Agreement—Insolvency and Liquidation Proceedings");

  (4)
  restrict or prevent any Holder of the Notes from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by (a) "—Intercreditor Agreement—Restrictions on Enforcement of Liens" or (b) "—Intercreditor Agreement—Insolvency and Liquidation Proceedings"; or

  (5)
  restrict or prevent any Holder of the Notes from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by (a) "—Intercreditor Agreement—Restrictions on Enforcement of Liens" or (b) "—Intercreditor Agreement—Insolvency and Liquidation Proceedings."

Compliance with Trust Indenture Act

        The Indenture will provide that the Company will comply with the provisions of the Trust Indenture Act of 1939 (the "TIA") §314.

        To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities subject to the Lien of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the trustees. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including "no action" letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

Redemption

        Optional Redemption.    Except as described below, the notes are not redeemable before August 1, 2011. Thereafter, the Company may redeem the notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the year set forth below:

Year	Percentage
2011	106.625%
2012	103.313%
2013 and thereafter	100.000%

        In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

        Optional Redemption Upon Equity Offerings.    At any time, or from time to time, on or prior to August 1, 2011, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem either (1) 100% of the principal amount of the Notes issued under the Indenture or (2) up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 113.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

  •
  if the Company redeems less than all of the Notes, at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

  •
  the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

        "Equity Offering" means any public or private sale of Qualified Capital Stock of the Company or any of its direct or indirect parent companies (provided that, in the event of an Equity Offering by a direct or indirect parent company, such company contributes to the capital of the Company the portion of net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the notes to be redeemed pursuant to the preceding paragraph), other than (i) public offerings with respect to common stock of the Company or any of its direct or indirect parent companies registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Company.

        Selection and Notice of Redemption.    In the event that the Company chooses to redeem less than all of the Notes, selection of the notes for redemption will be made by the trustee either:

  •
  in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or,

  •
  on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

        No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If any Note is to be redeemed in part only, then the notice of redemption that relates to such note must state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Change of Control

        Upon the occurrence of a certain events such as (i) the sale of all or substantially all of the assets of the Company, (ii) the liquidation or dissolution of the Company, or (iii) any person, other than a Permitted Holder, becomes a beneficial owner of more than 50% of the voting power of the Company's Capital Stock (for a more precise definition of "Change of Control," see "—Certain Definitions" below), each holder will have the right to require that the Company purchase all or a portion of such holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

        Within 45 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent to the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

        The Company is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        No quantitative or other established meaning has been given to the phrase "all or substantially all" (which appears in the definition of Change of Control) by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity's income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a holder of Notes can determine when a Change of Control has occurred and exercise any remedies such holder may have upon Change of Control.

        If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay, or that the Credit Facility will allow for the payment of, the Change of Control purchase price for all the Notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing. The failure of the Company to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Trustee and the Holders of the Notes the rights described under "—Events of Default."

        Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a holder's right to receive and accept a Change of Control Offer upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

Certain Covenants

        The Indenture contains, among others, the following covenants:

        Limitation on Incurrence of Additional Indebtedness.    The Indenture will provide that the Company and its Restricted Subsidiaries will be restricted from, directly or indirectly, incurring any Indebtedness

(other than Permitted Indebtedness). Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may, under certain circumstances, incur Indebtedness (or, in some cases, Acquired Indebtedness) so long as such incurrence would not cause the Company's Consolidated Fixed Charge Coverage Ratio to be less than 2.25 to 1.0 on the date of such incurrence.

        The Company and the Guarantors will be restricted from, directly or indirectly, incurring any Indebtedness which by its terms is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, unless such Indebtedness is also by its terms made expressly subordinate to the Notes or the applicable Guarantee to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor.

        Limitation on Restricted Payments.    The Indenture will provide that the Company and its Restricted Subsidiaries will not, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to the holders thereof;

  (2)
  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

  (3)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

  (4)
  make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing; (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

  (w)
  50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to July 1, 2009 and ending on the last day of the most recent quarter for which financial statements have been delivered pursuant to the covenant described under "Reports to Holders" (treating such period as a single accounting period); plus

  (x)
  100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock, until such debt security has been converted into, or exchanged for, Qualified Capital Stock); plus

  (y)
  without duplication of any amounts included in clause (ii) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to the Issue Date and on or prior to the Reference Date

    (excluding, in the case of clauses (ii) and (iii), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under "Redemption—Optional Redemption Upon Equity Offerings"); plus:

  (z)
  without duplication, the sum of the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments; the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary as of the date of such redesignation; provided that such sum shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

        Notwithstanding the foregoing, the Company and its Restricted Subsidiaries will be permitted to:

  (1)
  pay any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

  (2)
  acquire any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

  (3)
  prepay Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness incurred to Refinance such Subordinated Indebtedness;

  (4)
  so long as no Default or Event of Default shall have occurred and be continuing, the Company may repurchase Common Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of the Company in an aggregate amount not to exceed $1,750,000 in any calendar year;

  (5)
  repurchase Capital Stock upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price and related statutory withholding taxes of such options or warrants;

  (6)
  pay dividends on Disqualified Capital Stock of any Restricted Subsidiary, the incurrence or issuance of which was permitted by the Indenture;

  (7)
  make cash payments in lieu of the issuance of fractional shares in connection with the exchange offer or the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company;

  (8)
  retire any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) or other shares of Disqualified Capital Stock of the Company; and

  (9)
  make other Restricted Payments in an aggregate amount not to exceed $10.0 million after the Issue Date.

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (4) and (9) shall be included in such calculation.

        Limitation on Asset Sales.    The Indenture will provide that the Company and its Restricted Subsidiaries will be restricted from consummating an Asset Sale unless:

  (1)
  the Company or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

  (2)
  at least 75% of the consideration received by the Company or the Restricted Subsidiary from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Replacement Assets (as defined) and is received at the time of such disposition; provided that (a) the amount of any liabilities of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets and (b) the fair market value of any securities or other assets received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 180 days after such Assets Sale, in each case, shall be deemed to be cash for purposes of this provision; and

  (3)
  upon the consummation of an Asset Sale, the Company or such Restricted Subsidiary shall apply the Net Cash Proceeds relating to such Asset Sale within 180 days (provided that if the Company or such Restricted Subsidiary, as the case may be, has entered into an agreement in definitive form to so apply such Net Cash Proceeds before such 180th day, the transaction must be consummated within the later of such 180 day period and 90 days from the date of the execution of such agreement (to the extent such additional time is required to obtain regulatory approvals)) of receipt thereof either (a) to permanently reduce Indebtedness under the Credit Facility; and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility; (b) make an investment in properties and assets that replace the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"); and/or (c) a combination of prepayment and investment permitted by the foregoing clauses (a) and (b).

        Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce borrowings under the Credit Facility or any other revolving credit facility. On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to a qualifying Asset Sale as provided in clause (3) above or, in the event that a definitive agreement has been entered into prior to such 181st day pursuant to which the Net Cash Proceeds are to be applied, on the later of the 181st day and, to the extent such additional time is required to obtain regulatory approval, the 91st day after the execution of such agreement (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been so applied on or before such Net Proceeds Offer Trigger Date (the "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders of Notes and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis, that amount of Notes (and Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the

Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with the covenant governing limitations on asset sales.

        The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $7.5 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $7.5 million, shall be applied as required pursuant to the covenant governing limitations on asset sales).

        In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety in a transaction permitted under "—Merger, Consolidation and Sale of Assets," which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of the covenant governing limitations on asset sales, and shall comply with the provisions of such covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of the covenant governing limitations on asset sales.

        Each Net Proceeds Offer will be mailed to the record holders in compliance with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their Notes in exchange for cash. To the extent the Net Proceeds Offer is oversubscribed, the tendered Notes and Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate amounts tendered. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by the Indenture.

        The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    The Indenture will provide that the Company and its Restricted Subsidiaries will be prohibited from, directly or indirectly, creating or otherwise allowing any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on or in respect of its Capital Stock;

  (2)
  make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

  (3)
  transfer any of its property or assets to the Company or any other Restricted Subsidiary, except in each case for such encumbrances or restrictions existing under or by reason of:

  (a)
  applicable law, rule, regulation or order;

  (b)
  the Indenture, the Notes, the Guarantees and the Security Documents;

    (c)
    customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

    (d)
    any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (e)
    agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

    (f)
    the Credit Facility;

    (g)
    restrictions on the transfer of assets subject to any Lien permitted under the covenant described under the caption "—Certain Covenants—Limitation on Liens" imposed by the holder of such Lien;

    (h)
    restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

    (i)
    customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

    (j)
    other Indebtedness of Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with the covenant described under "—Limitation on Incurrence of Additional Indebtedness," provided, however, that the Board of Directors of the Company determines in good faith at the time such dividend and other payment restrictions are created that such dividend and other payment restrictions do not materially adversely affect the Company's ability to pay principal of, and interest on, the Notes; and

    (k)
    an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e) and (j) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, taken as a whole, are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e) and (j).

        Limitation on Issuance of Preferred Stock of Restricted Subsidiaries.    The Indenture will provide that the Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

        Limitation on Liens.    The Indenture will provide that the Company and its Restricted Subsidiaries will not, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom except for:

  (1)
  Liens securing borrowings under the Credit Facility incurred pursuant to clause (2) of the definition of "Permitted Indebtedness";

  (2)
  [intentionally omitted];

  (3)
  Liens securing Currency Agreements and Interest Swap Obligations so long as such Currency Agreements and Interest Swap Obligations are permitted to be incurred under the Indenture;

  (4)
  Liens securing the Notes and the Guarantees and Liens with respect to Refinancing Indebtedness used to Refinance the Notes and the Guarantees;

  (5)
  Liens on assets other than Collateral in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor on assets of any Restricted Subsidiary of the Company; and

  (6)
  Permitted Liens.

        Merger, Consolidation and Sale of Assets.    The Indenture will provide that the Company will not be permitted to, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to do so) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

  (1)
  either:

  (a)
  the Company shall be the surviving or continuing corporation; or

  (b)
  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"); (x) shall be a domestic corporation; (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee) the Company's obligations under the Notes, the Indenture and the Registration Rights Agreement; and (z) shall expressly assume by supplements to the applicable Security Documents (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of the Company under the Security Documents and shall take all actions as may be required to cause the Liens in favor of the Collateral Agent to continue to be perfected Liens as was applicable immediately prior to the such transaction;

  (2)
  immediately after giving effect to such transaction and the assumption of the Company's obligations contemplated by (1)(b) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "—Limitation on Incurrence of Additional Indebtedness" covenant;

  (3)
  immediately before and immediately after giving effect to such transaction and the assumption of the Company's contemplated by (1)(b) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

  (4)
  the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel that the transaction and supplemental indenture, if applicable, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Notwithstanding the foregoing clauses (1), (2), (3) and (4) the Company may merge with (a) any of its Wholly Owned Restricted Subsidiaries or (b) an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction.

        The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person shall step into the shoes of the Company under the Indenture and the Notes.

        Guarantors (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "—Limitation on Asset Sales") are prohibited from consolidating with or merging with or into any Person, or selling, assigning, transferring, leasing, conveying or otherwise disposing of all or substantially all of their assets to any Person, other than the Company or any other Guarantor unless:

  (1)
  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a domestic corporation;

  (2)
  such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee, the Indenture and Registration Rights Agreement;

  (3)
  such entity shall expressly assume by supplements to the applicable Security Documents (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of such Guarantor under the Security Documents and shall take all actions as may be required to cause the Liens in favor of the Collateral Agent to continue with the same priority as was applicable immediately prior to the transactions;

  (4)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

  (5)
  immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this covenant.

        Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clauses (1)(b)(z) and (4) of the first paragraph of this covenant, or clauses (1) and (3) of the fifth paragraph, as the case may be, of this covenant.

        Limitations on Transactions with Affiliates.    (a) The Indenture will provide that the Company and its Restricted Subsidiaries will be prohibited from, directly or indirectly, entering into or allowing any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions that are on terms that are no less favorable than those which would have been obtained in an arm's-length transaction.

        All Affiliate Transactions or series thereof involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction or a series thereof that involves an aggregate fair market value of more than

$7.5 million, the Company or such Restricted Subsidiary must deliver to the Trustee a fairness opinion regarding the transaction or series of related transactions from an Independent Financial Advisor.

  (b)
  The restrictions set forth in this covenant shall not apply to:

  (1)
  certain loans and payments to or provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

  (2)
  transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by the Indenture;

  (3)
  any agreement as in effect as of the Issue Date, as amended or replaced, or any transaction contemplated by such agreement;

  (4)
  any transaction on arm's-length terms with any non-Affiliate that becomes an Affiliate as a result of such transaction;

  (5)
  any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

  (6)
  the issuance and sale of Qualified Capital Stock;

  (7)
  any transaction between the Holders and the Company or any of its Restricted Subsidiaries relating to the Notes or the Indenture; and

  (8)
  Permitted Investments and Restricted Payments permitted by the Indenture.

        Additional Subsidiary Guarantees.    The Indenture will provide that if the Company or any of its Restricted Subsidiaries transfers any property to any Domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries forms, acquires or otherwise invests in another Domestic Restricted Subsidiary having total assets with a book value in excess of $1.0 million, then such Restricted Subsidiary shall:

  (1)
  execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee;

  (2)
  execute and deliver to the Trustee supplements to the Security Documents to the extent necessary to grant a security interest to the Collateral Agent in the Collateral of such Restricted Subsidiary; and

  (3)
  deliver to the Trustee an opinion of counsel that such supplemental indenture and such Security Documents have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute valid, binding and enforceable obligations of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture (until released from its Guarantee in accordance with the terms of the Indenture).

        Conduct of Business.    The Indenture will provide that the Company and its Restricted Subsidiaries will not be permitted to engage in any businesses which are not the same, similar, ancillary or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

        Payments for Consent.    The Indenture will provide that the Company and its Restricted Subsidiaries will be prohibited from, directly or indirectly, paying or causing to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Security Documents or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

        Reports to Holders.    The Indenture will provide that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish the Holders of Notes within the time periods such information would be required under the rules and regulations of the Commission to be filed with the Commission:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

        In addition whether or not required by the rules and regulations of the Commission, the Company will file electronically via the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor system maintained by the Commission a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

        The following events will be defined in the Indenture as "Events of Default":

  (1)
  the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days, provided that, if the Discharge of Credit Facility Obligations has not yet occurred, no Event of Default shall be deemed to occur under this clause (1) if the funds then available in the Notes Escrow Account are at least equal to the then required Notes Escrow Amount; or

  (2)
  the Trustee uses funds from the Notes Escrow Account to make a payment of interest or related tax gross-up amount on any Notes and Holdings fails to "top up" the Notes Escrow Account to the then required Notes Escrow Amount within 2 business days thereafter;

  (3)
  the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise;

  (4)
  a default in the observance or performance of any other covenant or agreement contained in the Indenture or the Security Documents which default continues for a period of 45 days after the Company receives written notice from the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes, provided that, if the Discharge of Credit Facility Obligations has occurred, a default with respect to the "Merger, Consolidation and Sale of Assets" covenant or the "Limitation on Liens" covenant will constitute an Event of Default without such notice requirement or such passage of time requirement;

  (5)
  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness, including, for the avoidance of doubt, the Credit Facility Obligations, of the Company or any of its Restricted Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in payment default or which has been accelerated aggregates $2.0 million or more at any time; provided, that if such failure to pay relates to Indebtedness in aggregate principal amount of less than $10.0 million and shall be remedied, waived or extended, then any Default or Event of Default hereunder shall be deemed likewise to be remedied, waived or extended to the extent such remedy, waiver or extension occurs prior to the acceleration of the Notes and, if the Discharge of Credit Facility Obligations has not yet occurred, such failure continues for a period of 45 days;

  (6)
  one or more final, non-appealable judgments in an aggregate amount in excess of $2.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days;

  (7)
  certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries;

  (8)
  any Guarantee of a Significant Subsidiary ceases to be in full force and effect is declared to be null and void and unenforceable or is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture) or the Company or any Guarantor that is a Significant Subsidiary denies the validity of the Liens created pursuant to the Security Documents (other than by reason of a release of such Liens in accordance with the terms of the Indenture), and, if the Discharge of Credit Facility Obligations has not yet occurred, such failure continues for a period of 45 days; or

  (9)
  any Lien purported to be created by any Security Document shall cease to be a valid and enforceable Lien except in accordance with the Security Documents and such failure continues for a period of 45 days after the Company receives written notice specifying the failure (and demanding that such failure be remedied) from the Trustee or the Holders of at least 40% of the outstanding principal amount of the Notes.

        If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Company or any Guarantor) shall occur and be continuing, the Trustee or the Holders of at least 40% (or, if the Discharge of Credit Facility Obligations has occurred, 25%) in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee.

        If an Event of Default specified in clause (7) above with respect to the Company or any Guarantor occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

        An Event of Default specified in clause (2) above shall be cured and of no further effect if Holdings "tops up" the Notes Escrow Account to the then required Notes Escrow Amount prior to the 365th day after the delivery by the Trustee to the Credit Facility Agent of a Notes Default Notice with respect to such Event of Default.

        The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default due to an event of bankruptcy of the Company or one of its Restricted Subsidiaries, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        Under the Indenture, the Company is required to provide an Officers' Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Security Documents or under the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, the Security Documents or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a note waives and releases all such liabilities. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under federal securities law, and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The Indenture will provide that the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes and the Security Documents ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

  (1)
  the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

  (2)
  the Company's obligations with respect to the Notes concerning issuing temporary notes, registration of Notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

  (3)
  the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to the Security Documents and certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

  (2)
  in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

  (a)
  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

  (6)
  the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

  (7)
  the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

        The Indenture and the Security Documents will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when:

  (1)
  either:

  (a)
  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

  (b)
  all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  the Company has paid all other sums payable under the Indenture and the Security Documents by the Company; and

  (3)
  the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture and Security Documents

        From time to time, the Company, the Guarantors and the Trustee (including in its capacity as Collateral Agent), without the consent of the holders, may amend the Indenture and the Security Documents for certain specified purposes, including (a) curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the

Holders in any material respect, (b) providing for uncertificated notes in addition to or in place of certificated notes, (c) providing for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company's assets, (d) if applicable, complying with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, (e) adding or releasing the Guarantees of Guarantors in compliance with the Indenture and adding or releasing assets as Collateral in accordance with the Indenture and the Security Documents, or (f) making any change that would provide any additional rights or benefits to the Holders of the Notes. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture and the Security Documents may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

  (1)
  reduce the amount of Notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

  (3)
  reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor, other than prior to the time the Company's obligation to purchase Notes arises under provisions relating to the Company's obligation to make and consummate a Change of Control Offer in the event of a Change of Control or to make and consummate a Net Proceeds Offer with respect to any Asset Sale, any amendment, change or modification to the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale, as the case may be;

  (4)
  make any Notes payable in money other than that stated in the Notes;

  (5)
  make any change in provisions of the Indenture protecting the right of each holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), or permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

  (6)
  after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

  (7)
  modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the holders;

  (8)
  release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

  (9)
  release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of the Indenture.

Governing Law

        The Indenture, the Security Documents and the Intercreditor Agreement, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

        The Indenture will provide that, except during the continuance of an Event of Default, the Trustee (including in its capacity as Collateral Agent) will perform only such duties as are specifically set forth in the Indenture and the Security Documents. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture and the Security Documents, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        The Indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing, provided that no Holder of Notes shall be deemed to be an Affiliate of the Company solely by reason of holding the shares of Class A Common Stock such Holder has received in the exchange offer and being party to the equity agreements entered into in connection with the exchange offer.

        "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets;" (c) any Restricted Payment permitted by the "Limitation on Restricted Payments" covenants or that constitutes a Permitted Investment; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (e) disposals or replacements of obsolete or worn out equipment; (f) the grant of Liens not prohibited by the Indenture; (g) the licensing of intellectual property; (h) dispositions of accounts receivable to local distribution companies under guaranteed receivables agreements entered into in the ordinary course of business; and (i) the sale of inventory in the ordinary course of business.

        "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Capital Stock" means:

  (1)
  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

  (2)
  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

  (2)
  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's");

  (3)
  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

  (4)
  certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

  (6)
  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

        "Change of Control" means the occurrence of one or more of the following events:

  (1)
  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) other than to the Permitted Holders;

  (2)
  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); or

  (3)
  any Person or Group (other than the Permitted Holders and any entity formed by the Permitted Holders for the purpose of owning Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company;

provided, however, in no event shall any event that occurs in connection with the exercise of rights and remedies under the Credit Facility constitute a "Change of Control," and provided, further, that no holders of shares of Class A Common Stock, Class C Common Stock or Common Stock shall be deemed to constitute a Group for the purpose of determining whether a Change of Control has occurred solely by virtue of being a party to the Class A Voting Agreement, the Class C Voting Agreement and/or the Stockholders Agreement, respectively, in each case as the same may be amended, amended and restated, supplemented, modified, renewed, replaced or extended from time to time.

        "Collateral" means all present and future properties and assets of the Company or any other Pledgor upon which a security interest is granted to secure the Notes or the Guarantees pursuant to the Security Documents, including, without limitation, the Notes Escrow Account (and the cash, Cash Equivalents and Government Securities on deposit in such account), other than Excluded Assets.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

  (1)
  Consolidated Net Income; and

  (2)
  to the extent Consolidated Net Income has been reduced thereby,

  (a)
  all income taxes of such Person and its Restricted Subsidiaries, paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

  (b)
  Consolidated Interest Expense; and

  (c)
  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

        In addition to the foregoing, Consolidated EBITDA shall be calculated to exclude the after-tax impact of:

  (1)
  any unrealized gains or losses from risk management activities of any Person and its Restricted Subsidiaries as set forth on such Person's consolidated financial statements;

  (2)
  extraordinary, unusual or nonrecurring gains or losses attributable to sales or dispositions outside the ordinary course of business;

  (3)
  any gain or loss from settled financial hedges with a term of one year or less for inventory before it is sold to customers occurring since the latest April 1st. As of the trailing twelve month period ending each March 31st, this amount is deemed to be zero;

  (4)
  any non-cash impact on earnings from the write down (or write up) of inventory during such period due to the application of the weighted average cost method of inventory valuation for natural gas; or

  (5)
  any non-cash impact on earnings from the write down of inventory during such period as a result of a lower of cost or market valuation.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

  (1)
  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

  (2)
  any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

  (1)
  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

  (2)
  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  Consolidated Interest Expense; plus

  (2)
  the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under the Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Restricted Subsidiary of such Person to such Person or to a Wholly Owned Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

  (1)
  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, net of interest income, including without limitation: (a) any amortization of debt discount; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; provided that the foregoing shall not include the amortization or write-off of deferred financing costs or non-cash unrealized gains or losses on Interest Swap Obligations; and

  (2)
  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

  (1)
  after-tax gains or losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

  (2)
  after-tax items classified as extraordinary, unusual or nonrecurring gains or losses;

  (3)
  the net income of any Person accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

  (4)
  the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, unless received in cash by the Company or a Restricted Subsidiary that is not subject to any such restriction and other than to the extent permitted by the covenant described under the caption "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

  (5)
  the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

  (6)
  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

  (7)
  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

  (8)
  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

  (9)
  any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness.

        In addition to the foregoing, Consolidated Net Income shall be calculated to exclude the after-tax impact of:

  (1)
  any unrealized gains or losses from risk management activities of any Person and its Restricted Subsidiaries as set forth on such Person's consolidated financial statements;

  (2)
  any gain or loss from settled financial hedges with a term of one year or less for inventory before it is sold to customers occurring since the latest April 1st. As of the trailing twelve month period ending each March 31st, this amount is deemed to be zero;

  (3)
  any non-cash impact on earnings from the write down (or write up) of inventory during such period due to the application of the weighted average cost method of inventory valuation for natural gas;

  (4)
  any non-cash impact on earnings from the write down of inventory during such period as a result of a lower of cost or market valuation; or

  (5)
  any non-cash expenses of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

        "Credit Facility" means the debt facilities physical supply agreements, commodity hedge facilities or similar agreements, entered into with Sempra Energy Trading LLC and/or its affiliates on the Issue Date, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through similar facilities entered into with one or more counterparties, as a global financing or separate facilities, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents).

        "Credit Facility Agent" means at any time, the Person serving at such time as the "Agent" or "Administrative Agent" under the Credit Facility or any other representative then most recently designated in accordance with the applicable provisions of the Credit Facility or any successor or replacement agreement or agreements entered into by the Company in connection with the replacement or refinancing of the Credit Facility, together with its successors in such capacity.

        "Credit Facility Documents" means the Credit Facility and each of the other agreements, documents and instruments providing for or evidencing any other Credit Facility Obligations, and any other document or instrument executed or delivered at any time in connection with any Credit Facility Obligations, including any intercreditor or joinder agreement among holders of the Credit Facility Obligations, to the extent such are effective at the relevant time, as each may be amended, amended and restated, supplemented, modified, renewed, replaced, refinanced or extended from time to time.

        "Credit Facility Lenders" means the lenders from time to time party to the Credit Facility in such capacity.

        "Credit Facility Obligations" means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Credit Facility Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Discharge of Credit Facility Obligations" means, except in the event of a refinancing of the Credit Facility, the occurrence of all of the following:

  (1)
  payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any insolvency or liquidation proceeding, whether or not such interest would be allowed in such insolvency or liquidation proceeding) and premium (if any) on all Indebtedness outstanding under the Credit Facility and constituting Credit Facility Obligations, including reimbursement obligations;

  (2)
  payment in full in cash of all other Credit Facility Obligations that are outstanding and unpaid at the time such principal, interest and premium (if any) on all Indebtedness under the Credit Facility are paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time);

  (3)
  termination or expiration of all commitments, if any, to extend credit that would constitute Credit Facility Obligations;

  (4)
  termination or cash collateralization (in an amount and manner reasonably satisfactory to the Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the Credit Facility and constituting Credit Facility Obligations; and

  (5)
  termination or expiration of all Specified Hedging Agreements and the payment in full in cash of all Specified Hedging Obligations that are outstanding and unpaid at the time of such termination or expiration, including any breakage fees, premiums and other amounts due in connection with any such termination.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale) on or prior to the final maturity date of the Notes.

        "Domestic Restricted Subsidiary" means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

        "Enforcement Action" means, any action to enforce the rights or remedies of the Notes, the Trustee or any other person acting on behalf of one or more Holders of Notes, including, without limitation:

  (1)
  taking any action to commence or petition for the commencement of an insolvency or Liquidation Proceeding with respect to the Company or any Pledgor;

  (2)
  demanding, suing or taking any action for enforcement of the payment of any amounts owed with respect to the Notes or any guarantee issued with respect to the Notes;

  (3)
  initiating or participating in any suit or proceeding to enforce any rights or remedies under the Notes, any guarantee issued with respect to the Notes or any other agreements executed in connection therewith;

  (4)
  contesting any action taken, or forbearance, by the Credit Facility Agent with respect to the Company or any Pledgor or the Collateral (except in violation of this Agreement);

  (5)
  accelerating the Notes;

  (6)
  making a demand on any guarantee issued with respect to the Notes; and

  (7)
  taking any action to realize or foreclose on any Collateral (other than the Notes Escrow Account) securing the Notes or any guarantee of the Notes.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "exchange offer" means the offer to exchange any and all of the Company's Existing Notes for a combination of cash, the Notes and shares of the Company's common Capital Stock.

        "Existing Notes" means the Company's Floating Rate Senior Notes due 2011.

        "Existing Notes Indenture" means that certain Indenture, dated as of August 4, 2006, among the Company, the guarantors party thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar and paying agent, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

        "Excluded Assets" will include, among other things, (i) any lease, license, permit, franchise, power, authority or right if, to the extent that and for long as (a) the grant of a security interest therein validly constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination or default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed and (b) such abandonment, invalidation, unenforceability, breach, termination or default is not rendered ineffective pursuant to Sections 9-046, 9-047, 9-048 or 9-049 of the Uniform Commercial Code (or any successor provision) of any relevant jurisdiction or other applicable law (including the U.S. Bankruptcy Code) or principles of equity; provided, however, that (x) such lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (a) and (b) of this paragraph are and remain satisfied, and to the extent such assets otherwise constitute Collateral, such assets will cease to be Excluded Assets and will become subject to the second priority security interest of the Collateral Agent for the benefit of the Holders of Notes, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (y) the proceeds of any sale, lease or other disposition of any such lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the second priority security interest of the Collateral Agent for the benefit of the Holders of Notes, (ii) property securing Capital Lease Obligations, mortgage financings or purchase money obligations and Indebtedness secured by Liens permitted to be incurred under the Indenture to the extent the documents governing such Indebtedness prohibit the granting of a security interest in the assets securing such Indebtedness, (iii) non-material real property, (iv) any instrument evidencing Indebtedness owed to the Company or any of the Guarantors to the extent that (a) the existence and amount of such instrument is disclosed herein or (b) such instrument is created following the date of the issuance of the Notes in a transaction that complies with the Indenture. Notwithstanding anything to the contrary in this definition no asset that is subject to a Lien securing the Credit Facility Obligations shall constitute an "Excluded Asset."

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the timely payment for which the United States pledges its full faith and credit.

        "Guarantor" means (1) each of the Company's Subsidiaries as of the Issue Date that is a Domestic Restricted Subsidiary and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

        "Indebtedness" means with respect to any Person, without duplication:

  (1)
  all Obligations of such Person for borrowed money;

  (2)
  all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all Capitalized Lease Obligations of such Person;

  (4)
  all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

  (5)
  all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

  (6)
  guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

  (7)
  all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

  (8)
  all Obligations under currency agreements and interest swap agreements of such Person; and

  (9)
  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

        "Independent Financial Advisor" means a firm (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of. Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time of the Investment is made and without giving effect to subsequent changes in value.

        "Issue Date" means the date of the original issuance of Notes.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

  (1)
  reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

  (2)
  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

  (3)
  repayment of Indebtedness (other than Indebtedness under the Credit Facility and the Notes) that is secured by the property or assets that are the subject of such Asset Sale; and

  (4)
  appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Note Debt" means the Notes issued on Issue Date and any Exchange Notes (as defined in the Registration Rights Agreement).

        "Notes Default Notice" means a written notice from the Trustee to the Credit Facility Agent pursuant to which the Credit Facility Agent is notified of the occurrence of an Event of Default, which notice incorporates a reasonably detailed description of such Event of Default and states specifically that such notice is a "Notes Default Notice."

        "Notes Documents" means the Notes, the Indenture and the Security Documents.

        "Notes Escrow Account" means the escrow account to be maintained by the Trustee pursuant to the Notes Escrow Agreement.

        "Notes Escrow Agreement" means the escrow agreement to be entered into on the Issue Date between the Company and the Trustee relating to the Notes Escrow Account.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officers' Certificate" means a certificate signed by two officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

        "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantee of such Guarantor, as applicable.

        "Permitted Holders" means Jeffrey A. Mayer, Denham Commodity Partners LP, Charter Mx LLC and Camulos Capital LP, and their respective Affiliates.

        "Permitted Indebtedness" means, without duplication, each of the following:

  (1)
  Indebtedness under the Notes issued on the Issue Date or any Exchange Notes and the Guarantees and the guarantees on any Exchange Notes;

  (2)
  Indebtedness incurred pursuant to the Credit Facility in an aggregate principal amount at any time outstanding not to exceed $300.0 million;

  (3)
  [intentionally omitted];

  (4)
  Indebtedness under the Existing Notes not exchanged for Notes in the exchange offer and the related guarantees thereto, but excluding any such Existing Notes held by the Company or any Affiliate of the Company and the related guarantees thereto;

  (5)
  [intentionally omitted];

  (6)
  Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

  (7)
  Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

  (8)
  Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of

    Indebtedness not constituting Permitted Indebtedness under this clause (8) by the issuer of such Indebtedness;

  (9)
  Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien other than a Lien permitted under the Indenture; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (9) by the Company;

  (10)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

  (11)
  Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

  (12)
  Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed (together with any Refinancing Indebtedness with respect thereto) $10.0 million at any one time outstanding;

  (13)
  Refinancing Indebtedness;

  (14)
  Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under the Indenture;

  (15)
  Indebtedness of the Company or any Restricted Subsidiary consisting of "earn-out" obligations, guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets (including Capital Stock); and

  (16)
  Additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount (or accreted value) not to exceed $7.5 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Facility).

        For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant; provided that all Indebtedness outstanding under the Credit Facility up to the maximum amount permitted under clause (2) above shall be deemed to have been incurred pursuant to clause (2). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock of a Restricted Subsidiary or Disqualified Capital Stock, as applicable, for purposes of the "Limitations on Incurrence of Additional Indebtedness" covenant.

        "Permitted Investments" means:

  (1)
  Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company;

  (2)
  Investments in the Company by any Wholly Owned Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture;

  (3)
  Investments in cash and Cash Equivalents;

  (4)
  Loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

  (5)
  Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

  (6)
  Additional Investments (other than any Investments in any direct or indirect parent company of the Company) not to exceed $5.0 million at any one time outstanding

  (7)
  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

  (8)
  Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

  (9)
  Investments resulting from the creation of Liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with the "Limitation on Liens" covenant;

  (10)
  Investments represented by guarantees that are otherwise permitted under the Indenture; and

  (11)
  Investments the payment for which is Qualified Capital Stock of the Company.

        "Permitted Liens" means the following types of Liens:

  (1)
  [intentionally omitted];

  (2)
  [intentionally omitted];

  (3)
  Liens of the Company or a Restricted Subsidiary of the Company that is a Guarantor on assets of any Restricted Subsidiary of the Company other than Collateral;

  (4)
  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

  (5)
  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

  (6)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (7)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

  (8)
  easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (9)
  any interest or title of a lessor under any Capitalized Lease Obligation incurred in accordance with clause (12) of the definition of "Permitted Indebtedness;" provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation (other than other property that is subject to a separate lease from such lessor or any of its Affiliates);

  (10)
  Liens securing Purchase Money Indebtedness incurred in accordance with clause (12) of the definition of "Permitted Indebtedness;" provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired or other property that was acquired from such seller or any of its Affiliates with the proceeds of Purchase Money Indebtedness and (b) the Lien securing such Purchase Money Indebtedness shall be created within 120 days of such acquisition;

  (11)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (12)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (13)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual (including, without limitation, (a) contracts for trading activities in the ordinary course of business and for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service and (b) commodity price management contracts or derivatives), or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

  (14)
  Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

  (15)
  Liens securing Indebtedness under Currency Agreements; and

  (16)
  Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that:

  (a)
  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

  (b)
  such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

  (17)
  Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under the Indenture;

  (18)
  Leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

  (19)
  banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

  (20)
  Liens arising from filing Uniform Commercial Code financing statements regarding leases;

  (21)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

  (22)
  Liens (a) on inventory held by and granted to a local distribution company in the ordinary course of business and (b) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to the Company or any of its Restricted Subsidiaries for such amounts in the ordinary course of business; and

  (23)
  Liens with respect to obligations (including Indebtedness) of the Company or any of its Restricted Subsidiaries that do not exceed $7.5 million at any one time outstanding, provided that, except in the case of Liens securing Indebtedness incurred under the Credit Facility in accordance with clause (16) of the definition of "Permitted Indebtedness," any such Liens encumbering any Collateral are (x) pari passu with or junior to the Liens securing the Notes and the Guarantees and (y) the holders of the Indebtedness secured by such Liens or their representative and the Trustee have entered into an intercreditor agreement on customary terms satisfactory to the Trustee.

        "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Pledgors" means the Company and any other Person (if any) that provides collateral security for any Secured Debt Obligations.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant pursuant to clauses (1) or (4) of the definition of Permitted Indebtedness), in each case that does not:

  (1)
  result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of all accrued interest and any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

  (2)
  create Indebtedness with:    (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

        "Secured Debt" means the Credit Facility Obligations and the Notes Debt.

        "Secured Debt Documents" means the Credit Facility Documents and the Notes Documents.

        "Secured Debt Representative" means the Credit Facility Agent and the Trustee.

        "Secured Obligations" means the Credit Facilities Obligations and the Notes Debt.

        "Security Documents" means the Security Agreement, the Intercreditor Agreement and each other document entered into to grant a security interest in the Collateral to the Collateral Agent for the benefit of the Holders of Notes or other grants or transfers for security executed and delivered by the Company or any other Pledgor creating (or purporting to create) a Lien that at such time constitutes a Lien securing the Credit Facility upon collateral in favor of the Credit Facility Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

        "Series of Secured Debt" means (i) the Credit Facility and (ii) the Notes.

        "Shared Collateral" means all properties and assets of the Company or any other Pledgor, whether real, personal or mixed, with respect to which from time to time a Lien is granted as security for the Credit Facility Obligations and a Lien is granted as security for the Notes Obligations.

        "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

        "Specified Hedging Agreement" shall mean any hedging agreement (1) entered into by (a) the Company and (b) any Credit Facility Lender or any affiliate thereof, or any Person that was a Credit Facility Lender or an affiliate thereof on the Issue Date but subsequently, whether before or after entering into a hedging agreement, ceases to be a Credit Facility Lender and (2) which has been designated by such counterparty and the Company, by notice to the Credit Facility Agent not later than 90 days after the execution and delivery thereof by the Company, as a Specified Hedging Agreement.

        "Specified Hedging Obligations" means the obligations of the Company and its Subsidiaries under any Specified Hedging Agreement.

        "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

        "Subsidiary," with respect to any Person, means:

  (1)
  any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

  (2)
  any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Unrestricted Subsidiary" of any Person means:

  (1)
  any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

  (1)
  the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

  (2)
  each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

        For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with the "Limitation on Restricted Payments" covenant, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under the "Limitation on Restricted Payments" covenant.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

  (1)
  immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and

  (2)
  immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

        "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding Common Stock (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any Wholly Owned Subsidiary of such Person.

Book-Entry, Delivery and Form

        The Exchange Notes will be delivered in the form of one or more "Global Notes." The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee, who will be the Global Notes holder. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the Global Notes directly through DTC if they are participating organizations or "participants" in such system or indirectly through organizations that are participants in such system. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated notes.

Depository Procedures

        The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company that was created to hold securities for its participants and to facilitate the clearance and settlement of transactions in such securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.

        We expect that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the Global Notes and (ii) ownership of the notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the participants), the participants and the indirect participants.

        Investors in the Global Notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. Investors may hold their interests in the Global Notes through organizations that are DTC participants. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC systems, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the indenture, we and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Trustee nor any agent of ours or the Trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the Global Notes or (2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. See "—Same-Day Settlement and Payment."

        Subject to any applicable transfer restrictions, transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its participants.

        Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

        Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Trustee, exchange such beneficial interest for notes in the form of certificated securities. Upon any such issuance, the Trustee is required to register such certificated securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated notes would be subject to legend requirements. In addition, if:

  (1)
  We notify the Trustee in writing that DTC is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days, or

  (2)
  We, at our option, notify the Trustee in writing that we elect to cause the issuance of notes in the form of certificated securities under the Indenture,

then, upon surrender by the Global Notes holder of its Global Notes, notes in such form will be issued to each person that the Global Notes holder and DTC identify as being the beneficial owner of the related notes.

        Neither we nor the Trustee will be liable for any delay by the Global Notes holder or DTC in identifying the beneficial owners of notes and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Notes holder or DTC for all purposes.

Same-Day Settlement and Payment

        The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Notes holder. With respect to certificated securities, we will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to us, we will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the payment agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The Trustee will initially act as paying agent and registrar for the Notes. We may change the paying agent or registrar without prior notice to the holders of the Notes, and we or any of our subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any Note selected for redemption. Also, we are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

        The registered holder of a Note will be treated as the owner of it for all purposes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of certain United States federal income tax consequences to beneficial owners of the Original Notes (a "Holder") of the exchange offer. This summary deals only with Holders who held the Original Notes and will hold the Exchange Notes as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code).

        The summary is based upon the provisions of the Code, applicable Treasury regulations, administrative pronouncements of the Internal Revenue Service (the "IRS') and judicial decisions all in effect as of the date hereof. Those authorities may be changed, possibly retroactively, or may be subject to differing interpretations, so as to result in U.S. federal income tax consequences different from those summarized below. We have not requested, and will not request, a ruling from the IRS with respect to any of the U.S. federal income tax considerations described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and that are described herein.

        This summary does not purport to consider all of the U.S. federal income tax consequences of the exchange offer and the ownership and disposition of the Exchange Notes received in the exchange offer, is not intended to reflect particular tax position of any beneficial owner, is not a substitute for careful tax planning, and is not intended to constitute a tax advice. In addition, this summary does not address the tax considerations applicable to a Holder that is subject to special treatment under the U.S. federal income tax laws, including Holders that are:

  •
  a dealer in securities or currencies;

  •
  a financial institution;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a tax-exempt organization;

  •
  an insurance company;

  •
  a partnership or other pass-through entity or investors in such entities;

  •
  a person holding the Notes as part of a hedge, conversion, straddle, constructive sale or other integrated transaction for U.S. federal income tax purposes;

  •
  a trader in securities that has elected the mark-to-market method of accounting;

  •
  a person subject to the alternative minimum tax;

  •
  a "U.S. Holder" (as defined below) whose "functional currency" (as defined in Section 985 of the Code) is not the U.S. dollar;

  •
  a person who owns or will own directly, indirectly or by attribution 10 percent or more (by voting power) of our voting stock or 10 percent or more (by value) of our outstanding capital stock;

  •
  a "controlled foreign corporation;"

  •
  a "passive foreign investment company;" or

  •
  a U.S. expatriate or former long-term resident.

        This summary does not address estate and gift tax consequences or tax consequences under any state, local or foreign laws.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of a Note that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate that is subject to U.S. federal income tax on its income regardless of its source; or (iv) a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        The term "Non-U.S. Holder" means a beneficial owner of a Note that is an individual, corporation, estate or trust and is not a U.S. Holder.

        If an entity treated as a partnership for U.S. federal income tax purpose holds the Notes, the U.S. federal income tax treatment of a partner in the entity will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your own tax advisors.

        You should consult your own tax advisor regarding the U.S. federal, state, local and foreign tax consequences of participating in the exchange offer and of owning and disposing of the Exchange Notes received in the exchange.

        To ensure compliance with Treasury Department Circular 230, you are hereby notified that: (a) any discussion of U.S. federal tax issues contained or referred to herein is not intended or written to be used, and cannot be used, by Holders for the purpose of avoiding penalties that may be imposed on them under the Code; (b) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) Holders should seek advice based on their particular circumstances from an independent tax advisor.

CONSEQUENCES OF TENDERING ORIGINAL NOTES

        The exchange of Original Notes for Exchange Notes in the exchange offer will not constitute an exchange for United States federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Original Notes. Accordingly, the exchange offer should have no United States federal income tax consequences to you if you exchange your Original Notes for Exchange Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the United States federal income tax consequences to you of holding and disposing of Exchange Notes should be the same as those applicable to your Original Notes, including the inclusion of original issue discount in gross income.

        Holders considering the exchange of Original Notes for Exchange Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other jurisdiction.

RECENT LEGISLATION

        President Obama recently signed into law the Hiring Incentives to Restore Employment ("HIRE") Act of 2010, which will impose certain increased certification and information reporting requirements. In the event of noncompliance with the revised certification requirements, 30% withholding tax could be imposed on payments to non-United States persons of interest, dividends or sales proceeds. We will not pay any additional amounts to non-U.S. Holders in respect of any amounts withheld. Such provisions will generally apply to payments made after December 31, 2012, but not to any amount to be deducted or withheld from any payment under any obligation outstanding on March 18, 2012. This legislation may be subject to further modification or implementing regulations, which may result in additional substantive changes to the rules discussed herein. Non-U.S. Holders should consult their own tax advisors regarding this new legislation.

        Additionally, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of Exchange Notes for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes

        The foregoing discussion is intended to provide only a general summary of certain U.S. federal income tax consequences of the exchange offer and is not a complete analysis or description of the potential U.S. federal income tax consequences of the exchange offer. This discussion does not address tax consequences that might vary with, or that are contingent upon a Holder's individual circumstances. In addition, this discussion does not address foreign, state, or local tax consequences of the exchange offer or taxes other than income taxes. We urge Holders to consult their tax advisors to determine the particular U.S. federal, state, local, foreign and other tax consequences of participation in the exchange offer and of the ownership and disposition of the Exchange Notes received in the exchange offer.

 PLAN OF DISTRIBUTION

        If you wish to exchange your Original Notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer—Exchange Offer Procedures" in this prospectus and in the letter of transmittal. In addition, each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed to use our commercially reasonable efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for a period of 90 days after the date of this prospectus for use in connection with any such resale.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        A broker-dealer that acquired Original Notes directly from us cannot exchange the Original Notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        For a period of 90 days after the date of this prospectus, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the Original Notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Original Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The enforceability of the Exchange Notes and the guarantees offered in this prospectus, the binding obligations of the Company and the guarantors pertaining to such Exchange Notes and guarantees and other matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP in New York, New York.

EXPERTS

        The consolidated financial statements of MXenergy Holdings Inc. at June 30, 2009 and 2008, and for each of the three years in the period ended June 30, 2009, appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
AND FINANCIAL STATEMENT SCHEDULE

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
MXenergy Holdings Inc.

        We have audited the accompanying consolidated balance sheets of MXenergy Holdings Inc. as of June 30, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MXenergy Holdings Inc. at June 30, 2009, and 2008, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Stamford, Connecticut
October 13, 2009

MXENERGY HOLDINGS INC.

Consolidated Balance Sheets

(dollars in thousands)

	Balance at June 30,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$23,266	$71,958
Restricted cash	75,368	587
Accounts receivable, net (Note 6)	47,598	87,673
Natural gas inventories (Note 7)	29,415	65,006
Current portion of unrealized gains from risk management activities (Note 13)	294	35,864
Income taxes receivable	6,461	7,524
Deferred income taxes (Note 11)	9,020	—
Other current assets	12,084	3,361

Total current assets	203,506	271,973
Unrealized gains from risk management activities (Note 13)	—	13,221
Goodwill (Note 8)	3,810	3,810
Customer acquisition costs, net (Note 9)	27,950	41,693
Fixed assets, net (Note 10)	3,728	10,525
Deferred income taxes (Note 11)	15,089	10,503
Other assets	4,988	4,027

Total assets	$259,071	$355,752

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities (Note 12)	$33,300	$36,602
Accrued commodity purchases	9,847	51,461
Current portion of unrealized losses from risk management activities (Note 13)	34,224	2,978
Deferred revenue	4,271	7,435
Bridge Financing loans payable (Note 19)	5,400	—
Denham Credit Facility (Note 19)	12,000	—
Deferred income taxes (Note 11)	—	9,800

Total current liabilities	99,042	108,276

Unrealized losses from risk management activities (Note 13)	14,071	2,839
Long-term debt:
Floating Rate Notes due 2011 (Note 16)	163,476	162,648

Total long-term debt	163,476	162,648

Total liabilities	276,589	273,763

Redeemable Convertible Preferred Stock (Note 17)	54,632	48,779
Commitments and contingencies (Note 21)	—	—
Stockholders' equity:
Common stock, par value $0.01, 10,000,000 shares authorized; 4,681,219 and 3,604,788 shares issued and outstanding, respectively	47	36
Additional paid-in capital	18,275	23,635
Unearned stock compensation	—	(4)
Accumulated other comprehensive loss	(3)	(189)
(Accumulated deficit) retained earnings	(90,469)	9,732

Total stockholders' equity	(72,150)	33,210

Total liabilities and stockholders' equity	$259,071	$355,752

The accompanying notes are an integral part of these consolidated financial statements.

MXENERGY HOLDINGS INC.

Consolidated Statements of Operations

(dollars in thousands)

	Fiscal Years Ended June 30,
	2009	2008	2007
Sales of natural gas and electricity	$789,780	$752,283	$703,926
Cost of goods sold (excluding depreciation and amortization):
Cost of natural gas and electricity sold	596,747	630,006	552,028
Realized losses from risk management activities, net	72,824	6,747	33,039
Unrealized losses (gains) from risk management activities, net	87,575	(67,168)	17,079

	757,146	569,585	602,146

Gross profit	32,634	182,698	101,780

Operating expenses:
General and administrative expenses	59,957	62,271	54,516
Advertising and marketing expenses	2,117	4,546	4,044
Reserves and discounts	15,130	7,130	4,725
Depreciation and amortization	37,575	32,698	27,730

Total operating expenses	114,779	106,645	91,015

Operating (loss) profit	(82,145)	76,053	10,765
Interest expense (net of interest income of $430, $3,806 and $4,258, respectively)	45,305	34,105	33,058

(Loss) income before income tax benefit (expense)	(127,450)	41,948	(22,293)
Income tax benefit (expense)	27,249	(17,155)	8,495

Net (loss) income	$(100,201)	$24,793	$(13,798)

The accompanying notes are an integral part of these consolidated financial statements.

MXENERGY HOLDINGS INC.

Consolidated Statements of Stockholders' Equity

(dollars in thousands)

	Common Stock (Par Value)	Additional Paid-in Capital	Unearned Stock Compensation	Accumulated Other Comprehensive Loss	(Accumulated Deficit) Retained Earnings	Total Stockholders' Equity
Balance at June 30, 2006	$34	$17,355	$(115)	$(40)	$18,159	$35,393
Issuance of common stock	—	22	—	—	—	22
Unamortized stock compensation	—	2,219	(2,219)	—	—	—
Purchase and cancellation of treasury shares	—	(654)	—	—	—	(654)
Stock compensation expense	—	2,227	—	—	—	2,227
Tax benefit on issuance of common stock from options	—	198	—	—	—	198
Amortization of stock compensation	—	—	2,312	—	—	2,312
Comprehensive income (loss):
Net loss	—	—	—	—	(13,798)	(13,798)
Foreign currency translation	—	—	—	(89)	—	(89)

Comprehensive loss						(13,887)

Balance at June 30, 2007	34	21,367	(22)	(129)	4,361	25,611
Issuance of common stock	2	1,337	—	—	—	1,339
Revaluation of Redeemable Convertible Preferred Stock	—	—	—	—	(19,422)	(19,422)
Unamortized stock compensation	—	(558)	558	—	—	—
Purchase and cancellation of treasury shares	—	(1,559)	—	—	—	(1,559)
Stock compensation expense	—	2,244	—	—	—	2,244
Tax benefit on issuance of common stock from options	—	804	—	—	—	804
Amortization of stock compensation	—	—	(540)	—	—	(540)
Comprehensive income (loss):
Net income	—	—	—	—	24,793	24,793
Foreign currency translation	—	—	—	(60)	—	(60)

Comprehensive income						24,733

Balance at June 30, 2008	36	23,635	(4)	(189)	9,732	33,210
Issuance of common stock	11	(11)	—	—	—	—
Revaluation of Redeemable Convertible Preferred Stock	—	(5,853)	—	—	—	(5,853)
Unamortized stock compensation	—	(584)	584	—	—	—
Purchase and cancellation of treasury shares	—	(11)	—	—	—	(11)
Stock compensation expense	—	1,099	—	—	—	1,099
Amortization of stock compensation	—	—	(580)	—	—	(580)
Comprehensive income (loss):
Net loss	—	—	—	—	(100,201)	(100,201)
Foreign currency translation	—	—	—	186	—	186

Comprehensive loss	—	—	—	—	—	(100,015)

Balance at June 30, 2009	$47	$18,275	$—	$(3)	$(90,469)	$(72,150)

The accompanying notes are an integral part of these consolidated financial statements.

MXENERGY HOLDINGS INC.

Consolidated Statements of Cash Flows

(dollars in thousands)

	Fiscal Years Ended June 30,
	2009	2008	2007
Operating activities:
Net (loss) income	$(100,201)	$24,793	$(13,798)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Unrealized losses (gains) from risk management activities	87,575	(67,168)	17,079
Stock compensation expense	519	1,704	4,539
Depreciation and amortization	37,575	32,698	27,730
Deferred income tax (benefit) expense	(23,406)	18,187	(14,449)
Non-cash interest expense, primarily unrealized losses on interest rate swaps and amortization of deferred financing fees	16,233	10,836	7,906
Amortization of customer contracts acquired	(634)	(762)	11,891
Changes in assets and liabilities, net of effects of acquisitions:
Restricted cash	(74,781)	463	(623)
Accounts receivable	40,075	(30,181)	3,453
Natural gas inventories	36,509	(7,308)	(1,712)
Income taxes receivable	1,063	(7,173)	5,184
Option premiums	1,571	1,191	1,835
Other assets	(20,509)	609	(993)
Accounts payable, accrued commodity purchases and other accrued liabilities	(46,553)	17,882	31,555
Deferred revenue	(3,164)	(4,352)	9,384

Net cash (used in) provided by operating activities	(48,128)	(8,581)	88,981

Investing activities:
Purchase of Catalyst assets	(1,609)	—	—
Loan to PS Energy Group, Inc. related to purchase of GasKey assets	—	(8,983)	—
Cash received from PS Energy Group, Inc. for repayment of loan	—	8,983	—
Purchase of GasKey assets	—	(12,427)	—
Purchase of SESCo assets	—	—	(126,044)
Return of deposit related to purchase of SESCo assets	—	—	3,348
Purchase of Vantage assets	—	—	(732)
Customer acquisition costs	(15,343)	(19,555)	(7,610)
Purchases of fixed assets	(1,001)	(1,959)	(1,882)

Net cash used in investing activities	(17,953)	(33,941)	(132,920)

Financing activities:
Proceeds from Denham Credit Facility	12,000	—	23,040
Repayments of Denham Credit Facility	—	(11,040)	(12,000)
Proceeds from cash advanced under the Revolving Credit Facility	30,000	—	—
Repayment of cash advances under the Revolving Credit Facility	(30,000)	—	—
Proceeds from Bridge Financing under the Revolving Credit Facility	10,400	—	—
Repayment of Bridge Financing under the Revolving Credit Facility	(5,000)	—	—
Proceeds from other loans	—	—	6,000
Repayments of other loans	—	—	(6,000)
Debt financing costs	—	—	(9,345)
Proceeds from bridge loan	—	—	190,000
Repayment of bridge loan	—	—	(190,000)
Proceeds from Floating Rate Notes due 2011	—	—	185,250
Repurchase of Floating Rate Notes due 2011	—	(12,006)	(11,723)
Issuance of common stock from exercise of warrants and options	—	387	22
Issuance of common stock from other executive compensation	—	952	—
Purchase and cancellation of treasury shares, net of tax benefit	(11)	(755)	(456)

Net cash provided by (used in) financing activities	17,389	(22,462)	174,788

Net (decrease) increase in cash	(48,692)	(64,984)	130,849
Cash and cash equivalents at beginning of year	71,958	136,942	6,093

Cash and cash equivalents at end of year	$23,266	$71,958	$136,942

Supplemental cash flow information:
Income taxes paid	$431	$5,405	$753
Interest paid	$31,616	$29,426	$17,345

The accompanying notes are an integral part of these consolidated financial statements.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements

Note 1. Organization

        MXenergy Holdings Inc. ("Holdings"), originally founded in 1999 as a retail energy marketer, was incorporated as a Delaware corporation on January 24, 2005 as part of a corporate reorganization. The two principal operating subsidiaries of Holdings, MXenergy Inc. and MXenergy Electric Inc., are engaged in the marketing and supply of natural gas and electricity, respectively. Holdings and its subsidiaries (collectively, the "Company") operate in 39 market areas located in 14 states in the United States (the "U.S.") and two Canadian provinces.

Note 2. Significant Accounting Policies

Basis of Presentation

        The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("U.S. GAAP"). Certain reclassifications have been made to prior year amounts to conform to the current year's presentation.

Principles of Consolidation

        The Company owns 100% of all of its subsidiaries. Accordingly, the consolidated financial statements include the accounts of Holdings and all of its subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

        The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Estimates used in connection with revenue recognition, fair value measurements, allowance for doubtful accounts, valuation of goodwill and other intangible assets, tax-related reserves and share-based compensation are often complex and may significantly impact the amounts reported for those items. Although management uses its best judgment based on information available at the time such judgments are made, actual results could differ from estimated amounts.

Revenue Recognition

  Sales of Natural Gas and Electricity

        Revenues from the sale of natural gas and electricity are recognized in the period in which the commodity is consumed by customers. Sales of natural gas and electricity are generally billed by the local distribution companies ("LDCs"), acting as the Company's agent, on a monthly cycle basis, although the Company performs its own billing for certain of its market areas. The billing cycles for customers do not coincide with the accounting periods used for financial reporting purposes. The Company follows the accrual method of accounting for revenues whereby revenues applicable to natural gas and electricity consumed by customers, but not yet billed under the cycle billing method, are estimated and accrued along with the related costs, and included in operations. Such estimates are refined in subsequent periods upon obtaining final information from the LDC. Changes in these estimates are reflected in operations in the period in which they are refined.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Significant Accounting Policies (Continued)

  Passthrough Revenues

        Revenues also include certain "passthrough" revenues, which represent transportation charges billed to customers by certain LDCs. These revenues are offset by corresponding amounts in cost of goods sold for amounts billed to the Company by the LDC.

  Fees Charged to Customers

        Various fees charged to customers, such as late payment fees, early contract termination fees, service shut-off fees and fees charged to customers for providing copies of bills, are generally recorded as revenue when collection is deemed to be reasonably assured. Late payment fees charged in all markets, and various other fees charged in certain markets are recorded as revenue when billed to the customer. Certain other fees are recorded as revenue when actually collected from the customer.

  Deferred Revenue

        Customers who are on budget-billed plans pay for their natural gas or electricity at ratable monthly amounts, based on estimated annual usage, while the Company records revenue when the commodity is consumed by the customer. The cumulative difference between actual usage for these customers and the budget-billed amount actually invoiced, net of cash payments made by the customers, is equal to the net budget-billed variance. If the net budget-billed variance is a receivable from the customer at the balance sheet date, indicating that the customer's actual usage has exceeded amounts billed to the customer, the amount is reported as accounts receivable in the consolidated balance sheets. If the net budget-billed variance is a liability to the customer, indicating that amounts billed have exceeded actual usage, the amount is reported as deferred revenue in the consolidated balance sheets.

  Sales Incentives

        Cash rebates paid to customers under the terms of certain product agreements are recorded as a reduction of sales revenue. Non-cash incentives, such as free products or services, are recorded as marketing expenses.

  Collections of Sales Tax

        Sales tax is added to customer bills for many of the markets served by the Company. Sales tax collected from customers on behalf of governmental entities is recorded in accounts payable and accrued liabilities on the consolidated balance sheets.

Fair Value of Financial Instruments

        The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Where available, the Company uses quoted market prices as estimates of the fair value of financial instruments. For financial instruments without quoted market prices, fair value represents management's best estimate based on a range of methods and assumptions, which are described below. The use of different assumptions could significantly affect the estimates of fair value. Accordingly, the net values realized upon liquidation of the financial instruments could be materially different from the estimated fair values presented.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Significant Accounting Policies (Continued)

  Short-term Financial Assets and Liabilities

        The carrying value of certain financial assets and liabilities carried at cost is considered to approximate fair value because they are short-term in nature, bear interest rates that approximate market rates and generally have minimal credit risk. These items include cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities, accrued commodity purchases, deferred revenue and short-term financing arrangements.

        The Company had $22.1 million and $68.5 million invested in money market funds at June 30, 2009 and 2008, respectively. Each share of the money market funds was valued at $1.00 at June 30, 2009 and 2008.

  Derivatives

        Derivatives are recorded at fair value. Since the Company has not elected to designate any derivatives as accounting hedges, any changes in fair value are adjusted through unrealized losses (gains) from risk management activities, net (for commodity derivatives) or interest expense, net of interest income (for interest rate swaps) in the consolidated statements of operations, with related outstanding settlement amounts recorded in unrealized gains asset accounts and unrealized losses liability accounts in the consolidated balance sheets.

        As of June 30, 2009, natural gas derivative instruments are generally with a single counterparty under the Company's primary hedge facility and the Company uses various counterparties for electricity derivative instruments. The Company generally enters into master netting agreements with hedge counterparties for settlement of derivative fair value assets and liabilities. The Company records such fair value assets and liabilities net on the consolidated balance sheets.

        The recorded fair values of derivative instruments reflect management's best estimate of market value, which takes into account various factors including closing exchange and over-the-counter quotations, parity differentials and volatility factors underlying the commitments. In addition, the recorded fair values are discounted to reflect counterparty credit risk and time value of settlement.

  Long-term Debt

        At June 30, 2009, long-term debt includes the aggregate outstanding principal amount of Floating Rate Notes due 2011. The carrying values of long-term debt instruments are not necessarily indicative of fair value due to changing market conditions and terms for similar unsecured instruments. The Company has elected not to record these financial instruments at fair value at June 30, 2009.

Foreign Currency Translation

        The Company has Canadian operations that are measured using Canadian dollars as the functional currency. Assets and liabilities are translated into U.S. dollars at the rate of exchange in effect on the balance sheet date. Income and expenses are translated at the average daily exchange rate for the month of activity. Net exchange gains or losses resulting from such translation are included in common stockholders' equity as a component of accumulated other comprehensive loss.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Significant Accounting Policies (Continued)

Cash and Cash Equivalents

        The Company's cash and cash equivalents consist primarily of cash on deposit and money market accounts.

Restricted Cash

        Restricted cash consists of: (1) cash and money market funds required as security for letters of credit issued under the Company's Revolving Credit Facility; (2) cash and money market funds required as security for surety bonds required by LDCs, utility commissions and pipeline tariffs and regulations; (3) money market funds held in escrow as contingent consideration related to acquisitions; and (4) cash deposits received from customers.

Accounts Receivable and Allowance for Doubtful Accounts

        The Company delivers natural gas and electricity to its customers through LDCs, many of which guarantee amounts due from customers for consumed natural gas and electricity. Accounts receivable, net primarily represents amounts due for commodity consumed by customers, net of an allowance for estimated amounts that will not be collected from customers. For those markets where accounts receivable are guaranteed by LDCs, the Company pays guarantee discounts that average approximately 1% of billed accounts receivable, which are charged to reserves and discounts in the consolidated statements of operations as revenue is billed. The Company does not maintain an allowance for doubtful accounts related to accounts receivable in these guaranteed markets, as it does not expect to incur material credit losses from any of the respective LDC's.

        In markets where no LDC guarantees exist, the Company calculates and records an allowance for doubtful accounts based on aging of accounts receivable balances, collections history, past loss experience and other current economic or other trends. Charge offs of accounts receivable balances are recorded as reductions of the allowance for doubtful accounts during the month when the accounts are transferred to outside collection agencies. Delinquency status for customer accounts is based on the number of days an account balance is outstanding past an invoice due date. Accounts are generally reviewed for transfer to collection agencies by 120 days from the initial invoice date. Recoveries of accounts receivable balances previously charged off are recorded when received as reductions from reserves and discounts in the consolidated statements of operations. Adjustments to record the allowance for doubtful accounts at calculated month-end balances are recorded in reserves and discounts in the consolidated statements of operations.

        Accounts receivable also includes cash imbalance settlements that represent the value of excess natural gas delivered to LDCs for consumption by our customers and actual customer usage. Such imbalances are expected to be settled in cash in accordance with contractual payment arrangements. The Company bears credit risk related to imbalance settlement receivables to the extent that such LDCs are unable to collect imbalance settlements payable to them by other retail marketers. The Company records an allowance for doubtful accounts during the month that full collection of any such imbalance receivable balance becomes doubtful, with a corresponding charge to reserves and discounts.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Significant Accounting Policies (Continued)

Natural Gas Inventories

        Natural gas inventories include natural gas held in storage by third parties on the Company's behalf, which are valued at the lower of cost or market value on a weighted-average cost basis. The weighted-average cost of inventory includes related transportation and storage costs.

        Natural gas inventories also include estimated commodity delivery/usage imbalance settlement amounts that represent natural gas to be transferred to the Company from various third parties within the upcoming twelve-month period.

        Adjustments to the value of natural gas inventories on the consolidated balance sheets result in corresponding adjustments to cost of goods sold on the consolidated statements of operations. Such adjustments result from changes in inventory storage levels as natural gas is delivered to customers as well as changes in the weighted average cost of natural gas in storage.

Other Current Assets

        Other current assets primarily include: (1) security deposits placed with commodity and other suppliers as collateral for future purchases in lieu of letters of credit or other credit enhancements; and (2) prepaid expenses and deferred charges, which include costs incurred that pertain to future benefit periods not exceeding twelve months. These costs are amortized to appropriate expense lines on the consolidated statement of operations over their estimated benefit period.

Business Combinations and Goodwill

        Since its organization in 1999, the Company has acquired natural gas and electricity operations of numerous energy companies, each of which was recorded as a purchase business combination. For all purchase business combinations recorded through June 30, 2009, the purchase price was allocated to the net assets acquired based on their estimated fair values at the acquisition date. Costs incurred to effect the purchase business combination transaction (e.g., legal, accounting, valuation and other professional or consulting fees) were added to the costs of the acquisition and allocated accordingly to the net assets acquired. Certain intangible assets, such as customer acquisition costs and goodwill, were recorded as a result of purchase business combinations to the extent that the purchase price exceeded the values assigned to identifiable net assets. The initial purchase price allocation was reviewed and adjusted for a period of twelve months subsequent to the acquisition date as new or revised information became available.

        Effective July 1, 2009, the Company adopted the provisions of Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for an acquiring company to recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, goodwill acquired, any gain from a bargain purchase, and any noncontrolling interest in an acquired company. Under SFAS No. 141(R), assets acquired and liabilities assumed for purchase business combinations after June 30, 2009, if any, will to be recorded at their estimated fair values, regardless of their cost. Additionally, costs incurred to effect such transactions will be recognized separately from the acquisition transaction and generally be expensed during the periods in which the costs are incurred and the services are received. Finally, restructuring costs that the Company was not obligated to incur will also be recognized separately from the purchase business combination transaction.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Significant Accounting Policies (Continued)

        The Company has determined that its natural gas and electricity reporting units correspond with its business segments for management and financial reporting purposes.

        As of June 30, 2009, goodwill of $3.8 million represents the excess of purchase price over the fair value of identifiable natural gas net assets acquired from Shell Energy Services Company L.L.C. ("SESCo") in August 2006. The Company has assigned this goodwill to its natural gas business segment. Goodwill is not amortized, but rather is reviewed for impairment at least annually or more frequently if events or changes in circumstances indicate that the carrying amount may not be recoverable. Goodwill is tested for impairment annually at June 30. The Company utilizes a discounted cash flow methodology for its impairment testing, which gives consideration to significant and long-term changes in industry and economic conditions as primary indicators of potential impairment.

Customer Acquisition Costs, Net

        Customer acquisition costs are comprised of: (1) customer contracts acquired through bulk acquisitions and business combinations; and (2) direct sales and advertising costs, which consist primarily of direct-response hourly telemarketing, non-hourly telemarketing and door-to-door marketing costs incurred through independent third parties, and which are associated with proven customer generation.

        For customer contracts acquired through bulk acquisitions and business combinations, acquisition costs are recorded at their fair value on the acquisition date and amortized on a straight-line basis over the estimated life of the customers acquired. Non-hourly telemarketing and door-to-door costs represent incremental direct costs related to arrangements with third-party contractors. The Company currently estimates a three-year life for these assets.

        Direct-response telemarketing costs are capitalized to the extent that: (1) their purpose was to elicit sales to customers; (2) customers have responded specifically to the advertising; and (3) probable future economic benefit results from the activity. Such costs are amortized over the period during which the future economic benefits are expected to be realized. The Company currently estimates a three-year benefit period for these assets. Periodic amortization expense is calculated on a cost-pool-by-cost-pool basis, and is based on the current revenues generated for a cost-pool in relation to the total current and future estimated revenues for that cost-pool.

        Amortization of customer acquisition costs is recorded in depreciation and amortization on the consolidated statements of operations. Advertising and marketing costs not recorded as customer acquisition costs are expensed as incurred by the Company and recorded as advertising and marketing expenses on the consolidated statements of operations.

        Customer acquisition costs are reviewed for recoverability on a quarterly basis, or whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. In the event that recoverability of the entire carrying amount of the recorded asset becomes doubtful, the non-discounted future cash flows expected to result from the use of the asset and its eventual disposition will be estimated. If the sum of the expected cash flows to be generated by the asset is less than the carrying amount, the Company would recognize an impairment loss and adjust the carrying value accordingly. The adjusted carrying amount of the asset would then become its new cost basis, and would be amortized over the remaining useful life of that asset.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Significant Accounting Policies (Continued)

Fixed Assets, Net

        Fixed assets consist primarily of computer hardware and software, office equipment and furniture. Fixed assets are stated at cost on the consolidated balance sheets, less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the related assets, which generally range from three to five years. Depreciation expense is reported in depreciation and amortization on the consolidated statements of operations. Costs of maintenance and repairs to fixed assets are generally expensed as incurred, and reported in general and administrative expenses on the consolidated statements of operations.

Capitalized Software Costs

        The Company capitalizes costs of software acquisition and development projects, including costs related to software design, configuration, coding, installation, testing and parallel processing. Capitalized software costs are recorded in fixed assets, net of accumulated amortization, on the consolidated balance sheets. Capitalized software development costs generally include:

  •
  external direct costs of materials and services consumed to obtain or develop software for internal use;

  •
  payroll and payroll-related costs for employees who are directly associated with and who devote time to the project, to the extent of time spent directly on the project;

  •
  costs to obtain or develop software that allows for access or conversion of old data by new systems;

  •
  costs of upgrades and/or enhancements that result in additional functionality for existing software; and

  •
  interest costs incurred while developing internal-use software that could have been avoided if the expenditures had not been made.

        The following software-related costs are generally expensed as incurred and recorded in general and administrative expenses on the consolidated statements of operations:

  •
  research costs, such as costs related to the determination of needed technology and the formulation, evaluation and selection of alternatives;

  •
  costs to determine system performance requirements for a proposed software project;

  •
  costs of selecting a vendor for acquired software;

  •
  costs of selecting a consultant to assist in the development or installation of new software;

  •
  internal or external training costs related to software;

  •
  internal or external maintenance costs related to software;

  •
  costs associated with the process of converting data from old to new systems, including purging or cleansing existing data, reconciling or balancing of data in the old and new systems and creation of new data;

  •
  updates and minor modifications; and

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Significant Accounting Policies (Continued)

  •
  fees paid for general systems consulting and overall control reviews that are not directly associated with the development of software.

        The costs of computer software obtained or developed for internal use is amortized on a straight-line basis over the estimated useful life of the software. Amortization begins when the software and all related software modules on which it is functionally dependant are ready for their intended use. Amortization expense is recorded in depreciation and amortization in the consolidated statements of operations. The Company's amortization period does not exceed five years for any capitalized software project.

        Capitalized software costs are evaluated for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable, including when:

  •
  existing software is not expected to provide future service potential;

  •
  it is no longer probable that software under development will be completed and placed in service; and

  •
  costs of developing or modifying internal-use software significantly exceed expected development costs or costs of comparable third-party software.

Income Taxes

        The Company files a consolidated federal U.S. income tax return that includes all of its consolidated subsidiaries, as well as various U.S. state returns. For operations in Canada, a Canadian federal tax return is filed, as well as an Ontario provincial return.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes using enacted tax rates expected to be in effect for the year in which the temporary differences are expected to reverse. The Company records a valuation allowance if it is "more likely than not" that the related tax benefits will not be realized.

Derivatives and Hedging Activities

  Commodity Derivatives

        The Company utilizes derivative financial instruments to reduce its exposure to fluctuations in the price of natural gas and electricity. Commodity derivatives utilized typically include, swaps forwards and options that are bilateral contracts with counterparties. In addition, certain contracts with customers are also accounted for as derivatives. The Company has not elected to designate any derivative instruments as hedges under U.S. GAAP guidelines. Accordingly, any changes in fair value during the term of a derivative contract are adjusted through unrealized losses (gains) from risk management activities in the consolidated statements of operations with offsetting adjustments to unrealized gains or unrealized losses from risk management activities in the consolidated balance sheets. Unrealized gains from risk management activities on the consolidated balance sheets represent receivables from various derivative counterparties, net of amounts due to the same counterparties when master netting agreements exist. Unrealized losses from risk management activities represent liabilities to various derivative counterparties, net of receivables from the same counterparties when master netting agreements exist. Settlements on the derivative instruments are realized monthly and are generally based upon the

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Significant Accounting Policies (Continued)

difference between the contract price and the closing price as quoted on the New York Mercantile Exchange ("NYMEX") or other published index.

        The recorded fair values of derivative instruments reflect management's best estimate of market value, which takes into account various factors including closing exchange and over-the-counter quotations, parity differentials and volatility factors underlying the commitments. In addition, the recorded fair values are discounted to reflect counterparty credit risk and time value of settlement.

        The Company also utilizes certain physical forward commodity purchase and sale contracts to reduce exposure to fluctuations in the price of natural gas and electricity, which are deemed to be "normal purchases and normal sales" under U.S. GAAP guidelines. Accordingly, such contracts are not carried on the balance sheet at fair value. All contracts documented for the "normal purchases and normal sales" exception are accounted for as executory contracts with the corresponding purchase and sale recorded for accounting purposes at the settlement date.

  Interest Rate Swaps

        The Company utilizes interest rate swaps to reduce its exposure to interest rate fluctuations related to its Floating Rate Notes due 2011. The swaps are fixed-for-floating and settle against the six month LIBOR rate. None of the interest rate swaps has been designated as a hedge, and accordingly, these instruments are carried at fair value on the consolidated balance sheets with changes in fair value recorded as adjustments to interest expense.

Debt

        Debt instruments are recorded at their face amounts on the consolidated balance sheets, less any discount or plus any premium. Debt intended to be repaid within one year is classified as a current liability.

  Debt Issue Discounts and Debt Issue Costs

        Debt issue discounts are recorded as decreases to recorded debt balances and are amortized to interest expense over the remaining life of the related debt instrument. Certain costs that are directly related to the issuance of debt, such as financing transaction fees, underwriting fees, legal fees and other professional services, are deferred and recorded in other assets on the Company's consolidated balance sheets and amortized to interest expense over the remaining life of the related debt instrument. In the event that debt instruments are partially or entirely repaid by the Company, a pro rata portion of related discount and debt issue costs are recorded as an adjustment to interest expense.

  Early Extinguishment of Debt

        During the period from August 2006 through June 30, 2009, the Company purchased approximately $24.8 million in aggregate principal amount of Floating Rate Notes due 2011 from the holders of the notes. These transactions were recorded as early extinguishments of debt. Gains from these transactions, which result from the discounts paid by the Company for outstanding Floating Rate Notes due 2011, are recorded as adjustments to interest expense.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Significant Accounting Policies (Continued)

  Interest Expense

        Interest expense includes interest accrued for various debt instruments, certain fees paid for issuance of letters of credit and other transactions related to the Company's credit agreements, amortization of debt issue discount and amortization of deferred debt issue costs. Interest expense on the consolidated statements of operations is presented net of interest income earned from cash and cash equivalents and restricted investments.

Redeemable Convertible Preferred Stock

        Redeemable convertible preferred stock (the "Preferred Stock") is recorded outside of stockholders' equity on the consolidated balance sheets since it is deemed to be redeemable at the option of the holders of the Preferred Stock. Since the Company has determined that it is probable that the Preferred Stock became redeemable at June 30, 2009, the Preferred Stock is recorded at its estimated redemption value as of June 30, 2009.

        The agreement that governs the Preferred Stock contains various provisions for redemption of the Preferred Stock, for conversion of the Preferred Stock to common stock and for preferences of the holders of the Preferred Stock should the Company be liquidated. Should any of these events occur, the holders of the Preferred Stock are guaranteed a minimum return of 12% per annum, compounded annually, from the June 30, 2004 issue date through the date of the redemption, conversion or liquidation event. Adjustments to the carrying value of the Preferred Stock as a result of any of these events are recorded as a charge against retained earnings or, in the absence of retained earnings, by charges against additional paid-in capital. On September 22, 2009, the Preferred Stock was converted into the newly authorized Class C Common Stock. As of September 22, 2009, no Preferred Stock is outstanding.

Stock Based Compensation

        As of June 30, 2009, the Company had three stock-based compensation plans in effect, under which stock options to acquire the Company's common stock have been granted to employees, directors and other non-employees of the Company. In addition, the Company has issued warrants to purchase its common stock to certain employees and non-employees that were not issued under any of its three approved stock-based compensation plans. Refer to Note 18 for additional information regarding the Company's stock based compensation plans and its grants of options and warrants.

        Compensation expense related to all awards of options and warrants is recorded in general and administrative expenses in the consolidated statements of operations.

  Awards of Stock Options to Acquire the Company's Common Stock

        For stock option awards granted after June 30, 2006, the Company recognizes compensation expense prospectively over the vesting period. Compensation expense for option awards subject to graded vesting is recognized based on the accelerated attribution method as specified under U.S. GAAP guidelines. The fair value of each option award granted subsequent to June 30, 2006 is estimated on the grant date using a Black-Scholes-Merton option valuation model. Certain key assumptions used in the model included share price volatility, expected term, risk-free interest rate and expected forfeiture rate. Total compensation expense to be recognized over the vesting period is based

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Significant Accounting Policies (Continued)

on: (1) the fair value of the Company's common stock at the quarterly reporting date (e.g., September 30, December 31, March 31 and June 30) immediately prior to the grant date, as determined by an independent valuation of the Company's common stock or internally developed valuation models; and (2) the total number of options expected to be exercised, net of expected forfeitures. The cumulative effect on current and prior periods of a change in the number of options expected to be exercised, net of forfeitures, is recognized in compensation expense in the period of the change.

        The Company has elected to follow APB No. 25, and related interpretations, in accounting for stock option awards granted to employees prior to June 30, 2006, rather than the alternative fair value method allowed under SFAS No. 123. APB No. 25 provides that compensation expense relative to the Company's employee stock and stock option grants be measured based on the intrinsic value of the stock or stock option at the grant date. Pursuant to APB No. 25, for options granted to employees prior to June 30, 2006, the Company was not required to recognize compensation expense during the fiscal years ended June 30, 2009, 2008 or 2007 because the exercise price for all such awards equaled or exceeded the estimated fair value of the Company's common stock at the grant date.

  Awards of Warrants to Acquire the Company's Common Stock

        Prior to June 30, 2006, the Company issued warrants to certain employees and non-employees that permit the warrant holder the option to: (1) exercise such warrant for cash; or (2) exercise by withholding that number of common shares having a total fair value equal to the warrant exercise amount from the total number of common shares that would otherwise have been issued upon exercise of the warrant (a "cashless exercise"). Compensation cost is accrued as a charge to expense over the vesting period of such warrants using the accelerated expense attribution method under FASB Interpretation No. 28 "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans." For these awards, it is presumed that the employee will elect the cashless exercise and compensation expense is adjusted periodically to reflect the amount by which the estimated current fair value of the Company's common shares exceeds the exercise price of the warrant (known as "variable plan accounting"). Increases or decreases in the estimated fair value of the Company's common stock between the grant date and the exercise date result in corresponding increases or decreases, respectively, in compensation expense in the period in which the change in estimated fair value of common stock occurs. Accrued compensation for an award that is subsequently forfeited or cancelled is adjusted by decreasing compensation expense in the period of forfeiture or cancellation.

        Certain warrants issued by the Company prior to June 30, 2006 are not subject to variable plan accounting because there is no requirement to provide any future service to the Company in order to exercise the warrants. Therefore, the Company does not record any compensation expense related to these warrants.

Transactions with Related Parties

        In the normal course of business, the Company enters into transactions with various non-employee related parties for financing arrangements, legal services, financial advisory services and management services. The Company utilizes accounting practices for these transactions that are consistent with similar transactions with unrelated third parties. Refer to Note 19 of the consolidated financial statements for a summary of the Company's related party transactions.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 3. New Accounting Pronouncements

Accounting Pronouncements Adopted During the Fiscal Year Ended June 30, 2009

        In September 2006, the Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and requires additional disclosures regarding fair value measurements. In addition, SFAS No. 157 requires that entities consider their own credit risk when measuring the fair value of liabilities including, but not limited to, liabilities related to derivative contracts. The Company adopted the provisions of SFAS No. 157, effective July 1, 2008. The adoption of SFAS No. 157 did not have a material impact on the Company's financial position or results of operations. Refer to Note 14 for fair value disclosures required under SFAS No. 157.

        In February 2008, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"), which permits, but does not require, entities to elect fair value measurement for both the initial and subsequent measurements of certain financial assets and liabilities that were not previously measured at fair value, generally on an instrument-by-instrument basis. Changes in fair value subsequent to initial measurement are to be recognized in earnings during the periods when those changes occur. SFAS No. 159 also requires additional disclosures to compensate for the lack of comparability that will arise from the election of the fair value option for those financial instruments. The Company did not adopt the provisions of SFAS No. 159 for any financial assets or liabilities as of the effective date of July 1, 2008.

        In September 2008, the FASB ratified the consensus on Emerging Issues Task Force Issue No. 08-5, "Issuer's Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement" ("EITF No. 08-5"). EITF No. 08-5 requires that the measurement of liabilities with inseparable, third-party credit enhancements carried or disclosed at fair value on a recurring basis exclude the effect of the credit enhancement. EITF No. 08-5 also requires debtors to consider their own credit standing, and not that of the third-party guarantor, in measuring the fair value of a liability with a third-party guarantee. EITF No. 08-5 is effective on a prospective basis for the first reporting period on or after December 15, 2008, with earlier application permitted. The Company adopted the provisions of EITF No. 08-5 effective January 1, 2009. Adoption of EITF No. 08-5 did not have any impact on the Company's financial position or results of operations.

        In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that would enable readers of financial statements to understand: (1) how and why a company uses derivative instruments; (2) how derivative instruments and related hedged items are accounted for under U.S. GAAP; and (3) how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 must be applied prospectively for fiscal years and interim periods beginning after November 15, 2008. The Company adopted the provisions of SFAS No. 161 effective January 1, 2009. Refer to Note 13 for disclosures required under SFAS No. 161.

        In April 2009, the FASB issued FASB Staff Position No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP No. 157-4"). FSP No. 157-4 provides additional guidance for estimating fair value in accordance with SFAS No. 157 when the volume and level of activity for the asset or liability have significantly decreased. It also provides guidance on identifying

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 3. New Accounting Pronouncements (Continued)

circumstances that indicate a transaction is not orderly. FSP No. 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. The Company adopted the provisions of FSP No. 157-4 effective for its fiscal quarter ending June 30, 2009. The adoption of FSP No. 157-4 did not have any impact on the Company's financial position or results of operations.

        In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162"). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in conformity with U.S. GAAP. SFAS No. 162 was adopted by the Company effective January 1, 2009. The adoption of SFAS No. 162 did not have any impact on the Company's financial position or results of operations.

        In May 2009, FASB issued Statement of Financial Accounting Standards No. 165, "Subsequent Events" ("SFAS No. 165"). SFAS No. 165 establishes principles and requirements for subsequent events, including: (1) the period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date. SFAS No. 165 is effective for interim or annual financial periods ending after June 15, 2009. The Company adopted the provisions of SFAS No 165 effective with its financial statements prepared for the fiscal year ended June 30, 2009. The adoption of SFAS No. 165 did not have any impact on the Company's financial position or results of operations. Refer to Note 4 for disclosures related to subsequent events.

Accounting Pronouncements Not Yet Adopted as of June 30, 2009

        In March 2008, the FASB issued Statement of Financial Accounting Standards No. 141(R), "Business Combinations" ("SFAS No. 141(R)"). SFAS No. 141(R) establishes principles and requirements for an acquiring company to recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, goodwill acquired, any gain from a bargain purchase, and any noncontrolling interest in an acquired company. In addition, SFAS No. 141(R) provides guidance for disclosures relating to business combinations. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company intends to adopt the provisions of SFAS No. 141(R) for acquisitions occurring on or after July 1, 2009. The Company is currently evaluating the provisions of SFAS No. 141(R) to determine their likely impact on the accounting and reporting for future acquisitions, if any.

        Also in March 2008, the FASB issued Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51" ("SFAS No. 160"). SFAS No. 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, for changes in a parent's ownership interest while the parent retains its controlling financial interest in a subsidiary, and for any retained noncontrolling equity investment by a parent when a subsidiary is deconsolidated. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company intends to adopt the provisions of SFAS No. 160 for acquisitions occurring on or after July 1,

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 3. New Accounting Pronouncements (Continued)

2009. The Company is currently evaluating the provisions of SFAS No. 160 to determine their likely impact on the accounting and reporting for future acquisitions, if any.

        In April 2009, the FASB issued FASB Staff Position No. FAS 141(R)-1, "Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies" ("FSP No. FAS 141(R)-1"). FSP No. FAS 141(R)-1 amends and clarifies SFAS No. 141(R) to address application issues relating to accounting and disclosures for assets and liabilities arising from contingencies in a business combination. FSP No. FAS 141(R)-1 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company intends to adopt the provisions of FSP No. FAS 141(R)-1 for acquisitions occurring on or after July 1, 2009. The Company is currently evaluating the provisions of FSP No. FAS 141(R)-1 for their likely impact on the accounting and reporting for future acquisitions, if any.

        In April 2009, the FASB issued FASB Staff Position No. FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments" ("FSP FAS 107-1 and APB 28-1"). FSP FAS 107-1 and APB 28-1 amends FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," to require disclosures about financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. It also amends APB Opinion No. 28, "Interim Financial Reporting," to require those disclosures in summarized financial information at interim reporting periods. FSP FAS 107-1 and APB 28-1 is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company intends to adopt the provisions of FSP FAS 107-1 and APB 28-1 effective with its reporting period ending September 30, 2009, which represents the first interim reporting period of its 2010 fiscal year.

        In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168, "The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 168"). SFAS No. 168 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS No 168 replaces SFAS No. 162. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company intends to adopt the provisions of SFAS No. 168 effective July 1, 2009. The adoption of SFAS No. 168 is not expected to have any impact on the Company's financial position or results of operations.

Note 4. Subsequent Events

        The Company has evaluated subsequent events through October 13, 2009, which is the date that these consolidated financial statements were issued. Other than the consummation of the Restructuring described below, there were no material events or transactions during the period July 1, 2009 through October 13, 2009 that required recognition or disclosure in these consolidated financial statements.

Debt and Equity Restructuring

        A sharp drop in natural gas market prices during the six months ended December 31, 2008 resulted in a significant reduction in the natural gas inventory component of the available borrowing base under the Company's revolving credit facility with a syndicate of banks (the "Revolving Credit

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 4. Subsequent Events (Continued)

Facility"). The reduced borrowing base strained the Company's ability to post letters of credit as collateral with suppliers and hedge providers, caused defaults of certain financial covenants included in the agreement that governs the Revolving Credit Facility, prompted downgrades in the Company's credit ratings from Standard & Poor's and Moody's and ultimately resulted in the Company seeking and obtaining material waivers of debt covenants and defaults and amendments to the agreement that governs the Revolving Credit Facility and the Company's principal commodity hedge facility (the "Hedge Facility"). Such amendments had the following material direct impacts on the Company's liquidity position:

  •
  The maturity dates of the Revolving Credit Facility and Hedge Facility were extended to September 2009.

  •
  The maximum amount that could be borrowed under the Revolving Credit Facility was reduced from $280.0 million at June 30, 2008 to $115.0 million at June 30, 2009, and $94.0 million effective July 31, 2009.

  •
  The Company was required to actively seek a new facility to replace the Revolving Credit Facility and Hedge Facility.

  •
  Through June 30, 2009 the Company paid approximately $8.7 million of fees related to all amendments and extensions, which were deferred on the consolidated balance sheet and are being amortized as an increase to interest expense over the remaining terms of the Revolving Credit Facility and Hedge Facility. During fiscal year 2009, the Company recorded approximately $7.5 million of incremental interest expense resulting from amortization of these deferred costs.

        The Company explored a number of potential liquidity events, including the potential sale of its business. Given the currently negative conditions in the economy generally and the credit markets in particular, there was substantial uncertainty that the Company would be able to effect a refinancing of the Revolving Credit Facility without a material restructuring of its debt and equity position.

        On September 22, 2009, the Company consummated an equity and debt restructuring (the "Restructuring"), which was intended to reduce its debt exposure and interest expense, improve its liquidity and improve its financial and operational flexibility in order to allow it to compete more effectively. The Restructuring included, among other things, the transactions described below.

Amendment and Restatement of Corporate Documents

        On the consummation date of the of the Restructuring, the Company's Certificate of Incorporation and Bylaws were amended and restated, and the Company entered into new stockholder agreements with holders of various classes of newly authorized common stock. These documents contain customary provisions, including provisions relating to certain approval rights, preemptive rights, share transfer restrictions, rights of first refusal, tag-along rights and drag-along rights.

        Additionally, the amended and restated Certificate of Incorporation authorized issuance of 200,000,000 shares of Common Stock, consisting of 50,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, 40,000,000 shares of Class C Common Stock and 100,000,000 shares of Class D Common Stock. Prior to the consummation of the Restructuring, the Company had 4,681,219 shares of common stock issued and outstanding. Those shares of common stock were exchanged for 4,499,588 shares of newly authorized Class C Common Stock, which

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 4. Subsequent Events (Continued)

represented 8.29% of the aggregate shares of common stock outstanding as of the consummation date of the Restructuring. Additional shares of Class A Common Stock, Class B Common Stock and Class C Common Stock were issued to various parties as a result of the Restructuring, as described below.

        As a result of amendments and restatements to the Company's corporate documents, effective September 22, 2009, the Company's authorized board of directors increased to nine members from eight members prior to the consummation of Restructuring. The initial composition of the new board of directors (the "Board of Directors") is described below

  •
  Holders of the Class A Common Stock are entitled to nominate and elect five directors (the "Class A Directors"), at least two of whom shall be independent and qualify as a "financial expert."

  •
  The holders of Class B Common Stock is entitled to nominate and elect one director (the "Class B Director").

  •
  Holders of Class C Common Stock are entitled to nominate and elect two directors (the "Class C Directors").

  •
  The ninth Director is Holdings' president and chief executive officer.

Exchange of Floating Rate Notes due 2011 for Cash, Fixed Rate Notes due 2014 and Class A Common Stock

        As of June 30, 2009, the Company had $165.2 million aggregate principal amount of Floating Rate Notes due 2011 outstanding (the "Floating Rate Notes due 2011"). On September 22, 2009, the Company consummated an exchange offer of $158.8 million aggregate principal amount of outstanding Floating Rate Notes due 2011 for $26.7 million of cash, $67.8 million aggregate principal amount of Fixed Rate Notes due 2014 and 33,940,683 shares of newly authorized Class A Common Stock. The shares of Class A Common Stock issued to the holders of the Fixed Rate Notes due 2014 represented 62.5% of the aggregate shares of common stock outstanding as of the consummation date. The Fixed Rate Notes due 2014 were issued at a discount, which will be recorded as a reduction from the Fixed Rate Notes due 2014 on the Company's consolidated balance sheets during the first quarter of fiscal year 2009, and which will be amortized as an increase to interest expense over the remaining life of the Fixed Rate Notes due 2014.

        Refer to Note 16 for additional information regarding the Floating Rate Notes due 2011 and Fixed Rate Notes due 2014.

New Master Credit, Hedge and Supply Agreement

        As of June 30, 2009, the Company relied on the following credit, commodity hedging and commodity supply arrangements for operation of its natural gas and electricity businesses:

  •
  The Revolving Credit Facility was used primarily to post letters of credit required to effectively operate within the markets that the Company serves;

  •
  The Hedge Facility was used as the Company's primary facility to economically hedge variability in the cost of natural gas;

  •
  Commodity derivative arrangements with various counterparties were used to economically hedge variability in the cost of electricity; and

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 4. Subsequent Events (Continued)

  •
  Arrangements with numerous commodity suppliers to supply natural gas and electricity necessary for customer consumption in the markets that the Company serves.

        Effective September 22, 2009 the Revolving Credit Facility and Hedge Facility were replaced by a new exclusive credit, supply and commodity hedging agreement (the "Commodity Supply Facility") with Sempra Energy Trading LLC ("RBS Sempra"), which effectively replaced the separate credit, hedging and supply arrangements outlined above. As a condition for entry into the agreements governing the Commodity Supply Facility, the Company also issued 4,002,290 shares of newly authorized Class B Common Stock to RBS Sempra, which represented 7.37% of the Company's aggregate shares of common stock outstanding on the consummation date of the Restructuring. The aggregate fair value of the common stock issued to RBS Sempra was recorded as deferred financing costs in other assets on the consolidated balance sheets and will be amortized over the remaining term of the Commodity Supply Facility.

        Refer to Note 15 for additional information regarding the Commodity Supply Facility.

Conversion of Redeemable Convertible Preferred Stock to Class C Common Stock

        As of June 30, 2009, the Company had 1,451,310 shares of Preferred Stock outstanding, which was recorded at its estimated redemption value of $54.6 million on the consolidated balance sheets. On September 22, 2009, all outstanding shares of Preferred Stock were exchanged for 11,862,551 shares of newly authorized Class C common stock, which represented 21.84% of the aggregate shares of the Company's common stock outstanding after consummation of the Restructuring. The excess of the redemption value over the aggregate fair value of common stock issued to the holders of Preferred Stock was reclassified to stockholders' equity on the consolidated balance sheets during the first quarter of fiscal year 2010.

        Refer to Note 17 for additional information regarding the Company's redeemable convertible preferred stock.

Termination of the Credit Agreement with Denham Commodity Partners LP ("Denham")

        As of June 30, 2009, the Company had a $12.0 million outstanding balance under a credit agreement with Denham Commodity Partners LP (the "Denham Credit Facility"). On September 22, 2009, all amounts previously borrowed were repaid and the Denham Credit Facility was terminated.

        Refer to Note 19 for additional information regarding the Denham Credit Facility.

New Management Incentive Plan and Bonuses

        In connection with the Restructuring, it is anticipated that the Company's board of directors will authorize the creation of a new management incentive plan (the "Management Incentive Plan"), pursuant to which they may issue Class C Common Stock not to exceed 10% of the Company's aggregate outstanding common stock (on a fully diluted basis) after giving effect to the Restructuring. The Company expects that the Management Incentive Plan will provide the board of directors the flexibility to make awards to employees, officers, directors, consultants and advisors and will permit, among other things, the grant of options to purchase shares of common stock that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, grants of options to

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 4. Subsequent Events (Continued)

purchase shares of common stock that will not so qualify, grants of stock appreciation rights, and grants of common stock at incentive prices or for free.

        In addition, the compensation committee of the board of directors approved a total bonus pool equal to $750,000, which was paid to 19 of the Company's executive officers and employees, including the Company's chief executive officer and chief financial officer, upon the consummation of the Restructuring.

Settlement and Cancellation of Existing Options and Warrants

        As of June 30, 2008, the Company had options and warrants outstanding which were, or may be, exercisable for 1,008,770 shares of common stock. The vast majority of these options and all of the warrants were "out of the money" as of the consummation date of the Restructuring (e.g., the agreed-upon price for which the option/warrant holder may purchase the Company's common stock exceeded the current fair value of the common stock). Pursuant to the Restructuring, the Company terminated its existing share-based compensation plans and offered a cash settlement to holders of options and warrants to cancel and terminate such options and warrants. As a result, all outstanding options and warrants were cancelled and terminated. The total amount required for such cash settlement payments was approximately $0.2 million, which was recorded as general and administrative expense during the first quarter of fiscal year 2010.

Note 5. Seasonality of Operations

        For the fiscal year ended June 30, 2009, natural gas and electricity sales accounted for approximately 85% and 15%, respectively, of the Company's total sales. Weather conditions have a significant impact on customer demand for natural gas and electricity consumption. In addition, weather can have an impact on the price of natural gas and electricity. Customer demand exposes the Company to a high degree of seasonality in sales, cost of sales, billing and collection of customer accounts receivable, inventory requirements and cash flows. In addition, budget billing programs and LDC payment terms can cause timing differences between the billing and collection of accounts receivable and the recording of revenues.

        The Company utilizes a considerable amount of cash from operations to meet working capital requirements during the months of November through April of each fiscal year. In addition, the Company utilizes cash to purchase natural gas inventories during the months of April through October. The majority of natural gas customer consumption and gross profit occurs during the months of November through March with collections on accounts receivable peaking in the spring. By contrast, electricity customer consumption and gross profit peaks during the summer months of June through September with collections on accounts receivable peaking in late summer and early fall.

        The impact of rapidly rising or falling commodity prices also varies greatly depending on the period of time in which they occur during the Company's fiscal year. Although commodity price movements can have material short-term impacts on monthly and quarterly operating results, operating results for a full fiscal year may not be materially impacted by such trends due to the Company's economic hedging and contract pricing strategies,. Therefore, the short-term impacts of changing commodity prices should be considered in the context of the Company's entire annual operating cycle.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 6. Accounts Receivable, Net

        Accounts receivable, net is summarized in the following table.

	Balances at June 30,
	2009	2008
	(in thousands)
Billed customer accounts receivable:
Guaranteed by LDCs	$7,768	$17,085
Non-guaranteed by LDCs	26,679	32,966

	34,447	50,051

Unbilled customer accounts receivable(1):
Guaranteed by LDCs	5,737	9,803
Non-guaranteed by LDCs	10,547	19,905

	16,284	29,708

Total customer accounts receivable	50,731	79,759
Less: Allowance for doubtful accounts	(7,344)	(5,154)

Customer accounts receivable, net	43,387	74,605
Cash imbalance settlements and other receivables, net(2)	4,211	13,068

Accounts receivable, net	$47,598	$87,673

(1)
Unbilled customer accounts receivable represents estimated revenues associated with natural gas and electricity consumed by customers but not yet billed under the LDC's monthly cycle billing method.

(2)
Cash imbalance settlements represent differences between natural gas delivered to LDCs for consumption by the Company's customers and actual customer usage. Such imbalances are expected to be settled in cash within the next 12 months in accordance with contractual payment arrangements with the LDCs.

        The Company operates in 39 market areas located in 14 U.S. states and two Canadian provinces. The Company's diversified geographic coverage mitigates the credit exposure which could result from concentrations in a single LDC territory or a single regulatory jurisdiction, from extreme local weather patterns or from an economic downturn in any single geographic region. In addition, the Company has limited exposure to risk associated with high concentrations of sales volumes with individual customers. The Company's largest customer accounted for approximately 2% of natural gas sales during each of the fiscal years ended June 30, 2009, 2008 and 2007.

        The allowance for doubtful accounts represents the Company's estimate of potential credit losses associated with customer accounts receivable in markets where such receivables are not guaranteed by LDCs. The Company assesses the adequacy of its allowance for doubtful accounts through review of the aging of customer accounts receivable and general economic conditions in the markets that it serves. Based upon this review as of June 30, 2009, and for the fiscal year then ended, the Company believes that its allowance for doubtful accounts is adequate to cover potential credit losses related to

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 6. Accounts Receivable, Net (Continued)

customer accounts receivable. An analysis of the allowance for doubtful accounts is provided in the following table.

	Fiscal Year Ended June 30,
	2009	2008	2007
	(in thousands)
Balance at beginning of period	$5,154	$5,259	$3,285
Add: Provision for doubtful accounts	12,009	5,050	3,018
Less: Net charge offs of customer accounts receivable	(9,819)	(5,155)	(1,044)

Balance at end of period	$7,344	$5,154	$5,259

Provision for doubtful accounts as a percentage of sales of natural gas and electricity in non-guaranteed markets	2.79%	1.19%	0.82%

        Reserves and discounts in the consolidated statements of operations includes the provision for doubtful accounts related to customer accounts receivable within markets where such receivables are not guaranteed by LDCs as well as discounts related to customer accounts receivable that are guaranteed by LDCs. For the fiscal year ended June 30, 2009, approximately 55% of the Company's total sales of natural gas and electricity were within markets where LDCs do not guarantee customer accounts receivable while 45% of total sales were within markets where LDCs guarantee customer accounts receivable at a weighted average discount rate of approximately 1%. Such discount is the cost to guarantee the customer accounts receivable. In cases where customer accounts receivable are guaranteed by the LDC, the Company is exposed to the credit risk of the LDC, rather than that of its customers. The Company monitors the credit ratings of LDCs and the parent companies of LDCs that guarantee customer accounts receivable. The Company also periodically reviews payment history and financial information for LDCs to ensure that it identifies and responds to any deteriorating trends. As of June 30, 2009, all of the Company's customer accounts receivable in LDC-guaranteed markets were with LDCs with investment grade credit ratings.

        The higher provision for doubtful accounts for fiscal year 2009, as compared with the prior fiscal year, primarily relates to the Company's largest non-guaranteed natural gas market in Georgia and its non-guaranteed electricity market in Texas. Total sales of natural gas and electricity for these markets increased a combined 7% during the fiscal year 2009. In addition, the Company experienced deterioration of the aging of billed customer accounts receivable within these and other markets during fiscal year 2009. As expected, charge offs of customer accounts receivable related to the customer accounts acquired in the Company's acquisition of Catalyst Natural Gas, LLC were also experienced during the final six months of fiscal year 2009. The Company will continue to closely monitor economic conditions and actual collections data within these and other markets for signs of any negative long-term trends which could result in higher allowance requirements.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 7. Natural Gas Inventories

        Natural gas inventories are summarized in the following table.

	Balances at June 30,
	2009	2008
	(in thousands)
Storage inventory for delivery to customers	$24,457	$52,807
Imbalance settlements in-kind(1)	4,958	12,195
Other	—	4

Total	$29,415	$65,006

(1)
Represents inventory to be transferred to the Company or its customers from LDCs as a result of an excess of natural gas deliveries over amounts used by customers in prior periods. These inventories are expected to be transferred to the Company or its customers within the upcoming twelve-month period.

        After reaching record highs during the three months ended June 30, 2008, natural gas market prices dropped sharply during fiscal year 2009, which resulted in a 60% decrease in the Company's weighted-average average cost per MMBtu of natural gas included in natural gas storage inventory from June 30, 2008 to June 30, 2009. The resulting decrease in natural gas inventories was partially offset by a 14% increase in MMBtus held in storage over the same period.

        Adjustments to the value of natural gas inventories on the consolidated balance sheets result in corresponding adjustments to cost of goods sold on the consolidated statements of operations. Such adjustments result from changes in inventory storage levels as natural gas is delivered to customers as well as changes in the weighted average cost of natural gas in storage.

Note 8. Goodwill

        All of the Company's goodwill, which resulted from its acquisition of Shell Energy Services Company L.L.C. ("SESCo") in August 2006, is assigned to the natural gas business segment. The Company completed its annual impairment test of goodwill as of June 30, 2009. At the testing date, the Company determined that the fair value of the natural gas reporting unit exceeded its carrying value. As a result, no impairment loss was required to be recognized. Since the testing date, there were no material events, transactions or changes in circumstances which warranted consideration for their impact on the recorded carrying value assigned to goodwill.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 9. Customer Acquisition Costs, Net

        Customer acquisition costs and related accumulated amortization are summarized in the following tables.

	Balance at June 30, 2009
	Gross Book Value	Accumulated Amortization	Net Book Value
	(in thousands)
Customer contracts acquired	$48,832	$42,553	$6,279
Direct sales and advertising costs	40,744	19,073	21,671

Total customer acquisition costs	$89,576	$61,626	$27,950

	Balance at June 30, 2008
	Gross Book Value	Accumulated Amortization	Net Book Value
	(in thousands)
Customer contracts acquired	$47,515	$26,395	$21,120
Direct sales and advertising costs	32,287	11,714	20,573

Total customer acquisition costs	$79,802	$38,109	$41,693

        Amortization expense relating to capitalized customer acquisition costs was approximately $29.8 million, $23.4 million and $19.5 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively. Amortization expense associated with customer acquisition costs capitalized as of June 30, 2009 is expected to approximate $16.7 million, $9.3 million and $1.9 million for the fiscal years ending June 30, 2010, 2011 and 2012, respectively.

        The value and recoverability of customer acquisition costs are evaluated quarterly by comparing their carrying value to their projected future cash flows on an undiscounted basis. During the fiscal year ended June 30, 2009, no impairment was indicated as a result of these comparisons, and there were no material events or transactions which warranted consideration for their impact on the recorded book value assigned to customer acquisition costs.

        As of June 30, 2009, the weighted-average remaining amortization period for customer acquisition costs is approximately 1.47 years.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 10. Fixed Assets, Net

        Fixed assets, net are summarized in the following table.

	Balance at June 30,
			Estimated Useful Lives
Fixed Asset Category	2009	2008
	(in thousands)
Computer equipment	$6,080	$5,126	3 years
Computer software and development	25,607	25,583	3 - 5 years
Office furniture and equipment	1,502	1,479	3 - 5 years

	33,189	32,188
Less: accumulated depreciation and amortization	(29,461)	(21,663)

Net	$3,728	$10,525

        During each of the fiscal years ended June 30, 2009 and 2008, the Company capitalized approximately $1.0 million of software development costs related to a project designed to reduce the number of software systems utilized to service customer accounts and to enhance the overall capabilities of existing software. Amortization expense relating to capitalized computer software costs was approximately $6.4 million, $7.7 million and $6.4 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively.

        Depreciation expense relating to computer equipment, office furniture and other equipment was approximately $1.4 million, $1.6 million and $1.7 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively.

Note 11. Income Taxes

        Income tax benefit (expense) is summarized in the following table:

	Fiscal Years ended June 30,
	2009	2008	2007
	(in thousands)
Current:
Federal	$4,666	$599	$(4,750)
State	(823)	434	(1,204)

	3,843	1,033	(5,954)

Deferred:
Federal	18,892	(15,000)	13,249
State	4,514	(3,188)	1,200

	23,406	(18,188)	14,449

Total income tax benefit (expense)	$27,249	$(17,155)	$8,495

        As of June 30, 2009, the Company has net operating loss carryforwards of approximately $2.0 million and $0.7 million related to its U.S. and Canadian operations, respectively. The net operating loss carryforwards related to U.S. operations will expire in fiscal year 2029. The net operating loss carryforwards related to Canadian operations will expire during fiscal years 2014 through 2029.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 11. Income Taxes (Continued)

        The provision for income taxes varied from income taxes computed at the statutory U.S. federal income tax rate as a result of the following:

	2009	2008	2007
Federal statutory rate	35.0%	35.0%	35.0%
State statutory rate, net of federal benefit	3.9	4.5	5.4

Total statutory rate	38.9	39.5	40.4
Impact of prior year adjustments on current and deferred income taxes	—	(0.6)	—
Impact of changing tax rates on prior year deferred balances	—	1.0	(0.1)
Impact of permanent differences	(0.2)	1.0	(2.2)
Impact of recording valuation allowance	(17.3)	—	—

Effective tax rate	21.4%	40.9%	38.1%

        The effective tax rate applied to income tax benefits for fiscal years 2009 and 2007 and income tax expense for fiscal year 2008. The lower effective tax rate for fiscal year 2009 was primarily due to recognition of a valuation allowance for deferred income tax assets at June 30, 2009. The state statutory tax rate decreased to 3.9% for the fiscal year ended June 30, 2009 as a result of income apportionment for the states in which the Company does business.

        Major taxing jurisdictions for the Company and tax years for each that remain subject to examination are as follows:

Taxing Jurisdiction	Open Years
U.S. Federal	2005 and later
U.S. states and cities	2005 and later
Canada	2005 and later

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 11. Income Taxes (Continued)

        The significant components of the Company's deferred tax assets and liabilities are summarized in the following table.

	Balance at June 30,
	2009	2008
	(in thousands)
Deferred tax assets:
Depreciation and amortization	$18,982	$12,877
Net unrealized losses from risk management activities	18,693	—
Allowance for doubtful accounts	2,860	2,035
Tax loss carryforwards	2,724	—
Accrued bonuses	1,707	1,090
Stock compensation expense	1,642	1,664
Other reserves	165	122
Valuation allowance	(22,664)	—

Total deferred tax assets	24,109	17,788

Deferred tax liabilities:
Net unrealized gains from risk management activities	—	(17,085)

Total deferred tax liabilities	—	(17,085)

Net deferred tax asset	$24,109	$703

Balance sheet classification:
Current deferred tax asset	$9,020	$—
Long-term deferred tax asset	15,089	10,503
Current deferred tax liability	—	(9,800)

Net deferred tax asset	$24,109	$703

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's policy is to establish a valuation allowance if it is "more likely than not" that the related tax benefits will not be realized. At June 30, 2009, the Company determined that it was "more likely than not" that a portion of its deferred tax assets would not be realized.

        The Company has deferred tax assets related to unrealized losses from risk management activities. The Company anticipates that these deferred tax assets will be realized in future periods when sales of fixed price commodities, to which the unrealized losses from risk management activities relate, occur. Therefore, the Company did not establish a valuation allowance for these deferred tax assets.

        For the remaining deferred tax assets reflected in the table above, the Company determined based on available evidence, including historical financial results for the last three years, that it is "more likely than not" that a portion of these items may not be recoverable in the future. Accordingly, the Company recorded valuation allowances of approximately $22.0 million and $0.7 million related to its U.S. and Canadian operations, respectively, as a reduction of tax benefit recorded for fiscal year 2009.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 11. Income Taxes (Continued)

        Activity related to uncertain tax positions for the fiscal year ended June 30, 2009 is summarized in the following table.

Amount
(in millions)
Unrecognized tax benefit at July 1, 2008	$0.9
Decreases from payments during the fiscal year	—

Unrecognized tax benefit at June 30, 2009	$0.9

        At June 30, 2009, the Company had an uncertain tax position of $0.9 million for a timing issue related to compensation expense. There was no change to this amount during the fiscal year ended June 30, 2009, and the Company does not expect this item to be settled within the next twelve months. There is no change in the effective tax rate as a result of this item.

        The Company recognizes accrued interest and penalties related to income tax liabilities in accrued liabilities in the consolidated balance sheet and interest expense in the consolidated statement of operations. As of June 30, 2009, the Company had accrued approximately $0.2 million for potential interest and penalties for the compensation-related timing issue described above. There was no material change in this amount during the fiscal year ended June 30, 2009.

Note 12. Accounts Payable and Accrued Liabilities

        Accounts payable and accrued liabilities are summarized in the following table.

	Balance at June 30,
	2009	2008
	(in thousands)
Interest payable(1)	$8,946	$11,662
Trade accounts payable and accrued liabilities(2)	13,952	14,427
Accrued payroll and related liabilities	4,761	3,824
Sales and other taxes	2,193	1,291
Customer contracts acquired in business combinations	47	699
Other	3,401	4,699

Total accounts payable and accrued liabilities	$33,300	$36,602

(1)
Includes $1.0 million of accrued interest at June 30, 2009 related to bridge loans from Charter Mx LLC, Denham and certain members of the Company's senior management team. Refer to Note 19 for additional information regarding related party transactions.

(2)
Includes $1.9 million and $0.3 million due to related parties at June 30, 2009 and 2008, respectively, for legal services, financial advisory services and management fees. Refer to Note 19 for additional information regarding related party transactions.

        Interest payable relates primarily to accrued interest on the Floating Rate Notes due 2011. Trade accounts payable and accrued expenses relate primarily to transportation and distribution charges, imbalances and other utility-related expenses.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 13. Derivatives and Hedging Activities

        The Company is exposed to certain risks relating to its ongoing business operations. The primary risks managed by using derivative instruments are commodity price risk and interest rate risk. The Company has a risk management policy that is intended to reduce its financial exposure related to changes in the price of natural gas and electricity and to changes in the interest rate associated with its Floating Rate Notes due 2011. The Company's risk management policy defines various risk management controls and limits designed to monitor the Company's commodity price risk position and ensure that hedging performance is in line with objectives established by its Board of Directors and management. Speculative trading activities are explicitly prohibited under the Company's risk management policy.

        The Company has elected not to designate any of the derivative instruments as accounting hedges under U.S. GAAP. Accordingly, all changes in the fair value of outstanding commodity derivative contracts are adjusted directly through unrealized gains or losses from risk management activities, net on the consolidated statements of operations, while changes in the fair value of outstanding interest rate derivative contracts are adjusted directly through interest expense, net. Unrealized gains and losses on the consolidated balance sheets reflect the current market values for all of the Company's derivative instruments.

        Outstanding derivative instruments, which extend through December 2011, are summarized in the following table.

Open Contracts As of June 30, 2009
Natural gas (primarily under the Hedge Facility):
NYMEX referenced over the counter swaps (MMBtus(1))	10,158,000
Basis swaps (MMBtus)	11,712,000
Options (MMBtus)	1,015,000
Electricity:
Swaps and fixed price contracts (MWhrs)(2)	168,000

(1)
Million British thermal units

(2)
Million watt hours

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 13. Derivatives and Hedging Activities (Continued)

        The fair values of derivative instruments recorded on the Company's consolidated balance sheets are summarized in the following table.

		Fair Value as of June 30, 2009
Type of Derivative	Location on the Consolidated Balance Sheet	Prior to Netting	Impact of Master Netting Agreements	After Netting
		(in thousands)
Asset derivatives:
Commodity derivatives	Unrealized gains from risk management activities	$24,649	(24,355)	294
Interest rate derivatives	Unrealized gains from risk management activities	—	—	—

Total		$24,649	$(24,355)	$294

Liability Derivatives:
Commodity derivatives	Unrealized gains from risk management activities	$64,347	(24,355)	$39,992
Interest rate derivatives	Unrealized gains from risk management activities	8,303	—	8,303

Total		$72,650	$(24,355)	$48,295

        The effect of derivative instruments on the Company's consolidated statements of operations for the fiscal year ended June 30, 2009 is summarized in the following table.

	Location of (Gains) Losses Recognized on the Consolidated Statement of Operations	Amount of (Gains) Losses Recognized
		(in thousands)
Fiscal year ended June 30, 2009:
Commodity derivatives	Cost of goods sold—realized losses (gains) from risk management activities, net	$72,824
Commodity derivatives	Cost of goods sold—unrealized losses (gains) from risk management activities, net	87,575
Interest rate derivatives	Interest expense, net of interest income	3,693

Total		$164,092

Commodity Price Risk Management Activities

        The Company utilizes swap instruments and, to a lesser extent, option instruments to economically hedge the anticipated natural gas and electricity commodity purchases required to meet expected customer demand for all accounts served under fixed price contracts (up to 110% in the winter months with respect to customer demand in certain natural gas utility service areas with daily balancing requirements and up to 110% in the summer months with respect to customer demand in certain electricity utility service areas).

  Natural Gas Hedging Activities

        Although the Company engages in economic hedging activities with various counterparties for electricity, it utilizes one particular hedge facility to economically hedge the variability in the cost of

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 13. Derivatives and Hedging Activities (Continued)

natural gas. The Hedge Facility, which was governed by a master transaction agreement (the "Master Transaction Agreement"), had an initial term of two years with subsequent one-year renewal terms.

        The Hedge Facility was replaced by the Commodity Supply Facility effective September 22, 2009 (refer to Note 15).

        Under the Hedge Facility, the Company utilized NYMEX referenced over-the-counter swaps, basis swaps and options to hedge the risk of variability in the cost of natural gas. Until the termination date of the Hedge Facility, the Company had the ability to enter into NYMEX and basis swaps through June 2010. Fees under the Hedge Facility include an annual management fee, a volumetric fee based on the tenor of the swap and other fees which allow the hedge provider to mitigate the potential risks arising from material declines of natural gas market prices based on the Company's overall hedge position with the provider.

        During fiscal year 2009, the Master Transaction Agreement was amended several times to conform to provisions of various amendments to the Revolving Credit Facility, including those relating to milestone events and dates associated with a Liquidity Event.

        Other material amendments to the Hedge Facility during fiscal year 2009 included:

  •
  The maturity date of the Hedge Facility was extended to September 21, 2009 from December 19, 2008.

  •
  Effective May 29, 2009, counterparties for any new natural gas transactions required the approval of the hedge provider at its sole discretion.

  •
  Effective May 29, 2009, the limitation on the maximum total outstanding hedging positions was reduced from a maximum of 25.0 million MMBtus in the original agreement that governs the Hedge Facility to 12.0 million MMBtus effective May 29, 2009, to 11.0 million MMBtus effective July 31, 2009, and to 10.0 million MMBtus effective August 31, 2009.

        The Hedge Facility was secured by a first lien on customer contracts and a second lien on substantially all other assets of the Company, primarily unrestricted cash, customer accounts receivable and natural gas inventory. Collateral available to satisfy the second lien represents the sum of: (1) the excess of calculated net asset values over calculated availability under the Revolving Credit Facility; plus (2) the carrying value of customer acquisition costs. At June 30, 2009, total collateral available to satisfy natural gas derivative liabilities was approximately $43.7 million, which exceeded such liabilities by approximately $7.8 million.

        As of June 30, 2008, the Company was required to post a $25.0 million letter of credit as collateral for any potential negative mark-to-market changes in the value of its forward hedge position. As a result of the amendment to the Master Transaction Agreement that was finalized in July 2008, the Company was required to increase the collateral required to be posted as margin to $35.0 million in the event that the negative mark-to-market value of its forward hedge position exceeds $25.0 million. The Company has the flexibility to post either cash collateral or issue a letter of credit as margin for the Hedge Facility. As of June 30, 2009, the Company had increased the letter of credit posted as collateral to $35.0 million because its mark-to-market exposure under the Hedge Facility exceeded $25.0 million.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 13. Derivatives and Hedging Activities (Continued)

        As of June 30, 2009, all of the Company's natural gas economic hedge positions were with a counterparty that has an investment grade credit rating.

  Electricity Hedging Activities

        The Company utilizes swaps and fixed price contracts with various counterparties to economically hedge the variability in the cost of electricity. As of June 30, 2009, the Company did not have an exclusive agreement with any single hedge provider for electricity. The Company manages its exposure to risk associated with any single electricity hedge provider through a formal credit risk management process and through daily review of exposures from open positions. As of June 30, 2009, all of the Company's electricity hedge positions were with counterparties with investment grade credit ratings.

        The Company is generally required to post letters of credit to cover its liability positions with various counterparties in accordance with electricity hedging agreements. Such counterparties periodically review their exposure with us and adjust the required amounts of letters of credit as necessary.

        The Commodity Supply Facility requires the Company to novate or unwind certain electricity swaps subsequent to closing of the Commodity Supply Facility, with RBS Sempra providing any necessary credit support to liquidate those positions.

Interest Rate Risk Management Activities

        Effective August 4, 2006, the Company became exposed to fluctuations in interest rates under the Floating Rate Notes due 2011. As of June 30, 2009, $165.2 million aggregate principal of the Floating Rate Notes due 2011 was outstanding, before original issue discount. We entered into interest rate swap agreements during fiscal 2007, which are utilized to manage our exposure to interest rate fluctuations on the Floating Rate Notes due 2011. These agreements effectively convert interest rate exposure from a variable rate to a fixed rate of interest. As of June 30, 2009, the following interest rate swaps were outstanding:

  •
  A $30.0 million swap that expires on August 2, 2010 and bears interest at 10.33% per annum; and

  •
  An $80.0 million swap that expires on August 1, 2011 that bears interest at 13.24% per annum.

        The $30.0 million swap that was due to expire on August 2, 2010 was terminated in September 2009. A $50.0 million swap expired on August 1, 2008 and was not replaced.

        All swaps are fixed-for-floating and settle against the six-month LIBOR rate. None of the interest rate swaps have been designated as a hedge and, accordingly, changes in the market value of the interest rate swaps are charged directly to interest expense. The additional interest expense associated with changes in the market value of interest rate swaps was $3.7 million, $3.3 million and $0.9 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively.

        As of June 30, 2009, the Company was not specifically required to provide any collateral or letters of credit in support of its interest rate derivative liabilities. However, coverage for interest rate derivative liabilities is included in the calculation of borrowing availability under the Revolving Credit Facility.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 13. Derivatives and Hedging Activities (Continued)

        The Commodity Supply Facility requires the Company to novate or unwind the remaining $80.0 million swap subsequent to closing of the Commodity Supply Facility, with RBS Sempra providing any necessary credit support to liquidate that position.

Credit Risk Associated with Derivative Financial Instruments

        The Company is exposed to credit risk associated with its economic hedging program and derivative financial instruments. Credit risk relates to the loss resulting from the nonperformance of a contractual obligation by a derivative counterparty. Historically, the Company has executed its fixed price derivative positions to include a master netting agreement that mitigates the outstanding credit exposure. Under the Hedge Facility, the Company's risk management activities are with a financial institution that has an investment grade credit rating. To the extent that financial hedges or physical commodities are acquired from other counterparties, the Company's risk management policy sets forth guidelines for monitoring, managing and mitigating credit risk exposures. The risk management policy also establishes credit limits and requires ongoing financial reviews of counterparties.

Note 14. Fair Value of Financial Instruments

        As described in Note 3 of these consolidated financial statements, in September 2006, the FASB issued SFAS No. 157, which defines fair value for financial assets and liabilities, establishes a framework for measuring fair value, and requires additional disclosures regarding fair value measurements. SFAS No. 157 established a fair value hierarchy that prioritizes the assumptions, or "inputs," used in applying valuation techniques. The three levels of inputs within fair value hierarchy include:

  •
  Level 1—Observable inputs that reflect unadjusted quoted prices for identical assets and liabilities in active markets as of the reporting date.

  •
  Level 2—Inputs other than quoted prices included in Level 1 that represent observable market-based inputs, such as quoted market prices for similar assets or liabilities in active markets. Level 2 also includes unobservable inputs that are corroborated by market data.

  •
  Level 3—Inputs that are not observable from objective sources and therefore cannot be corroborated by market data.

        The Company generally utilizes a market approach, as defined in SFAS No. 157, for its recurring fair value measurements. In forming its fair value estimates, the Company utilizes the most observable inputs available for the respective valuation technique. If a fair value measurement reflects inputs from different levels within the fair value hierarchy, the measurement is classified based on the lowest level of input that is significant to the fair value measurement.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 14. Fair Value of Financial Instruments (Continued)

        The fair value of the Company's financial assets and liabilities that are measured at fair value, by level within the fair value hierarchy, is summarized in the following table.

	Balance at June 30, 2009
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Commodity derivatives	$—	$294	$—	$294
Interest rate derivatives	—	—	—	—

Total	$—	$294	$—	$294

Liabilities:
Commodity derivatives	$—	$39,992	$—	$39,992
Interest rate derivatives	—	8,303	—	8,303

Total	$—	$48,295	$—	$48,295

        The Company has elected not to record the Floating Rate Notes due 2011 at fair value. Utilizing observable market data, the fair market value of the Floating Rate Notes due 2011 was approximately $65.0 million as of June 30, 2009.

Note 15. Revolving Credit Facility and Commodity Supply Facility

        As of June 30, 2009, and through September 21, 2009, MXenergy Inc. and MXenergy Electric Inc. were borrowers under a revolving credit facility with a syndicate of banks (the "Revolving Credit Facility"). The maximum amount that could be borrowed under the Revolving Credit Facility was the lesser of: (1) total bank commitments under the Revolving Credit Facility; and (2) the amount of the applicable borrowing base, which represents the aggregate of specific advance rates against cash, customer accounts receivable, natural gas inventory and imbalance receivables. As of June 30, 2008, prior to the fiscal year 2009 amendments described below to the agreement that governs the Revolving Credit Facility, the expiration date of the Revolving Credit Facility was December 19, 2008, at which time any outstanding principal amounts would have become due. Borrowings under the Revolving Credit Facility bore interest at a fluctuating rate based upon a base rate or a Eurodollar rate plus an applicable margin. As of June 30, 2008, the applicable margin for base rate loans was 1.00% per annum and the applicable margin for Eurodollar loans was 2.00% per annum. As of June 30, 2008, the fees associated with issuing letters of credit under the Revolving Credit Facility were 1.75% per annum. At June 30, 2008, the total availability under the Revolving Credit Facility was $193.9 million, of which $147.9 million was utilized in the form of outstanding letters of credit. There were no cash borrowings under the Revolving Credit Facility during the fiscal year ended June 30, 2008.

        At June 30, 2009, the total availability under the Revolving Credit Facility was $147.8 million, of which of which the maximum the Company could utilize was $115.0 million as a result of amendments to the Revolving Credit Facility during fiscal year 2009. As of June 30, 2009, $96.3 million of availability was utilized in the form of outstanding letters of credit. There were no cash borrowings outstanding under the Revolving Credit Facility at June 30, 2009 other than the $5.4 million of Bridge Financing loans (as defined below). During the fiscal year ended June 30, 2009, the Company borrowed $30.0 million of cash advances under the Revolving Credit Facility, all of which was repaid prior to

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 15. Revolving Credit Facility and Commodity Supply Facility (Continued)

June 30, 2009. Total interest expense associated with these cash borrowings was less than $0.1 million for the fiscal year ended June 30, 2009.

        The agreement that governed the Revolving Credit Facility, as revised for the amendments described below, contained customary covenants that restrict certain of the Company's activities including, among others, limitation on capital expenditures, disposal of property and equipment, additional indebtedness, issuance of capital stock and dividend payments. The agreement that governed the Revolving Credit Facility, as amended, also contained customary events of default. The Company was in compliance with the covenants under the Amended Revolving Credit Agreement as of June 30, 2009, including the milestone events relating to a Liquidity Event.

        The sharp drop in natural gas market prices during the first six months of fiscal year 2009 resulted in a significant reduction in the available borrowing base under the Revolving Credit Facility, which strained the Company's ability to post letters of credit as collateral with suppliers and hedge providers, resulting in waivers obtained from lenders related to certain provisions included in the agreement that governs the Revolving Credit Facility, and ultimately resulting in material amendments to the agreement that governs the Revolving Credit Facility (the "2009 Amendments").

        As a result of the 2009 Amendments, the Company was required to actively seek a new facility to replace the Revolving Credit Facility and Hedge Facility. Various milestone events and dates were established by the 2009 Amendments and were eventually met by the Company, all leading to development and consummation of the Restructuring on September 22, 2009.

        Other material impacts of the 2009 Amendments are summarized as follows:

  •
  The maturity date of the Revolving Credit Facility was extended to September 21, 2009 from December 19, 2008.

  •
  The maximum amount that the Company could borrow under the Revolving Credit Facility was incrementally reduced from $280.0 million at June 30, 2008 to $115.0 million at June 30, 2009 and to $94 million from July 31, 2009 through the termination date.

  •
  In November 2008, the Company was required to obtain $10.4 million of additional debt financing from Denham Commodity Partners Fund LP ("Denham") and Charter Mx LLC, both significant stockholders of the Company, and four members of the Company's senior management team (the "Bridge Financing"; refer to Note 19).

  •
  The Company was required to borrow the $12.0 million available balance under the Denham Credit Facility by November 7, 2008.

  •
  The volume of natural gas that could be maintained in inventory was limited to maximum amounts ranging from a maximum of: (a) 4.2 million MMBtus on any date from May 15, 2009 through May 31, 2009; (b) 5.1 million MMBtus on any date during the month of June 2009; (c) 5.6 million MMBtus on any date during the month of July 2009; and 6.1 million MMBtus effective for the period July 31, 2009 through the termination date.

  •
  The Company's marketing expenses were limited to $0.2 million per week effective May 15, 2009.

  •
  The Company was required to maintain a minimum balance of cash with the administrative agent as security for all obligations of the Revolving Credit Facility, which increased from

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 15. Revolving Credit Facility and Commodity Supply Facility (Continued)

    $60.0 million effective May 15, 2009, to $65 million effective May 29, 2009, and to $75.0 million effective June 15, 2009 until termination of the Revolving Credit Facility and cancellation of all letters of credit issued thereunder.

  •
  Effective November 17, 2008, the aggregate outstanding principal amount of cash advances under the Revolving Credit Facility was limited to $20.0 million. Effective March 11, 2009, the Company's ability to make cash advances under the Revolving Credit Facility was eliminated.

  •
  Effective September 30, 2008, any plan of the Company to acquire customer portfolios or operations of other companies required the explicit approval by lenders holding a majority of the commitments under the Revolving Credit Facility. Effective May 15, 2009, any acquisition of customer portfolios or operations of other companies were strictly prohibited.

  •
  The Company was temporarily allowed to exceed the maximum amount that can be borrowed under the Revolving Credit Facility by various amounts that decreased incrementally from $35.0 million effective in November 2008 to $0 effective in March 2009.

  •
  From November 1, 2008 through November 17, 2008, the Company was temporarily allowed to request issuance of letters of credit of up to $25,360,000 without deducting such letters of credit from the available borrowing base.

  •
  Effective May 15, 2009, the aggregate amount of letters of credit that may be issued with an expiration date beyond October 31, 2009 was limited to $40.0 million.

  •
  The margin added to base rate loans and various letter of credit and other facility fees were increased.

  •
  Financial covenants related to consolidated tangible net worth, consolidated working capital, interest coverage and negative allowed consolidated earnings were each amended.

  •
  The Company was required to have at least $10.0 million in available borrowing base on and after April 30, 2009.

  •
  The Company was required to have at least $40.0 million in cash and cash equivalents at all times on and after April 30, 2009, excluding any such cash and cash equivalents acquired from the proceeds of advances under the Revolving Credit Facility.

  •
  The Company paid approximately $8.7 million of amendment fees, legal fees and consulting fees and other costs directly related to various amendments of the Revolving Credit Facility and the Hedge Facility during the fiscal year ended June 30, 2009, which were deferred on the consolidated balance sheet and amortized over the remaining terms of the facilities. Incremental amortization expense associated with these deferred costs was approximately $7.5 million during fiscal year 2009.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 15. Revolving Credit Facility and Commodity Supply Facility (Continued)

        As a result of the Restructuring consummated on September 22, 2009, the Revolving Credit Facility, Hedge Facility and various arrangements for the supply of natural gas and electricity were replaced by the Commodity Supply Facility. Under the Commodity Supply Facility, the primary obligors are MXenergy Inc., MXenergy Electric Inc. and all obligations are guaranteed by Holdings and its other domestic subsidiaries. Obligations under the Commodity Supply Facility are secured by a first priority lien on substantially all of the Holdings' and its domestic subsidiaries' existing and future assets that are not restricted as to use under bondholder agreements. The maturity date of the Commodity Supply Facility is August 31, 2012, provided that RBS Sempra will have the right to extend such maturity date by one year in its sole discretion, if notice is provided by RBS Sempra no later than April 30, 2011.

        The Commodity Supply Facility provides for the exclusive supply of physical (other than as needed for balancing) and financial natural gas and electricity, credit support (including letters of credit and guarantees) for certain collateral needs, payment extension financing and/or storage financing as needed, and associated hedging transactions in order to maintain the Company's required matched trading book. In addition, the Commodity Supply Facility will provide that the Company will release natural gas transportation and delivery capacity to RBS Sempra and for RBS Sempra to perform certain transportation and storage nominations. The Commodity Supply Facility also will provide for RBS Sempra to act on the Company's behalf to satisfy the requirements of regional transmission operators for capacity rights and ancillary services.

        Under the supply terms of the Commodity Supply Facility, the Company has the ability to: (1) seek commodity price quotes from third parties for certain physically or financially settled transactions with respect to gas and electricity; and (2) request that RBS Sempra enter into such transactions with such third parties at such prices and to concurrently enter into back-to-back off-setting transactions with the Company with respect to such third party transactions. RBS Sempra would not be obligated to enter into a transaction with any third party unless RBS Sempra is satisfied with such transaction and unless the volume of those transactions does not exceed annual limits. In addition to the actual purchase price paid by RBS Sempra and certain related costs and expenses, the Company will be charged an adder for such purchases.

        The Commodity Supply Facility also provides for certain volumetric adder fees for all natural gas and electricity purchases, as well as minimum purchase requirements for both natural gas and electricity over the initial three-year term and over the optional one-year extension term.

        Under the hedging terms of the Commodity Supply Facility, the aggregate notional exposure amount of fixed price hedges allowed to be entered into by the Company will be limited to $260.0 million, without adjustment for mark-to-market movements thereafter. Fixed price hedges will be limited to a contract length term of 24 months. In addition, the fixed price portfolio of hedges will be limited to a weighted-average volumetric tenor not to exceed 14 months in duration. With regards to the Company's fixed price customer mix, the Company may not, during any 12 month period, enter into any new fixed price contracts with respect to the gas business where the residential customer equivalents of such contracts are greater than 75% of all residential customer equivalents of all new contracts entered into during such period and/or maintain a customer portfolio with more than 325,000 residential customer equivalents operating under fixed price contracts.

        The maximum amount of cash borrowings permitted under the storage and/or payment extension financing provisions of the Commodity Supply Facility will be $45.0 million. These cash borrowings will

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 15. Revolving Credit Facility and Commodity Supply Facility (Continued)

accrue interest at the greater of: (1) RBS Sempra's cost of funds plus 5%; or (2) Libor plus 5%. Outstanding credit support (e.g., letters of credit and/or guarantees) provided by RBS Sempra will accrue interest at Libor plus 3%, but not less than 4%; provided, however, that, if on any date of determination, no termination event has occurred with respect to Holdings and its affiliates and the cash held in certain collateral accounts exceeds all outstanding settlement payments under the Commodity Supply Facility, interest will accrue at a reduced rate of 1.0% on that portion of the credit support amount that is in excess of $27.0 million.

        With regards to the aggregate exposure outstanding under the Commodity Supply Facility, the Company must maintain a ratio of eligible current working capital assets to outstanding supply and financing exposure (excluding any exposure related to hedging activities) greater than 1.25:1.0 during the months of October through March, and greater then 1.4:1.0 during the months of April through September; (the "Collateral Coverage Ratio"). In addition, the Company must maintain a consolidated tangible net worth, as defined in the agreement that governs the Commodity Supply Facility of at least $60.0 million.

        On September 22, 2009, certain of the Company's hedging transactions with under the Hedge Facility were novated or otherwise transferred to RBS Sempra. In addition, the Commodity Supply Facility requires the Company to unwind certain existing physical and financial forward swaps subsequent to closing, with RBS Sempra providing any credit support necessary to liquidate those positions.

        In connection with consummation of the Commodity Supply Facility, RBS Sempra was issued a number of shares of Holdings' Class B Common Stock equal to 7.37% of the outstanding common stock on Restructuring consummation date.

        The agreements that govern the Commodity Supply Facility contain customary covenants that restrict certain activities including, among other things, the Company's ability to:

  •
  incur additional indebtedness;

  •
  create or incur liens;

  •
  guarantee obligations of other parties;

  •
  engage in mergers, consolidations, liquidations and dissolutions;

  •
  create subsidiaries;

  •
  make acquisitions;

  •
  engage in certain asset sales;

  •
  enter into leases or sale-leasebacks;

  •
  make equity distributions;

  •
  make capital expenditures;

  •
  make loans and investments;

  •
  make certain dividend, debt and other restricted payments;

  •
  engage in a different line of business;

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 15. Revolving Credit Facility and Commodity Supply Facility (Continued)

  •
  amend, modify or terminate certain material agreements in a manner that is adverse to the lenders; and

  •
  engage in certain transactions with affiliates.

        The Commodity Supply Facility also contains customary events of default, including:

  •
  payment defaults;

  •
  breaches of representations and warranties;

  •
  covenant defaults;

  •
  cross defaults to certain other indebtedness (including the Fixed Rate Notes due 2014) in excess of specified amounts;

  •
  certain events of bankruptcy and insolvency;

  •
  ERISA defaults;

  •
  judgments in excess of specified amounts;

  •
  failure of any guaranty or security document supporting the New Facilities to be in full force and effect;

  •
  the termination or cancellation of any material contract which termination or cancellation could reasonably be expected to have a material adverse effect on us; or

  •
  a change of control.

Note 16. Long-Term Debt

Floating Rate Notes due 2011

        On August 4, 2006, Holdings issued $190.0 million aggregate principal amount of Floating Rate Notes due 2011, which mature on August 1, 2011. The notes were issued at 97.5% of par value and bear interest at LIBOR plus 7.5% per annum. Interest is reset and payable semi-annually on February 1 and August 1 of each year.

        The interest rate on the Floating Rate Notes due 2011 was 9.13% and 10.69% at June 30, 2009 and 2008, respectively. The weighted-average interest rate was 10.02%, 11.95% and 12.97% for the fiscal years ended June 30, 2009, 2008 and 2007, respectively. Total interest expense associated with the Floating Rate Notes due 2011, excluding the impact of mark-to-market adjustments related to interest rate swaps, was $16.8 million, $21.0 million and $21.2 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively.

        We have entered into interest rate swap agreements to economically hedge the floating rate interest expense on the Floating Rate Notes due 2011. Refer to Note 13 for additional information regarding the Company's use of interest rate swaps.

        The original issue discount of approximately $4.8 million is being amortized to interest expense ratably over the term of the Floating Rate Notes due 2011. Amortization of original issue discount to interest expense for the fiscal years ended June 30, 2009, 2008 and 2007 was approximately

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 16. Long-Term Debt (Continued)

$0.8 million, $1.1 million and $1.0 million, respectively. These amounts include the impact of the early extinguishment of Floating Rate Notes due 2011 discussed in the following paragraphs.

        On December 13, 2006, the Company purchased $12.0 million aggregate principal amount of Floating Rate Notes due 2011 outstanding, plus accrued interest, from a noteholder for an amount less than face value. The Company utilized the Denham Credit Facility (refer to Note 19) to acquire such Floating Rate Notes due 2011. This transaction resulted in a gain on early extinguishment of debt of approximately $1.0 million, which was recorded as a reduction of interest expense for the fiscal year ended June 30, 2007. The Company also recorded as additional interest expense $0.6 million of original issue discount and debt issuance costs for the fiscal year ended June 30, 2007, which represents a pro rata portion of such costs that were deferred at the issuance date of the Floating Rate Notes due 2011.

        During the fiscal year ended June 30, 2008, the Company utilized cash and cash equivalents to acquire $12.8 million aggregate principal amount of outstanding Floating Rate Notes due 2011 from noteholders, in each case, for an amount less than face value. These transactions resulted in $0.8 million of aggregate gains on the early extinguishment of debt that was recorded as a reduction of interest expense for the fiscal year ended June 30, 2008. The Company also recorded as additional interest expense $0.5 million of original issue discount and debt issuance costs for the fiscal year ended June 30, 2008, which represents a pro rata portion of such costs that were deferred at the issuance date of the Floating Rate Notes due 2011.

        As of June 30, 2009, the Company had $165.2 million aggregate principal amount of Floating Rate Notes due 2011 outstanding. On September 22, 2009, the Company consummated an exchange offer of $158.8 million aggregate principal amount of outstanding Floating Rate Notes due 2011 for $26.7 million of cash, $67.8 million aggregate principal amount of Fixed Rate Notes due 2014 and 33,940,683 shares of newly authorized Class A Common Stock. The shares of Class A Common Stock issued to the holders of the Fixed Rate Notes due 2014 represented 62.5% of the total aggregate shares of common stock outstanding after consummation of the Restructuring.

        Holders of approximately $6.4 million aggregate principal amount of Floating Rate Notes due 2011 did not tender their notes pursuant to the Restructuring. These Floating Rate Notes due 2011 will remain on the consolidated balance sheets until their maturity date in August 2011 unless acquired by us sooner. The indenture governing the Floating Rate Notes due 2011 was amended to eliminate substantially all of the restrictive covenants and certain events of default from such indenture.

Fixed Rate Notes due 2014

        Pursuant to the Restructuring consummated on September 22, 2009, the Company issued $67.8 million aggregate principal amount Fixed Rate Notes due 2014. Interest on the Fixed Rate Notes due 2014 accrues at the rate of 13.25% per annum and is payable semi-annually in cash on February 1 and August 1 of each year, commencing on February 1, 2010, to the holders of record of the Fixed Rate Notes due 2014 on the immediately preceding January 15 and July 15. The Fixed Rate Notes due 2014 will mature on August 1, 2014. The Fixed Rate Notes due 2014 were issued at a discount, which will be recorded as a reduction from the Fixed Rate Notes due 2014 balance on the Company's consolidated balance sheets during the first quarter of fiscal year 2010, and which will be amortized as an increase to interest expense over the remaining life of the Fixed Rate Notes due 2014.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 16. Long-Term Debt (Continued)

        The Fixed Rate Notes due 2014 are senior subordinated secured obligations of the Company, subordinated in right of payment to obligations of the Company under the Commodity Supply Facility. The Fixed Rate Notes due 2014 are senior in priority to the Company's unsecured senior obligations, including the Floating Rate Notes due 2011, to the extent of the value of the assets securing the Fixed Rate Notes due 2014 in excess of the aggregate amount of the outstanding Commodity Supply Facility obligations.

        The Fixed Rate Notes due 2014 are jointly, severally, fully and unconditionally guaranteed by all domestic subsidiaries of Holdings.

        The Fixed Rate Notes due 2014 are secured by a first priority security interest in a cash escrow account maintained as security for future payments to holders of the Fixed Rate Notes due 2014 (the "Notes Escrow Account") and by a second-priority security interest in substantially all other existing and future assets of the Company. The Notes Escrow Account was funded with approximately $9.0 million, which represents approximate interest payable by the Company on the Fixed Rate Notes due 2014 for a twelve-month period.

        At any time, or from time to time, on or prior to August 1, 2011, the Company may, at its option, use the net cash proceeds of equity offerings, if any, to redeem either: (1) 100% of the principal amount of the Fixed Rate Notes due 2014 issued; or (2) up to 35% of the principal amount of the Fixed Rate Notes due 2014 issued at a redemption price of 113.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption, provided that:

  •
  if the Company redeems less than all of the Fixed Rate Notes due 2014, at least 65% of the principal amount of the Fixed Rate Notes due 2014 issued under the Indenture remains outstanding immediately after any such redemption; and

  •
  the Company makes such redemption not more than 90 days after the consummation of any such equity offering.

        After August 11, 2011, the Company may redeem the Fixed Rate Notes due 2014 at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices specified in the agreement that governs the Fixed Rate Notes due 2014.

        Upon a change of control of the Company, the Company will be required to make an offer to purchase each holder's Fixed Rate Notes due 2014 at a price of 101% of the then outstanding principal amount thereof, plus accrued and unpaid interest.

        Holdings has no significant independent operations. Each of Holdings' domestic U.S. subsidiaries jointly and severally, fully and unconditionally guarantees the Floating Rate Notes due 2011 and the Fixed Rate Notes due 2014. Refer to Note 23 for consolidating financial statements of Holdings and its guarantor and non-guarantor subsidiaries.

        The indenture governing the Fixed Rate Notes due 2014 contains restrictions on Holdings and its domestic subsidiaries with regard to declaring or paying any dividend or distribution on Holdings capital stock. As of June 30, 2009, the Company was in compliance with all provisions of the indenture governing the Floating Rate Notes due 2011.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 17. Redeemable Convertible Preferred Stock

        Prior to consummation of the Restructuring, Holdings was authorized to issue 5,000,000 shares of Preferred Stock. On June 30, 2004, MXenergy Inc. entered into a purchase agreement (the "Preferred Stock Purchase Agreement") with affiliates of Charterhouse Group Inc. and Greenhill Capital Partners LLC (collectively, the "Preferred Investors") to issue 1,451,310 shares of Preferred Stock at a purchase price of $21.36 per share. During the fiscal year ended June 30, 2005, as part of a corporate reorganization, MXenergy Inc. merged with a subsidiary of Holdings to become a wholly owned subsidiary of Holdings and stockholders of MXenergy Inc. became stockholders of Holdings. Total related offering expenses of approximately $1.6 million were deducted from the carrying value of the Preferred Stock, which resulted in a net carrying value of approximately $29.4 million at June 30, 2007.

        The Company has determined that the Preferred Stock was redeemable at the option of the Preferred Investors as a result of the redemption provisions included in the Preferred Stock Purchase Agreement. Therefore, the Preferred Stock is recorded outside of stockholders' equity on the consolidated balance sheets. As of June 30, 2008, the Company determined that it was probable that the Preferred Stock would become redeemable at June 30, 2009, which is the earliest possible date that the Preferred Investors could have caused the Company to make the redemption election described under the redemption provisions of the Preferred Stock Purchase Agreement. As of June 30, 2009, the Company determined that the Preferred Stock became redeemable as of that date. Therefore, as of June 30, 2009 and 2008, the carrying value of the Preferred Stock was adjusted to reflect the estimated redemption value, which represents the amount that provides the Preferred Investors with a minimum annual rate of return of 12%, compounded annually through June 30, 2009, as guaranteed to the Preferred Investors under the dividend provisions of the Preferred Stock Purchase Agreement with corresponding charges of $5.9 million and $19.4 million recorded to retained earnings or additional paid in capital during the fiscal years ended June 30, 2009 and 2008, respectively.

        The Preferred Investors had the right at any time to convert their shares of Preferred Stock into shares of Holdings' common stock. Upon conversion, the number of shares of common stock to be issued shall be the number of shares of Preferred Stock outstanding; adjusted in accordance with conversion provisions in the Preferred Stock Purchase Agreement that guarantee the Preferred Investors a minimum annual rate of return equal to 12% per annum, compounded annually. The conversion price was subject to certain anti-dilution provisions included in the Preferred Stock Purchase Agreement. As of June 30, 2009, 1,451,310 shares of Holdings' common stock were reserved for issuance upon conversion of the Preferred Stock.

        On September 22, 2009, all outstanding shares of Preferred Stock were exchanged for 11,862,551 shares of newly authorized Class C Common Stock, which represented 21.84% of the aggregate total shares of the Company's common stock outstanding as of the consummation date of the Restructuring. The excess of the redemption value over the aggregate fair value of common stock issued to the preferred shareholders was reclassified to stockholders' equity on the consolidated balance sheets during the first quarter of fiscal year 2010. In connection with the Restructuring, Holdings filed an amended and restated Certificate of Incorporation that does not authorize any Preferred Stock.

Note 18. Common Stock

Amendment and Restatement of Corporate Documents

        On the consummation date of the of the Restructuring, the Company's Certificate of Incorporation and Bylaws were amended and restated, and certain holders of common stock entered into a

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 18. Common Stock (Continued)

Stockholders Agreement. These documents contain customary provisions, including provisions relating to certain approval rights, preemptive rights, share transfer restrictions, rights of first refusal, tag-along rights and drag-along rights.

        Additionally, the amended and restated Certificate of Incorporation authorized 200,000,000 shares of Common Stock, consisting of 50,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, 40,000,000 shares of Class C Common Stock and 100,000,000 shares of Class D Common Stock. Prior to the consummation of the Restructuring, the Company had 4,681,219 shares of common stock issued and outstanding. Those shares of common stock were exchanged for 4,499,588 shares of newly authorized Class C Common Stock, which represented 8.29% of the aggregate total shares of common stock outstanding after the consummation of the Restructuring. Additional shares of Class A Common Stock, Class B Common Stock and Class C Common Stock were issued to various parties as a result of the Restructuring.

Stock-Based Compensation Plans

        The purpose of the Company's stock-based compensation plans is to attract and retain qualified employees, consultants and other service providers by providing them with additional incentives and opportunities to participate in the Company's ownership, and to create interest in the success and increased value of the Company. The plans are administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to: (1) interpret the plans and to create or amend its rules; (2) establish award guidelines under the plans; and (3) determine, or delegate the determination to management, the persons to whom awards are to be granted, the time at which awards will be granted, the number of shares to be represented by each award, and the consideration to be received, if any. Option awards under the plans generally are granted with an exercise price equal to the fair value of Holdings' common stock at the grant date, vest ratably based on three years of continuous service and have ten year contractual terms.

        As of June 30, 2009, the Company had three active stock-based compensation plans under which warrants and options (collectively referred to as "awards") have been granted to employees, directors and other non-employees:

  •
  2001 Incentive Stock Option Plan (the "2001 ISO Plan")—The 2001 ISO Plan allows for awards of stock or stock options not to exceed the 366,500 shares of Holdings' common stock reserved as a pool for distribution to employees and non-employees. As of June 30, 2009, there were no shares available under the 2001 ISO Plan for future award.

  •
  2003 Incentive Stock Option Plan (the "2003 ISO Plan")—The 2003 ISO Plan allows for awards of stock or stock options not to exceed the 400,000 shares of Holdings' common stock reserved as a pool for distribution to employees and non-employees. As of June 30, 2009, there were 68,396 shares available under the 2003 ISO Plan for future award.

  •
  2006 Equity Incentive Compensation Plan (the "2006 EIC Plan")—The 2006 EIC Plan allows for awards of options, restricted stock, phantom shares, dividend equivalent rights performance awards or stock appreciation rights, to employees, members of the Board of Directors, officers, consultants and other service providers. Up to 750,000 shares of Holdings' common stock have been authorized to be issued for awards under the 2006 EIC Plan. As of June 30, 2009, 328,066

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 18. Common Stock (Continued)

    shares were available under the 2006 EIC Plan for future award. The adoption of the 2006 EIC Plan had no impact on the 2001 ISO Plan or the 2003 ISO Plan.

        The Company did not grant any other awards of options under any of its stock-based compensation plans during the fiscal year ended June 30, 2009.

        As of June 30, 2009, 981,270 options to purchase common stock were outstanding under the Company's three approved stock-based compensation plans. The Company recorded approximately $1.1 million, $2.2 million and $2.2 million of compensation expense in general and administrative expenses during the fiscal years ended June 30, 2009, 2008 and 2007, respectively, related to these outstanding awards. Since all outstanding options and warrants have been cancelled pursuant to the Restructuring, the Company does not expect to record any expense related to options and warrants during fiscal year 2010.

        As of June 30, 2009, 34,600 options to purchase common stock have been issued to two non-employee directors of the Company. These options have a weighted average exercise price of $12.75 per share and are fully-vested as of June 30, 2009.

        As of June 30, 2009, the Company had options and warrants outstanding which were, or may be, exercisable for 1,008,770 shares of common stock. The vast majority of these options and all of the warrants were "out of the money" as of the consummation date of the Restructuring (e.g., the agreed-upon price for which the option/warrant holder may purchase the Company's common stock exceeded the current fair value of the common stock) . Pursuant to the Restructuring, the Company announced its intention to terminate the 2001 ISO Plan, the 2003 ISO Plan and the 2006 EIC Plan and offered a cash settlement to holders of options and warrants in exchange for their agreement to cancel and terminate such options and warrants. The total amount required for such cash settlement payments was approximately $0.2 million, which was recorded as general and administrative expense during the first quarter of fiscal year 2010.

Warrants Issued to Employees and Related Parties

        The Company has issued warrants to purchase common stock to certain employees and related parties that were not issued under any of the Company's three approved stock-based compensation plans. As of June 30, 2009, the Company had 27,500 warrants to purchase common stock outstanding that were granted to employees prior to June 30, 2006 and are accounted for using variable plan accounting. For these warrants, changes in the estimated fair value of the Company's common stock between the grant date and the exercise date result in corresponding adjustments to compensation expense during the period in which the change in the estimated fair value of common stock occurs. Total compensation expense (reduction of compensation expense) related to these warrants was ($0.6) million (($0.4) million net of tax), ($0.5) million (($0.3) million net of tax) and $2.3 million ($1.4 million net of tax) during the fiscal years ended June 30, 2009, 2008 and 2007, respectively.

        As of June 30, 2008, Denham held 1,544,736 fully-vested warrants to purchase common stock outstanding, with a weighted average exercise price of $9.79 per share. In September 2008, Denham exercised these warrants in a cashless transaction, resulting in the issuance of 1,054,982 shares of Holdings' common stock. Denham forfeited the right to acquire 489,754 shares of Holdings' common stock under the warrants as consideration for the cashless exercise. These warrants were not subject to variable plan accounting because there was no future requirement to provide any services to the

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 18. Common Stock (Continued)

Company in order for Denham to exercise the warrants. Therefore, the Company did not record any expense related to these warrants during the fiscal years ended June 30, 2009, 2008 or 2007.

        Outstanding awards of all options and warrants to purchase common stock are summarized in the following tables.

	Awards Outstanding at June 30,
	2009		2008		2007
	Number of Awards	Weighted- Average Exercise Price	Number of Awards	Weighted- Average Exercise Price	Number of Awards	Weighted- Average Exercise Price
Outstanding at beginning of year	2,666,056	$17.16	2,931,406	$16.35	2,538,106	$10.87
Granted	—	—	7,500	50.10	508,000	42.90
Exercised	(1,591,436)	9.78	(224,417)	4.18	(29,000)	3.08
Forfeited	(49,300)	11.09	(48,433)	33.57	(40,700)	28.73
Expired	(16,550)	8.80	—	—	(45,000)	4.40

Outstanding at end of year	1,008,770	29.24	2,666,056	17.16	2,931,406	16.35

Weighted average fair value of grants during the year		$—		$13.70		$12.31
Total intrinsic value of awards exercised during fiscal year 2009 (in millions)	$33.0
Total intrinsic value of awards outstanding at June 30, 2009 (in millions)	$0.1

	Awards Outstanding at June 30,
	2009			2008		2007
Exercise Price	Number of Awards Outstanding	Number of Awards Exercisable	Weighted- Average Contractual Life Remaining	Number of Awards Outstanding	Number of Awards Exercisable	Number of Awards Outstanding	Number of Awards Exercisable
$1.00	72,500	72,500	2.7 Years	100,000	100,000	110,000	110,000
$2.16	—	—	—	—	—	132,450	132,450
$3.72 - $5.35	10,000	10,000	2.7 Years	10,000	10,000	47,500	47,500
$6.99 - $9.12	115,350	115,350	4.1 Years	1,163,263	1,163,263	1,215,863	1,215,863
$11.64 - $15.00	—	—	—	562,573	562,573	562,573	562,573
$21.50 - $25.00	220,920	220,920	3.7 Years	233,820	233,820	234,420	162,947
$27.50 - $33.67	124,000	124,000	5.1 Years	128,500	128,500	136,300	91,200
$42.57 - $50.10	466,000	309,833	7.0 Years	467,900	157,067	492,300	5,000

	1,008,770	852,603		2,666,056	2,355,223	2,931,406	2,327,533

        The weighted-average remaining term for all outstanding awards as of June 30, 2009 was approximately 5.3 years. The weighted-average remaining term for all exercisable awards as of June 30,

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 18. Common Stock (Continued)

2009 was approximately 5.0 years. The weighted average exercise price of awards exercisable as of June 30, 2009 was $26.69 per share.

        The aggregate proceeds from exercises of options and warrants were $15.6 million, $0.4 million, and less than $0.1 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively. The tax benefit for the Company from the exercise of options and warrants was less than $0.1 million, $0.8 million and $0.2 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively, which was recorded as a reduction of current tax liability and an increase to additional paid-in capital.

Common Stock Issued to Senior Executives

        In March 2008, the Compensation Committee of the Company's Board of Directors approved the issuance of a combined total of 19,000 fully vested shares of Holdings' common stock to the Company's Chief Executive Officer and Executive Vice President. Total compensation expense related to issuance of these shares was approximately $1.7 million, which included the fair value of the common stock issued and additional compensation to offset the taxable nature of the shares to the employees.

New Management Incentive Plan

        In connection with the Restructuring, it is anticipated that the Company's board of directors will authorize the creation of a new management incentive plan (the "Management Incentive Plan") to issue Class C Common Stock not to exceed 10% of the Company's outstanding common stock (on a fully diluted basis) after giving effect to the Restructuring. The Company expects that the Management Incentive Plan will provide the board of directors the flexibility to make awards to employees, officers, directors, consultants and advisors and will permit, among other things, the grant of options to purchase shares of common stock that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, grants of options to purchase shares of common stock that will not so qualify, grants of stock appreciation rights, and grants of common stock at incentive prices or for free.

Note 19. Related Party Transactions

Credit Agreement with Denham Commodity Partners Fund LP

        Denham Commodity Partners Fund LP is a significant stockholder of the Company. Denham has extended a $12.0 million line of credit to the Company, which bears interest at 9% per annum. The termination date for the Denham Credit Facility is May 19, 2010, at which time any outstanding principal balance becomes due. In accordance with the September 30, 2008 amendment and restatement of the agreement that governs the Revolving Credit Facility (refer to Note 15), the Company was required to borrow any available balance under the Denham Credit Facility prior to November 7, 2008, and to maintain such balance outstanding until the Revolving Credit Facility expires. In September 2008, the Company borrowed the entire $12.0 million available line under the Denham Credit Facility. The entire outstanding balance under the Denham Credit Facility was repaid, including accrued and unpaid interest, and the facility was terminated on September 22, 2009.

        Interest expense related to the Denham Credit Facility was approximately $0.8 million, $0.5 million and $0.5 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 19. Related Party Transactions (Continued)

Legal Services

        A former director and significant current stockholder of the Company is senior counsel to Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings"), a law firm that provides legal services to the Company. During the fiscal years ended June 30, 2009, 2008 and 2007, Paul Hastings provided the Company with legal services totaling $1.9 million, $0.6 million and $1.2 million, respectively, of which $1.2 million, $0.6 million and $0.8 million, respectively, were for general legal services recorded as general and administrative expenses. The remaining $0.7 million and $0.4 million of fees for the fiscal years ended June 30, 2009 and 2007, respectively, primarily related to issuance of debt and acquisitions and were deferred on the consolidated balance sheets, to be amortized over the estimated useful lives associated with the related transactions. The Company expects that Paul Hastings will continue to provide legal services to the Company in future periods.

Financial Advisory Services

        The Company has a financial advisory services agreement with Greenhill & Co., LLC ("Greenhill"), an affiliate of Greenhill Capital Partners, a significant stockholder of the Company (the "Greenhill Agreement"). In April 2008, the Company entered into an engagement letter with Greenhill that amends the Greenhill Agreement by: (1) expanding the definition of the potential transaction specified in the Greenhill Agreement; and (2) outlining fees associated with the occurrence of such a transaction. In November 2008, the April 2008 engagement letter was amended to: (1) extend the engagement; (2) further expand the definition of the potential transaction; and (3) revise the potential fees associated with such a transaction. Greenhill provided services to the Company totaling approximately $0.3 million related to the Restructuring, which were recorded as general and administrative expenses during the first quarter of fiscal year 2010.

Management Fees

        The Company has agreed to pay Denham, Daniel Bergstein and Charter Mx LLC, another significant stockholder of the Company, an aggregate annual fee of $0.9 million, payable in equal quarterly amounts, for management consulting services provided to the Company. These fees are recorded as general and administrative expenses on the Company's consolidated statements of operations.

        In accordance with the terms of the Revolving Credit Agreement, payments to the shareholders for these management fees were deferred until consummation of the Restructuring on September 22, 2009.

Warrants Exercised by Denham

        As of June 30, 2008, Denham held 1,544,736 fully-vested warrants to purchase an equivalent number of shares of Holdings' common stock with a weighted average exercise price of $9.79 per share. These warrants were issued in connection with various previous debt financings and accordingly, were not subject to variable plan accounting. Therefore, the Company did not record any expense related to these warrants during fiscal years 2009 or 2008. In September 2008, Denham exercised these warrants in a cashless transaction, resulting in the issuance of 1,054,982 shares of Holdings' common stock. Denham forfeited the right to acquire 489,754 shares of Holdings' common stock under the warrants as consideration for the cashless exercise.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 19. Related Party Transactions (Continued)

Bridge Financing Related to the Revolving Credit Agreement

        Pursuant to the Amended Revolving Credit Agreement, on November 17, 2008, Charter Mx LLC, Denham and four members of the Company's senior management team agreed to provide Bridge Financing in an aggregate amount of $10.4 million by becoming lenders in a new bridge loan tranche under the Amended Revolving Credit Agreement. Bridge Financing loan amounts were as follows: (1) $5.0 million each from Charter Mx LLC and Denham; and (2) $0.1 million each from Jeffrey A. Mayer, Chief Executive Officer; Steven Murray, Chief Operating Officer; Carole R. Artman-Hodge, Executive Vice President; and Chaitu Parikh, Chief Financial Officer. An upfront fee of 2% of the respective loan amount was paid to each Bridge Financing lender upon closing.

        The Bridge Financing loan from Charter Mx LLC was repaid, with accrued interest, in April 2009. The remaining Bridge Financing loans from all other lenders were repaid, with accrued interest, on the expiration date of the Revolving Credit Facility in September 2009.

        Interest accrued to each Bridge Financing lender as follows: (1) 16% per annum from the closing date through April 6, 2009; (2) 18% per annum from April 7, 2009 through July 6, 2009; (3) 20% per annum from July 7, 2009 through October 6, 2009; and (4) 22% per annum thereafter until the Bridge Financing is repaid. Charter Mx LLC was guaranteed a minimum of $1.25 million of interest over the life of its loan. The remaining lenders are guaranteed an aggregate minimum of $1.62 million of interest, shared ratably in proportion to their outstanding loan balances over the lives of their outstanding loans. During the fiscal year ended June 30, 2009, the Company recorded approximately $2.7 million of interest expense associated with the Bridge Financing.

Note 20. Employee Benefits

        The Company sponsors an employee savings plan under Section 401(k) of the Internal Revenue Code for all full-time employees and part-time employees (who work at least 1,000 hours annually) with at least three months of continuous service. Eligible employees may make pre-tax contributions up to 20% of their annual compensation, not to exceed the annual limitation set forth in Section 402 (g) for any plan year. The Company makes a matching contribution of up to 10% of each participating employee's compensation up to the maximum allowable under the plan. Employees whose employment date is prior to July 1, 2007, are immediately 100% vested in all contributions. Employer contributions for employees whose employment date is on or after July 1, 2007 vest in increments of 25% per year. The Company made contributions of $1.4 million, $1.3 million and $1.0 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively.

Note 21. Commitments and Contingencies

Operating Leases

        The Company leases office space under non-cancelable operating leases, which contain escalation clauses, have terms that expire between July 2009 and October 2017 and are subject to extension at the option of the Company. The Company takes into account all escalation clauses when determining the amount of future minimum lease payments. All future minimum lease payments are recognized on a straight-line basis over the minimum lease term. Rental expense related to the above leased spaces was $1.3 million, $1.6 million and $0.5 million for the fiscal years ended June 30, 2009, 2008 and 2007,

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 21. Commitments and Contingencies (Continued)

respectively. Future annual minimum lease payments under operating leases are summarized in the following table.

Fiscal year	Amount
(in thousands)
2010	$760
2011	232
2012	208
2013	234
2014	234
Thereafter	844

Total	$2,512

Capacity Charge Commitments

        The Company enters into agreements to transport and store natural gas. Since the demand for natural gas in the winter is high, the Company agrees to pay for certain capacity for the transportation systems utilized for up to a twelve-month period. These agreements are take-or-pay in that the Company must pay for the capacity committed even if it does not use the capacity. For contracts outstanding, as of June 30, 2009, the total committed capacity charges were approximately $6.6 million. These agreements generally will expire during various months during the fiscal year ending June 30, 2010, and will be replaced with new contracts as necessary.

Physical Commodity Purchase Commitments

        The Company has forward physical contracts to acquire natural gas and electricity in specified future periods. The contracts to acquire natural gas generally have a fixed basis component and a variable component determined based on market prices at purchase date. Contracts to acquire electricity generally are on a fixed basis. All such contracts are considered to be "normal purchases" under U.S. GAAP, and therefore are not reported on the consolidated balance sheets.

        As of June 30, 2009, the Company had forward physical contracts to purchase a total of 3,603,000 MMBtus of natural gas beginning in July 2009 and ending in November 2010. The amount of the fixed basis and variable components of these contracts were $0.2 million and $14.7 million, respectively, at June 30, 2009.

        As of June 30, 2009, the Company had forward physical contracts to purchase a total of 228,000 MWhrs of electricity beginning in July 2009 and ending in September 2011. These contracts, which are all on a fixed basis, amounted to $14.5 million at June 30, 2008.

        As of June 30, 2009, total forward commitments to purchase natural gas and electricity were $25.2 million for fiscal year 2010, $3.9 million for fiscal year 2011 and $0.3 million for fiscal year 2012.

Litigation

        From time to time, the Company is a party to claims and legal proceedings that arise in the ordinary course of business, including investigations of product pricing and billing practices by various

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 21. Commitments and Contingencies (Continued)

governmental or other regulatory agencies. Management does not believe that any such proceedings to which the Company is currently a party will have a material impact on the Company's results of operations or financial position.

        The Company does not have physical custody or control of any of the natural gas that is ultimately provided to its customers, and does not have physical custody or control over any facilities used to transport natural gas to its customers. Title to the natural gas sold to the Company's customers is passed at the same point at which the Company accepts title from its natural gas suppliers. Therefore, management does not believe that the Company has significant exposure to legal claims or other liabilities associated with environmental concerns.

Note 22. Business Segments

        The Company's core business is the retail sale of natural gas and electricity to end-use customers in deregulated markets. Accordingly, the Company's business is classified into two business segments: natural gas and electricity. Through these business segments, natural gas and electricity are sold at fixed and variable contracted prices based on the demand or usage of customers.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 22. Business Segments (Continued)

        Financial information for the Company's business segments is summarized in the following tables.

Fiscal year ended June 30,	Natural Gas	Electricity	Total
	(in thousands)
2009:
Sales	$670,584	$119,196	$789,780
Cost of goods sold (excluding unrealized gains (losses) from risk management activities, net)(1)	(572,616)	(96,955)	(669, 571)

Gross profit (excluding unrealized gains (losses) from risk management activities, net)(1)	$97,968	$22,241	120,209

Items to reconcile total segment gross profit to income before income tax expense:
Unrealized gains (losses) from risk management activities, net			(87,575)
Operating expenses			(114,779)
Interest expense, net of interest income			(45,305)

Loss before income tax benefit			$(127,450)

Assets and liabilities allocated to business segments at period end:
Accounts receivable, net	$36,006	$11,592	$47,598
Natural gas inventories	29,415	—	29,415
Goodwill	3,810	—	3,810
Customer acquisition costs, net	20,882	7,068	27,950

Total assets allocated to business segments	$90,113	$18,660	$108,773

2008:
Sales	$669,522	$82,761	$752,283
Cost of goods sold (excluding unrealized gains (losses) from risk management activities, net)(1)	(564,219)	(72,534)	(636,753)

Gross profit (excluding unrealized gains (losses) from risk management activities, net)(1)	$105,303	$10,227	115,530

Items to reconcile total segment gross profit to income before income tax expense:
Unrealized gains (losses) from risk management activities, net			67,168
Operating expenses			(106,645)
Interest expense, net of interest income			(34,105)

Income before income tax expense			$41,948

Assets and liabilities allocated to business segments at period end:
Accounts receivable	$65,897	$21,776	$87,673
Natural gas inventories	65,006	—	65,006
Goodwill	3,810	—	3,810
Customer acquisition costs, net	34,439	7,254	41,693

Total assets allocated to business segments	$169,152	$29,030	$198,182

2007:
Sales	$680,811	$23,115	$703,926
Cost of goods sold (excluding unrealized gains (losses) from risk management activities, net)(1)	(565,531)	(19,536)	(585,067)

Gross profit (excluding unrealized gains (losses) from risk management activities, net)(1)	$115,280	$3,579	118,859

Items to reconcile total segment gross profit to loss before income tax benefit:
Unrealized gains (losses) from risk management activities, net			(17,079)
Operating expenses			(91,015)
Interest expense, net of interest income			(33,058)

Loss before income tax benefit			$(22,293)

(1)
Includes realized losses from risk management activities, but excludes unrealized gains (losses) from risk management activities. As the underlying customer contracts are not marked to market, the unrealized gains (losses) from risk management activities do not offer an accurate indication of the ultimate cash impact to the business, as the ultimate cash impact to the business is not determinable until delivery of natural gas under the customer contracts and the associated gain (loss) on risk management activity is realized.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 23. Condensed Consolidating Financial Information

        The Floating Rate Notes due 2011 were issued by Holdings in August 2006. Each of the following wholly owned domestic subsidiaries of Holdings (the "Guarantor Subsidiaries") jointly, severally and unconditionally guarantees the Floating Rate Notes due 2011 on a senior unsecured basis:

  •
  MXenergy Capital Holdings Corp.

  •
  MXenergy Capital Corp.

  •
  Online Choice Inc.

  •
  MXenergy Gas Capital Holdings Corp.

  •
  MXenergy Gas Capital Corp.

  •
  MXenergy Inc.

  •
  MXenergy Electric Capital Holdings Corp.

  •
  MXenergy Electric Capital Corp.

  •
  MXenergy Electric Inc.

  •
  Total Gas & Electric, Inc. (effective in August 2006, Total Gas & Electric, Inc. was merged with and into MXenergy Inc.)

  •
  Total Gas & Electricity (PA) Inc., d/b/a/ MXenergy Electric (PA) (effective in May 2007, Total Gas & Electricity (PA) Inc. was merged with and into MXenergy Electric Inc.)

  •
  MXenergy Services Inc.

  •
  Infometer.com Inc.

        The only wholly owned subsidiary that is not a guarantor for the Floating Rate Notes due 2011 (the "Non-guarantor Subsidiary") is MXenergy (Canada) Ltd.

        Consolidating balance sheets, consolidating statements of operations and consolidating statements of cash flows for Holdings, the combined Guarantor Subsidiaries and the Non-guarantor Subsidiary are provided in the following tables. Elimination entries necessary to consolidate the entities are also presented.

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 23. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Balance Sheet
June 30, 2009
(in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$262	$23,004	$—	$23,266
Restricted cash	—	—	75,368	—	75,368
Intercompany receivable	191,399	—	—	(191,399)	—
Accounts receivable, net	—	56	47,542	—	47,598
Natural gas inventories	—	—	29,415	—	29,415
Current portion of unrealized gains from risk management activities	—	—	294	—	294
Income taxes receivable	6,461	—	—	—	6,461
Deferred income taxes	—	—	9,020	—	9,020
Other current assets	—	87	11,997	—	12,084

Total current assets	197,860	405	196,640	(191,399)	203,506
Unrealized gains from risk management activities	—	—	—	—	—
Goodwill	—	—	3,810	—	3,810
Customer acquisition costs, net	—	28	27,922	—	27,950
Fixed assets, net	—	1	3,727	—	3,728
Deferred income taxes	—	—	15,089	—	15,089
Long-term investments	(40,169)	—	—	40,169	—
Other assets	4,412	—	576	—	4,988

Total assets	$162,103	$434	$247,764	$(151,230)	$259,071

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$7,842	$120	$25,338	$—	$33,300
Accrued commodity purchases	—	40	9,807	—	9,847
Intercompany payable	—	1,845	189,554	(191,399)	—
Current portion of unrealized losses from risk management activities	4,176	—	30,048	—	34,224
Deferred revenue	—	—	4,271	—	4,271
Bridge Financing loans payable	—	—	5,400	—	5,400
Denham Credit Facility	—	—	12,000	—	12,000

Total current liabilities	12,018	2,005	276,418	(191,399)	99,042

Unrealized losses from risk management activities	4,127	—	9,944	—	14,071
Long-term debt:
Floating Rate Notes due 2011	163,476	—	—	—	163,476

Total long-term debt	163,476	—	—	—	163,476

Total liabilities	179,621	2,005	286,362	(191,399)	276,589

Commitments and contingencies	—	—	—	—	—
Redeemable convertible preferred stock	54,632	—	—	—	54,632
Stockholders' equity:
Common stock	47	1	—	(1)	47
Additional paid-in-capital	18,275	—	—	—	18,275
Contributed capital	—	(1)	24,386	(24,385)	—
Unearned stock compensation	—	—	—	—	—
Accumulated other comprehensive loss	(3)	(3)	—	3	(3)
(Accumulated deficit) retained earnings	(90,469)	(1,568)	(62,984)	64,552	(90,469)

Total stockholders' equity	(72,150)	(1,571)	(38,598)	40,169	(72,150)

Total liabilities and stockholders' equity	$162,103	$434	$247,764	$(151,230)	$259,071

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 23. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Balance Sheet
June 30, 2008
(dollars in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$970	$70,988	$—	$71,958
Restricted cash	—	—	587	—	587
Intercompany receivable	172,455	—	—	(172,455)	—
Accounts receivable, net	—	28	87,645	—	87,673
Natural gas inventories	—	—	65,006	—	65,006
Current portion of unrealized gains from risk management activities	183	—	35,681	—	35,864
Income taxes receivable	7,524	—	—	—	7,524
Other current assets	—	302	3,059	—	3,361

Total current assets	180,162	1,300	262,966	(172,455)	271,973
Unrealized gains from risk management activities	234	—	12,987	—	13,221
Goodwill	—	—	3,810	—	3,810
Customer acquisition costs, net	—	68	41,625	—	41,693
Fixed assets, net	—	—	10,525	—	10,525
Deferred income taxes	—	—	10,503	—	10,503
Long-term investments	74,949	—	—	(74,949)	—
Other assets	3,134	—	893	—	4,027

Total assets	$258,479	$1,368	$343,309	$(247,404)	$355,752

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$8,816	$305	$27,481	$—	$36,602
Accrued commodity purchases	—	612	50,849	—	51,461
Intercompany payable	—	1,912	170,543	(172,455)	—
Current portion of unrealized losses from risk management activities	2,187	—	791	—	2,978
Deferred revenue	—	—	7,435	—	7,435
Deferred income taxes	—	—	9,800	—	9,800

Total current liabilities	11,003	2,829	266,899	(172,455)	108,276

Unrealized losses from risk management activities	2,839	—	—	—	2,839
Long-term debt:
Floating Rate Notes Due 2011	162,648	—	—	—	162,648

Total long-term debt	162,648	—	—	—	162,648

Total liabilities	176,490	2,829	266,899	(172,455)	273,763

Redeemable convertible preferred stock	48,779	—	—	—	48,779
Commitments and contingencies	—	—	—	—	—
Stockholders' equity:
Common stock	36	1	—	(1)	36
Additional paid-in-capital	23,635	—	—	—	23,635
Contributed capital	—	—	42,401	(42,401)	—
Unearned stock compensation	(4)	—	—	—	(4)
Accumulated other comprehensive loss	(189)	(189)	—	189	(189)
(Accumulated deficit) retained earnings	9,732	(1,273)	34,009	(32,736)	9,732

Total stockholders' equity	33,210	(1,461)	76,410	(74,949)	33,210

Total liabilities and stockholders' equity	$258,479	$1,368	$343,309	$(247,404)	$355,752

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 23. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Statement of Operations
Year Ended June 30, 2009
(in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Sales of natural gas and electricity	$—	$358	$789,422	$—	$789,780
Cost of goods sold (excluding depreciation and amortization):
Cost of natural gas and electricity sold	—	348	596,399	—	596,747
Realized losses from risk management activities	—	—	72,824	—	72,824
Unrealized losses from risk management activities	—	—	87,575		87,575

	—	348	756,798	—	757,146

Gross profit	—	10	32,624	—	32,634

Operating expenses:
General and administrative expenses	93	733	59,131	—	59,957
Advertising and marketing expenses	—	(454)	2,571	—	2,117
Reserves and discounts	—	—	15,130	—	15,130
Depreciation and amortization	—	31	37,544	—	37,575
Equity in operations of consolidated subsidiaries	97,288	—	—	(97,288)	—

Total operating expenses	97,381	310	114,376	(97,288)	114,779

Operating (loss) profit	(97,381)	(300)	(81,752)	97,288	(82,145)
Interest expense, net	3,693	(5)	41,617	—	45,305

(Loss) income before income tax benefit (expense)	(101,074)	(295)	(123,369)	97,288	(127,450)
Income tax benefit (expense)	873	—	26,376	—	27,249

Net (loss) income	$(100,201)	$(295)	$(96,993)	$97,288	$(100,201)

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 23. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Statement of Operations
Year Ended June 30, 2008
(dollars in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Sales of natural gas and electricity	$—	$1,481	$750,802	$—	$752,283
Cost of goods sold (excluding depreciation and
amortization):
Cost of natural gas and electricity sold	—	1,402	628,604	—	630,006
Realized losses from risk management activities	—	—	6,747	—	6,747
Unrealized losses from risk management activities	—	—	(67,168)	—	(67,168)

	—	1,402	568,183	—	569,585

Gross profit	—	79	182,619	—	182,698

Operating expenses:
General and administrative expenses	117	505	61,649	—	62,271
Advertising and marketing expenses	—	(426)	4,972	—	4,546
Reserves and discounts	—	—	7,130	—	7,130
Depreciation and amortization	—	36	32,662	—	32,698
Equity in operations of consolidated subsidiaries	(27,584)	—	—	27,584	—

Total operating expenses	(27,467)	115	106,413	27,584	106,645

Operating profit (loss)	27,467	(36)	76,206	(27,584)	76,053
Interest expense, net	3,290	—	30,815	—	34,105

Income (loss) before income tax (expense) benefit	24,177	(36)	45,391	(27,584)	41,948
Income tax benefit (expense)	616	—	(17,771)	—	(17,155)

Net income (loss)	$24,793	$(36)	$27,620	$(27,584)	$24,793

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 23. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Statement of Operations
Year Ended June 30, 2007
(dollars in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Sales of natural gas and electricity	$—	$1,292	$702,634	$—	$703,926
Cost of goods sold (excluding depreciation and
amortization):
Cost of natural gas and electricity sold	—	1,267	550,761	—	552,028
Realized losses from risk management activities	—	—	33,039	—	33,039
Unrealized losses from risk management activities	—	—	17,079	—	17,079

	—	1,267	600,879	—	602,146

Gross profit	—	25	101,755	—	101,780

Operating expenses:
General and administrative expenses	—	339	54,177	—	54,516
Advertising and marketing expenses	—	4	4,040	—	4,044
Reserves and discounts	—	—	4,725	—	4,725
Depreciation and amortization	—	91	27,639	—	27,730
Equity in operations of consolidated subsidiaries	15,326	—	—	(15,326)	—

Total operating expenses	15,326	434	90,581	(15,326)	91,015

Operating (loss) profit	(15,326)	(409)	11,174	15,326	10,765
Interest expense, net	(3,144)	—	36,202	—	33,058

(Loss) income before income tax benefit (expense)	(12,182)	(409)	(25,028)	15,326	(22,293)
Income tax (expense) benefit	(1,616)	—	10,111	—	8,495

Net (loss) income	$(13,798)	$(409)	$(14,917)	$15,326	$(13,798)

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 23. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Statement of Cash Flows
Year Ended June 30, 2009
(in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net income (loss)	$(100,201)	$(295)	$(96,993)	$97,288	$(100,201)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Unrealized losses from risk management activities	—	—	87,575	—	87,575
Stock compensation expense	—	—	519	—	519
Depreciation and amortization	—	31	37,544	—	37,575
Deferred tax benefit	—	—	(23,406)	—	(23,406)
Non-cash interest expense, primarily unrealized losses on interest rate swaps and amortization of deferred financing fees	3,694	—	12,539	—	16,233
Amortization of customer contracts acquired	—	—	(634)	—	(634)
Equity in operations of consolidated subsidiaries	97,288	—	—	(97,288)	—
Changes in assets and liabilities, net of effects of acquisitions
Restricted cash	—	—	(74,781)	—	(74,781)
Accounts receivable	(18,944)	(28)	40,103	18,944	40,075
Natural gas inventories	—	—	36,509	—	36,509
Income taxes receivable	1,063	—	1,063	(1,063)	1,063
Option Premiums	—	—	1,571	—	1,571
Other assets	(1,278)	350	(19,581)	—	(20,509)
Accounts payable, accrued commodity purchases and accrued liabilities	(974)	(825)	(46,236)	1,482	(46,553)
Deferred revenue	—	—	(3,164)	—	(3,164)

Net cash (used in) provided by operating activities	(19,352)	(767)	(47,372)	19,363	(48,128)

Investing activities
Long-term investments	19,363	—	—	(19,363)	—
Purchase of Catalyst assets	—	—	(1,609)	—	(1,609)
Customer acquisition costs	—	59	(15,402)	—	(15,343)
Purchases of fixed assets	—	—	(1,001)	—	(1,001)

Net cash provided by (used in) investing activities	19,363	59	(18,012)	(19,363)	(17,953)

Financing activities
Proceeds from Denham Credit Facility	—	—	12,000	—	12,000
Proceeds from cash advances under Revolving Credit Facility	—	—	30,000	—	30,000
Repayment of cash advances under Revolving Credit Facility	—	—	(30,000)	—	(30,000)
Proceeds from Revolving Credit Facility Bridge Financing)	—	—	10,400	—	10,400
Repurchase of Revolving Credit Facility Bridge Financing	—	—	(5,000)	—	(5,000)
Purchase and cancellation of treasury shares, net of tax benefit	(11)	—	—	—	(11)

Net cash provided by financing activities	(11)	—	17,400	—	17,389

Net decrease in cash and cash equivalents	—	(708)	(47,984)	—	(48,692)
Cash and cash equivalents at beginning of period	—	970	70,988	—	71,958

Cash and cash equivalents at end of period	$—	$262	$23,004	$—	$23,266

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 23. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Statement of Cash Flows
Year Ended June 30, 2008
(dollars in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities:
Net income (loss)	$24,793	$(36)	$27,620	$(27,584)	$24,793
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Unrealized losses (gains) from risk management activities	—	—	(67,168)	—	(67,168)
Stock compensation expense	—	—	1,704	—	1,704
Depreciation and amortization	—	36	32,662	—	32,698
Deferred income tax expense (benefit)	—	—	18,187	—	18,187
Non-cash interest expense, primarily unrealized losses on interest rate swaps and amortization of deferred financing fees	3,290	—	7,546	—	10,836
Amortization of customer contracts acquired	—	—	(762)	—	(762)
Equity in operations of consolidated subsidiaries	(27,584)	—	—	27,584	—
Changes in assets and liabilities, net of effects of acquisition:
Restricted cash	—	—	463	—	463
Accounts receivable	(98,687)	93	(30,274)	98,687	(30,181)
Natural gas inventories	—	—	(7,308)	—	(7,308)
Income taxes receivable	(7,173)	—	(7,173)	7,173	(7,173)
Option premiums	—	—	1,191	—	1,191
Other assets	1,343	(194)	(540)	—	609
Accounts payable, accrued commodity purchases and accrued liabilities	20,330	981	(3,429)	—	17,882
Deferred revenue	—	—	(4,352)	—	(4,352)

Net cash (used in) provided by operating activities	(83,688)	880	(31,633)	105,860	(8,581)

Investing activities:
Long-term investments	105,860	—	—	(105,860)	—
Loan to PS Energy Group Inc. related to purchase of GasKey	—	—	(8,983)	—	(8,983)
Cash received from PS Energy Group, Inc. for repayment of loan	—	—	8,983	—	8,983
Purchase of GasKey assets	—	—	(12,427)	—	(12,427)
Customer acquisition costs	—	(47)	(19,508)	—	(19,555)
Purchases of fixed assets	—	—	(1,959)	—	(1,959)

Net cash provided by (used in) investing activities	105,860	(47)	(33,894)	(105,860)	(33,941)

Financing activities:
Repayment of Denham Credit Facility	(11,040)	—	—	—	(11,040)
Repurchase of senior notes	(11,716)	—	(290)	—	(12,006)
Issuance of common stock and exercise of warrants and options	387	—	—	—	387
Issuance of common stock from other executive compensation	952	—	—	—	952
Purchase and cancellation of treasury shares, net of tax benefit	(755)	—	—	—	(755)

Net cash used in financing activities	(22,172)	—	(290)	—	(22,462)

Net increase (decrease) in cash	—	833	(65,817)	—	(64,984)
Cash and cash equivalents at beginning of year	—	137	136,805	—	136,942

Cash and cash equivalents at end of year	$—	$970	$70,988	$—	$71,958

MXENERGY HOLDINGS INC.

Notes to Consolidated Financial Statements (Continued)

Note 23. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Statement of Cash Flows
Year Ended June 30, 2007
(dollars in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities:
Net (loss) income	$(13,798)	$(409)	$(14,917)	$15,326	$(13,798)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Unrealized losses from risk management activities	—	—	17,079	—	17,079
Stock compensation expense	—	—	4,539	—	4,539
Depreciation and amortization	—	91	27,639	—	27,730
Deferred income tax benefit	—	—	(14,449)	—	(14,449)
Non-cash interest expense, primarily unrealized losses on interest rate swaps and amortization of deferred financing fees	(3,144)	—	11,050	—	7,906
Amortization of customer contracts acquired	—	—	11,891	—	11,891
Equity in operations of consolidated subsidiaries	15,326	—	—	(15,326)	—
Changes in assets and liabilities, net of effects of acquisition:
Restricted cash	—	—	(623)	—	(623)
Accounts receivable, net	(208,155)	(147)	177,964	33,791	3,453
Natural gas inventories	—	—	(1,712)	—	(1,712)
Income taxes receivable	5,184	—	5,184	(5184)	5,184
Option premiums	—	—	1,835	—	1,835
Other assets	(1,627)	(69)	703	—	(993)
Accounts payable, accrued commodity purchases and accrued liabilities	14,177	620	41,646	(24,888)	31,555
Deferred revenue	—	—	9,384	—	9,384

Net cash (used in) provided by operating activities	(192,037)	86	277,213	3,719	88,981

Investing activities:
Long-term investments	3,719	—	—	(3,719)	—
Purchase of SESCo assets	—	—	(126,044)	—	(126,044)
Deposit and capitalized costs related to purchase of SESCo assets	3,348	—	—	—	3,348
Purchase of Vantage assets	—	—	(732)	—	(732)
Customer acquisition costs	—	(95)	(7,515)	—	(7,610)
Purchases of fixed assets	—	—	(1,882)	—	(1,882)

Net cash used in investing activities	7,067	(95)	(136,173)	(3,719)	(132,920)

Financing activities:
Proceeds from Denham Credit Facility	11,040	—	12,000	—	23,040
Repayment of Denham Credit Facility	—	—	(12,000)	—	(12,000)
Proceeds from loans	—	—	6,000	—	6,000
Repayments of loans	—	—	(6,000)	—	(6,000)
Debt financing costs	—	—	(9,345)	—	(9,345)
Proceeds from bridge loan	—	—	190,000	—	190,000
Repayment of bridge loan	—	—	(190,000)	—	(190,000)
Proceeds from Senior Notes	174,364	—	10,886	—	185,250
Repurchase of Senior Notes	—	—	(11,723)	—	(11,723)
Issuance of common stock and exercise of warrants and options	22	—	—	—	22
Purchase and cancellation of treasury shares, net of tax benefit	(456)	—	—	—	(456)

Net cash provided by financing activities	184,970	—	(10,182)	—	174,788

Net increase in cash and cash equivalents	—	(9)	130,858	—	130,849
Cash and cash equivalents at beginning of year	—	146	5,947	—	6,093

Cash and cash equivalents at end of year	$—	$137	$136,805	$—	$136,942

Financial Statement Schedules

        Schedules are omitted as the required information is inapplicable or the information is presented in the consolidated financial statements or related notes.

MXENERGY HOLDINGS INC.

Condensed Consolidated Balance Sheets (Unaudited)

(dollars in thousands, except share data)

	Balance At
	March 31, 2010	June 30, 2009
Assets:
Current assets:
Cash and cash equivalents	$2,853	$23,266
Restricted cash	2,748	75,368
Fixed Rate Notes Escrow Account (Note 14)	8,977	—
Accounts receivable from customers and LDCs, net (Note 5)	99,640	47,598
Accounts receivable, net—RBS Sempra (Note 13)	14,700	—
Natural gas inventories (Note 6)	6,625	29,415
Current portion of unrealized gains from risk management activities, net (Note 11)	—	294
Income taxes receivable	7,185	6,461
Deferred income taxes (Note 9)	4,674	9,020
Other current assets	17,334	12,084

Total current assets	164,736	203,506
Goodwill (Note 7)	3,810	3,810
Customer acquisition costs, net (Note 8)	26,123	27,950
Fixed assets, net	2,391	3,728
Deferred income taxes (Note 9)	10,097	15,089
Deferred debt issue costs (Notes 13, 14)	13,754	4,475
Other assets	541	513

Total assets	$221,452	$259,071

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable and accrued liabilities (Note 10)	$31,518	$43,147
Current portion of unrealized losses from risk management activities, net (Note 11)	39,006	34,224
Deferred revenue	1,605	4,271
Bridge Financing Loans payable (Note 17)	—	5,400
Denham Credit Facility (Note 17)	—	12,000

Total current liabilities	72,129	99,042
Unrealized losses from risk management activities, net (Note 11)	4,192	14,071
Long-term debt (Note 14)	57,830	163,476

Total liabilities	134,151	276,589

Redeemable Convertible Preferred Stock (Note 15)	—	54,632
Commitments and contingencies (Note 18)	—	—
Stockholders' equity:
Common stock (Note 16):
Class A Common Stock (par value $0.01; 50,000,000 shares authorized; 33,940,683 shares issued and 33,710,902 shares outstanding at March 31, 2010)	339	—
Class B Common Stock (par value $0.01; 10,000,000 shares authorized; 4,002,290 shares issued and outstanding at March 31, 2010)	40	—
Class C Common Stock (par value $0.01; 40,000,000 shares authorized; 16,385,098 shares issued and outstanding at March 31, 2010)	164	—
Common Stock (par value $0.01; 10,000,000 shares authorized; 4,681,219 shares issued and outstanding at June 30, 2009)	—	47

Total common stock	543	47
Additional paid-in capital	138,348	18,275
Class A treasury stock (229,781 shares at March 31, 2010)	(99)	—
Accumulated other comprehensive loss	(196)	(3)
Accumulated deficit	(51,295)	(90,469)

Total stockholders' equity	87,301	(72,150)

Total liabilities and stockholders' equity	$221,452	$259,071

The accompanying notes are an integral part of these condensed consolidated financial statements.

MXENERGY HOLDINGS INC.

Condensed Consolidated Statements of Operations (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2010	2009
Sales of natural gas and electricity	$233,636	$305,108
Cost of goods sold (excluding depreciation and amortization):
Cost of natural gas and electricity sold	164,997	214,889
Realized losses from risk management activities, net	1,269	20,932
Unrealized (gains) losses from risk management activities, net	26,001	11,462

	192,267	247,283

Gross profit	41,369	57,825

Operating expenses:
General and administrative expenses	14,454	15,714
Advertising and marketing expenses	1,707	417
Reserves and discounts	2,628	4,415
Depreciation and amortization	5,979	10,309

Total operating expenses	24,768	30,855

Operating profit	16,601	26,970
Interest expense, net of interest income of $59 and $6, respectively	7,778	12,244

Income before income tax expense	8,823	14,726
Income tax expense	(3,563)	(5,343)

Net income	$5,260	$9,383

	Nine Months Ended March 31,
	2010	2009
Sales of natural gas and electricity	$462,377	$687,373
Cost of goods sold (excluding depreciation and amortization):
Cost of natural gas and electricity sold	311,664	536,428
Realized losses from risk management activities, net	34,504	42,154
Unrealized (gains) losses from risk management activities, net	(2,451)	113,396

	343,717	691,978

Gross profit (loss)	118,660	(4,605)

Operating expenses:
General and administrative expenses	41,366	43,661
Advertising and marketing expenses	2,449	1,694
Reserves and discounts	6,443	9,279
Depreciation and amortization	16,875	28,656

Total operating expenses	67,133	83,290

Operating profit (loss)	51,527	(87,895)
Interest expense, net of interest income of $116 and $342, respectively	28,942	34,604

Income (loss) before income tax (expense) benefit	22,585	(122,499)
Income tax (expense) benefit	(9,336)	47,183

Net income (loss)	$13,249	$(75,316)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MXENERGY HOLDINGS INC.

Condensed Consolidated Statements of Stockholders' Equity (Unaudited)

(dollars in thousands)

	Nine Months Ended March 31, 2010
	Common Stock	Additional Paid-in Capital	Class A Treasury Stock	Accumulated Other Comprehensive Loss	(Accumulated Deficit) Retained Earnings	Total Stockholders' Equity
Balance at June 30, 2009	$47	$18,275	$—	$(3)	$(90,469)	$(72,150)
Issuance of Class A Common Stock	339	81,468	—	—	—	81,807
Issuance of Class B Common Stock	40	9,005	—	—	—	9,045
Issuance of Class C Common Stock	164	28,591	—	—	—	28,755
Acquisition of Class A treasury stock	—	—	(99)	—	—	(99)
Cancellation of common stock	(47)	—	—	—	—	(47)
Stock compensation expense	—	1,009	—	—	—	1,009
Revaluation of redeemable convertible preferred stock	—	—	—	—	25,925	25,925
Comprehensive income:
Net income	—	—	—	—	13,249	13,249
Foreign currency translation	—	—	—	(193)	—	(193)

Total comprehensive income						13,056

Balance at March 31, 2010	$543	$138,348	$(99)	$(196)	$(51,295)	$87,301

	Nine Months Ended March 31, 2009
	Common Stock	Additional Paid-in Capital	Unearned Stock Compensation	Accumulated Other Comprehensive Income (Loss)	(Accumulated Deficit) Retained Earnings	Total Stockholders' Equity
Balance at June 30, 2008	$36	$23,635	$(4)	$(189)	$9,732	$33,210
Issuance of common stock	11	(11)	—	—	—	—
Unamortized stock compensation	—	(600)	600	—	—	—
Stock compensation expense	—	781	—	—	—	781
Amortization of stock compensation	—	—	(596)	—	—	(596)
Purchase and cancellation of treasury shares	—	(12)	—	—	—	(12)
Revaluation of redeemable convertible preferred stock	—	(4,389)	—	—	—	(4,389)
Comprehensive loss:
Net loss	—	—	—	—	(75,316)	(75,316)
Foreign currency translation	—	—	—	343	—	343

Total comprehensive loss						(74,973)

Balance at March 31, 2009	$47	$19,404	$—	$154	$(65,584)	$(45,979)

The accompanying notes are an integral part of these condensed consolidated financial statements.

MXENERGY HOLDINGS INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(dollars in thousands)

	Nine Months Ended March 31,
	2010	2009
Operating activities:
Net income (loss)	$13,249	$(75,316)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Unrealized (gains) losses from risk management activities, net	(2,451)	98,269
Stock compensation expense	1,009	185
Provision for doubtful accounts	4,661	6,958
Depreciation and amortization	16,875	28,656
Deferred tax expense (benefit)	9,338	(50,830)
Non-cash interest expense, primarily unrealized losses on interest rate swaps and amortization of debt issuance costs	7,975	11,878
Amortization of customer contracts acquired	(50)	(620)
Changes in assets and liabilities, net of effects of acquisition:
Restricted cash	72,620	197
Accounts receivable	(56,703)	(55,389)
Accounts receivable, RBS Sempra	(14,700)	—
Natural gas inventories	22,790	50,277
Income taxes receivable	(724)	8,061
Fixed Rate Notes Escrow Account	(8,977)	—
Other assets	(6,169)	(7,193)
Accounts payable and accrued liabilities	(11,579)	(30,328)
Deferred revenue	(2,666)	(2,433)

Net cash provided by (used in) operating activities	44,498	(17,628)

Investing activities:
Customer acquisition costs	(13,166)	(11,899)
Purchases of fixed assets	(545)	(744)
Purchase of assets of Catalyst Natural Gas, LLC	—	(1,609)

Net cash used in investing activities	(13,711)	(14,252)

Financing activities:
Repayment of Floating Rate Notes due 2011	(26,700)	—
Repayment of Fixed Rate Notes due 2014	(423)	—
Proceeds from Denham Credit Facility	—	12,000
Repayment of Denham Credit Facility	(12,000)	—
Proceeds from Bridge Financing Loans under the Revolving Credit Facility	—	10,400
Repayment of Bridge Financing Loans under the Revolving Credit Facility	(5,400)	—
Proceeds from cash advances under the Revolving Credit Facility	—	30,000
Repayment of cash advances under the Revolving Credit Facility	—	(30,000)
Debt issuance costs	(6,249)	(7,218)
Acquisition of Class A treasury stock	(99)	—
Purchase and cancellation of treasury shares	—	(12)
Stock issuance costs	(329)	—

Net cash (used in) provided by financing activities	(51,200)	15,170

Net decrease in cash and cash equivalents	(20,413)	(16,710)
Cash and cash equivalents at beginning of period	23,266	71,958

Cash and cash equivalents at end of period	$2,853	$55,248

The accompanying notes are an integral part of these condensed consolidated financial statements.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited)

Nine Months Ended March 31, 2010

Note 1. Organization and Basis of Presentation

        MXenergy Holdings Inc. ("Holdings") was founded in 1999 as a retail energy marketer, and was incorporated in Delaware on January 24, 2005 as part of a corporate reorganization. The two principal operating subsidiaries of Holdings are MXenergy Inc. and MXenergy Electric Inc. which are engaged in the marketing and supply of natural gas and electricity, respectively. Holdings and its subsidiaries (collectively, the "Company") operate in 40 natural gas and electricity utility areas located in 14 states in the United States (the "U.S.") and in two Canadian provinces.

        The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with requirements of the Securities and Exchange Commission (the "SEC"). Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the U.S. ("U.S. GAAP") for complete financial statements. In the opinion of management, all normal and recurring adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows for the interim periods have been made. These unaudited condensed consolidated financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (the "2009 Form 10-K"). Certain reclassifications have been made to prior period amounts to conform to the current period presentations. The accounting and reporting policies of the Company are consistent, in all material respects, with those used to prepare the 2009 Form 10-K, except for the impact of new accounting pronouncements summarized in Note 2 below.

        The condensed consolidated balance sheet at June 30, 2009 has been derived from the audited consolidated financial statements included in the Company's 2009 Form 10-K, but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

        The preparation of financial statements in conformity with U.S. GAAP requires the use of estimates and assumptions that affect reported amounts and disclosures. Actual amounts could differ from those estimates. Interim results should not be considered indicative of results for future periods.

Note 2. New Accounting Pronouncements

Accounting Pronouncements Adopted During the Nine Months Ended March 31, 2010

        In June 2009, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162" ("SFAS No. 168"). Effective for financial statements issued for interim and annual periods ending after September 15, 2009, the Accounting Standards Codification (the "ASC") supersedes all existing accounting and reporting standards, excluding those issued by the SEC, and is now the single source of authoritative U.S. GAAP for entities that are not SEC registrants. Rules and interpretative releases of the SEC are also sources of U.S. GAAP for SEC registrants. The Company adopted the provisions of SFAS No. 168 effective for the financial statements included in this Form 10-Q. The adoption of SFAS No. 168, as codified by ASC Topic 105, "Generally Accepted Accounting Principles," impacted the Company's financial statement disclosures, but did not have any effect on its financial position or results of operations.

        Effective July 1, 2009, the Company adopted ASC guidelines regarding accounting and reporting for business combinations that are consummated after July 1, 2009. These guidelines include certain

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 2. New Accounting Pronouncements (Continued)

changed principles and requirements related to: (1) recognition and measurements of identifiable assets acquired, liabilities assumed, goodwill acquired, any gain from a bargain purchase, and any noncontrolling interest in an acquired company; (2) application issues relating to accounting and disclosures for assets and liabilities arising from contingencies in a business combination; and (3) disclosures regarding business combinations in financial statements. The Company will apply the ASC guidelines prospectively to business combination transactions consummated after July 1, 2009, if any. The Company did not consummate any business combination transactions during the nine months ended March 31, 2010.

        In August 2009, the FASB issued Accounting Standards Update No. 2009-05, "Fair Value Measurements and Disclosures" ("ASU 2009-05"). ASU 2009-05 amends ASC Topic 820, "Fair Value Measurements and Disclosures" by providing additional guidance clarifying the measurement of liabilities at fair value. The amendments prescribed by ASU 2009-05 became effective for the Company's quarterly reporting period ending December 31, 2009 and did not have any impact on the Company's financial position or results of operations.

        In February 2010, the FASB issued Accounting Standards Update No. 2010-09, "Subsequent Events (Topic 855)—Amendments to Certain Recognition and Disclosure Requirements" ("ASU 2010-09"). ASU 2010-09 amends ASC Topic 855, "Subsequent Events," by clarifying the scope of disclosure requirements related to subsequent events. The amendments prescribed by ASU 2010-09 became effective for the Company's quarterly reporting period ending March 31, 2010 and did not have any impact on the Company's financial position or results of operations. Refer to Note 21 for disclosures regarding subsequent events.

        In January 2010, the FASB issued Accounting Standards Update No. 2010-06 ("ASU 2010-06"), which amends FASB ASC Topic 820, "Fair Value Measurements and Disclosures." The amended guidance in ASU 2010-06 requires entities to disclose additional information regarding assets and liabilities that are transferred between levels of the fair value hierarchy. ASU 2010-06 also requires that required Level 3 disclosures regarding purchases, sales, issuances and settlements be reported on a gross basis. ASU 2010-06 clarifies existing guidance pertaining to the level of disaggregation at which fair value disclosures should be made and the requirements to disclose information about the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance in ASU 2010-06 pertaining to disclosure of transfers between levels of the fair value hierarchy, the level of disaggregation of disclosures and disclosure of valuation techniques and inputs used in estimating Level 2 and Level 3 measurements became effective and were adopted for the Company's quarterly reporting period ending March 31, 2010.

        The requirement to disclose Level 3 purchases, sales, issuances and settlements on a gross basis will become effective for fiscal years (and for interim periods within those fiscal years) beginning after December 15, 2010. The Company intends to adopt these provisions effective for its quarterly reporting period ending September 30, 2011.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 3. Debt and Equity Restructuring

        A sharp drop in natural gas market prices during the six months ended December 31, 2008 resulted in a significant reduction in the available borrowing base under the Company's revolving credit facility (the "Revolving Credit Facility"). The reduced borrowing base strained the Company's ability to post letters of credit as collateral with suppliers and hedge providers, caused defaults of certain financial covenants included in the agreement that governed the Revolving Credit Facility, prompted downgrades in the Company's ratings from credit rating agencies and ultimately resulted in the Company obtaining material waivers of, and amendments to, the agreement that governed the Revolving Credit Facility and the Company's principal commodity hedge facility (the "Hedge Facility"). Such amendments had material direct impacts on the Company's liquidity position and operations during fiscal year 2009 and the first three months of fiscal year 2010 (refer to Note 13), including requiring that the Company seek a new facility to replace the Revolving Credit Facility and the Hedge Facility.

        On September 22, 2009, the Company consummated an equity and debt restructuring (the "Restructuring"), which included various transactions. The Restructuring included a debt exchange transaction that was accounted for as a troubled-debt restructuring in accordance with U.S. GAAP, and therefore did not result in any gain or loss recorded in the consolidated statements of operations. The Company also entered into two master supply and hedge agreements (the "ISDA Master Agreements" and collectively, the "Commodity Supply Facility") to replace the Revolving Credit Facility and Hedge Facility. The transactions consummated in connection with the Restructuring had material impacts on

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 3. Debt and Equity Restructuring (Continued)

various asset, liability and stockholders' equity accounts during the three months ended September 30, 2009, as summarized in the following table.

	Balance at June 30, 2009	Restructuring Transactions, Net	Other Operating Activity, Net	Balance at September 30, 2009
	(in thousands)
Assets:
Cash and cash equivalents	$23,266	$(2,375)	$(17,385)	$3,506
Restricted cash	75,368	(75,000)	1,133	1,501
Accounts receivable—RBS Sempra	—	17,948	(6,072)	11,876
Fixed Rate Notes Escrow Account	—	8,977	—	8,977
Deferred debt issue costs	4,475	15,083 (1)	(3,546) (2)	16,012

Net impact on selected asset accounts	$103,109	$(35,367)	$(25,870)	$41,872

Liabilities and stockholders' equity:
Liabilities:
Bridge Financing Loans payable	$5,400	$(5,400)	$—	$—
Denham Credit Facility	12,000	(12,000)	—	—
Long-term debt:
Fixed Rate Notes due 2014	—	49,951	79 (3)	50,030
Floating Rate Notes due 2011	163,476	(158,787)	1,665 (3)	6,354

Net impact on selected liability accounts	180,876	(126,236)	1,744	56,384

Redeemable convertible preferred stock	54,632	(54,632)	—	—

Stockholders' equity:
Common stock	47	496	—	543
Additional paid in capital	18,275	119,080	(117)	137,238
Accumulated deficit	(90,469)	25,925	(10,236)	(74,780)

Net impact on selected stockholders' equity accounts	(72,147)	145,501	(10,353)	63,001

Net impact on selected liability and stockholders' equity accounts	$163,361	$(35,367)	$(8,609)	$119,385

(1)
Represents the aggregate of $6.1 million of legal, consulting and other costs directly associated with Restructuring transactions and the $9.0 million fair value of Class B Common Stock issued to RBS Sempra as a condition to its entering into the agreements governing the Commodity Supply Facility.

(2)
Represents amortization of deferred debt issue costs recorded as interest expense during the three months ended September 30, 2009.

(3)
Represents amortization of original issue discount recorded as interest expense during the three months ended September 30, 2009.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 3. Debt and Equity Restructuring (Continued)

        Material impacts of the Restructuring transactions that resulted in sources and uses of cash and cash equivalents include:

  •
  $75.0 million of restricted cash held as collateral for obligations under the Revolving Credit Facility was released to cash and cash equivalents upon termination of the Revolving Credit Facility in September 2009;

  •
  $26.7 million was paid to bondholders in partial exchange for their Floating Rate Senior Notes due 2011 (the "Floating Rate Notes due 2011"; refer to Note 14);

  •
  $12.0 million of principal outstanding, plus accrued and unpaid interest, under the credit agreement (the "Denham Credit Facility") with Denham Commodity Partners LP ("Denham") was repaid and the Denham Credit Facility was terminated (refer to Note 17);

  •
  $9.0 million was transferred from cash and cash equivalents to an escrow account (the "Fixed Rate Notes Escrow Account"), which is maintained as security for future interest payments to holders of the 13.25% Senior Subordinated Secured Notes due 2014 (the "Fixed Rate Notes due 2014"; refer to Note 14);

  •
  $6.4 million of legal, consulting and other fees directly related to various Restructuring transactions were paid and recorded as deferred debt issue costs ($6.1 million) and stock issue costs ($0.3 million). The deferred debt issue costs will be amortized as an increase to interest expense over the remaining terms of the related agreements; and

  •
  $5.4 million of principal outstanding, plus accrued and unpaid interest, of bridge financing loans under the Revolving Credit Facility (the "Bridge Financing Loans") were repaid and the Bridge Financing Loans were terminated (refer to Note 17).

        In addition, in connection with the Commodity Supply Facility, certain banking relationships that previously belonged to the Company are now under RBS Sempra's name and control. Cash is released by RBS Sempra to the Company as required to meet the Company's ongoing operating cash requirements. As a result, $11.9 million that would have been included in cash and cash equivalents prior to the Restructuring were recorded as accounts receivable—RBS Sempra on the consolidated balance sheet as of September 30, 2009. The ISDA Master Agreements include provisions that allow for net settlement of amounts due from and due to RBS Sempra. Accordingly, the Company reports amounts due from and due to RBS Sempra net on the consolidated balance sheets.

Long-Term Debt Activity

        The Company consummated an exchange offer of $158.8 million aggregate principal amount of outstanding Floating Rate Notes due 2011 for:

  •
  $26.7 million of cash;

  •
  $67.8 million aggregate principal amount of Fixed Rate Notes due 2014, which were recorded on the consolidated balance sheets net of a $17.8 million original issue discount. The original issue discount will be amortized as an increase to interest expense over the remaining term of the Fixed Rate Notes due 2014; and

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 3. Debt and Equity Restructuring (Continued)

  •
  33,940,683 shares of newly authorized $0.01 par value Class A Common Stock of Holdings, recorded at their aggregate fair value of approximately $82.1 million ($0.3 million par value, recorded as Class A Common Stock; and $81.8 million recorded as additional paid in capital on the consolidated balance sheets).

        The exchange was accounted for as a troubled-debt restructuring in accordance with U.S. GAAP, and therefore did not result in any gain or loss recorded in the consolidated statements of operations.

Stockholders' Equity Activity

        All equity transactions consummated in connection with the Restructuring were recorded at the fair value of various classes of common stock issued on September 22, 2009. In addition to the Class A Common Stock issued to holders of Fixed Rate Notes due 2014, Holdings also issued the following shares of common stock as a result of non-cash transactions:

  •
  4,002,290 shares of newly authorized $0.01 par value Class B Common Stock were issued to RBS Sempra, as a condition to its entry into the agreements governing the Commodity Supply Facility. The aggregate $9.0 million fair value of Class B Common Stock issued to RBS Sempra was also recorded as deferred debt issue costs on the consolidated balance sheets during the first quarter of fiscal year 2010 and will be amortized as interest expense over the remaining term of the Commodity Supply Facility.

  •
  11,862,551 shares of newly authorized $0.01 par value Class C Common Stock were issued to holders of Series A redeemable convertible preferred stock (the "Preferred Stock"). Prior to the Restructuring, the Preferred Stock was recorded at its estimated redemption value of $54.6 million on the consolidated balance sheets. The aggregate fair value of Class C Common Stock issued to holders of Preferred Stock was $28.7 million ($0.1 million par value, recorded as Class C Common Stock; and $28.6 million recorded as additional paid in capital). The $25.9 million excess of redemption value of the Preferred Stock over the fair value of Class C Common Stock issued to the holders of the Preferred Stock was recorded as a reduction of accumulated deficit on the consolidated balance sheets.

  •
  4,499,588 shares of newly authorized $0.01 par value Class C Common Stock were issued to the holders of Holdings' common stock issued and outstanding prior to the consummation of the Restructuring. All 4,681,219 shares of Holdings' common stock issued and outstanding prior to the Restructuring were retired as a result of the transaction.

        In connection with the Restructuring, the shareholders agreed to create a new equity-based incentive plan, pursuant to which the Company may issue Class C Common Stock not to exceed 10% of Holdings' outstanding common stock (on a fully diluted basis) after giving effect to the Restructuring. In January 2010, Holdings' Board of Directors authorized a new plan and approved grants of restricted stock units ("RSUs") to certain senior executive officers, directors and a former director (refer to Note 16).

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 3. Debt and Equity Restructuring (Continued)

Operating Expense Activity

        In connection with the Restructuring, the Company recorded approximately $2.2 million of non-recurring general and administrative expenses, all of which were recorded during the three months ended September 30, 2009, including:

  •
  $0.8 million of bonuses, included in salaries and benefits, which were paid to senior management in connection with the consummation of the Restructuring;

  •
  $0.2 million of severance costs, included in salaries and benefits, which related to certain employees terminated in September 2009 as part of an initiative to streamline the Company's organizational structure and control operating costs; and

  •
  $1.2 million of professional fees incurred in connection with various potential liquidity events considered during fiscal year 2009 and the first three months of fiscal year 2010.

Note 4. Seasonality of Operations

        Natural gas and electricity sales accounted for approximately 85% and 15%, respectively, of the Company's total sales for the nine months ended March 31, 2010. The majority of natural gas customer consumption occurs during the months of November through March. By contrast, electricity customer consumption peaks during the months of June through September. Because the natural gas business segment comprises such a large component of the Company's overall business operations, operating results for the second and third fiscal quarters represent the vast majority of operating results for the Company's full fiscal year.

        Cash collections from the Company's natural gas customers peak in the spring of each calendar year, while cash collections from electricity customers peak in late summer and early fall. The Company utilizes a considerable amount of cash from operations to meet working capital requirements during the months of November through March of each fiscal year. In addition, the Company utilizes considerable cash to purchase natural gas inventories during the months of April through October.

        Weather conditions have a significant impact on customer demand and market prices for natural gas and electricity. Customer demand exposes the Company to a high degree of seasonality in sales, cost of sales, billing and collection of customer accounts receivable, inventory requirements and cash flows. In addition, budget billing programs and payment terms of local distribution companies ("LDCs") can cause timing differences between the billing and collection of accounts receivable and the recording of revenues.

        The impact of rapidly rising or falling commodity prices also varies greatly depending on the period of time in which they occur during the Company's fiscal year. Although commodity price movements can have material short-term impacts on monthly and quarterly operating results, the Company's economic hedging and contract pricing strategies are designed to reduce the impact of such trends on operating results for a full fiscal year. Therefore, the short-term impacts of changing commodity prices should be considered in the context of the Company's entire annual operating cycle.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 5. Accounts Receivable

Accounts Receivable from Customers and LDCs, Net

        Accounts receivable, net, is summarized in the following table.

	Balance at
	March 31, 2010	June 30, 2009
	(in thousands)
Billed customer accounts receivable:
Guaranteed by LDCs	$27,907	$7,768
Non-guaranteed by LDCs	41,182	26,679

	69,089	34,447

Unbilled customer accounts receivable(1):
Guaranteed by LDCs	16,217	5,737
Non-guaranteed by LDCs	14,664	10,547

	30,881	16,284

Total customer accounts receivable	99,970	50,731
Less: Allowance for doubtful accounts	(5,480)	(7,344)

Customer accounts receivable, net	94,490	43,387
Cash imbalance settlements and other receivables, net(2)	5,150	4,211

Accounts receivable, net	$99,640	$47,598

(1)
Unbilled customer accounts receivable represents estimated revenues associated with natural gas and electricity consumed by customers but not yet billed under the monthly cycle billing method utilized by LDCs.

(2)
Cash imbalance settlements represent differences between natural gas delivered to LDCs for consumption by the Company's customers and actual customer usage. Such imbalances are expected to be settled in cash within the next 12 months in accordance with contractual payment arrangements with the LDCs.

        The Company operates in 40 natural gas and electricity utility areas located in 14 U.S. states and two Canadian provinces. The Company's diversified geographic coverage mitigates the credit exposure which could result from concentrations in a single LDC territory or a single regulatory jurisdiction, from extreme local weather patterns or from an economic downturn in any single geographic region. In addition, the Company has limited exposure to risk associated with high concentrations of sales volumes with individual customers. The Company's largest customer accounted for approximately 2% of natural gas sales during the nine months ended March 31, 2010 and 2009.

        The allowance for doubtful accounts represents the Company's estimate of potential credit losses associated with customer accounts receivable in markets where such receivables are not guaranteed by LDCs. The Company assesses the adequacy of its allowance for doubtful accounts through review of the aging of customer accounts receivable and general economic conditions in the markets that it serves. Based upon this review as of March 31, 2010, the Company believes that its allowance for

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 5. Accounts Receivable (Continued)

doubtful accounts is adequate to cover potential credit losses related to customer accounts receivable. An analysis of the allowance for doubtful accounts is provided in the following table.

Allowance for Doubtful Accounts Activity	2010	2009
	(in thousands)
Three months ended March 31:
Balance at beginning of period	$5,128	$4,505
Add: Provision for doubtful accounts	1,565	3,245
Less: Net charge-offs of customer accounts receivable	(1,213)	(1,633)

Balance at end of period	$5,480	$6,117

Provision for doubtful accounts as a percent of sales of natural gas and electricity in non-guaranteed markets	1.37%	2.10%

Nine months ended March 31:
Balance at beginning of period	$7,344	$5,154
Add: Provision for doubtful accounts	4,661	6,958
Less: Net charge-offs of customer accounts receivable	(6,525)	(5,995)

Balance at end of period	$5,480	$6,117

Provision for doubtful accounts as a percent of sales of natural gas and electricity in non-guaranteed markets	1.92%	1.87%

        Reserves and discounts in the consolidated statements of operations include the provision for doubtful accounts related to customer accounts receivable within markets where such receivables are not guaranteed by LDCs as well as discounts related to customer accounts receivable that are guaranteed by LDCs. During the nine months ended March 31, 2010, approximately 47% of the Company's total sales of natural gas and electricity were within markets where LDCs do not guarantee customer accounts receivable while 53% of total sales were within markets where LDCs guarantee customer accounts receivable at a weighted average discount rate of approximately 1%. Such discount is the cost to guarantee the customer accounts receivable. In markets where customer accounts receivable are guaranteed by the LDC, the Company is exposed to the credit risk of the LDC, rather than to that of its customers. The Company monitors the credit ratings of LDCs and the parent companies of LDCs that guarantee customer accounts receivable. The Company also periodically reviews payment history and financial information for LDCs to ensure that it identifies and responds to any deteriorating trends. As of March 31, 2010, all of the Company's customer accounts receivable in guaranteed markets were from LDCs with investment grade credit ratings.

        The Company will continue to closely monitor economic conditions and actual collection data within these and other markets for signs of any negative long-term trends which could result in higher allowance requirements.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 6. Natural Gas Inventories

        Natural gas inventories are summarized in the following table.

	Balance at
	March 31, 2010	June 30, 2009
	(in thousands)
Storage inventory for delivery to customers	$4,394	$24,457
Imbalance settlements in-kind(1)	2,231	4,958

Total	$6,625	$29,415

(1)
Represents inventory to be transferred to the Company or its customers from LDCs as a result of an excess of natural gas deliveries over amounts used by customers in prior periods. These inventories are expected to be transferred to the Company or its customers within the upcoming twelve-month period.

        During the nine months ended March 31, 2010, in connection with RBS Sempra's responsibility to manage the Company's storage capacity under the Commodity Supply Facility, the Company also sold approximately 2,200,000 million British thermal units ("MMBtus") of natural gas inventory to RBS Sempra for its weighted-average cost of $12.0 million. The Company is required to re-acquire such natural gas from RBS Sempra as necessary to meet customer demand during the upcoming winter months for the price at which the inventory was sold to RBS Sempra. The remaining decrease in natural gas held in storage from June 30, 2009 to March 31, 2010 was primarily due to normal seasonal activity as customer consumption of natural gas inventory during the winter months generally exceeds purchases of inventory during the first nine months of the Company's fiscal year.

        The weighted-average cost per MMBtu of natural gas held in storage increased 22% from June 30, 2009 to March 31, 2010, which partially offset the impact of lower volume of natural gas held in storage.

Note 7. Goodwill

        The Company's goodwill, which relates to the acquisition of substantially all of the assets of Shell Energy Services Company L.L.C. during fiscal year 2007, is assigned to the natural gas business segment. The Company tests its goodwill for impairment annually at June 30, or if events or changes in circumstances may indicate that an impairment of goodwill exists. Material events, transactions and changes in circumstances are evaluated for their impact on the fair value of the natural gas business segment and the recorded value of goodwill. During the nine months ended March 31, 2010, the Company evaluated the impacts of various transactions consummated in connection with the Restructuring and concluded that they did not have any impact on the recorded carrying value assigned to goodwill.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 8. Customer Acquisition Costs, Net

        Customer acquisition costs and related accumulated amortization are summarized in the following table.

	Gross Book Value	Accumulated Amortization	Net Book Value
	(in thousands)
Balance at March 31, 2010:
Customer contracts acquired	$10,506	$7,979	$2,527
Direct sales and advertising costs	48,956	25,360	23,596

Total customer acquisition costs	$59,462	$33,339	$26,123

Balance at June 30, 2009:
Customer contracts acquired	$48,832	$42,553	$6,279
Direct sales and advertising costs	40,744	19,073	21,671

Total customer acquisition costs	$89,576	$61,626	$27,950

        Amortization expense relating to capitalized customer acquisition costs was $5.5 million and $8.4 million for the three months ended March 31, 2010 and 2009, respectively, and $15.0 million and $22.7 million for the nine months ended March 31, 2010 and 2009, respectively. Amortization expense associated with customer acquisition costs capitalized as of March 31, 2010 is expected to be approximately $4.4 million for the remainder of fiscal year 2010, $13.7 million for fiscal year 2011 and $8.0 million thereafter. As of March 31, 2010, the weighted average remaining amortization period associated with all customer acquisition costs was approximately 1.4 years.

Note 9. Income Taxes

        The Company's effective income tax rate was a charge of 40.4% and 36.3% for the three months ended March 31, 2010 and 2009, respectively. The change in the effective tax rate for the three months ended March 31, 2010 was primarily due to:

  •
  an increase in the effective tax rate for non-recovery of state tax losses due to certain states not allowing tax loss carrybacks; and

  •
  changes in permanent differences.

        For the nine months ended March 31, 2010 and 2009, the effective tax rate was a charge of 41.3% and a benefit of 38.5%, respectively. The change in the effective tax rate for the nine months ended March 31, 2010 was primarily due to:

  •
  reporting taxable net income for the current period, as compared with a net loss for the same period in the prior fiscal year;

  •
  an increase in the effective rate for non-recovery of state tax losses due to certain states not allowing tax loss carrybacks; and

  •
  changes in permanent differences.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 9. Income Taxes (Continued)

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's policy is to establish a valuation allowance if it is "more likely than not" that the related tax benefits will not be realized. As of March 31, 2010 and June 30, 2009, the Company determined, based on available evidence, including historical financial results for the prior three years, that it is "more likely than not" that a portion of these items may not be recoverable in the future. Accordingly, the Company recorded valuation allowances at March 31, 2010 and June 30, 2009 related to non-recovery of deferred tax assets.

        The Worker, Homeownership and Business Assistance Act of 2009, which was signed into law on November 6, 2009, contains a number of tax law changes, including a provision that permits companies to elect to carry back certain net operating losses for up to five years. As of March 31, 2010, the Company expects to carry back the amount of any tax loss for fiscal year 2010.

Note 10. Accounts Payable and Accrued Liabilities

        Accounts payable and accrued liabilities are summarized in the following table.

	Balance at
	March 31, 2010	June 30, 2009
	(in thousands)
Trade accounts payable and accrued liabilities(1)	$14,938	$13,952
Accrued commodity purchases	6,549	9,847
Interest payable(2)	1,554	8,946
Payroll and related expenses	3,539	4,761
Sales and other taxes	3,121	2,193
Other	1,817	3,448

Total accounts payable and accrued liabilities	$31,518	$43,147

(1)
Includes $0.1 million and $1.9 million due to related parties at March 31, 2010 and June 30, 2009, respectively, for legal services, financial advisory services and management fees. Refer to Note 17 for additional information regarding related party transactions.

(2)
Includes $1.0 million of accrued interest at June 30, 2009 related to Bridge Financing Loans and the Denham Credit Facility. All amounts due to the Bridge Financing Loans lenders and Denham were repaid in September 2009 in connection with the Restructuring. Refer to Note 17 for additional information regarding related party transactions.

        Interest payable primarily includes accrued and unpaid interest associated with the Fixed Rate Notes due 2014 and the Floating Rate Notes due 2011. Trade accounts payable and accrued expenses include amounts accrued for transportation and distribution charges, imbalances, other utility-related expenses and general operating expenses.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 11. Derivatives and Hedging Activities

        The Company is exposed to certain risks relating to its ongoing business operations. The primary risks managed by using derivative instruments are commodity price risk and interest rate risk. The Company has a risk management policy that is intended to reduce its financial exposure related to changes in the price of natural gas and electricity and to changes in the interest rates associated with its Commodity Supply Facility and Floating Rate Notes due 2011. The Company's risk management policy defines various risk management controls and limits that are designed to monitor its commodity price risk position and ensure that hedging performance is in line with objectives established by its Board of Directors and management. Speculative trading activities are explicitly prohibited under the Company's risk management policy.

        The Company utilizes derivative financial instruments to reduce its exposure to fluctuations in the price of natural gas and electricity. Commodity derivatives utilized typically include swaps, forwards and options that are bilateral contracts with counterparties. In addition, certain contracts with customers are also accounted for as derivatives. The Company has not elected to designate any derivative instruments as hedges under U.S. GAAP guidelines. Accordingly, any changes in fair value during the term of a derivative contract are adjusted through unrealized losses (gains) from risk management activities in the consolidated statements of operations with offsetting adjustments to unrealized gains or unrealized losses from risk management activities in the consolidated balance sheets. Unrealized gains from risk management activities on the consolidated balance sheets represent receivables from various derivative counterparties, net of amounts due to the same counterparties when master netting agreements exist. Unrealized losses from risk management activities represent liabilities to various derivative counterparties, net of receivables from the same counterparties when master netting agreements exist. Settlements on the derivative instruments are realized monthly and are generally based upon the difference between the contract price and the closing price as quoted on the New York Mercantile Exchange ("NYMEX") or other published index.

        The recorded values of derivative instruments reflect management's best estimate of fair value, which takes into account various factors including closing exchange and over-the-counter quotations, parity differentials and volatility factors underlying the commitments. In addition, the recorded fair values are discounted to reflect counterparty credit risk and time value of settlement.

        Volumes associated with commodity and interest rate derivative contracts that are recorded at fair value on the consolidated balance sheets, which expire at various times through March 2012, are summarized in the following table. The volumes in the table do not quantify risk or represent assets or

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 11. Derivatives and Hedging Activities (Continued)

liabilities of the Company, but are used in the calculations of fair value and cash settlements under the contracts.

	Open Positions as of
	March 31, 2010	June 30, 2009
Natural gas instruments (amounts reflected in MMBtus(1)):
Financial forward derivative instruments:
NYMEX-referenced over the counter swaps	9,443,000	10,158,000
Basis swaps	20,535,000	11,712,000
Options	150,000	1,015,000
Physical forward instruments(2):
Physical fixed purchase and sale contracts	1,353,000	—
Physical basis purchase and sale contracts	560,000	—
Physical index purchase and sale contracts	549,000	—
Electricity instruments (amounts reflected in MWhrs(3)):
Financial forward derivative instruments:
Swaps and fixed price contracts	158,000	168,000
Physical forward instruments(2):
Electricity purchase and sale contracts	642,000	—
Interest rate swaps (in millions) and sale contacts	$80.0	$110.0

(1)
Million British thermal units, a standard unit of heating equivalent measure for natural gas. A unit of heat equal to 1,000,000 Btus, or 1 MMBtu, is the thermal equivalent of approximately 1,000 cubic feet of natural gas.

(2)
Represents agreements for the purchase and sale of natural gas or electricity that are accounted for as derivatives because they did not qualify for the "normal purchases and sales" exclusion under U.S. GAAP as of the respective period-end date.

(3)
Megawatt Hours, each representing 1 million watt hours or a thousand kilowatt hours, which is the amount of electric energy produced or consumed in a period of time.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 11. Derivatives and Hedging Activities (Continued)

        The fair value of these derivative instruments recorded on the Company's consolidated balance sheets is summarized in the following table.

Type of Derivative	Location on the Consolidated Balance Sheet	Prior to Netting	Impact of Master Netting Agreements	After Netting
		(in thousands)
Fair value as of March 31, 2010:
Asset derivatives:
Commodity derivatives	Unrealized gains from risk management activities, net	$12,210	$(12,210)	$—

Total		$12,210	$(12,210)	$—

Liability Derivatives:
Commodity derivatives	Unrealized losses from risk management activities, net	$49,457	$(12,210)	$37,247
Interest rate derivatives	Unrealized losses from risk management activities, net	5,951	—	5,951

Total		$55,408	$(12,210)	$43,198

Fair value as of June 30, 2009:
Asset derivatives:
Commodity derivatives	Unrealized gains from risk management activities, net	$24,649	$(24,355)	$294

Total		$24,649	$(24,355)	$294

Liability Derivatives:
Commodity derivatives	Unrealized losses from risk management activities, net	$64,347	$(24,355)	$39,992
Interest rate derivatives	Unrealized losses from risk management activities, net	8,303	—	8,303

Total		$72,650	$(24,355)	$48,295

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 11. Derivatives and Hedging Activities (Continued)

        The effect of derivative instruments on the Company's consolidated statements of operations is summarized in the following table.

	Location of (Gains) Losses Recognized on the Consolidated Statement of Operations	Amount of (Gains) Losses Recognized
		(in thousands)
Three Months Ended March 31:
2010:
Commodity derivatives	Cost of goods sold—realized (gains) losses from risk management activities, net	$1,269
Commodity derivatives	Cost of goods sold—unrealized (gains) losses from risk management activities, net	26,001
Interest rate derivatives	Interest expense, net of interest income	(1,313)

Total		$25,957

2009:
Commodity derivatives	Cost of goods sold—realized (gains) losses from risk management activities, net	$20,932
Commodity derivatives	Cost of goods sold—unrealized (gains) losses from risk management activities, net	11,462
Interest rate derivatives	Interest expense, net of interest income	(661)

Total		$31,733

Nine Months Ended March 31:
2010:
Commodity derivatives	Cost of goods sold—realized (gains) losses from risk management activities, net	$34,504
Commodity derivatives	Cost of goods sold—unrealized (gains) losses from risk management activities, net	(2,451)
Interest rate derivatives	Interest expense, net of interest income	(2,352)

Total		$29,701

2009:
Commodity derivatives	Cost of goods sold—realized (gains) losses from risk management activities, net	$42,154
Commodity derivatives	Cost of goods sold—unrealized (gains) losses from risk management activities, net	113,396
Interest rate derivatives	Interest expense, net of interest income	3,477

Total		$159,027

Commodity Price Risk Management Activities

        The Company utilizes swap instruments and, to a lesser extent, option instruments to economically hedge the anticipated natural gas and electricity commodity purchases required to meet expected customer demand for all accounts served under fixed price contracts (up to 110% in the winter months with respect to customer demand in certain natural gas utility service areas with daily balancing requirements and up to 110% in the summer months with respect to customer demand in certain electricity utility service areas).

  Financial Natural Gas Derivative Contracts

        The Company utilizes the Commodity Supply Facility (refer to Note 13) to enter into NYMEX-referenced over-the-counter swaps, basis swaps and options to economically hedge the risk of variability

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 11. Derivatives and Hedging Activities (Continued)

in the cost of natural gas. Under the Commodity Supply Facility, as of March 31, 2010, the Company has the ability to enter into NYMEX and basis swaps through August 2012.

        In connection with the Commodity Supply Facility, during the nine months ended March 31, 2010, certain of the Company's natural gas hedge agreements under the former Hedge Facility were novated to RBS Sempra from the previous counterparty. Such novations did not have any impact on the Company's rights, obligations, risks or accounting methodology associated with the agreements.

  Physical Forward Natural Gas Derivative Contracts

        As of June 30, 2009, the Company had forward physical contracts to purchase natural gas beginning in July 2009 and ending in November 2010. Based on the terms of these purchases, the Company had elected to treat all such contracts as "normal purchases" under U.S. GAAP, and therefore the contracts were not reported on the consolidated balance sheets at June 30, 2009.

        Under the terms of the Commodity Supply Facility, most of the outstanding physical forward agreements for the purchase of natural gas were novated to RBS Sempra during the second quarter of fiscal year 2010. Based upon the terms of the ISDA Master Agreements, certain of these novated agreements no longer qualify as "normal purchases." Since the novation dates of these agreements, changes in fair value have been reflected in earnings and recorded in unrealized gains and/or unrealized losses from risk management activities on the consolidated balance sheets at March 31, 2010. These agreements are included in the March 31, 2010 fair value measurements reported in Note 12.

  Financial Electricity Derivative Contracts

        As of June 30, 2009, the Company did not have an exclusive agreement with any single hedge provider for electricity. The Company managed its exposure to risk associated with its electricity hedge providers through a formal credit risk management process and through daily review of exposures from open positions. As of June 30, 2009, all of the Company's electricity hedge positions were with counterparties with investment grade credit ratings. The Company generally was required to post letters of credit to cover its liability positions with various counterparties in accordance with electricity hedging agreements.

        Effective September 22, 2009, under the Commodity Supply Facility, the Company has an exclusive agreement with RBS Sempra for electricity economic hedging activities. Subsequent to the Restructuring, the Company's existing electricity swap agreements with other counterparties were novated to RBS Sempra. Such novations did not have any impact on the Company's rights, obligations, risks or accounting methodology associated with the agreements.

  Physical Forward Electricity Derivative Contracts

        As of June 30, 2009, the Company had physical forward contracts to purchase electricity beginning in July 2009 and ending in September 2011. Based on the terms of these purchases, the Company had elected to treat all such contracts as "normal purchases" under U.S. GAAP, and therefore the contracts were not reported on the consolidated balance sheets at June 30, 2009.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 11. Derivatives and Hedging Activities (Continued)

        Under the terms of the Commodity Supply Facility, all physical forward agreements for the purchase of electricity were novated to RBS Sempra during the second quarter of fiscal year 2010. Based upon the terms of the ISDA Master Agreements, certain of these novated agreements no longer qualify as "normal purchases." Since the novation dates of these agreements, changes in fair value have been reflected in earnings and recorded in unrealized gains and/or unrealized losses from risk management activities on the consolidated balance sheets at March 31, 2010. These agreements are included in the March 31, 2010 fair value measurements reported in Note 12.

Interest Rate Risk Management Activities

        The Company is exposed to risk from fluctuations in interest rates under the Commodity Supply Facility and the Floating Rate Notes due 2011. The Company manages its exposure to interest rate fluctuations by utilizing interest rate swaps to effectively convert the interest rate exposure from a variable rate to a fixed rate of interest.

        As of March 31, 2010, an $80.0 million swap was outstanding, which expires on August 1, 2011. The fixed-for-floating swap effectively fixes the six-month LIBOR rate at 5.72% per annum. During fiscal year 2010, the $80.0 million interest rate swap agreement was novated to RBS Sempra from the previous counterparty, as required by the terms of the Commodity Supply Facility. Such novation did not have any impact on the Company's rights, obligations, risks or accounting methodology associated with the interest rate swap agreement.

        Under the Commodity Supply Facility, the Company is subject to variable interest rates in connection with cash borrowings and credit support, primarily in the form of letters of credit, provided by RBS Sempra. As of March 31, 2010, approximately $39.2 million of letters of credit were outstanding under the Commodity Supply Facility and $6.4 million aggregate principal of Floating Rate Notes due 2011 was outstanding.

        As of June 30, 2009, the Company's interest rate derivative liabilities were collateralized under the Revolving Credit Facility. At March 31, 2010, the Company posted $6.0 million of cash as collateral against its mark-to-market exposure related to the outstanding interest rate swap agreement, which is recorded in other current assets on the consolidated balance sheets.

        The Company has not designated interest rate swaps as hedges and, accordingly, changes in the market value of the interest rate swaps are charged directly to interest expense. Changes in the market value of interest rate swaps resulted in increases (decreases) to interest expense of $(1.3) million and $(0.7) million for the three months ended March 31, 2010 and 2009, respectively, and $(2.4) million and $3.5 million for the nine months ended March 31, 2010 and 2009, respectively. At March 31, 2010, the total unrealized losses from risk management activities on the consolidated balance sheets related to interest rate swaps was approximately $6.0 million.

        A $30.0 million interest rate swap that was outstanding at June 30, 2009 was terminated in September 2009.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 12. Fair Value of Financial Instruments

        The Company measures assets and liabilities associated with various financial forward derivative instruments and physical forward purchase and sale agreements at fair value on a recurring basis, and categorizes these fair value measurements in accordance with a fair value hierarchy that prioritizes the assumptions, or "inputs," used in applying valuation techniques. The three levels of inputs within the fair value hierarchy are:

  •
  Level 1—Observable inputs that reflect unadjusted quoted prices for identical assets and liabilities in active markets as of the reporting date.

  •
  Level 2—Inputs other than quoted prices included in Level 1 that represent observable market-based inputs, such as quoted market prices for similar assets or liabilities in active markets or quoted market prices for identical assets or liabilities in markets that are not considered to be active. Level 2 also includes unobservable inputs that are corroborated by market data.

  •
  Level 3—Inputs that are not observable from objective sources and therefore cannot be corroborated by market data.

        The Company generally utilizes a market approach for its recurring fair value measurements. In forming its fair value estimates, the Company utilizes the most observable inputs available for the respective valuation technique. If a fair value measurement reflects inputs from different levels within the fair value hierarchy, the measurement is classified based on the lowest level of input that is significant to the fair value measurement. The key inputs and assumptions utilized for the fair value measurements recorded by the Company are summarized as follows:

        Financial natural gas derivative contracts—NYMEX-referenced swaps are valued utilizing unadjusted market commodity quotes from a pricing service, which are considered to be quotes from an active market, but are deemed to be Level 2 inputs because the swaps are not an identical instrument to the commodity. Basis swaps and options are generally valued using observable broker quotes. Other inputs and assumptions include contract position volume, price volatility, commodity delivery location, credit quality of the Company and of derivative counterparties, credit enhancements, if any, and time value.

        Financial electricity derivative contracts—Electricity swaps are valued utilizing market commodity quotes from a pricing service, which are deemed to be observable inputs. Other inputs and assumptions include contract position volume, price volatility, commodity delivery location, credit quality of the Company and of derivative counterparties, credit enhancements, if any, and time value.

        Physical forward natural gas and electricity derivative contracts—The Company utilizes market commodity quotes from a pricing service to value these instruments, which are deemed to be observable inputs. Other inputs and assumptions include contract position volume, commodity delivery location, credit quality of the Company and of derivative counterparties, credit enhancements, if any, and time value.

        Interest rate swaps—Interest rate swaps are valued utilizing quotes received directly from swap counterparties. Key inputs and assumptions include interest rate curves, credit quality of the Company and of derivative counterparties, credit enhancements, if any, and time value.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 12. Fair Value of Financial Instruments (Continued)

        The fair value of the Company's assets and liabilities that are measured at fair value on a recurring basis is summarized by level within the fair value hierarchy in the following tables.

	Balance at March 31, 2010
	Level 1	Level 2	Level 3	Total
	(in thousands)
Liabilities:
Commodity derivatives	$—	$37,247	$—	$37,247
Interest rate derivatives	—	5,951	—	5,951

Total	$—	$43,198	$—	$43,198

	Balance at June 30, 2009
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Commodity derivatives	$—	$294	$—	$294

Total	$—	$294	$—	$294

Liabilities:
Commodity derivatives	$—	$39,992	$—	$39,992
Interest rate derivatives	—	8,303	—	8,303

Total	$—	$48,295	$—	$48,295

        The Company has elected not to record the Fixed Rate Notes due 2014 or the Floating Rate Notes due 2011 at fair value. The aggregate principal amount of long-term debt recorded on the consolidated balance sheets, before original issue discount, is $73.7 million at March 31, 2010. Utilizing observable market data, the aggregate fair value of the Fixed Rate Notes due 2014 and the Floating Rate Notes due 2011 was approximately $55.3 million as of March 31, 2010.

Note 13. Commodity Supply Facility and Revolving Credit Facility

Commodity Supply Facility

        In connection with the Restructuring consummated on September 22, 2009, the Revolving Credit Facility, Hedge Facility and various arrangements for the supply of natural gas and electricity were replaced by the Commodity Supply Facility. Under the Commodity Supply Facility, the primary obligors are Holdings' two significant operating subsidiaries, MXenergy Inc. and MXenergy Electric Inc. All obligations under the Commodity Supply Facility are guaranteed by Holdings and its other domestic subsidiaries and are secured by a first priority lien on substantially all existing and future assets of Holdings and its domestic subsidiaries other than the Fixed Rate Notes Escrow Account described in Note 14. The maturity date of the Commodity Supply Facility is August 31, 2012, provided that RBS Sempra will have the right to extend such maturity date by one year in its sole discretion, if notice is provided by RBS Sempra no later than April 30, 2011.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 13. Commodity Supply Facility and Revolving Credit Facility (Continued)

        The Commodity Supply Facility provides for the exclusive supply of physical (other than as needed for balancing) and financial natural gas and electricity, credit support (including letters of credit and guarantees) for certain collateral needs, cash advances for natural gas inventory and seasonal financing as needed, and associated hedging transactions in order to maintain the balanced trading book required by the Company's risk management policies. The Commodity Supply Facility provides for certain volumetric fees for all natural gas and electricity purchases.

        The Commodity Supply Facility is governed by the separate ISDA Master Agreements for natural gas and electricity. On September 28, 2009, MXenergy Inc. and MXenergy Electric Inc. entered into amendments to the ISDA Master Agreements for natural gas and electricity, respectively, with the Company and certain of its subsidiaries, as guarantors, and RBS Sempra. Pursuant to the terms of these amendments, the definition of Adjusted Consolidated Tangible Net Worth in the ISDA Master Agreements was amended to exclude non-cash charges associated with any deferred tax valuation allowances. As of March 31, 2010, the Company was in compliance with all provisions of the ISDA Master Agreements.

        In accordance with the terms of the ISDA Master Agreements, the Company is required to maintain a minimum collateral coverage ratio (the "Collateral Coverage Ratio") of 1.25:1.00 for the months of October through March (inclusive) and 1.40:1.00 for any other calendar month. The Collateral Coverage Ratio is calculated as the ratio of: (1) certain assets of the Company, primarily including cash, amounts due from RBS Sempra representing the Company's operating cash, accounts receivable from customers and LDCs and natural gas inventories; to (2) certain liabilities of the Company, primarily arising from exposure and/or amounts due to RBS Sempra (including amounts due for the purchase of natural gas and electricity, accrued but unpaid financing fees and settlements arising from derivative contracts).

        As of March 31, 2010, the Company had a Collateral Coverage Ratio of approximately 2.34:1.00. The calculation of the Collateral Coverage Ratio as of March 31, 2010 reflected available liquidity of approximately $82.7 million. At March 31, 2010, the Company had no outstanding cash advances and had $39.2 million of letters of credit outstanding under the Commodity Supply Facility.

        In connection with the Commodity Supply Facility, the Company must maintain a consolidated tangible net worth, as defined in the ISDA Master Agreements, of at least $60.0 million. As of March 31, 2010, the Company's consolidated tangible net worth exceeded $60.0 million.

        Provided that the Company is in compliance with the Collateral Coverage Ratio requirement, as described above, the Commodity Supply Facility provides for cash advances of up to $45.0 million to finance seasonal working capital requirements. These cash borrowings will accrue interest at the greater of: (1) RBS Sempra's cost of funds plus 5%; or (2) LIBOR plus 5%. Outstanding credit support (e.g., letters of credit and/or guarantees) provided by RBS Sempra will accrue interest at LIBOR plus 3%, with a minimum rate of 4%, except that, if the cash held in certain collateral accounts exceeds all outstanding settlement payments under the Commodity Supply Facility by $27.0 million, interest will accrue at a reduced rate of 1% on the amount of outstanding credit support in excess of $27.0 million.

        Under the supply terms of the Commodity Supply Facility, the Company has the ability to: (1) seek commodity price quotes from third parties for certain physically or financially settled transactions with respect to gas and electricity; and (2) request that RBS Sempra enter into such transactions with such

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 13. Commodity Supply Facility and Revolving Credit Facility (Continued)

third parties at such prices and to concurrently enter into back-to-back off-setting transactions with the Company with respect to such third party transactions. Such transactions with third parties are subject to RBS Sempra approval, and to a requirement that the volumes of those transactions do not exceed certain annual limits specified in the agreements that govern the Commodity Supply Facility. In addition to the actual purchase price paid by RBS Sempra and certain related costs and expenses, the Company is charged a fee for such purchases.

        Under the Commodity Supply Facility, the Company is obligated to purchase a minimum of 130,000,000 MMBtus of natural gas from RBS Sempra, for physical delivery in accordance with the following schedule: (1) 39,000,000 MMBtus during the first contract year; (2) 44,000,000 MMBtus during the second contract year; and (3) 47,000,000 MMBtus during the third contract year. In addition, the Company is obligated to purchase a minimum of 1,850,000 MWhrs of electricity from RBS Sempra, for physical delivery in accordance with the following schedule: (1) 500,000 MWhrs during the first contract year; (2) 650,000 MWhrs during the second contract year; and (3) 700,000 MWhrs during the third contract year. The estimated total value of these purchases will depend upon the market price of natural gas at the time of purchase. The Company will be obligated to pay a volumetric fee for any unused balance of the minimum volume purchase requirement for any contract year, or if the agreement is terminated prior to the end of the contract. The excess of actual commodity purchases from RBS Sempra over the minimum purchase requirement for any contract year, if any, will be deducted from the minimum purchase requirement for the subsequent contract year. As of March 31, 2010, the commodity to be purchased for delivery to the Company's customers during the first contract year of the Commodity Supply Facility is expected to exceed the minimum purchase obligation for natural gas and electricity.

        The Commodity Supply Facility provides that the Company will release natural gas transportation and delivery capacity to RBS Sempra and for RBS Sempra to perform certain transportation and storage nominations. The Commodity Supply Facility also provides for RBS Sempra to act on the Company's behalf to satisfy the requirements of regional electricity transmission operators for capacity rights and ancillary services.

        Under the hedging terms of the Commodity Supply Facility, the Company's aggregate outstanding notional amount of fixed price physical and/or financial hedges is limited to $260.0 million. Fixed price hedges are limited to a contract term of 24 months. In addition, the fixed price portfolio of hedges is limited to a weighted-average volume tenor not to exceed 14 months in duration. As of March 31, 2010, the Company was in compliance with each of these requirements.

        With regards to the Company's fixed price customer mix, the Company may not enter into any fixed price contracts, excluding renewals of existing fixed price contracts, if:

  •
  During any twelve-month period, more than 75% of all residential customer equivalents ("RCEs") have been added under fixed price contracts;

  •
  During any twelve-month period, more than 235,000 RCEs have been added under fixed price contracts; and

  •
  The Company's fixed price RCEs exceed 325,000 at any time.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 13. Commodity Supply Facility and Revolving Credit Facility (Continued)

        In connection with the Commodity Supply Facility, during the nine months ended March 31, 2010, certain of the Company's natural gas hedge agreements under the former Hedge Facility and all of the Company's existing electricity swap agreements with other counterparties were novated to RBS Sempra. Additionally, certain of the Company's forward physical agreements for the purchase of natural gas and all of the Company's forward physical agreements for the purchase of electricity were novated to RBS Sempra. Such novations did not have any impact on the Company's rights, obligations, risks or accounting methodology associated with the agreements.

        During fiscal years 2009 and 2010, the Company incurred approximately $10.7 million of legal fees, consulting fees and other costs directly related to the Commodity Supply Facility, which were deferred on the consolidated balance sheet and are being amortized as an increase to interest expense over the remaining term of the Commodity Supply Facility. These deferred costs include the value of 4,002,290 shares of Class B Common Stock issued to RBS Sempra in connection with the Restructuring (refer to Note 16). Amortization expense associated with these deferred costs was approximately $0.9 million and $1.9 million for the three months and nine months ended March 31, 2010, respectively.

        The ISDA Master Agreements contain customary covenants that restrict certain activities including, among other things, the Company's ability to:

  •
  incur additional indebtedness;

  •
  create or incur liens;

  •
  guarantee obligations of other parties;

  •
  engage in mergers, consolidations, liquidations and dissolutions;

  •
  create subsidiaries;

  •
  make acquisitions;

  •
  engage in certain asset sales;

  •
  enter into leases or sale-leasebacks;

  •
  make equity distributions;

  •
  make capital expenditures;

  •
  make loans and investments;

  •
  make certain dividend, debt and other restricted payments;

  •
  engage in a different line of business;

  •
  amend, modify or terminate certain material agreements in a manner that is adverse to the lenders; and

  •
  engage in certain transactions with affiliates.

        The ISDA Master Agreements also contain customary events of default, including:

  •
  payment defaults;

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 13. Commodity Supply Facility and Revolving Credit Facility (Continued)

  •
  breaches of representations and warranties;

  •
  covenant defaults;

  •
  cross defaults to certain other indebtedness (including the Fixed Rate Notes due 2014) in excess of specified amounts;

  •
  certain events of bankruptcy and insolvency;

  •
  ERISA defaults;

  •
  judgments in excess of specified amounts;

  •
  failure of any guaranty or security document supporting the Commodity Supply Facility to be in full force and effect;

  •
  the termination or cancellation of any material contract which termination or cancellation could reasonably be expected to have a material adverse effect on us; or

  •
  the occurrence of a change of control.

  Net Accounts Receivable from or Payable to RBS Sempra

        The agreements that govern the Commodity Supply Facility include provisions that allow for net settlement of amounts due from and due to RBS Sempra. Accordingly, the Company reports amounts due from and due to RBS Sempra net on the consolidated balance sheets. At March 31, 2010, the net $15.0 million amount due from RBS Sempra is reported as accounts receivable, net—RBS Sempra on the condensed consolidated balance sheets.

Revolving Credit Facility

        As of June 30, 2009, and through September 21, 2009, MXenergy Inc. and MXenergy Electric Inc. were borrowers under the Revolving Credit Facility. During fiscal year 2009 and through September 30, 2009, the Company incurred approximately $9.1 million of amendment fees, legal fees, consulting fees and other costs directly related to amendments to the Revolving Credit Facility and Hedge Facility, which were deferred on the consolidated balance sheet and amortized as an increase in interest expense over the remaining terms of the facilities. Amortization expense associated with these deferred costs was approximately $0 and $2.2 million during the three months ended March 31, 2010 and 2009, respectively, and $1.6 million and $4.4 million for the nine months ended March 31, 2010 and 2009, respectively.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 14. Long-Term Debt

        Long-term debt is summarized in the following table.

	Balance at
	March 31, 2010	June 30, 2009
	(in thousands)
Fixed Rate Notes due 2014 (net of unamortized original issue discount of $15,833)	$51,460	$—
Floating Rate Notes due 2011 (net of unamortized original issue discount of $43 and $1,724, respectively)	6,370	163,476

Total long-term debt	$57,830	$163,476

Fixed Rate Notes due 2014

        In connection with the Restructuring consummated on September 22, 2009, the Company issued $67.8 million aggregate principal amount of the Fixed Rate Notes due 2014. Interest on the Fixed Rate Notes due 2014 accrues at the rate of 13.25% per annum and is payable semi-annually in cash on February 1 and August 1 of each year. The Fixed Rate Notes due 2014 will mature on August 1, 2014. Interest expense associated with the Fixed Rate Notes due 2014 was approximately $2.2 million and $4.7 million for the three months and nine months ended March 31, 2010, respectively.

        The Fixed Rate Notes due 2014 were issued at a discount of approximately $17.8 million, which was recorded as a reduction from the Fixed Rate Notes due 2014 balance on the Company's consolidated balance sheets during the first quarter of fiscal year 2010, and which is being amortized as an increase to interest expense over the remaining life of the Fixed Rate Notes due 2014. Total interest expense associated with amortization of this discount was approximately $1.1 million and $2.1 million for the three months and nine months ended March 31, 2010, respectively.

        The Company incurred approximately $5.3 million of legal fees, consulting fees and other costs directly related to issuance of the Fixed Rate Notes due 2014, which were recorded as deferred debt issue costs on the consolidated balance sheets and are being amortized as an increase to interest expense over the remaining term of the Fixed Rate Notes due 2014. Total interest expense associated with amortization of these deferred debt issue costs was approximately $0.3 million and $0.6 million for the three months and nine months ended March 31, 2010, respectively.

        On December 30, 2009, the Company entered into a purchase agreement (the "Stock and Notes Purchase Agreement") pursuant to which a holder of the Company's Class A Common Stock and Fixed Rate Notes due 2014 (the "Seller") agreed to sell its holdings to the Company. Pursuant to the Stock and Notes Purchase Agreement, on January 4, 2010, the Company acquired approximately $0.5 million aggregate principal amount of Fixed Rate Notes due 2014 from the Seller for approximately $0.3 million. The resulting gain on extinguishment of debt of $0.2 million was recorded as a reduction of interest expense for the three months ended March 31, 2010. A pro rata portion of deferred debt issue costs and original debt issue discount associated with the Fixed Rate Notes due 2014 acquired, which approximated an aggregate amount of $0.1 million, was also recorded as additional interest expense during the three months ended March 31, 2010.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 14. Long-Term Debt (Continued)

        The Fixed Rate Notes due 2014 are senior subordinated secured obligations of the Company, subordinated in right of payment to obligations of the Company under the Commodity Supply Facility. The Fixed Rate Notes due 2014 are senior in priority to the Company's unsecured senior obligations, including the Floating Rate Notes due 2011, to the extent of the aggregate value of the assets securing the Fixed Rate Notes due 2014 that is in excess of the aggregate amount of the outstanding Commodity Supply Facility obligations.

        The Fixed Rate Notes due 2014 are jointly, severally, fully and unconditionally guaranteed by all domestic subsidiaries of Holdings.

        The Fixed Rate Notes due 2014 are secured by a first priority security interest in an escrow account (the "Fixed Rate Notes Escrow Account"), which is maintained as security for future interest payments to holders of the Fixed Rate Notes due 2014, and by a second priority security interest in substantially all other existing and future assets of the Company. The Fixed Rate Notes Escrow Account was funded with approximately $9.0 million in September 2009, which approximates the interest payable by the Company on the Fixed Rate Notes due 2014 for a twelve-month period.

        At any time on or prior to August 1, 2011, the Company may, at its option, use the net cash proceeds of equity offerings, if any, to redeem either: (1) 100% of the aggregate principal amount of outstanding Fixed Rate Notes due 2014; or (2) up to 35% of the aggregate principal amount of outstanding Fixed Rate Notes due 2014, in each case at a redemption price of 113.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption, provided that:

  •
  if the Company redeems less than all of the Fixed Rate Notes due 2014, at least 65% of the principal amount of the Fixed Rate Notes due 2014 issued under the indenture governing them remains outstanding immediately after any such redemption; and

  •
  the Company makes such redemption not more than 90 days after the consummation of any such equity offering.

        After August 1, 2011, the Company may redeem the Fixed Rate Notes due 2014 at its option, in whole or in part, upon not less than 30 days' or more than 60 days' notice, at the redemption prices specified in the indenture that governs the Fixed Rate Notes due 2014.

        Upon a change of control of the Company, the Company would be required to make an offer to purchase each holder's Fixed Rate Notes due 2014 at a price of 101% of the then outstanding principal amount thereof, plus accrued and unpaid interest.

        The indenture that governs the Fixed Rate Notes due 2014 contains restrictions on Holdings and its subsidiaries with regard to declaring or paying any dividend or distribution on Holdings capital stock. As of March 31, 2010, the Company was in compliance with all provisions of the indenture governing the Fixed Rate Notes due 2014.

        Holdings has no significant independent operations. Each of Holdings' domestic subsidiaries jointly and severally, fully and unconditionally guarantees the Fixed Rate Notes due 2014. Refer to Note 20 for consolidating financial statements of Holdings and its guarantor and non-guarantor subsidiaries.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 14. Long-Term Debt (Continued)

Floating Rate Notes due 2011

        On August 4, 2006, Holdings issued $190.0 million aggregate principal amount of Floating Rate Notes due 2011, which mature on August 1, 2011. The notes were issued at 97.5% of par value and bear interest at LIBOR plus 7.5% per annum. Interest is reset and payable semi-annually on February 1 and August 1 of each year.

        During fiscal years 2007 and 2008, the Company purchased $24.8 million aggregate principal amount of Floating Rate Notes due 2011 outstanding, plus accrued interest, from noteholders for amounts less than face value. On September 22, 2009, the Company consummated an exchange offer of $158.8 million aggregate principal amount of outstanding Floating Rate Notes due 2011 for $26.7 million of cash, $67.8 million aggregate principal amount of Fixed Rate Notes due 2014 and 33,940,683 shares of newly authorized Class A Common Stock (refer to Note 16).

        Holders of approximately $6.4 million aggregate principal amount of Floating Rate Notes due 2011 did not tender their notes pursuant to the Restructuring. These Floating Rate Notes due 2011 will remain outstanding until their maturity date in August 2011 unless acquired or retired by the Company sooner. The indenture governing the Floating Rate Notes due 2011 was amended to eliminate substantially all of the restrictive covenants and certain events of default from such indenture.

        The interest rate on the Floating Rate Notes due 2011 was 7.88% and 9.13% at March 31, 2010 and June 30, 2009, respectively. The weighted-average interest rate was 8.07% and 9.65% for the three months ended March 31, 2010 and 2009, respectively, and was 8.39% and 10.31% for the nine months ended March 31, 2010 and 2009, respectively. Interest expense associated with the Floating Rate Notes due 2011 was $0.1 million and $4.0 million for the three months ended March 31, 2010 and 2009, respectively, and was $3.6 million and $13.0 million for the nine months ended March 31, 2010 and 2009, respectively.

        Interest expense associated with amortization of original issue discount was less than $0.1 million and $0.2 million during the three months ended March 31, 2010 and 2009, respectively, and $1.7 million and $0.6 million during the nine months ended March 31, 2010 and 2009, respectively. Interest expense associated with amortization of deferred debt issue costs was less than $0.1 million and $0.2 million for the three months ended March 31, 2010 and 2009, respectively, and $0.3 million and $0.7 million for the nine months ended March 31, 2010 and 2009, respectively.

        We have entered into interest rate swap agreements to economically hedge the floating rate interest expense on the Floating Rate Notes due 2011. Refer to Note 11 for additional information regarding the Company's use of interest rate swaps.

        Holdings has no significant independent operations. Each of Holdings' domestic subsidiaries jointly and severally, fully and unconditionally guarantees the Floating Rate Notes due 2011. Refer to Note 20 for consolidating financial statements of Holdings and its guarantor and non-guarantor subsidiaries.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 15. Redeemable Convertible Preferred Stock

        Prior to consummation of the Restructuring, Holdings was authorized to issue 5,000,000 shares of Preferred Stock. On June 30, 2004, MXenergy Inc. entered into a purchase agreement (the "Preferred Stock Purchase Agreement") with affiliates of Charterhouse Group Inc. and Greenhill Capital Partners LLC (collectively, the "Preferred Investors") to issue 1,451,310 shares of Preferred Stock at a purchase price of $21.36 per share.

        As of June 30, 2009, the Company determined that the Preferred Stock was redeemable at the option of the Preferred Investors as a result of the redemption provisions included in the Preferred Stock Purchase Agreement. Therefore, the Preferred Stock was recorded outside of stockholders' equity on the consolidated balance sheets at its estimated $54.6 million redemption value.

        On September 22, 2009, all outstanding shares of Preferred Stock were exchanged for 11,862,551 shares of newly authorized Class C Common Stock, which represented 21.84% of the aggregate total shares of the Company's common stock outstanding as of the consummation date of the Restructuring. The excess of the redemption value of the Preferred Stock over the aggregate fair value of common stock issued to the preferred shareholders was reclassified to stockholders' equity on the consolidated balance sheets during the first quarter of fiscal year 2010. In connection with the Restructuring, Holdings filed an amended and restated Certificate of Incorporation that does not authorize any Preferred Stock.

Note 16. Common Stock

Amendment and Restatement of Corporate Documents and Issuance of Common Stock

        In connection with the Restructuring, on September 22, 2009, Holdings' Certificate of Incorporation and Bylaws were amended and restated, and certain holders of common stock entered into a stockholders agreement (the "Stockholders Agreement"). These documents contain customary provisions, including, but not limited to, provisions relating to certain approval rights, preemptive rights, share transfer restrictions and rights of first refusal.

        The amended and restated Certificate of Incorporation authorizes 200,000,000 shares of $0.01 par value common stock. The number of authorized shares and significant rights, as provided in the Stockholders Agreement, of each class of common stock include:

  •
  50,000,000 shares of Class A Common Stock. Holders of the Class A Common Stock are not subject to any transfer restrictions and are entitled to designate five directors to the Board of Directors, at least two of whom shall be independent and qualify as "financial experts."

  •
  10,000,000 shares of Class B Common Stock. Shares of Class B Common Stock will convert to shares of Class C Common Stock if RBS Sempra sells any of its shares (subject to certain exceptions defined in the amended and restated Certificate of Incorporation) or if all of the Company's obligations under the Commodity Supply Facility have been paid in full and all commitments pursuant to the Commodity Supply Facility have been terminated. RBS Sempra is entitled to designate one director to the Board of Directors.

  •
  40,000,000 shares of Class C Common Stock. Holders of Class C Common Stock who are current or former employees of the Company or any of its subsidiaries may not transfer their shares (except by will or in connection with customary estate planning) until the third

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 16. Common Stock (Continued)

    anniversary of the closing date of the Restructuring and, in the case of shares acquired pursuant to the management incentive plan to be implemented by the Company (the "Management Incentive Plan"), as otherwise provided in the Management Incentive Plan. Transfers of shares of Class C Common Stock are subject to a right of first refusal in favor of the holders of shares of Class A Common Stock and holders of shares of Class B Common Stock. Holders of Class C Common Stock are entitled to nominate and elect two directors to the Board of Directors.

  •
  100,000,000 shares of Class D Common Stock, which will only be issued by Holdings if certain transactions specified in the amended and restated Certificate of Incorporation occur.

        In connection with the Restructuring, Holdings issued the following shares of common stock:

  •
  33,940,683 shares of Class A Common Stock to holders of the Fixed Rate Notes due 2014, which represented 62.5% of the aggregate shares of common stock outstanding after the consummation of the Restructuring. The aggregate fair value of Class A Common Stock issued was approximately $82.1 million ($0.3 million par value, recorded as Class A Common Stock; and $81.8 million recorded as additional paid in capital on the consolidated balance sheets).

  •
  4,002,290 shares of Class B Common Stock to RBS Sempra, as a condition to the entry into the agreements governing the Commodity Supply Facility, which represented 7.37% of the aggregate shares of common stock outstanding after consummation of the Restructuring. The aggregate $9.0 million fair value of Class B Common Stock issued to RBS Sempra (par value of less than $0.1 million, recorded as Class B Common Stock; and $9.0 million recorded as additional paid in capital on the consolidated balance sheets) was recorded as deferred debt issue costs on the consolidated balance sheets during the first quarter of fiscal year 2010 and is being amortized as an increase to interest expense over the remaining term of the Commodity Supply Facility (refer to Note 13).

  •
  11,862,551 shares of Class C Common Stock to holders of Preferred Stock, which represented 21.84% of the aggregate shares of the common stock outstanding after consummation of the Restructuring. Prior to the Restructuring, the Preferred Stock was recorded at its estimated redemption value of $54.6 million on the consolidated balance sheets. The aggregate fair value of Class C Common Stock issued to holders of Preferred Stock was $28.7 million ($0.1 million par value, recorded as Class C Common Stock; and $28.6 million recorded as additional paid in capital on the consolidated balance sheets). The $25.9 million excess of redemption value of the Preferred Stock over the fair value of Class C Common Stock issued to the holders of Preferred Stock was recorded as a reduction of accumulated deficit on the consolidated balance sheets.

  •
  4,499,588 shares of Class C Common Stock to the remaining holders of Holdings' common stock issued and outstanding prior to the consummation of the Restructuring, which represented 8.29% of the aggregate shares of common stock outstanding after the consummation of the Restructuring. All 4,681,219 shares of Holdings' common stock issued and outstanding prior to the Restructuring were retired as a result of the transaction.

        In connection with the Restructuring, the Company paid approximately $0.3 million of legal fees, consulting fees and other costs directly related to the issuance of shares of common stock outlined

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 16. Common Stock (Continued)

above, which were recorded as a reduction of additional paid in capital during the three months ended September 30, 2009.

Class A Treasury Stock

        Pursuant to the Stock and Notes Purchase Agreement, on December 30, 2009, the Company acquired 229,781 shares of its Class A Common Stock from the Seller for approximately $0.1 million. As of March 31, 2010, Company does not intend to retire the outstanding shares of Class A Treasury Stock.

Stock-Based Compensation Plans

        The purpose of the Company's stock-based compensation program is to attract and retain qualified employees, consultants and other service providers by providing them with additional incentives and opportunities to participate in the Company's ownership, and to create interest in the success and increased value of the Company. Approved stock-based compensation plans are administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to: (1) interpret the plans and to create or amend its rules; (2) establish award guidelines under the plans; and (3) determine, or delegate the determination to management, the persons to whom awards are to be granted, the time at which awards will be granted, the number of shares to be represented by each award, and the consideration to be received, if any. Stock-based awards under the plans generally are granted with an exercise price equal to the fair value of Holdings' common stock on the grant date, vest ratably based on three years of continuous service and have ten year contractual terms.

        As of June 30, 2009, the Company had three active stock-based compensation plans under which warrants and options (collectively referred to as "awards") have been granted to employees, directors and other non-employees. As of June 30, 2009, the Company had options and warrants outstanding which were, or may have been, exercisable for 1,008,770 shares of common stock. The vast majority of these options and all of the warrants were "out of the money" as of the consummation date of the Restructuring (i.e., the agreed-upon price for which the option/warrant holder may purchase the Company's common stock exceeded the current fair value of the common stock). In connection with the Restructuring, the Company terminated its three existing stock-based compensation plans and offered cash settlements to holders of options and warrants in exchange for their agreement to cancel and terminate such options and warrants. As a result, all outstanding options and warrants as of June 30, 2009 were cancelled and terminated in connection with the Restructuring. The total amount required for such cash settlement payments was approximately $0.2 million, which was recorded as general and administrative expense during the three months ended September 30, 2009.

        In connection with the Restructuring, as agreed to by the shareholders, in January 2010, Holdings' Board of Directors authorized the creation of the MXenergy Holdings Inc. 2010 Stock Incentive Plan (the "2010 SIP"), pursuant to which the Company may issue Class C Common Stock not to exceed 10% of Holdings' outstanding common stock (on a fully diluted basis) after giving effect to the Restructuring. Also in January 2010, Holdings' Board of Directors approved grants of RSUs to certain senior executive officers, Directors and a former Director, pursuant to which the Company may issue approximately 2.9 million shares of Class C Common Stock, subject to prescribed vesting requirements. During the three months ended March 31, 2010, the Company recorded approximately $1.1 million of

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 16. Common Stock (Continued)

compensation expense in connection with the RSUs and issued 22,959 shares of Class C Common Stock to directors when a portion of their RSUs vested without restrictions.

Note 17. Related Party Transactions

        Amounts paid or accrued to related parties are summarized in the following table.

	Three Months ended March 31,		Nine Months ended March 31,
	2010	2009	2010	2009
	(in thousands)
Amount paid or accrued for:
Legal services	$290	$219	$2,239	$844
Financial advisory services	—	150	32	225
Management fees	30	66	97	199
Interest expense—Denham Credit Facility	—	266	246	544
Interest expense—Bridge Financing Loans	—	1,840	197	2,041

Legal Services

        A former director and current stockholder of the Company is senior counsel to Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings"), a law firm that provides legal services to the Company. Paul Hastings provides the Company with general legal services, which are recorded as general and administrative expenses, and has provided legal services associated with the Restructuring and amendments to the Revolving Credit Facility and Hedge Facility, which were deferred on the consolidated balance sheets, to be amortized over the estimated useful lives associated with the related agreements. Paul Hastings is expected to continue to provide legal services to the Company in future periods.

Financial Advisory Services

        Prior to the consummation of the Restructuring, the Company had a financial advisory services agreement with Greenhill & Co., LLC ("Greenhill"), an affiliate of Greenhill Capital Partners, a significant stockholder of the Company (the "Greenhill Agreement"). Under the Greenhill Agreement, Greenhill provided advisory services in connection with the Restructuring, which were recorded as general and administrative expenses during the respective periods. The Greenhill Agreement was terminated effective September 22, 2009.

Management Fees

        Prior to the consummation of the Restructuring, the Company had agreed to pay Denham, Daniel Bergstein, a former director of Holdings, and Charter Mx LLC, another significant stockholder of the Company, aggregate annual fees of $0.9 million, for management consulting services provided to the Company. Fees associated with these arrangements were recorded as general and administrative expenses on the consolidated statements of operations. These management consulting services arrangements were terminated effective September 22, 2009.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 17. Related Party Transactions (Continued)

        Effective September 23, 2009, the Company agreed to pay Daniel Bergstein annual fees of $50,000 for management consulting services provided to the Company. Fees associated with this arrangement are recorded as general and administrative expenses. In addition, the Company granted RSUs to Mr. Bergstein in January 2010, pursuant to which the Company will record $25,000 of compensation expense ratably from January 15, 2010 through October 1, 2010.

Interest Expense—Denham Credit Facility

        Denham is a significant stockholder of the Company. As of June 30, 2009, the Company had borrowed the entire $12.0 million available line under the Denham Credit Facility, which bore interest at 9% per annum. In connection with the Restructuring, the entire outstanding balance under the Denham Credit Facility was repaid, including accrued and unpaid interest, and the facility was terminated on September 22, 2009.

Interest Expense—Bridge Financing Loans

        Pursuant to the Revolving Credit Agreement, in November 2008, Charter Mx LLC, Denham and four members of the Company's senior management team agreed to provide Bridge Financing Loans in an aggregate amount of $10.4 million by becoming lenders in a new bridge loan tranche under the Amended Revolving Credit Agreement. Bridge Financing Loan amounts were as follows: (1) $5.0 million each from Charter Mx LLC and Denham; and (2) $0.1 million each from the Company's Chief Executive Officer, former Chief Operating Officer, Executive Vice President and Chief Financial Officer. An upfront fee of 2% of the respective loan amount was paid to each Bridge Financing Loans lender upon closing. Interest accrued to each Bridge Financing Loans as follows: (1) 16% per annum from the closing date through April 6, 2009; (2) 18% per annum from April 7, 2009 through July 6, 2009; (3) 20% per annum from July 7, 2009 through October 6, 2009; and (4) 22% per annum thereafter until the Bridge Financing Loans were repaid.

        The Bridge Financing Loan from Charter Mx LLC was repaid, with accrued interest, in April 2009. The remaining Bridge Financing Loans from all other lenders were repaid, with accrued interest, in connection with the Restructuring.

Note 18. Commitments and Contingencies

Capacity Commitments

        As of June 30, 2009, the Company had entered into agreements to transport and store natural gas. Since the demand for natural gas in the winter is high, the Company agreed to pay for certain capacity on the transportation systems utilized for up to a twelve-month period. These take-or-pay agreements obligate the Company to pay for the capacity committed even if it does not use the capacity. For contracts outstanding as of June 30, 2009, the total committed capacity charges were approximately $6.6 million. These agreements generally were due to expire during various months during the fiscal year ending June 30, 2010, and would have been replaced with new contracts as necessary.

        The terms of the ISDA Master Agreements require that the Company release natural gas transportation and delivery capacity to RBS Sempra and for RBS Sempra to perform certain transportation and storage nominations. During fiscal year 2010, the Company released transportation

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 18. Commitments and Contingencies (Continued)

and storage capacity in several markets to RBS Sempra according to a mutually acceptable schedule and in a manner intended to ensure an effective transition of these functions. Under the terms of the ISDA Master Agreements, the Company is obligated to reimburse RBS Sempra for various direct costs associated with transportation and storage capacity that RBS Sempra is managing on the Company's behalf.

Physical Commodity Purchase Commitments

        The Commodity Supply Facility provides for the exclusive supply of physical natural gas and electricity, other than as needed for balancing purposes for the Company's required balanced book of commodity and related hedging activity. Under the Commodity Supply Facility, the Company is obligated to purchase a minimum of 130,000,000 MMBtus of natural gas from RBS Sempra, for physical delivery in accordance with the following schedule: (1) 39,000,000 MMBtus during the first contract year; (2) 44,000,000 MMBtus during the second contract year; and (3) 47,000,000 MMBtus during the third contract year. In addition, the Company is obligated to purchase a minimum of 1,850,000 MWhrs of electricity from RBS Sempra, for physical delivery in accordance with the following schedule: (1) 500,000 MWhrs during the first contract year; (2) 650,000 MWhrs during the second contract year; and (3) 700,000 MWhrs during the third contract year. The Company will be obligated to pay a volumetric fee for any unused balance of the minimum volume purchase requirement for any contract year, or if the agreement is terminated prior to the end of the contract. The excess of actual commodity purchases from RBS Sempra over the minimum purchase requirement for any contract year, if any, will be deducted from the minimum purchase requirement for the subsequent contract year. As of March 31, 2010, commodity expected to be purchased by the Company for delivery to its customers during the first contract year of the Commodity Supply Facility is expected to exceed the minimum purchase obligations for both natural gas and electricity.

        Additionally, in connection with RBS Sempra's responsibility to manage the Company's storage capacity under the Commodity Supply Facility, during the nine months ended March 31, 2010, the Company sold approximately 2.2 million MMBtus of natural gas inventory to RBS Sempra for its weighted-average cost of $12.0 million, which more than offset normal seasonal activity to increase storage inventory in anticipation of customer demand for the upcoming winter season. Under the terms of the Commodity Supply Facility, the Company is required to re-acquire such natural gas from RBS Sempra as necessary to meet customer demand during the upcoming winter months for the price at which the inventory was sold to RBS Sempra. The Company has executed physical forward natural gas purchase contracts with RBS Sempra to comply with this requirement. The value of such contracts is included in unrealized gains and losses from risk management activities on the consolidated balance sheets.

Legal Proceedings and Environmental Matters

        From time to time, the Company is a party to claims and legal proceedings that arise in the ordinary course of business, including investigations of product pricing and billing practices and employment matters by various governmental or other regulatory agencies. The Company does not believe that any such proceedings to which we are currently a party will have a material adverse impact on its results of operations, financial position or cash flows.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 18. Commitments and Contingencies (Continued)

        The Company does not have physical custody or control of the natural gas provided to our customers, or any facilities used to produce or transport natural gas or electricity. In addition, title to the natural gas sold to customers is passed at the same point at which the Company accepts title from its natural gas suppliers. Therefore, the Company does not believe that it has significant exposure to legal claims or other liabilities associated with environmental concerns.

Note 19. Business Segments

        The Company's core business is the retail sale of natural gas and electricity to end-use customers in deregulated markets. Accordingly, the Company's business is classified into two business segments: natural gas and electricity. Through these business units, natural gas and electricity are sold at fixed and variable contracted prices based on the demand or usage of customers.

        Financial information for the Company's business segments is summarized in the following tables.

Three Months Ended March 31,	Natural Gas	Electricity	Total
	(in thousands)
2010:
Sales	$208,253	$25,383	$233,636
Cost of goods sold (excluding unrealized gains (losses) from risk management activities, net)(1)	(146,595)	(19,671)	(166,266)

Gross profit (excluding unrealized gains (losses) from risk management activities, net)(1)	$61,658	$5,712	67,370

Add (less) items to reconcile total segment gross profit to income before income tax expense:
Unrealized gains (losses) from risk management activities, net			(26,001)
Operating expenses			(24,768)
Interest expense, net of interest income			(7,778)

Income before income tax benefit			$8,823

Assets and liabilities allocated to business segments at period end:
Accounts receivable, net	$86,660	$12,980	$99,640
Natural gas inventories	6,625	—	6,625
Goodwill	3,810	—	3,810
Customer acquisition costs, net	17,392	8,731	26,123

Total assets allocated to business segments	$114,487	$21,711	$136,198

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 19. Business Segments (Continued)

Three Months Ended March 31,	Natural Gas	Electricity	Total
	(in thousands)
2009:
Sales	$279,351	$25,757	$305,108
Cost of goods sold (excluding unrealized gains (losses) from risk management activities, net)(1)	(216,707)	(19,114)	(235,821)

Gross profit (excluding unrealized gains (losses) from risk management activities, net)(1)	$62,644	$6,643	69,287

Add (less) items to reconcile total segment gross profit to income before income tax expense:
Unrealized gains (losses) from risk management activities, net			(11,462)
Operating expenses			(30,855)
Interest expense, net of interest income			(12,244)

Loss before income tax benefit			$14,726

Assets and liabilities allocated to business segments at period end:
Accounts receivable	$124,627	$11,477	$136,104
Natural gas inventories	15,647	—	15,647
Goodwill	3,810	—	3,810
Customer acquisition costs, net	24,803	6,739	31,542

Total assets allocated to business segments	$168,887	$18,216	$187,103

(1)
Includes realized losses from risk management activities, but excludes unrealized gains (losses) from risk management activities. Since the underlying customer contracts are not marked to market, the unrealized gains (losses) from risk management activities do not offer an accurate indication of the ultimate cash impact to the business, as the ultimate cash impact to the business is not determinable until delivery of natural gas under the customer contracts and the associated gain (loss) on risk management activity is realized.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 19. Business Segments (Continued)

Nine Months Ended March 31,	Natural Gas	Electricity	Total
	(in thousands)
2010:
Sales	$393,817	$68,560	$462,377
Cost of goods sold (excluding unrealized gains (losses) from risk management activities, net)(1)	(293,839)	(52,329)	(346,168)

Gross profit (excluding unrealized gains (losses) from risk management activities, net)(1)	$99,978	$16,231	116,209

Add (less) items to reconcile total segment gross profit to income before income tax expense:
Unrealized gains (losses) from risk management activities, net			2,451
Operating expenses			(67,133)
Interest expense, net of interest income			(28,942)

Income before income tax benefit			$22,585

2009:
Sales	$589,780	$97,593	$687,373
Cost of goods sold (excluding unrealized gains (losses) from risk management activities, net)(1)	(498,200)	(80,382)	(578,582)

Gross profit (excluding unrealized gains (losses) from risk management activities, net)(1)	$91,580	$17,211	108,791

Add (less) items to reconcile total segment gross profit to income before income tax expense:
Unrealized gains (losses) from risk management activities, net			(113,396)
Operating expenses			(83,290)
Interest expense, net of interest income			(34,604)

Loss before income tax benefit			$(122,499)

(1)
Includes realized losses from risk management activities, but excludes unrealized gains (losses) from risk management activities. Since the underlying customer contracts are not marked to market, the unrealized gains (losses) from risk management activities do not offer an accurate indication of the ultimate cash impact to the business, as the ultimate cash impact to the business is not determinable until delivery of natural gas under the customer contracts and the associated gain (loss) on risk management activity is realized.

Note 20. Condensed Consolidating Financial Information

        Each of the following wholly owned domestic subsidiaries of Holdings (the "Guarantor Subsidiaries") jointly, severally and unconditionally guarantee the Fixed Rate Notes due 2014 on a senior secured basis and the Floating Rate Notes due 2011 on a senior unsecured basis:

  •
  MXenergy Capital Holdings Corp.

  •
  MXenergy Capital Corp.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 20. Condensed Consolidating Financial Information (Continued)

  •
  Online Choice Inc.

  •
  MXenergy Gas Capital Holdings Corp.

  •
  MXenergy Gas Capital Corp.

  •
  MXenergy Inc.

  •
  MXenergy Electric Capital Holdings Corp.

  •
  MXenergy Electric Capital Corp.

  •
  MXenergy Electric Inc.

  •
  MXenergy Services Inc.

  •
  Infometer.com Inc.

        The only wholly owned subsidiary that is not a guarantor for the Fixed Rate Notes due 2014 and Floating Rate Notes due 2011 (the "Non-guarantor Subsidiary") is MXenergy (Canada) Ltd.

        Consolidating balance sheets, consolidating statements of operations and consolidating statements of cash flows for Holdings, the combined Guarantor Subsidiaries and the Non-guarantor Subsidiary are provided in the following tables. Elimination entries necessary to consolidate the entities are also presented.

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 20. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Balance Sheet
March 31, 2010
(in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$—	$358	$2,495	$—	$2,853
Restricted cash	—	—	2,748	—	2,748
Intercompany accounts receivable	105,989	—	—	(105,989)	—
Accounts receivable, net	—	50	99,590	—	99,640
Accounts receivable, net—RBS Sempra	—	—	14,700	—	14,700
Natural gas inventories	—	—	6,625	—	6,625
Income taxes receivable	—	—	7,185	—	7,185
Deferred income taxes	—	—	4,674	—	4,674
Fixed Rate Notes Escrow Account	8,977	—	—	—	8,977
Other current assets	13	144	17,177	—	17,334

Total current assets	114,979	552	155,194	(105,989)	164,736
Goodwill	—	—	3,810	—	3,810
Customer acquisition costs, net	—	6	26,117	—	26,123
Fixed assets, net	—	1	2,390	—	2,391
Deferred income taxes	—	—	10,097	—	10,097
Deferred debt issue costs	—	—	13,754	—	13,754
Intercompany notes receivable	73,706	—	—	(73,706)	—
Investment in subsidiaries	(43,526)	—	—	43,526	—
Other assets	—	52	489	—	541

Total assets	$145,159	$611	$211,851	$(136,169)	$221,452

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$28	$338	$31,152	$—	$31,518
Intercompany accounts payable	—	1,719	104,270	(105,989)	—
Current portion of unrealized losses from risk management activities, net	—	—	39,006	—	39,006
Deferred revenue	—	—	1,605	—	1,605

Total current liabilities	28	2,057	176,033	(105,989)	72,129
Unrealized losses from risk management activities, net	—	—	4,192	—	4,192
Long-term debt	57,830	—	—	—	57,830
Intercompany notes payable	—	—	73,706	(73,706)	—

Total liabilities	57,858	2,057	253,931	(179,695)	134,151

Commitments and contingencies	—	—	—	—	—
Stockholders' equity (deficit):
Class A Common Stock	339	—	—	—	339
Class B Common Stock	40	—	—	—	40
Class C Common Stock	164	—	—	—	164
Common stock	—	1	—	(1)	—
Additional paid-in-capital	138,348	—	—	—	138,348
Class A Treasury stock	(99)	—	—	—	(99)
Accumulated other comprehensive loss	(196)	(196)	—	196	(196)
Accumulative deficit	(51,295)	(1,251)	(42,080)	43,331	(51,295)

Total stockholders' equity	87,301	(1,446)	(42,080)	43,526	87,301

Total liabilities and stockholders' equity	$145,159	$611	$211,851	$(136,169)	$221,452

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 20. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Balance Sheet
June 30, 2009
(in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Assets:
Current assets:
Cash and cash equivalents	$—	$262	$23,004	$—	$23,266
Restricted cash	—	—	75,368	—	75,368
Intercompany accounts receivable	20,939	—	—	(20,939)	—
Accounts receivable, net	—	56	47,542	—	47,598
Natural gas inventories	—	—	29,415	—	29,415
Current portion of unrealized gains from risk management activities, net	—	—	294	—	294
Income taxes receivable	—	—	6,461	—	6,461
Deferred income taxes	—	—	9,020	—	9,020
Other current assets	—	87	11,997	—	12,084

Total current assets	20,939	405	203,101	(20,939)	203,506
Goodwill	—	—	3,810	—	3,810
Customer acquisition costs, net	—	28	27,922	—	27,950
Fixed assets, net	—	1	3,727	—	3,728
Deferred income taxes	—	—	15,089	—	15,089
Deferred debt issue costs	—	—	4,475	—	4,475
Intercompany notes receivable	165,200	—	—	(165,200)	—
Investment in subsidiaries	(40,169)	—	—	40,169	—
Other assets	—	—	513	—	513

Total assets	$145,970	$434	$258,637	$(145,970)	$259,071

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable and accrued liabilities	$12	$160	$42,975	$—	$43,147
Intercompany accounts payable	—	1,845	19,094	(20,939)	—
Current portion of unrealized losses from risk management activities, net	—	—	34,224	—	34,224
Deferred revenue	—	—	4,271	—	4,271
Bridge Financing loans payable	—	—	5,400	—	5,400
Denham Credit Facility	—	—	12,000	—	12,000

Total current liabilities	12	2,005	117,964	(20,939)	99,042
Unrealized losses from risk management activities, net	—	—	14,071	—	14,071
Long-term debt	163,476	—	—	—	163,476
Intercompany notes payable	—	—	165,200	(165,200)	—

Total liabilities	163,488	2,005	297,235	(186,139)	276,589

Commitments and contingencies	—	—	—	—	—
Redeemable convertible preferred stock	54,632	—	—	—	54,632
Stockholders' equity:
Common stock	47	1	—	(1)	47
Additional paid-in-capital	18,275	—	—	—	18,275
Contributed capital	—	(1)	24,386	(24,385)	—
Accumulated other comprehensive loss	(3)	(3)	—	3	(3)
Accumulated deficit	(90,469)	(1,568)	(62,984)	64,552	(90,469)

Total stockholders' equity	(72,150)	(1,571)	(38,598)	40,169	(72,150)

Total liabilities and stockholders' equity	$145,970	$434	$258,637	$(145,970)	$259,071

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 20. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Statement of Operations
For The Three Months Ended March 31, 2010 and 2009
(in thousands)

	Three Months Ended March 31, 2010
	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Sales of natural gas and electricity	$—	$141	$233,495	$—	$233,636
Cost of goods sold (excluding depreciation and amortization):
Cost of natural gas and electricity sold	—	104	164,893	—	164,997
Realized losses from risk management activities	—	—	1,269	—	1,269
Unrealized losses from risk management activities	—	—	26,001	—	26,001

	—	104	192,163	—	192,267

Gross profit	—	37	41,332	—	41,369

Operating expenses:
General and administrative expenses	1,175	(16)	13,295	—	14,454
Advertising and marketing expenses	—	—	1,707	—	1,707
Reserves and discounts	—	—	2,628	—	2,628
Depreciation and amortization	—	9	5,970	—	5,979
Equity in operations of consolidated subsidiaries	(6,435)	—	—	6,435	—

Total operating expenses	(5,260)	(7)	23,600	6,435	24,768

Operating profit	5,260	44	17,732	(6,435)	16,601
Interest expense, net	—	—	7,778	—	7,778

Income before income tax expense	5,260	44	9,954	(6,435)	8,823
Income tax expense	—	—	(3,563)	—	(3,563)

Net income	$5,260	$44	$6,391	$(6,435)	$5,260

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 20. Condensed Consolidating Financial Information (Continued)

	Three Months Ended March 31, 2009
	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Sales of natural gas and electricity	$—	$168	$304,940	$—	$305,108
Cost of goods sold (excluding depreciation and amortization):
Cost of natural gas and electricity sold	—	92	214,797	—	214,889
Realized losses from risk management activities	—	—	20,932	—	20,932
Unrealized losses from risk management activities	—	—	11,462	—	11,462

	—	92	247,191	—	247,283

Gross (loss) profit	—	76	57,749	—	57,825

Operating expenses:
General and administrative expenses	180	130	15,404	—	15,714
Advertising and marketing expenses	—	—	417	—	417
Reserves and discounts	—	—	4,415	—	4,415
Depreciation and amortization	—	7	10,302	—	10,309
Equity in operations of consolidated subsidiaries	(9,563)	—	—	9,563	—

Total operating expenses	(9,383)	137	30,538	9,563	30,855

Operating loss	9,383	(61)	27,211	(9,563)	26,970
Interest expense, net	—	—	12,244	—	12,244

Loss before income tax benefit	9,383	(61)	14,967	(9,563)	14,726
Income tax benefit	—	—	(5,343)	—	(5,343)

Net loss	$9,383	$(61)	$9,624	$(9,563)	$9,383

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 20. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Statement of Operations
For The Nine Months Ended March 31, 2010 and 2009
(in thousands)

	Nine Months Ended March 31, 2010
	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Sales of natural gas and electricity	$—	$417	$461,960	$—	$462,377
Cost of goods sold (excluding depreciation and amortization):
Cost of natural gas and electricity sold	—	236	311,428	—	311,664
Realized losses from risk management activities	—	—	34,504	—	34,504
Unrealized losses from risk management activities	—	—	(2,451)	—	(2,451)

	—	236	343,481	—	343,717

Gross profit	—	181	118,479	—	118,660

Operating expenses:
General and administrative expenses	1,231	(165)	40,300	—	41,366
Advertising and marketing expenses	—	—	2,449	—	2,449
Reserves and discounts	—	—	6,443	—	6,443
Depreciation and amortization	—	25	16,850	—	16,875
Equity in operations of consolidated subsidiaries	(14,480)	—	—	14,480	—

Total operating expenses	(13,249)	(140)	66,042	14,480	67,133

Operating profit	13,249	321	52,437	(14,480)	51,527
Interest expense, net	—		28,942	—	28,942

Income before income tax expense	13,249	321	23,495	(14,480)	22,585
Income tax expense	—	—	(9,336)	—	(9,336)

Net income	$13,249	$321	$14,159	$(14,480)	$13,249

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 20. Condensed Consolidating Financial Information (Continued)

	Nine Months Ended March 31, 2009
	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Sales of natural gas and electricity	$—	$203	$687,170	$—	$687,373
Cost of goods sold (excluding depreciation and amortization):
Cost of natural gas and electricity sold	—	295	536,133	—	536,428
Realized losses from risk management activities	—	—	42,154	—	42,154
Unrealized losses from risk management activities	—	—	113,396	—	113,396

	—	295	691,683	—	691,978

Gross loss	—	(92)	(4,513)	—	(4,605)

Operating expenses:
General and administrative expenses	278	634	42,749	—	43,661
Advertising and marketing expenses	—	—	1,694	—	1,694
Reserves and discounts	—	—	9,279	—	9,279
Depreciation and amortization	—	23	28,633	—	28,656
Equity in operations of consolidated subsidiaries	75,038	—	—	(75,038)	—

Total operating expenses	75,316	657	82,355	(75,038)	83,290

Operating loss	(75,316)	(749)	(86,868)	75,038	(87,895)
Interest expense, net	—	—	34,604	—	34,604

Loss before income tax benefit	(75,316)	(749)	(121,472)	75,038	(122,499)
Income tax benefit	—	—	47,183	—	47,183

Net loss	$(75,316)	$(749)	$(74,289)	$75,038	$(75,316)

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 20. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Statement of Cash Flows
Nine Months Ended March 31, 2010
(in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities:
Net income	$13,249	$321	$14,159	$(14,480)	$13,249
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized gains from risk management activities	—	—	(2,451)	—	(2,451)
Stock compensation expense	1,009	—	—	—	1,009
Provision for doubtful accounts	—	—	4,661	—	4,661
Depreciation and amortization	—	—	16,875	—	16,875
Deferred tax expense (benefit)	—	—	9,338	—	9,338
Non-cash interest expense, primarily unrealized (gains) losses on interest rate swaps and amortization of debt issuance costs	—	—	7,975	—	7,975
Amortization of customer contracts acquired	—	25	(75)	—	(50)
Equity in operations of consolidated subsidiaries	(14,480)	—	—	14,480	—
Changes in assets and liabilities:
Restricted cash	—	—	72,620	—	72,620
Accounts receivable	—	6	(56,709)	—	(56,703)
Due from Sempra	—	—	(14,700)	—	(14,700)
Natural gas inventories	—	—	22,790	—	22,790
Income taxes receivable	—	—	(724)	—	(724)
Fixed Rate Notes Escrow Account	(8,977)	—	—	—	(8,977)
Other assets	—	(252)	(5,917)	—	(6,169)
Accounts payable and accrued liabilities	(16)	52	(11,615)	—	(11,579)
Deferred revenue	—	—	(2,666)	—	(2,666)

Net cash provided by operating activities	(9,215)	152	53,561	—	44,498

Investing activities:
Customer acquisition costs	—	(56)	(13,110)	—	(13,166)
Purchases of fixed assets	—	—	(545)	—	(545)

Net cash used in investing activities	—	(56)	(13,655)	—	(13,711)

Financing activities:
Repayment of Floating Rate Notes due 2011	(26,700)	—	—	—	(26,700)
Repayment of Floating Rate Notes due 2014	(423)	—	—	—	(423)
Repayment of Denham Credit Facility	—	—	(12,000)	—	(12,000)
Repayment of Bridge Financing under the Revolving Credit Facility	—	—	(5,400)	—	(5,400)
Net intercompany transfers	36,766	—	(36,766)	—	—
Debt issuance costs	—	—	(6,249)	—	(6,249)
Acquisition of Class A treasury stock	(99)	—	—	—	(99)
Stock issuance costs	(329)	—	—	—	(329)

Net cash used in financing activities	9,215	—	(60,415)	—	(51,200)

Net increase (decrease) in cash and cash equivalents	—	96	(20,509)	—	(20,413)
Cash and cash equivalents at beginning of period	—	262	23,004	—	23,266

Cash and cash equivalents at end of period	$—	$358	$2,495	$—	$2,853

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 20. Condensed Consolidating Financial Information (Continued)

MXENERGY HOLDINGS INC.
Consolidating Statement of Cash Flows
Nine Months Ended March 31, 2009
(in thousands)

	MXenergy Holdings Inc.	Non-guarantor Subsidiary	Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities:
Net loss	$(75,316)	$(749)	$(74,289)	$75,038	$(75,316)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized losses from risk management activities, net	—	—	98,269	—	98,269
Stock compensation expense	185	—	—	—	185
Provision for doubtful accounts	—	—	6,958	—	6,958
Depreciation and amortization	—	23	28,633	—	28,656
Deferred tax expense (benefit)	—	—	(50,830)	—	(50,830)
Non-cash interest expense, primarily unrealized (gains) losses on interest rate swaps and amortization of debt issuance costs	—	—	11,878	—	11,878
Amortization of customer contracts acquired	—	—	(620)	—	(620)
Equity in operations of consolidated subsidiaries	75,038	—	—	(75,038)	—
Changes in assets and liabilities:
Restricted cash	—	—	197	—	197
Accounts receivable	—	(40)	(55,349)	—	(55,389)
Natural gas inventories	—	—	50,277	—	50,277
Income taxes receivable	—	—	8,061	—	8,061
Other assets	—	551	(7,744)	—	(7,193)
Accounts payable and accrued liabilities	105	(695)	(29,738)	—	(30,328)
Deferred revenue	—	—	(2,433)	—	(2,433)

Net cash used in operating activities	12	(910)	(16,730)	—	(17,628)

Investing activities:
Purchase of assets of Catalyst Natural Gas LLC	—	—	(1,609)	—	(1,609)
Customer acquisition costs	—	90	(11,989)	—	(11,899)
Purchases of fixed assets	—	—	(744)	—	(744)

Net cash provided by (used in) investing activities	—	90	(14,342)	—	(14,252)

Financing activities:
Proceeds from Denham Credit Facility	—	—	12,000	—	12,000
Proceeds from Bridge Financing Loans under the Revolving Credit Facility	—	—	10,400	—	10,400
Proceeds from cash advances under the Revolving Credit Facility	—	—	30,000	—	30,000
Repayment of cash advances under the Revolving Credit Facility	—	—	(30,000)	—	(30,000)
Debt issuance costs	—	—	(7,218)	—	(7,218)
Purchase and cancellation of treasury shares	(12)	—	—	—	(12)

Net cash provided by financing activities	(12)	—	15,182	—	15,170

Net decrease in cash and cash equivalents	—	(820)	(15,890)	—	(16,710)
Cash and cash equivalents at beginning of period	—	970	70,988	—	71,958

Cash and cash equivalents at end of period	$—	$150	$55,098	$—	$55,248

MXENERGY HOLDINGS INC.

Notes to Condensed Consolidated Financial Statements (Unaudited) (Continued)

Nine Months Ended March 31, 2010

Note 21. Subsequent Events

        The Company has evaluated subsequent events for the period from April 1, 2010 through the date on which these condensed consolidated financial statements were issued. Based upon this evaluation, other than described below, there were no material events or transactions during this period that required recognition or disclosure in these condensed consolidated financial statements.

        In April 2010, the Company began delivering natural gas to an LDC in Ohio as part of a new Standard Service Offer program (the "SSO Program"). Under the SSO Program, the Company will receive a NYMEX-referenced wholesale price plus a retail price adjustment for natural gas delivered by the LDC to its customers. As of April 1, 2010, based upon estimates received directly from the LDC, the Company expects to deliver to the LDC approximately 11.0 million MMBtus of natural gas annually as a provider under the SSO Program.

        Effective May 14, 2010, Carole R. ("Robi") Artman-Hodge, the Company's Executive Vice President, was no longer employed by the Company. The Company will pay Ms. Artman-Hodge approximately $1.3 million during the three months ended June 30, 2010, which includes a severance payment described in her employment agreement with the Company, dated as of April 1, 1999, and a pro rated bonus for fiscal year 2010.

        No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time after the date hereof or that there has not been a change in the affairs of the company since the date hereof.

PROSPECTUS

                        , 2010

MXenergy Holdings Inc.

Offer to Exchange
13.25% Senior Subordinated Secured Notes due 2014,
which have been registered under the Securities Act of 1933, for any and all outstanding
13.25% Senior Subordinated Secured Notes due 2014,
which have not been registered under the Securities Act of 1933

        Until    •    , 2010 (90 days after the date of this prospectus), all dealers that effect transactions in the Exchange Notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors.

        Indemnification of the Officers and Directors of MXenergy Holdings Inc., MXenergy Capital Holdings Corp., MXenergy Capital Corp., MXenergy Gas Capital Holdings Corp., MXenergy Electric Capital Holdings Corp., MXenergy Gas Capital Corp., MXenergy Electric Capital Corp., MXenergy Inc., MXenergy Electric Inc., MXenergy Services Inc., Online Choice Inc. and Infometer.com Inc.

        MXenergy Holdings Inc., MXenergy Capital Holdings Corp., MXenergy Capital Corp., MXenergy Gas Capital Holdings Corp., MXenergy Electric Capital Holdings Corp., MXenergy Gas Capital Corp., MXenergy Electric Capital Corp., MXenergy Inc., MXenergy Electric Inc., MXenergy Services Inc., Online Choice Inc. and Infometer.com Inc. are corporations organized under the laws of the State of Delaware.

        Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

        Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

Third Amended and Restated Certificate of Incorporation of MXenergy Holdings Inc.

        The third amended and restated certificate of incorporation of MXenergy Holdings Inc. provides that the corporation shall indemnify and hold harmless to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but in the case of any such amendment only to the extent that such amendment permits the corporation to provide broader indemnification rights than the

DGCL permitted the corporation to provide prior to such amendment) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The third amended and restated certificate of incorporation of MXenergy Holdings Inc. also provides that the corporation shall indemnify and hold harmless to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but in the case of any such amendment only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL permitted the corporation to provide prior to such amendment) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification referenced above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by holders of a majority of the outstanding shares of common stock voting as a single class. Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses (including attorney's fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, the third amended and restated certificate of incorporation of MXenergy Holdings Inc. shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The third amended and restated certificate of incorporation of MXenergy Holdings Inc. further provides that the corporation shall purchase and maintain insurance, at its expense and for categories of liability and in amounts of coverage satisfactory to the board of directors, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expenses, liabilities or losses asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such expense, liability or loss under the provisions of the DGCL or the third amended and restated certificate of incorporation of MXenergy Holdings Inc.

Amended and Restated Certificate of Incorporation and the Bylaws of MXenergy Inc.

        The amended and restated certificate of incorporation of MXenergy Inc. provides that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or an officer of the corporation or, while a director or an officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Notwithstanding the preceding sentence, the corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by the board of directors of the corporation.

        The bylaws of MXenergy Inc. provide that the corporation shall indemnify each person who is or was a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemniteee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such indemnitee's heirs, executors, and administrators; provided, however, that the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. An indemnitee's right to indemnification under the bylaws of MXenergy Inc. includes the right to be paid by the corporation in advance of the final disposition of the proceeding for which such right to indemnification is applicable, provided, however, that if the DGCL requires, the corporation shall not advance expenses to an indemnitee in his or her capacity as a director or officer (and not in any other capacity) until it has received an undertaking by or on behalf of such indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation pursuant to the bylaws. In addition, under the bylaws of MXenergy Inc., the corporation is not required to advance expenses to a person against whom the corporation directly brings a claim alleging that such person has (i) breached such person's duty of loyalty to the corporation, (ii) committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (iii) derived an improper personal benefit from a transaction. The bylaws of MXenergy Inc. also provide that the indemnification and advancement of expenses provided in the bylaws shall not be deemed to be exclusive of any other right which any person may have or hereafter acquire under the corporation's certificate of incorporation, as amended from time to time, or the corporation's bylaws, as amended from time to time, or any statute, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the bylaws of MXenergy Inc. provide that the corporation may maintain liability insurance for itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against any expense, liability or loss under the DGCL. Furthermore, the bylaws of MXenergy Inc. provide that the board of directors is authorized to cause the corporation to enter into indemnification contracts with any director, officer employee or agent of the corporation or any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights which may be greater than those set forth in the bylaws.

Certificates of Incorporation and Bylaws of MXenergy Capital Holdings Corp., MXenergy Capital Corp., MXenergy Gas Capital Holdings Corp., MXenergy Electric Capital Holdings Corp., MXenergy Gas Capital Corp., MXenergy Electric Capital Corp., MXenergy Electric Inc. and MXenergy Services Inc.

        The certificates of incorporation of MXenergy Capital Holdings Corp., MXenergy Capital Corp., MXenergy Gas Capital Holdings Corp., MXenergy Electric Capital Holdings Corp., MXenergy Gas Capital Corp., MXenergy Electric Capital Corp., MXenergy Electric Inc. and MXenergy Services Inc. each provide that, each person who was or is made a party or is threatened to be made a party to or is otherwise in any actual or threatened suit, action or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person was a director or officer of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, joint venture, trust, employee benefit plan or other enterprise (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer trustee or representative or in any other capacity while serving as a director, officer trustee or representative, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the corporation's board of directors. An indemnitee shall also have the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, such an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final adjudication (from which there is no further right to appeal) that such indemnitee is not entitled to be indemnified for such expenses. In addition, each of the certificates of incorporation provides that no director shall be personally liable to the corporation or its stockholders for violations of the director's fiduciary duties, except to the extent that a director's liability may not be limited as described above in the discussion of Section 102(b)(7) of the DGCL.

        The bylaws of each of MXenergy Capital Holdings Corp., MXenergy Capital Corp., MXenergy Gas Capital Holdings Corp., MXenergy Electric Capital Holdings Corp., MXenergy Gas Capital Corp., MXenergy Electric Capital Corp., MXenergy Electric Inc. and MXenergy Services Inc. provide that the corporation shall, to the fullest extent authorized or permitted by law, indemnify any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding, whether civil, criminal or otherwise (a "proceeding"), by reason of the fact that such person was a director or officer of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, joint venture, trust, employee benefit plan or other enterprise, unless such proceeding has been, or is threatened to be, initiated against the indemnitee by the corporation. In addition, the corporation may, at the direction of the board of directors, indemnify any person made, or threatened to be made, a defendant or witness to any proceeding by reason of the fact that such person was an employee or agent of the corporation, unless any such proceeding has been, or is threatened to be, initiated by the corporation against such person.

Certificate of Incorporation and Bylaws of Infometer.com Inc.

        The certificate of incorporation of Infometer.com Inc. does not address indemnification of officers and directors.

        The bylaws of Infometer.com Inc. provide that the corporation shall, to the fullest extent authorized or permitted by law, indemnify any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding, whether civil, criminal or otherwise (a "proceeding"), by reason of the fact that such person was a director or officer of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, joint venture, trust, employee benefit plan or other enterprise, unless such proceeding has been, or is threatened to be, initiated against the indemnitee by the corporation. In addition, the corporation may, at the direction of the board of directors, indemnify any person made, or threatened to be made, a defendant or witness to any proceeding by reason of the fact that such person was an employee or agent of the corporation, unless any such proceeding has been, or is threatened to be, initiated by the corporation against such person.

Certificate of Incorporation and Bylaws of Online Choice Inc.

        The certificate of incorporation of Online Choice Inc. provides that the corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons permitted to be indemnified under Section 145 from and against any and all of the expenses, liabilities, or other matters referred to in Section 145, as to action in such person's official capacity and as to action in another capacity while holding such office, and such right shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        The bylaws of Online Choice Inc. provide that the corporation shall, to the fullest extent authorized or permitted by law, indemnify any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding, whether civil, criminal or otherwise (a "proceeding"), by reason of the fact that such person was a director or officer of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, joint venture, trust, employee benefit plan or other enterprise, unless such proceeding has been, or is threatened to be, initiated against the indemnitee by the corporation. In addition, the corporation may, at the direction of the board of directors, indemnify any person made, or threatened to be made, a defendant or witness to any proceeding by reason of the fact that such person was an employee or agent of the corporation, unless any such proceeding has been, or is threatened to be, initiated by the corporation against such person.

Item 21.    Exhibits and Financial Statement Schedules.

        The exhibits filed as part of this Registration Statement are listed in the exhibit index immediately preceding such exhibits, which index in incorporated herein by reference.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions pursuant to which the directors, officers or controlling persons may be indemnified by the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 29th day of July, 2010.

MXENERGY HOLDINGS INC.
By:	/s/ JEFFREY A. MAYER Jeffrey A. Mayer President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JEFFREY A. MAYER Jeffrey A. Mayer	Director, President and Chief Executive Officer (Principal Executive Officer)	July 29, 2010
/s/ CHAITU PARIKH Chaitu Parikh	Chief Financial Officer (Principal Financial Officer)	July 29, 2010
/s/ MARK BERNSTEIN Mark Bernstein	Director	July 29, 2010
Carl Adam Carte	Director	July 29, 2010
/s/ JAMES CHAPMAN James Chapman	Director	July 29, 2010
Michael Hamilton	Director	July 29, 2010
/s/ WILLIAM LANDUYT William Landuyt	Director	July 29, 2010
Randall T. Maffett	Director	July 29, 2010

Signatures	Title	Date

Jacqueline Mitchell	Director	July 29, 2010
/s/ JONATHAN MOORE Jonathan Moore	Director	July 29, 2010

        Pursuant to the requirements of the Securities Act of 1933, each of the following Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 29th day of July, 2010.

MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
ONLINE CHOICE INC.
INFOMETER.COM INC.
By:	/s/ JEFFREY A. MAYER Jeffrey A. Mayer President

        Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statements has been signed by the following persons and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JEFFREY A. MAYER Jeffrey A. Mayer	Director and President (Principal Executive Officer)	July 29, 2010
/s/ CHAITU PARIKH Chaitu Parikh	Chief Financial Officer (Principal Financial Officer)	July 29, 2010

        Pursuant to the requirements of the Securities Act of 1933, each of the following registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 29th day of July, 2010.

MXENERGY INC. MXENERGY ELECTRIC INC.
By:	/s/ JEFFREY A. MAYER Jeffrey A. Mayer President and Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statements has been signed by the following persons and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JEFFREY A. MAYER Jeffrey A. Mayer	Director, President and Chief Executive Officer (Principal Executive Officer)	July 29, 2010
/s/ CHAITU PARIKH Chaitu Parikh	Chief Financial Officer (Principal Financial Officer)	July 29, 2010

        Pursuant to the requirements of the Securities Act of 1933, each of the following Registrants has duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 29th day of July, 2010.

MXENERGY SERVICES INC.
By:	/s/ JEFFREY A. MAYER Jeffrey A. Mayer President and Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statements has been signed below by the following persons on behalf of each of the Registrants and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JEFFREY A. MAYER Jeffrey A. Mayer	Director and Chief Executive Officer (Principal Executive Officer)	July 29, 2010
/s/ CHAITU PARIKH Chaitu Parikh	Chief Financial Officer (Principal Financial Officer)	July 29, 2010

Index to Exhibits

Exhibit Number	Title
3.1	Third Amended and Restated Certificate of Incorporation of MXenergy Holdings Inc.(27)
3.2	Certificate of Incorporation of MXenergy Capital Holdings Corp.(1)
3.3	Certificate of Incorporation of MXenergy Capital Corp.(1)
3.4	Certificate of Incorporation of OnlineChoice Inc.(1)
3.5	Certificate of Incorporation of MXenergy Gas Capital Holdings Corp.(1)
3.6	Certificate of Incorporation of MXenergy Electric Capital Holdings Corp.(1)
3.7	Certificate of Incorporation of MXenergy Services Inc., as amended(1)
3.8	Certificate of Incorporation of Infometer.com Inc.(1)
3.9	Certificate of Incorporation of MXenergy Gas Capital Corp.(1)
3.10	Certificate of Incorporation of MXenergy Electric Capital Corp.(1)
3.11	Amended and Restated Certificate of Incorporation of MXenergy Inc.(1)
3.12	Certificate of Incorporation of MXenergy Electric Inc.(1)
3.13	Fourth Amended and Restated Bylaws of MXenergy Holdings Inc.(27)
3.14	Amended and Restated Bylaws of MXenergy Holdings Inc.(1)
3.15	Bylaws of MXenergy Capital Holdings Corp.(1)
3.16	Bylaws of MXenergy Capital Corp.(1)
3.17	Bylaws of OnlineChoice Inc.(1)
3.18	Bylaws of MXenergy Gas Capital Holdings Corp.(1)
3.19	Bylaws of MXenergy Electric Capital Holdings Corp.(1)
3.20	Bylaws of MXenergy Services Inc.(1)
3.21	Bylaws of Infometer.com Inc.(1)
3.22	Bylaws of MXenergy Gas Capital Corp.(1)
3.23	Bylaws of MXenergy Electric Capital Corp.(1)
3.24	Amended and Restated Bylaws of MXenergy Inc.(1)
3.25	Bylaws of MXenergy Electric Inc.(1)
5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP
10.10
Third Amendment and Waiver to Third Amended and Restated Credit Agreement, dated as of May 29, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, the lenders party thereto and Société Générale, as administrative agent(14)
10.11
Fourth Amendment and Waiver to the Third Amended and Restated Credit Agreement, dated as of June 8, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, the lenders party thereto and Société Générale, as administrative agent(15)

Exhibit Number	Title
10.12	Fifth Amendment to the Third Amended and Restated Credit Agreement, dated as of June 15, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, the lenders party thereto and Société Générale, as administrative agent(16)
10.13
Sixth Amendment, Waiver and Consent to the Third Amended and Restated Credit Agreement, dated as of July 31, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, the lenders party thereto and Société Générale, as administrative agent(17)
10.14
Seventh Amendment and Waiver to the Third Amended and Restated Credit Agreement, dated as of August 14, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, the lenders party thereto and Société Générale, as administrative agent(18)
10.15
Eighth Amendment and Waiver to the Third Amended and Restated Credit Agreement, dated as of August 31, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, the lenders party thereto and Société Générale, as administrative agent(19)
10.16
Ninth Amendment and Waiver to the Third Amended and Restated Credit Agreement, dated as of September 14, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, the lenders party thereto and Société Générale, as administrative agent(20)
10.17
First Amended and Restated Pledge Agreement, dated as of August 1, 2006, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(1)
10.18
First Amended and Restated Security Agreement, dated as of August 1, 2006, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(1)
10.19
Amended and Restated Loan Agreement, dated as of November 14, 2003, by and between Denham Commodity Partners Fund LP (formerly known as Sowood Commodity Partners Fund LP) (as successor to Lathi LLC) and MXenergy Inc.(1)
10.20
Amended and Restated Security Agreement, dated as of November 14, 2003, by and between Denham Commodity Partners Fund LP (formerly known as Sowood Commodity Partners Fund LP) (as successor to Lathi LLC) and MXenergy Inc.(1)
10.21
Amendment No. 1 to Amended and Restated Loan Agreement, dated as of March 22, 2004, by and between Denham Commodity Partners Fund LP (formerly known as Sowood Commodity Partners Fund LP) (as successor to Lathi LLC) and MXenergy Inc.(1)
10.22
Amendment No. 2 to Amended and Restated Loan Agreement and Amendment No. 1 to Amended and Restated Security Agreement, dated as of December 19, 2005, by and between Denham Commodity Partners Fund LP (formerly known as Sowood Commodity Partners Fund LP) (as successor to Lathi LLC) and MXenergy Inc.(1)
10.23
Amendment No. 3 to Amended and Restated Loan Agreement and Amendment No. 2 to Amended and Restated Security Agreement, dated as of August 1, 2006, by and between Denham Commodity Partners Fund LP (formerly known as Sowood Commodity Partners Fund LP) (as successor to Lathi LLC) and MXenergy Inc.(1)
10.24	Amendment No. 4 to Amended and Restated Loan Agreement, dated as of January 9, 2008, by and between Denham Commodity Partners Fund LP and MXenergy Inc.(5)

Exhibit Number	Title
10.25	Subordination and Intercreditor Agreement, dated as of December 19, 2005, by and among Société Générale and certain counterparties, Denham Commodity Partners Fund LP (formerly known as Sowood Commodity Partners Fund LP), MXenergy Holdings Inc., MXenergy Inc., MXenergy Electric Inc. and certain of their respective subsidiaries and Virginia Power Energy Marketing, Inc.(1)
10.26
Amendment No. 1, dated as of August 1, 2006, to the Subordination and Intercreditor Agreement, dated as of December 19, 2005, by and among Société Générale and certain counterparties, Denham Commodity Partners Fund LP (formerly known as Sowood Commodity Partners Fund LP), MXenergy Holdings Inc., MXenergy Inc. and certain of their respective subsidiaries(1)
10.27
Amendment No. 2, dated as of November 7, 2008, to the Subordination and Intercreditor Agreement dated as of December 19, 2005, by and among Société Générale (as Administrative Agent for various secured counterparties), Denham Commodity Partners Fund LP, MXenergy Holdings Inc., MXenergy Inc., MXenergy Electric Inc. and certain of their respective subsidiaries(25)
10.28
Amendment No. 3, dated as of June 8, 2009, to the Subordination and Intercreditor Agreement dated as of December 19, 2005, by and among Société Générale, Denham Commodity Partners Fund LP, MXenergy Holdings Inc., MXenergy Inc., MXenergy Electric Inc. and certain of their respective subsidiaries(15)
10.29	Master Transaction Agreement, dated as of August 1, 2006, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(1)
10.30	First Amendment to Master Transaction Agreement, dated as of April 6, 2007, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(1)
10.31
Second Amendment to Master Transaction Agreement, dated as of December 17, 2007, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(5)
10.32	Third Amendment to Master Transaction Agreement, dated as of May 12, 2008, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(6)
10.33	Fourth Amendment to Master Transaction Agreement, dated as of July 31, 2008, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(8)
10.34
Fifth Amendment to Master Transaction Agreement, dated as of September 30, 2008, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(7)
10.35
Sixth Amendment to Master Transaction Agreement, dated as of November 5, 2008, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(10)
10.36
Seventh Amendment to Master Transaction Agreement, dated as of November 7, 2008, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(10)
10.37
Eighth Amendment to Master Transaction Agreement, dated as of November 17, 2008, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(11)

Exhibit Number	Title
10.38	Ninth Amendment to Master Transaction Agreement, dated as of March 16, 2009, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(12)
10.39	Tenth Amendment to Master Transaction Agreement, dated as of May 15, 2009, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale(13)
10.40
Eleventh Amendment to Master Transaction Agreement, dated as of May 29, 2009, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale, as hedge provider(14)
10.41
Twelfth Amendment to the Master Transaction Agreement, dated as of June 8, 2009, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale, as hedge provider(15)
10.42
Thirteenth Amendment to the Master Transaction Agreement, dated as of July 31, 2009, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale, as hedge provider(17)
10.43
Fourteenth Amendment to the Master Transaction Agreement, dated as of August 14, 2009, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale, as hedge provider(18)
10.44
Fifteenth Amendment to the Master Transaction Agreement, dated as of August 31, 2009, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale, as hedge provider(19)
10.45
Sixteenth Amendment to the Master Transaction Agreement, dated as of September 3, 2009, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale, as hedge provider(25)
10.46
Seventeenth Amendment and Waiver to the Master Transaction Agreement, dated as of September 14, 2009, by and among MXenergy Inc., MXenergy Holdings Inc. and certain subsidiaries thereof, as guarantors, and Société Générale, as hedge provider(20)
10.47
Third Amended and Restated Stockholders' Agreement, dated as of June 25, 2004, by and among MXenergy Inc., Charter Mx LLC, Denham Commodity Partners Fund LP (formerly known as Sowood Commodity Partners Fund LP) (as successor to Lathi LLC), Jeffrey A. Mayer, Carole R. Artman-Hodge, Daniel P. Burke and certain other investors party thereto(1)
10.48
First Amendment to Third Amended and Restated Stockholders' Agreement, dated as of June 9, 2008, by and among MXenergy Inc., Charter Mx LLC, Denham Commodity Partners Fund LP (formerly known as Sowood Commodity Partners Fund LP) (as successor to Lathi LLC), and stockholders holding a majority of the outstanding shares of Voting Stock as of the effective date(7)
10.49	Transition Services Agreement, dated as of August 1, 2006, by and between MXenergy Inc. and Shell Energy Services Company L.L.C.(1)
10.50	Employment Agreement, dated as of February 13, 2008, by and between MXenergy Holdings Inc. and Jeffrey Mayer#(5)
10.51	Employment Agreement, dated as of April 1, 1999, by and between MXenergy Holdings Inc. and Carole R. ("Robi") Artman-Hodge#(1)
10.52	Employment Agreement, dated as of February 13, 2008, by and between MXenergy Holdings Inc. and Chaitu Parikh#(5)

Exhibit Number	Title
10.53	Employment Agreement, dated as of June 13, 2007, by and between MXenergy Inc. and Gina Goldberg#(4)
10.54	MXenergy Holdings Inc. 2010 Stock Incentive Plan(22)
10.55	Form of Restricted Stock Award Agreement: Officers under the 2010 Stock Incentive Plan#(22)
10.56	Form of Restricted Stock Award Agreement: Non-Employee Directors under the 2010 Stock Incentive Plan#(22)
10.57	Financial Advisory Agreement, dated as of May 1, 2007, by and between MXenergy Inc. and Greenhill & Co., LLC(1)
10.58	ISDA Master Agreement, dated as of September 22, 2009, between Sempra Energy Trading LLC and MXenergy Inc. (including the schedule thereto)(21)
10.59	ISDA Master Agreement, dated as of September 22, 2009, between Sempra Energy Trading LLC and MXenergy Electric Inc. (including the schedule thereto)(21)
10.60
Guarantee and Collateral Agreement, dated as of September 22, 2009, among MXenergy Holdings Inc., MXenergy Electric Inc., MXenergy Inc. and the other subsidiaries of MXenergy Holdings Inc. party thereto, as grantors, and Sempra Energy Trading LLC, as secured party(21)
10.61	Stockholders Agreement, dated as of September 22, 2009, by and among MXenergy Holdings Inc. and the stockholders of MXenergy Holdings Inc. party thereto(21)
10.62	Amendment No. 1 to the Stockholders Agreement, dated as of July 26, 2010, by and among MXenergy Holdings Inc. and the stockholders of MXenergy Holdings Inc. party thereto(27)
10.63	Amendment and Waiver Agreement, dated as of September 22, 2009, among MXenergy Holdings Inc. and the stockholders of MXenergy Holdings Inc. party thereto(21)
10.64	Amendment and Waiver Agreement, dated as of September 22, 2009, among MXenergy Holdings Inc. and the stockholders of MXenergy Holdings Inc. party thereto(21)
10.65
Second Lien Collateral Agreement, dated as of September 22, 2009, by and among MXenergy Holdings Inc., the subsidiary guarantors party thereto and Law Debenture Trust Company of New York, as collateral agent(21)
10.66
Notes Escrow and Security Agreement, dated as of September 22, 2009, by and among MXenergy Holdings Inc., Law Debenture Trust Company of New York, as trustee, and Law Debenture Trust Company of New York, as collateral agent(21)
10.67	Form of Guarantee of 13.25% Senior Subordinated Notes due 2014 (included in Exhibit 4.7)(21)
10.68	Second Amendment to the ISDA Master Agreement, dated as of December 21, 2009, between Sempra Energy Trading LLC and MXenergy Inc.(22)
10.69	Relocation Agreement, dated May 10, 2010, by and between MXenergy Holdings Inc. and Chaitu Parikh#(23)
10.70	First Amendment to Employment Agreement, dated as of May 14, 2010, by and between MXenergy Holdings Inc. and Chaitu Parikh#(23)
10.71	Severance Agreement, dated May 14, 2010, by and between MXenergy Holdings Inc. and Carole R. Artman-Hodge#(23)
10.72	Letter of Agreement, dated as of March 1, 2010, by and among MXenergy Inc. and Sempra Energy Trading LLC(24)

Exhibit Number	Title
10.73	Third Amendment, dated as of May 28, 2010, to the ISDA Master Agreement, dated as of September 22, 2009, among Sempra Energy Trading LLC, MXenergy Inc. and the Specified Entities Party Thereto(26)
10.74
Second Amendment, dated as of May 28, 2010, to the ISDA Master Agreement, dated as of September 22, 2009, among Sempra Energy Trading LLC, MXenergy Electric Inc. and the Specified Entities Party Thereto(26)
10.75
First Amendment, dated as of May 28, 2010, to the Guarantee and Collateral Agreement, dated as of September 22, 2009, among MXenergy Holdings Inc., MXenergy Electric Inc., MXenergy Inc. and the Other Parties Thereto, as Grantors, and Sempra Energy Trading LLC, as Secured Party(26)
12	Statement Regarding Computation of Ratios*
21	Subsidiaries of MXenergy Holdings Inc.*
23.1	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)*
23.2	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm*
25.1	Statement of Eligibility of Law Debenture Trust Company of New York, as Trustee, on Form T-1*
99.1	Form of Letter of Transmittal*

*
Filed herewith.

†
Pursuant to Securities and Exchange Commission Release No. 33-8238, this certification will be treated as "accompanying" this Registration Statement on Form S-4 and not "filed" as part of such report for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of Section 18 of the Securities Exchange Act of 1934 and this certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the registrant specifically incorporates it by reference.

#
Material compensation contract.

(1)
Filed with the Company's Registration Statement on Form S-4 (File No. 333-138425) declared effective on April 30, 2007.

(2)
Filed with the Company's Current Report on Form 8-K filed on November 14, 2007.

(3)
Filed with the Company's Current Report on Form 8-K filed on August 7, 2007.

(4)
Filed with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

(5)
Filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2007.

(6)
Filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008.

(7)
Filed with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

(8)
Filed with the Company's Current Report on Form 8-K filed on August 1, 2008.

(9)
Filed with the Company's Current Report on Form 8-K filed on October 2, 2008.

(10)
Filed with the Company's Current Report on Form 8-K filed on November 12, 2008.

(11)
Filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008.

(12)
Filed with the Company's Current Report on Form 8-K filed on March 18, 2009.

(13)
Filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009.

(14)
Filed with the Company's Current Report on Form 8-K filed on June 3, 2009.

(15)
Filed with the Company's Current Report on Form 8-K filed on June 12, 2009.

(16)
Filed with the Company's Current Report on Form 8-K filed on June 18, 2009.

(17)
Filed with the Company's Current Report on Form 8-K filed on August 3, 2009.

(18)
Filed with the Company's Current Report on Form 8-K filed on August 18, 2009.

(19)
Filed with the Company's Current Report on Form 8-K filed on September 3, 2009.

(20)
Filed with the Company's Current Report on Form 8-K filed on September 16, 2009.

(21)
Filed with the Company's Current Report on Form 8-K filed on September 28, 2009.

(22)
Filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2009.

(23)
Filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010.

(24)
Filed with the Company's Current Report on Form 8-K filed on May 27, 2010.

(25)
Filed with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

(26)
Filed with the Company's Current Report on Form 8-K filed on June 3, 2010.

(27)
Filed with the Company's Current Report on Form 8-K filed on July 28, 2010.